   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1998



                                                      REGISTRATION NO. 333-60853

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                SPX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     3429                                    38-1016240
     (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
                                                         CLASSIFICATION
      INCORPORATION OR ORGANIZATION)                      CODE NUMBER)                           IDENTIFICATION NO.)

                            700 TERRACE POINT DRIVE
                         MUSKEGON, MICHIGAN 49443-3301
                                 (616) 724-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          CHRISTOPHER J. KEARNEY, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                SPX CORPORATION
                            700 TERRACE POINT DRIVE
                         MUSKEGON, MICHIGAN 49443-3301
                                 (616) 724-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:


           AVIVA DIAMANT, ESQ.                       JOANNE L. BOBER, ESQ.                      ERIC S. ROBINSON, ESQ.
 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON    SENIOR VICE PRESIDENT, GENERAL COUNSEL         WACHTELL, LIPTON, ROSEN & KATZ
            ONE NEW YORK PLAZA                           AND SECRETARY                           51 WEST 52ND STREET
         NEW YORK, NEW YORK 10004                  GENERAL SIGNAL CORPORATION                  NEW YORK, NEW YORK 10019
              (212) 859-8000                  ONE HIGH RIDGE PARK, P.O. BOX 10010                   (212) 403-1000
                                                  STAMFORD, CONNECTICUT 06904
                                                         (203) 329-4100


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of General Signal Corporation ("General Signal") with and into SAC Corp., pursuant to the Agreement and Plan of Merger, dated as of July 19, 1998, among those two parties and SPX Corporation ("SPX"), described in the enclosed Joint Proxy Statement/Prospectus, have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
         TITLE OF EACH CLASS                 AMOUNT        PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
            OF SECURITIES                     TO BE            OFFERING            AGGREGATE             REGISTRATION
           TO BE REGISTERED                REGISTERED       PRICE PER SHARE      OFFERING PRICE              FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $10.00, of
 SPX..................................    18,390,362(1)           N/A           $908,401,685(2)       $267,978.50(2)(3)
--------------------------------------------------------------------------------------------------------------------------
Rights to Purchase Preferred
  Stock(4)............................     18,390,362             N/A                 N/A                    N/A
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------



(1) Represents the sum of 43,549,020 shares of common stock of General Signal (the "General Signal Common Stock") outstanding on August 28, 1998 (exclusive of restricted shares to be exchanged for a cash payment by General Signal immediately prior to the Merger), plus 384,000 shares of General Signal Common Stock (representing a portion of General Signal's stock options exercisable and restricted shares vesting prior to the effective time of the Merger), multiplied by the exchange ratio of 0.4186.


(2) Pursuant to Rules 457(f)(1) and (3) and 457(c) of the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the registration fee was computed on the basis of the average of the high and low prices of General Signal Common Stock as reported on the New York Stock Exchange, Inc. Composite Tape on August 5, 1998 (with respect to 18,227,270 shares) and August 31, 1998 (with respect to 163,092 shares), in each case, less the amount of cash to be paid by SPX in connection with the Merger.


(3) Of this amount, $265,737.24 was paid on August 6, 1998 and $2,241.26 is being paid herewith.


(4) Associated with the Common Stock of SPX are rights to purchase Series A Junior Participating Preferred Stock of SPX that will not be exercisable or evidenced separately from the Common Stock of SPX prior to the occurrence of certain events.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[SPX CORP. LOGO]

                              700 Terrace Point Drive         Phone 616-724-5000


                              P.O. Box 3301        Fax 616-724-5720


                              Muskegon, MI 49443-3301



                              September 3, 1998


Fellow Stockholders:


     You are cordially invited to attend a Special Meeting of Stockholders of SPX Corporation on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 27th Floor, New York, New York.


     On July 19, 1998, SPX and General Signal Corporation entered into an Agreement and Plan of Merger providing for SPX to acquire General Signal. The acquisition will be accomplished by the merger of General Signal into a wholly owned subsidiary of SPX. In the Merger, stockholders of General Signal will receive, for each of their General Signal shares, at their election, either (i)
0.6977 of a share of SPX Common Stock or (ii) $45.00 in cash, without interest, or (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest, subject to proration to ensure that 60% of the outstanding General Signal shares are exchanged for SPX Common Stock and 40% of the outstanding General Signal shares are exchanged for cash. Immediately after the Merger, stockholders of General Signal will own approximately 60% and stockholders of SPX will own approximately 40% of SPX.


     At the Special Meeting, you and the other stockholders of SPX are being asked to vote on the approval of the issuance by SPX of shares of its Common Stock in the Merger. In addition, you and other stockholders are being asked to approve the amendment of SPX's 1992 Stock Compensation Plan to increase the number of shares of SPX Common Stock that may be issued under this plan. Approval of each of the proposals requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. THE SPX BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.


     I am pleased you have chosen to invest in SPX Corporation. I urge you to vote, sign and date the enclosed proxy card and return it in the enclosed business reply envelope, even if you plan to attend the Special Meeting. No postage is required if mailed in the United States. Your vote is important, and voting by proxy will ensure your representation at the Special Meeting even if you cannot attend in person.

     The Merger, the Merger Agreement and the proposal you are voting on are more fully described in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully. If you have any questions or require additional information about the Special Meeting or the Merger, please call D.F. King & Co., Inc., our proxy solicitor/information agent, at (800) 628-8510.

                                          Sincerely,

                                          /s/ JOHN B. BLYSTONE
                                          John B. Blystone
                                          Chairman, President and
                                          Chief Executive Officer

                                [SPX Corp LOGO]


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON OCTOBER 5, 1998


To the Stockholders of
SPX Corporation:


     Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of SPX Corporation, a Delaware corporation ("SPX"), will be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 27th Floor, New York, New York, to consider and vote upon the following:



          1. To approve the issuance of shares of common stock, par value $10.00 per share, of SPX (the "SPX Common Stock") in the merger (the "Merger") of General Signal Corporation ("General Signal") with and into SAC Corp., a wholly owned subsidiary of SPX ("MergerSub"), in accordance with the Agreement and Plan of Merger, dated as of July 19, 1998 (the "Merger Agreement"), among SPX, MergerSub and General Signal (the "SPX Proposal"); and



          2. To approve an amendment of SPX's 1992 Stock Compensation Plan to increase the number of shares of SPX Common Stock available for issuance thereunder by 1.1 million to 3.0 million (the "SPX Plan Amendment Proposal").



     Stockholders of SPX of record at the close of business on August 28, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any and all adjournments or postponements thereof. Reference is made to the attached Joint Proxy Statement/Prospectus for a more complete description of the Merger Agreement and the transactions contemplated thereby, including the Merger, and of the SPX Plan Amendment Proposal. A complete list of the holders of record of SPX Common Stock entitled to vote at the Special Meeting will be open to examination, during ordinary business hours, at SPX's corporate headquarters, for the ten days preceding the Special Meeting, and at the Special Meeting, by any stockholder for any purpose germane to the Special Meeting.


     It is important that your shares of SPX Common Stock be represented at the Special Meeting, regardless of the number of shares you hold. You are urged to specify your voting preference by completing, dating and signing the enclosed proxy card and returning it in the enclosed business reply envelope. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendation of the Board of Directors of SPX, all you need to do is date and sign the proxy card and return it in the enclosed envelope. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to ensure that all of your shares are voted.


     If your shares are not registered in your own name and you plan to attend the Special Meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on August 28, 1998 and bring that evidence to the Special Meeting. Please complete, sign and return your proxy card whether or not you plan to attend the Special Meeting.


                                      By order of the Board of Directors,

                                      /s/ CHRISTOPHER J. KEARNEY
                                      Christopher J. Kearney
                                      Vice President, Secretary and General
                                      Counsel


September 3, 1998



     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE SPX PROPOSAL AND THE SPX PLAN AMENDMENT PROPOSAL, EACH OF WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE SPX PROPOSAL AND THE SPX PLAN AMENDMENT PROPOSAL. YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE ANY PREVIOUSLY SUBMITTED PROXY CARD AND VOTE IN PERSON.

                              GENERAL SIGNAL LOGO



                                                  September 3, 1998


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of General Signal Corporation to be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at General Signal's headquarters, One High Ridge Park, Stamford, Connecticut.


     At the Special Meeting, you will be asked to consider and vote upon the proposed merger of General Signal into a subsidiary of SPX Corporation pursuant to a Merger Agreement that General Signal entered into on July 19, 1998. SPX is a diversified servicer and manufacturer of tools, equipment and components for the global motor vehicle industry, and has an excellent record of enhancing stockholder value in recent years.

     In the Merger, each of your shares of General Signal Common Stock will be exchanged for, at your election, either (1) 0.6977 of a share of SPX Common Stock or (2) $45.00 in cash, without interest, or (3) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest, and subject to proration to ensure that 60% of the outstanding General Signal shares are exchanged for SPX Common Stock and 40% of the outstanding General Signal shares are exchanged for cash. Immediately after the Merger, stockholders of General Signal will own approximately 60% and stockholders of SPX will own approximately 40% of SPX.


     After careful consideration, the Board of Directors has unanimously determined that the Merger is advisable and fair to, and in the best interests of, General Signal and its stockholders. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF GENERAL SIGNAL VOTE "FOR" ITS APPROVAL AND ADOPTION AT THE SPECIAL MEETING.


     Enclosed is a Joint Proxy Statement/Prospectus which contains historical and pro forma financial information concerning General Signal and SPX, a detailed description of the Merger and the background of the transaction, and a complete copy of the Merger Agreement. I urge you to review these materials carefully.


     Because of the significance of the proposed Merger to the future of General Signal, your participation in the Special Meeting, in person or by proxy, is especially important. IF YOU ABSTAIN OR FAIL TO VOTE AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER. ACCORDINGLY, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD PROMPTLY AND MAIL IT IN THE POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and vote your shares in person.


                                          Sincerely,

                                          /s/ MICHAEL D. LOCKHART
                                          Michael D. Lockhart
                                          Chairman, President
                                          and Chief Executive Officer

                           GENERAL SIGNAL CORPORATION


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 5, 1998


To the Stockholders of General Signal Corporation:


     Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of General Signal Corporation, a New York corporation ("General Signal"), will be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at General Signal's headquarters, One High Ridge Park, Stamford, Connecticut for the purpose of considering and voting upon approval and adoption of an Agreement and Plan of Merger, dated as of July 19, 1998 (the "Merger Agreement"), among SPX Corporation ("SPX"), SAC Corp., a wholly owned subsidiary of SPX ("MergerSub"), and General Signal, pursuant to which General Signal will be merged with and into MergerSub (the "Merger") and the separate corporate existence of General Signal will cease.


     Enclosed with this Notice of Special Meeting is a Joint Proxy Statement/Prospectus containing a more complete description of the Merger Agreement and the transactions contemplated thereby, including the Merger. Stockholders are urged to read the Joint Proxy Statement/Prospectus carefully.


     Only stockholders of record at the close of business on August 28, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any and all adjournments or postponements thereof. The affirmative vote of holders of two-thirds of the shares of General Signal Common Stock outstanding and entitled to vote is required for approval and adoption of the Merger Agreement.



     It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. IF YOU ABSTAIN OR FAIL TO VOTE AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT. ACCORDINGLY, YOU ARE URGED TO SPECIFY YOUR VOTING PREFERENCE BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE. No postage is required if mailed in the United States. If you wish to vote in accordance with the recommendation of the General Signal Board of Directors, all you need to do is date and sign the proxy card and return it in the enclosed envelope. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to ensure that all of your shares are voted. Returning the proxy card does not deprive you of your right to attend the Special Meeting and vote your shares in person.



     If your shares are not registered in your own name and you plan to attend the Special Meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on August 28, 1998 and bring that evidence to the Special Meeting.


     Please complete and return your proxy card whether or not you plan to attend the Special Meeting.


     ELECTION OF MERGER CONSIDERATION. Pursuant to the Merger Agreement, each General Signal stockholder will be entitled to receive, at his or her election but subject to the limitations and proration procedures set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus, for each share of common stock of General Signal, either (i) 0.6977 of a share of common stock, par value $10.00 per share, of SPX ("SPX Common Stock"); or (ii) $45.00 in cash, without interest; or (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest. A form of election for specifying the form of consideration you would like to receive in exchange for your shares (the "Form of Election") will be sent to you shortly in a separate mailing. The Form of Election includes a letter of transmittal and instructions for transmitting stock certificates representing your General Signal shares and a return envelope. Elections may only be made by delivering the Form of Election and other required material set forth in the Form of Election (as more fully described in the accompanying Joint Proxy Statement/Prospectus) with receipt by The Bank of New York, which has been designated as the Exchange Agent, no later than 5:00 p.m. (Eastern Time) on October 2, 1998, the last business day before the Special Meeting (the "Election Deadline"). BECAUSE ELECTIONS MUST BE MADE PRIOR TO THE SPECIAL MEETING, REGARDLESS OF HOW YOU INTEND TO VOTE WITH RESPECT TO THE MERGER AGREEMENT, YOU ARE URGED TO COMPLETE AND SIGN THE FORM OF ELECTION AND RETURN

IT AND THE OTHER REQUIRED MATERIAL SET FORTH IN THE FORM OF ELECTION AS PROMPTLY AS POSSIBLE AND IN ANY EVENT PRIOR TO THE ELECTION DEADLINE.


                                       By order of the Board of Directors,

                                       /s/ JOANNE L. BOBER
                                       Joanne L. Bober
                                       Senior Vice President,
                                       General Counsel and Secretary


September 3, 1998


     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT, WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE SHARES OF GENERAL SIGNAL COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT. YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE ANY PREVIOUSLY SUBMITTED PROXY CARD AND VOTE IN PERSON.

                                SPX CORPORATION


                                      AND

                           GENERAL SIGNAL CORPORATION

                             JOINT PROXY STATEMENT


                                      FOR


                        SPECIAL MEETINGS OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 5, 1998

                            ------------------------

                                SPX CORPORATION
                                   PROSPECTUS
                            ------------------------


     This Joint Proxy Statement/Prospectus constitutes the proxy statement of each of SPX Corporation, a Delaware corporation ("SPX"), and General Signal Corporation, a New York corporation ("General Signal"), relating to the solicitation of proxies for use at the special meetings of stockholders of each of SPX and General Signal scheduled to be held on Monday, October 5, 1998, and at any adjournments or postponements thereof (respectively, the "SPX Special Meeting" and the "General Signal Special Meeting" and, collectively, the "Special Meetings"). This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of July 19, 1998 (the "Merger Agreement"), among SPX, SAC Corp., a Delaware corporation and a wholly owned subsidiary of SPX ("MergerSub"), and General Signal, pursuant to which General Signal will merge with and into MergerSub (the "Merger"), with MergerSub surviving as a wholly owned subsidiary of SPX (that company after the Merger is sometimes referred to herein as the "Surviving Corporation").



     In the Merger, each General Signal stockholder will be entitled to receive, at his or her election but subject to the limitations and proration procedures described in this Joint Proxy Statement/Prospectus and as set forth in the Merger Agreement, for each share of common stock, par value $1.00 per share, of General Signal ("General Signal Common Stock") held by such stockholder, EITHER
(i) 0.6977 of a share of common stock, par value $10.00 per share, of SPX ("SPX Common Stock"); OR (ii) $45.00 in cash, without interest; OR (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest (the "Merger Consideration"), provided that only 40% of the outstanding shares of General Signal Common Stock will be exchanged for cash and only 60% of the outstanding shares of General Signal Common Stock will be exchanged for shares of SPX Common Stock. Cash will be paid in lieu of any fractional share of SPX Common Stock. Unless the context otherwise requires, all references to General Signal Common Stock include the associated General Signal Rights (as hereinafter defined) and all references to SPX Common Stock include the associated SPX Rights (as hereinafter defined). The SPX Common Stock and the General Signal Common Stock are each listed for trading on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Exchange, Inc. (the "PE"). The SPX Common Stock is listed under the symbol "SPW" and the General Signal Common Stock is listed under the symbol "GSX." On July 17, 1998, the last trading day before public announcement of the Merger Agreement, the closing price of a share of SPX Common Stock on the NYSE Composite Tape was $64.50, and the closing price of a share of General Signal Common Stock on the NYSE Composite Tape was $37.625. On September 2, 1998, the last trading day before the date of this Joint Proxy Statement/Prospectus, the closing price of a share of SPX Common Stock on the NYSE Composite Tape was $48.4375. Stockholders of SPX and General Signal are urged to obtain current market information with respect to SPX Common Stock and General Signal Common Stock.

                                                   (Continued on following page)


     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of each of SPX and General Signal on or about September 4, 1998.



     SEE "RISK FACTORS" BEGINNING ON PAGE 26 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS OF EACH OF SPX AND GENERAL SIGNAL IN CONNECTION WITH THE MERGER.

                            ------------------------

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
  ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


    The date of this Joint Proxy Statement/Prospectus is September 3, 1998.

(Continued from previous page)


     As a result of and immediately following the Merger, the General Signal stockholders immediately prior to the Merger will hold approximately 60%, and the SPX stockholders immediately prior to the Merger will hold approximately 40%, of the shares of SPX Common Stock outstanding immediately following the Merger. The shares of SPX Common Stock to be issued in the Merger will be authorized for listing, subject to official notice of issuance, on the NYSE and the PE.



     A form of election and letter of transmittal, with instructions (collectively, the "Form of Election"), for making an election with respect to the type of consideration to be received in the Merger (an "Election") and transmitting stock certificates representing shares of General Signal Common Stock ("Stock Certificates") together with a return envelope, will shortly be sent to General Signal stockholders who are stockholders of record as of August 28, 1998. Persons who become stockholders of record after that date may obtain a Form of Election from D.F. King & Co., Inc., which has been designated as the Information Agent (the "Information Agent"), by calling (800) 628-8510 or from The Bank of New York, which has been designated as the Exchange Agent (the "Exchange Agent"), by calling (800) 507-9357. GENERAL SIGNAL STOCKHOLDERS ARE URGED TO COMPLETE AND SIGN THE FORM OF ELECTION AND RETURN IT AND THE OTHER REQUIRED MATERIAL SET FORTH IN THE FORM OF ELECTION WITH RECEIPT BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. (EASTERN TIME) ON OCTOBER 2, 1998 (THE "ELECTION DEADLINE"). General Signal stockholders who fail to return a Form of Election and the other required material prior to the Election Deadline will not be entitled to elect from among the alternative forms of Merger Consideration and will receive cash, SPX Common Stock, or a combination of cash and SPX Common Stock as determined in accordance with the Merger Agreement. See "The Merger Agreement -- Elections." A copy of the Merger Agreement is attached hereto as Appendix A.



     The consummation of the Merger is subject to (i) the approval of the issuance by SPX of shares of SPX Common Stock in the Merger in accordance with the terms of the Merger Agreement (the "SPX Proposal") by the affirmative vote of the holders of a majority of the votes cast at the SPX Special Meeting; (ii) the approval and adoption of the Merger Agreement (the "General Signal Proposal") by the affirmative vote of the holders of two-thirds of the outstanding shares of General Signal Common Stock; and (iii) certain other conditions. See "The Merger Agreement -- Conditions." At the SPX Special Meeting, stockholders of SPX will also be asked to approve an amendment of SPX's 1992 Stock Compensation Plan (as amended and restated, the "1992 Plan") to increase the shares of SPX Common Stock available for issuance thereunder by 1.1 million to 3.0 million (the "SPX Plan Amendment Proposal"). See "Amendment of the SPX Corporation 1992 Stock Compensation Plan."



     This Joint Proxy Statement/Prospectus also constitutes the prospectus of SPX with respect to the SPX Common Stock to be issued to the General Signal stockholders in the Merger. A registration statement on Form S-4 (the "Registration Statement") has been filed by SPX with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to these shares of SPX Common Stock. Based on the 43,549,020 shares of General Signal Common Stock outstanding as of August 28, 1998 (exclusive of Restricted Shares (as defined herein), which will be canceled in exchange for a cash payment of $45.00 per share immediately prior to the Merger) and the exchange ratio of 0.4186 (or 60% of 0.6977) pursuant to the Merger Agreement, SPX will issue approximately 18,229,620 shares of SPX Common Stock in the aggregate to the General Signal stockholders in the Merger.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPX OR GENERAL SIGNAL. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................    1
INCORPORATION OF DOCUMENTS BY REFERENCE.....................    1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................    2
SUMMARY.....................................................    3
  The Companies.............................................    3
  Special Meetings..........................................    4
     Date, Time and Place...................................    4
     Purpose of the Special Meetings........................    4
     Record Dates; Shares Entitled to Vote..................    4
     Quorum; Vote Required..................................    4
     Security Ownership of Management.......................    5
  The Merger and the Merger Agreement.......................    5
     General................................................    5
     Treatment of General Signal Options and Restricted
      Stock.................................................    5
     Reasons for the Merger; Recommendations of the
      Boards................................................    6
     Opinion of SPX's Financial Advisor.....................    6
     Opinion of General Signal's Investment Banker..........    6
     Accounting Treatment...................................    6
     Federal Income Tax Consequences........................    7
     Governance Following the Merger........................    7
     Interests of Certain Persons in the Merger.............    7
     Conditions; Effective Time of the Merger...............    7
     Form of Merger Consideration; Election Procedures......    8
     No Dissenters' Rights..................................    9
     No Solicitation........................................   10
     Termination of the Merger Agreement....................   10
     Termination Fee; Reimbursement of Expenses.............   10
     Regulatory Approval....................................   11
     Comparative Stockholder Rights.........................   11
     Merger Financing.......................................   11
     Risk Factors...........................................   11
  Market Price and Dividend Information.....................   12
  Comparative Per Share Data................................   13
  Selected Historical Consolidated Financial Data of SPX....   14
  Selected Historical Consolidated Financial Data of General
     Signal.................................................   19
  Summary Selected Pro Forma Condensed Combined Financial
     Data of SPX and General Signal.........................   23
RISK FACTORS................................................   26
  Fixed Exchange Ratio Despite Change in Relative Stock
     Prices.................................................   26
  Federal Income Tax Consequences...........................   26
  Leverage..................................................   27
  Uncertainties in Integrating Business Operations and
     Achieving Cost Savings; Potential Charges to
     Earnings...............................................   27
  Dependence on Key Personnel...............................   28
  Reliance on Major Customers of SPX........................   28
  Cyclical Nature of Automotive Industry....................   28
  Significance of Goodwill..................................   28
  Equity Dilution of Current SPX Stockholders...............   29

  Absence of Dividends..................................................    29
  Year 2000 Costs.......................................................    29
  Environmental Liabilities.............................................    30
  Anti-Takeover Effects of Certain Charter,
    By-Law and Statutory Provisions.....................................    31
THE SPECIAL MEETINGS....................................................    32
  General...............................................................    32
  Record Date; Quorum and Required Vote.................................    32
  Proxies...............................................................    33
  General Signal Confidential Voting Policy.............................    34
  Solicitation of Proxies...............................................    34
  No Dissenters' Rights.................................................    34
THE COMPANIES...........................................................    35
THE MERGER..............................................................    36
  General...............................................................    36
  Background of the Merger..............................................    36
  Reasons for the Merger; Recommendations of the Boards.................    37
  Opinion of SPX's Financial Advisor....................................    40
  Opinion of General Signal's Investment Banker.........................    45
  Accounting Treatment..................................................    49
  Board and Management Following the Merger.............................    49
  Regulatory Approvals..................................................    50
  Interests of Certain Persons in the Merger............................    50
  No Dissenters' Rights.................................................    52
  Stock Exchange Listings...............................................    52
  Delisting and Deregistration of the General Signal Common Stock.......    52
  Treatment of General Signal Stock Certificates........................    52
  Amendment of General Signal Rights Agreement..........................    53
  Merger Financing......................................................    53
THE MERGER AGREEMENT....................................................    54
  The Merger............................................................    54
  Conversion of Securities..............................................    54
  Elections.............................................................    54
  Election Procedure....................................................    56
  Payment of Merger Consideration; Exchange of Certificates.............    57
  Corporate Organization and Governance.................................    59
  Representations and Warranties........................................    59
  Certain Covenants.....................................................    59
  Conditions............................................................    63
  Termination...........................................................    63
  Termination Fee; Reimbursement of Expenses............................    64
  Expenses..............................................................    64
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER...................    65
  Only Shares of SPX Common Stock Received..............................    65
  Only Cash Received....................................................    65
  Shares of SPX Common Stock and Cash Received..........................    66
  Fractional Shares.....................................................    68
AMENDMENT OF THE SPX CORPORATION 1992 STOCK COMPENSATION PLAN...........    68
  General...............................................................    68
  SPX Plan Amendment Proposal...........................................    68

  The 1992 Plan..........................................................    69
COMPARISON OF RIGHTS OF STOCKHOLDERS OF SPX AND GENERAL SIGNAL...........    73
  Special Meetings of Stockholders.......................................    73
  Number of Directors....................................................    74
  Classification of Directors............................................    74
  Removal of Directors...................................................    74
  Filling Vacancies on the Board of Directors............................    75
  Preemptive Rights......................................................    75
  Corporate Action Without a Stockholders' Meeting.......................    75
  Dividends..............................................................    75
  Amendment of Certificate of Incorporation..............................    76
  Amendment of By-Laws...................................................    76
  Stockholder Proposal Procedures........................................    76
  Advance Notice of Stockholder Nominations of Directors.................    77
  Indemnification........................................................    78
  Limitation of Liability................................................    79
  Business Combinations with Substantial Stockholders....................    79
  Business Combination Statutes..........................................    81
  Stockholder Rights Plan................................................    82
  Consideration of Non-Stockholder Constituencies........................    83
MARKET PRICE AND DIVIDEND INFORMATION....................................    84
BENEFICIAL OWNERSHIP OF SPX COMMON STOCK.................................    85
BENEFICIAL OWNERSHIP OF GENERAL SIGNAL COMMON STOCK......................    86
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPX...................    88
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GENERAL SIGNAL........    93
PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF SPX AND GENERAL SIGNAL....    97
PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF SPX......................   106
PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF GENERAL SIGNAL...........   108
EXPERTS..................................................................   110
LEGAL MATTERS............................................................   110
STOCKHOLDER PROPOSALS....................................................   110


APPENDICES:

A -- Merger Agreement

B -- Opinion of Stern Stewart & Co.


C -- Opinion of Lazard Freres & Co. LLC



D -- SPX Corporation 1992 Stock Compensation Plan (as amended through August 26,
1998)

                             AVAILABLE INFORMATION

     SPX and General Signal are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by SPX or General Signal with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. SPX and General Signal are electronic filers with the Commission, which maintains a website containing reports, proxy and other information statements at the following location: http: //www.sec.gov. The shares of SPX Common Stock are listed on the NYSE and the PE under the symbol "SPW." The shares of General Signal Common Stock are listed on the NYSE and the PE under the symbol "GSX." The periodic reports, proxy statements and other information filed by SPX and General Signal with the Commission may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of the PE at 301 Pine Street, San Francisco, California 94104.

     This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement filed with the Commission by SPX, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and the exhibits thereto for further information. Exhibits to the Registration Statement that are omitted from this Joint Proxy Statement/Prospectus may also be obtained at the Commission's World Wide Web site described above. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and readers are referred to the copy so filed for more detailed information, each such statement being qualified in its entirety by such reference.

     Each of SPX and General Signal has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to SPX and General Signal, respectively, and SPX has supplied all information contained in this Joint Proxy Statement/Prospectus relating to MergerSub.


     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF SPX COMMON STOCK OR GENERAL SIGNAL COMMON STOCK TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS BEING SENT, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO SPX, CHRISTOPHER J. KEARNEY, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, 700 TERRACE POINT DRIVE, MUSKEGON, MICHIGAN 49443, TELEPHONE (616) 724-5000, AND, IN THE CASE OF DOCUMENTS RELATING TO GENERAL SIGNAL, JOANNE L. BOBER, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, P.O. BOX 10010, ONE HIGH RIDGE PARK, STAMFORD, CONNECTICUT 06904, TELEPHONE (203) 329-4100. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE APPROPRIATE SPECIAL MEETING.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:

SPX COMMISSION FILINGS (FILE NO. 1-06948)

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("SPX's 1997 Form 10-K");

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (the latter, "SPX's Second Quarter Form 10-Q");


     3. Current Reports on Form 8-K dated July 20, 1998 and August 14, 1998;


     4. Definitive Proxy Statement on Schedule 14A dated April 24, 1998; and

     5. The description of SPX's capital stock (and the SPX Rights) contained in SPX's Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.

GENERAL SIGNAL COMMISSION FILINGS (FILE NO. 1-00996)

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("General Signal's 1997 Form 10-K");

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (the latter, "General Signal's Second Quarter Form 10-Q");

     3. Current Report on Form 8-K dated July 23, 1998;

     4. Registration Statement on Form 8-A/A, Amendment No. 1 dated July 23, 1998; and

     5. Definitive Proxy Statement on Schedule 14A dated March 23, 1998.

     All reports and other documents filed by either SPX or General Signal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes the earlier statement. Any statement so modified shall not be deemed, except as so modified, to constitute a part of this Joint Proxy Statement/Prospectus, and any statement so superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


     This Joint Proxy Statement/Prospectus contains or incorporates by reference forward-looking statements, including information concerning possible or assumed future results of operations of SPX and General Signal, that are subject to risks and uncertainties. Such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors, including those set forth under "Risk Factors," "The Merger -- Background of the Merger," "The Merger -- Reasons for the Merger; Recommendations of the Boards," "The Merger -- Opinion of SPX's Financial Advisor" and "The Merger -- Opinion of General Signal's Investment Banker," and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. The following important factors, in addition to those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents which are incorporated herein by reference, could affect the future results of the industries in which SPX and General Signal operate in general, and SPX and/or General Signal in particular, and could cause future results to differ materially from those expressed in the forward-looking statements contained in this Joint Proxy Statement/Prospectus: the speed of integration of General Signal's and SPX's businesses; continued competitive pressures; success of current operating plans, research and development efforts and strategic initiatives; the effect of existing and future regulatory actions; changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of SPX's business; inflation; changes in costs of goods and services; economic conditions in general and in SPX's and General Signal's specific market areas; changes in federal, state, local or foreign government regulation; liability and other claims asserted against SPX or General Signal; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; potential labor disturbances; changes in acquisition and capital expenditure plans; and other factors referenced herein, or a significant delay in the expected closing of the Merger.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus and in the appendices hereto including, but not limited to, the Merger Agreement set forth as Appendix A hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Stockholders of SPX and General Signal are urged to read carefully this Joint Proxy Statement/Prospectus and the appendices hereto, and the documents incorporated by reference herein, in their entirety.

                                 THE COMPANIES

     SPX. SPX is a global provider of Vehicle Service Solutions to franchised dealers of motor vehicle manufacturers and independent service locations, Service Support to vehicle manufacturers, and Vehicle Components to the worldwide motor vehicle industry.


     SPX is comprised of two business segments. The Service Solutions segment includes operations that primarily design, manufacture and market a wide range of specialty service tools, equipment and services to the global motor vehicle industry. Major customers are franchised dealers of motor vehicle manufacturers, aftermarket vehicle service facilities and independent distributors. The Vehicle Components segment includes operations that primarily design, manufacture and market transmission and steering components for light- and heavy-duty vehicle markets, principally in North America and Europe. Major customers of this segment include vehicle manufacturers, other component manufacturers and the aftermarket.


     SPX was organized in 1911 under the laws of Michigan and reincorporated in Delaware in 1968. SPX was known as The Piston Ring Company until 1931, when it changed its name to Sealed Power Corporation. In 1988, it changed its name again to SPX Corporation. Today SPX is a multinational corporation with operations in 14 countries.


     SPX's corporate headquarters are located at 700 Terrace Point Drive, Muskegon, Michigan 49443-3301, telephone number (616) 724-5000. Its stock is traded on the NYSE and the PE under the symbol "SPW."



     General Signal. General Signal, incorporated in New York in 1904, is a manufacturer of equipment for the Process Controls, Electrical Controls and Industrial Technology industries. General Signal's key Process Controls industry products include mixers; valves for municipal water supply and wastewater treatment and for pulp, paper, food, pharmaceutical and chemical manufacturing; ultra low-temperature freezers for life science research; and furnaces. For the Electrical Controls industry, key products include uninterruptible power supply equipment, power transformers and fire detection systems. Products serving the Industrial Technology industry include auto and bicycle components, data networking equipment and fare collection and vending equipment.



     General Signal's principal executive offices are located at One High Ridge Park, Stamford, Connecticut 06904-2010, telephone number (203) 329-4100. Its stock is traded on the NYSE and the PE under the symbol "GSX."


     MergerSub. MergerSub is a wholly owned subsidiary of SPX, incorporated in Delaware in 1998 for the sole purpose of effecting transactions such as the one contemplated by the Merger Agreement. MergerSub has no assets or liabilities other than those arising out of the Merger Agreement. Prior to the consummation of the Merger, MergerSub will not engage in any activity other than activities related to the transactions contemplated by the Merger Agreement. MergerSub's principal executive offices are located at 700 Terrace Point Drive, Muskegon, Michigan 49443-3301, telephone number (616) 724-5000.

                                SPECIAL MEETINGS

DATE, TIME AND PLACE


     SPX. The SPX Special Meeting will be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 27th Floor, New York, New York. See "The Special Meetings -- General."



     General Signal. The General Signal Special Meeting will be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at General Signal's headquarters, One High Ridge Park, Stamford, Connecticut. See "The Special
Meetings -- General."


PURPOSE OF THE SPECIAL MEETINGS


     SPX. The purpose of the SPX Special Meeting is to consider and vote upon
(i) the SPX Proposal, namely, the proposal to approve the issuance of SPX Common Stock to the General Signal stockholders in the Merger in accordance with the terms of the Merger Agreement, and (ii) the SPX Plan Amendment Proposal, namely, the proposal to approve the amendment of the 1992 Plan to increase the number of shares of SPX Common Stock available for issuance thereunder by 1.1 million to
3.0 million. See "The Special Meetings -- General."


     General Signal. The purpose of the General Signal Special Meeting is to consider and vote upon the General Signal Proposal, namely, the proposal to approve and adopt the Merger Agreement. See "The Special Meetings -- General."

RECORD DATES; SHARES ENTITLED TO VOTE


     SPX. Only holders of record of shares of SPX Common Stock at the close of business on August 28, 1998 (the "SPX Record Date") are entitled to notice of, and to vote at, the SPX Special Meeting. As of the SPX Record Date, there were 12,352,077 shares of SPX Common Stock outstanding. Each share of SPX Common Stock will be entitled to one vote on each matter to be acted upon at the SPX Special Meeting. See "The Special Meetings -- Record Date; Quorum and Required Vote."



     General Signal. Only holders of record of shares of General Signal Common Stock at the close of business on August 28, 1998 (the "General Signal Record Date") are entitled to notice of, and to vote at, the General Signal Special Meeting. As of the General Signal Record Date, there were 43,709,142 shares of General Signal Common Stock outstanding. Each share of General Signal Common Stock will be entitled to one vote on each matter to be acted upon at the General Signal Special Meeting. See "The Special Meetings -- Record Date; Quorum and Required Vote."


QUORUM; VOTE REQUIRED


     SPX. Under SPX's By-Laws, the holders of one-third of the shares of SPX Common Stock outstanding and entitled to vote must be present in person or represented by proxy at the SPX Special Meeting in order for a quorum to be present. However, pursuant to the rules of the NYSE, on which the SPX Common Stock is listed, approval of the SPX Proposal and the SPX Plan Amendment Proposal will require that the total number of votes cast represent more than 50% of the outstanding shares of SPX Common Stock entitled to vote thereon at the SPX Special Meeting and that the respective proposals be approved by the affirmative vote of the holders of a majority of the votes cast at the SPX Special Meeting. An abstention with respect to the SPX Proposal or the SPX Plan Amendment Proposal, as the case may be, will have the same effect as a vote cast against such proposal. Brokers who hold shares of SPX Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Broker non-votes or any other failure to vote (other than an abstention) on the SPX Proposal or the SPX Plan Amendment Proposal, as the case may be, will have no effect on the outcome of the vote on such proposal. See "The Special Meetings -- Record Date; Quorum and Required Vote" and "The Special Meetings -- Proxies."

     General Signal. The presence in person or by proxy of holders of a majority of the total number of outstanding shares of General Signal Common Stock will constitute a quorum for the transaction of business at the General Signal Special Meeting. The affirmative vote of the holders of two-thirds of all votes entitled to be cast by the holders of General Signal Common Stock is required to approve the General Signal Proposal. Brokers who hold shares of General Signal Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Abstentions, broker non-votes or any other failure to vote on the General Signal Proposal will have the same effect as a vote cast against the General Signal Proposal. See "The Special Meetings -- Record Date; Quorum and Required Vote" and "The Special Meetings -- Proxies."


SECURITY OWNERSHIP OF MANAGEMENT


     As of the SPX Record Date, the directors and executive officers of SPX and their affiliates owned an aggregate of approximately 2.9% of the outstanding shares of SPX Common Stock. As of the General Signal Record Date, the directors and executive officers of General Signal and their affiliates owned an aggregate of approximately 0.4% of the outstanding shares of General Signal Common Stock. Each of the directors and executive officers of SPX and General Signal has advised the respective companies that he or she plans to vote or to direct the vote of all shares of SPX Common Stock or General Signal Common Stock, as the case may be, owned by him or her and entitled to vote in favor of the SPX Proposal, in the case of SPX, and in favor of the General Signal Proposal, in the case of General Signal.


                      THE MERGER AND THE MERGER AGREEMENT

GENERAL

     The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger") and a certificate of merger with the Department of State of the State of New York (the "New York Certificate of Merger" and, together with the Delaware Certificate of Merger, the "Certificates of Merger"). The filing of the Certificates of Merger will occur as soon as practicable following the satisfaction (or waiver, where legally permissible) of the conditions set forth in the Merger Agreement, including receipt of requisite regulatory and stockholder approvals. See "The Merger Agreement -- Conditions." In the Merger Agreement and herein, the time at which the Merger becomes effective is called the "Effective Time."


     At the Effective Time, General Signal will be merged with and into MergerSub, with MergerSub surviving the Merger as a wholly owned subsidiary of SPX. As a result of the Merger, each share of General Signal Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of the General Signal stockholder but subject to the limitations and proration procedures described in this Joint Proxy Statement/Prospectus and as set forth in the Merger Agreement, EITHER (i)
0.6977 of a share of SPX Common Stock, OR (ii) $45.00 in cash, without interest, OR (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest. Cash will be paid in lieu of any fractional share of SPX Common Stock. See "The Merger Agreement -- Conversion of Securities."


     The shares of SPX Common Stock issued to the General Signal stockholders in the Merger will constitute approximately 60% of the SPX Common Stock outstanding immediately following the Merger, and the SPX stockholders immediately prior to the Merger will hold approximately 40% of the shares of SPX Common Stock outstanding immediately following the Merger.

TREATMENT OF GENERAL SIGNAL OPTIONS AND RESTRICTED STOCK


     Subject to the consent of each holder thereof where required, immediately prior to the Effective Time, (i) each outstanding option to purchase shares of General Signal Common Stock (the "General Signal Options") granted on or prior to the date of the Merger Agreement pursuant to any of General Signal's stock option plans, whether or not vested or exercisable, will be canceled and, in respect thereof, the holder will receive a cash payment from General Signal equal to the number of shares of General Signal Common Stock then subject to the General Signal Option, whether or not vested or exercisable, multiplied by the excess of $45.00 over the per share exercise price thereof; and (ii) each outstanding restricted share of General Signal Common Stock granted on or prior to the date of the Merger Agreement pursuant to any of General Signal's stock option plans that, but for the effect on such shares of the General Signal Proposal, would be unvested as of the Effective Time (a "Restricted Share") will be canceled and, in respect thereof, the holder will receive a cash payment from General Signal in the amount of $45.00.


REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS


     SPX. THE BOARD OF DIRECTORS OF SPX (THE "SPX BOARD") BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF SPX AND THE SPX STOCKHOLDERS AND, ACCORDINGLY, BY UNANIMOUS VOTE OF THOSE PRESENT (ONE DIRECTOR HAVING BEEN UNABLE TO ATTEND THE BOARD MEETING) APPROVED THE MERGER AGREEMENT AND RESOLVED TO RECOMMEND THAT THE STOCKHOLDERS OF SPX VOTE "FOR" APPROVAL OF THE SPX PROPOSAL. For a detailed discussion of the matters and factors considered by the SPX Board in arriving at its conclusions, see "The Merger -- Background of the Merger" and "The Merger -- Reasons for the Merger; Recommendations of the Boards."



     General Signal. THE BOARD OF DIRECTORS OF GENERAL SIGNAL (THE "GENERAL SIGNAL BOARD") UNANIMOUSLY HAS DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, GENERAL SIGNAL AND THE GENERAL SIGNAL STOCKHOLDERS. ACCORDINGLY, THE GENERAL SIGNAL BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF GENERAL SIGNAL VOTE "FOR" ITS APPROVAL AND ADOPTION AT THE GENERAL SIGNAL SPECIAL MEETING. For a detailed discussion of the matters and factors considered by the General Signal Board in arriving at its conclusions, see "The Merger -- Background of the Merger" and "The Merger -- Reasons for the Merger; Recommendations of the Boards."


OPINION OF SPX'S FINANCIAL ADVISOR

     In determining whether to approve the Merger, the SPX Board considered an opinion from its financial advisor, Stern Stewart & Co. ("Stern Stewart"), as to the fairness to SPX of the aggregate consideration to be paid by SPX in the Merger. Stern Stewart is the originator of EVA(R) (a performance measure calculated as net operating profit after tax minus a charge for the cost of capital ("EVA")) as a financial management technique and had acted as consultant to senior management of SPX in introducing and implementing an EVA-based program at SPX. The Board of Directors of SPX received an oral opinion, subsequently confirmed in writing (the "Stern Stewart Opinion"), from Stern Stewart to the effect that, as of the date of such opinion, the aggregate consideration to be paid by SPX in the Merger was fair to SPX from a financial point of view. The Stern Stewart Opinion is attached as Appendix B to this Joint Proxy Statement/Prospectus. Stockholders are encouraged to read the Stern Stewart Opinion. See "The Merger -- Opinion of SPX's Financial Advisor."

OPINION OF GENERAL SIGNAL'S INVESTMENT BANKER


     In determining whether to approve the Merger, the General Signal Board considered an opinion from its investment banker, Lazard Freres & Co. LLC ("Lazard Freres"), as to the fairness to the stockholders of General Signal of the aggregate consideration to be received by them in the Merger. The General Signal Board received an oral opinion, subsequently confirmed in writing (the "Lazard Freres Opinion"), from Lazard Freres to the effect that, as of the date of such opinion, the aggregate consideration to be received by them in the Merger was fair to the General Signal stockholders from a financial point of view. The Lazard Freres Opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus. Stockholders are encouraged to read the Lazard Freres Opinion. See "The Merger -- Opinion of General Signal's Investment Banker."


ACCOUNTING TREATMENT

     The Merger will be treated as a reverse acquisition for accounting purposes. See "The Merger -- Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES

     The parties intend that the Merger be treated for federal income tax purposes as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the obligation of General Signal and SPX to consummate the Merger is conditioned (which condition SPX and General Signal have agreed will not be waived) on the receipt of opinions of their respective legal counsel, in each case dated as of the date the Merger is consummated, to the effect that the Merger will be treated as such. Assuming that the Merger constitutes such a reorganization, none of General Signal, SPX, or MergerSub will recognize any gain or loss as a result of the Merger. In addition, holders of shares of General Signal Common Stock who exchange their shares solely for shares of SPX Common Stock will not (other than with respect to the receipt of cash, if any, in lieu of fractional shares) recognize gain or loss in the Merger, and holders of shares of General Signal Common Stock who exchange their shares for cash or for SPX Common Stock and cash will recognize gain, if any, but not in excess of the amount of cash received, which may or may not qualify for capital gains treatment. See "Risk Factors" and "Certain Federal Income Tax Consequences of the Merger."

GOVERNANCE FOLLOWING THE MERGER

     At the Effective Time, the directors and officers of MergerSub immediately prior to the Effective Time will become the directors and officers, respectively, of the Surviving Corporation. See "The Merger -- Board and Management Following the Merger."

     Under the Merger Agreement, the SPX Board is required to take all action necessary to elect the following persons, who are currently serving on the General Signal Board, to the SPX Board as of the Effective Time: (i) Emerson U. Fullwood, who will be assigned to the class of directors whose term of office expires at SPX's first annual meeting of stockholders after the Effective Time, and (ii) H. Kent Bowen, who will be assigned to the class of directors whose term of office expires at SPX's second annual meeting of stockholders after the Effective Time. See "The Merger -- Board and Management Following the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the General Signal Board with respect to the Merger Agreement and the transactions contemplated thereby, the General Signal stockholders should be aware that certain members of the management of General Signal and the General Signal Board have certain interests in the Merger that are in addition to the interests of stockholders of General Signal generally. See "The Merger -- Interests of Certain Persons in the Merger" and "The Merger Agreement -- Certain Covenants -- Indemnification and Insurance."

CONDITIONS; EFFECTIVE TIME OF THE MERGER


     The obligations of SPX and General Signal to consummate the Merger are subject to the satisfaction (or waiver, where legally permissible) of certain conditions, including, among others, (i) obtaining requisite stockholder approvals; (ii) the listing on the NYSE, subject only to official notice of issuance, of the shares of SPX Common Stock to be issued in the Merger; (iii) the receipt of regulatory approvals required to consummate the transactions contemplated by the Merger Agreement and the expiration or termination of any statutory waiting period applicable to the consummation of the Merger; (iv) the absence of any Law or Decree (each term as defined in the Merger Agreement) promulgated by any Governmental Authority (as defined in the Merger Agreement) prohibiting or making illegal consummation of the Merger or the transactions contemplated by the Merger Agreement; (v) the absence of any breaches of any representations or warranties made in the Merger Agreement which in the aggregate have a Material Adverse Effect (as defined in the Merger Agreement) on General Signal or SPX; and (vi) the receipt of certain legal opinions with respect to the federal income tax consequences of the Merger. See "The Merger Agreement -- Conditions" and "Certain Federal Income Tax Consequences of the Merger."


     Subject to the satisfaction (or waiver, where legally permissible) of the conditions to the obligations of SPX and General Signal to consummate the Merger, it is currently expected that the Merger will be consummated immediately following the Special Meetings or as soon thereafter as all such conditions are satisfied (or waived, where legally permissible).

FORM OF MERGER CONSIDERATION; ELECTION PROCEDURES


     Subject to the limitations and proration procedures set forth below and elsewhere in this Joint Proxy Statement/Prospectus and in the Merger Agreement, each holder of shares of General Signal Common Stock immediately prior to the Effective Time will be entitled to make an Election, i.e. to elect to receive in respect of each of his or her shares of General Signal Common Stock EITHER (i)
0.6977 of a share of SPX Common Stock (a "Stock Election"), OR (ii) $45.00 in cash, without interest (a "Cash Election"), OR (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest (a "Mixed Election"), or to indicate that such holder has no preference as to the receipt of cash, SPX Common Stock or the combination thereof with respect to his or her shares of General Signal Common Stock (a "Non-Election").



     ALL ELECTIONS MUST BE MADE ON THE FORM OF ELECTION, WHICH WILL BE SENT SHORTLY AFTER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO THE GENERAL SIGNAL STOCKHOLDERS WHO ARE STOCKHOLDERS OF RECORD AS OF THE GENERAL SIGNAL RECORD DATE. PERSONS WHO BECOME GENERAL SIGNAL STOCKHOLDERS AFTER THAT DATE OR WHO OTHERWISE NEED COPIES OF THE FORM OF ELECTION MAY OBTAIN A FORM OF ELECTION FROM THE INFORMATION AGENT BY CALLING (800) 628-8510 OR FROM THE EXCHANGE AGENT BY CALLING (800) 507-9357. Non-Elections may be made on the Form of Election. In addition, a General Signal stockholder will be deemed to have made a Non-Election if the Form of Election and other documents are not timely returned or properly completed. See "The Merger Agreement -- Elections." Holders of record of shares of General Signal Common Stock who hold their shares of General Signal Common Stock in a representative capacity may submit multiple Forms of Election, provided that such representative certifies that each such Form of Election covers all shares of General Signal Common Stock held by such representative for a particular beneficial owner.



     IN ORDER TO MAKE AN ELECTION WITH RESPECT TO THE FORM OF MERGER CONSIDERATION TO BE RECEIVED IN THE MERGER, A HOLDER OF RECORD OF SHARES OF GENERAL SIGNAL COMMON STOCK (OR THE BENEFICIAL OWNER THEREOF THROUGH THE NOMINEE) MUST RETURN TO THE EXCHANGE AGENT, WITH RECEIPT BY THE EXCHANGE AGENT NO LATER THAN THE ELECTION DEADLINE (WHICH IS 5:00 P.M. (EASTERN TIME) ON OCTOBER 2, 1998), A FORM OF ELECTION FULLY COMPLETED AND SIGNED, AND ACCOMPANIED BY THE STOCK CERTIFICATES REPRESENTING THE SHARES OF GENERAL SIGNAL COMMON STOCK FOR WHICH THE ELECTION IS BEING MADE. If the Stock Certificates are not available at the time the Form of Election is sent to the Exchange Agent, the General Signal stockholder may instead provide a guarantee of delivery from a qualified financial institution (which in effect guarantees to SPX that the Stock Certificates will be delivered to the Exchange Agent) (a "Guarantee of Delivery") and must, within three NYSE trading days thereafter, deliver to the Exchange Agent the Stock Certificates representing the shares in respect of which an Election is being made. ANY GENERAL SIGNAL STOCKHOLDER WHO FAILS TO DELIVER A PROPERLY COMPLETED AND SIGNED FORM OF ELECTION AND HIS OR HER STOCK CERTIFICATES WITHIN THE REQUISITE PERIOD OF TIME WILL BE DEEMED TO HAVE MADE A NON-ELECTION.


     General Signal's stockholders should consider that stockholders receiving shares of SPX Common Stock in the Merger will receive, subject to the limitations and the proration procedures described in this Joint Proxy Statement/Prospectus, a number of shares of SPX Common Stock determined utilizing an exchange ratio of 0.6977 (in the case of stockholders making a Stock Election) and utilizing an exchange ratio of 0.4186 (in the case of stockholders making a Mixed Election) of a share of SPX Common Stock for each share of General Signal Common Stock. Because these exchange ratios were fixed based on a trading price per share of SPX Common Stock of $64.50 (the trading price on the last trading day prior to the public announcement of the transaction) and because the trading price of the SPX Common Stock is subject to fluctuation, the value of the shares of SPX Common Stock that holders of shares of General Signal Common Stock may receive in the Merger in respect of their shares of General Signal Common Stock, together with any cash they may receive, may be less than, greater than or equal to $45.00 per share.


     Under the terms of the Merger Agreement, only 40% of the outstanding shares of General Signal Common Stock will be exchanged for cash (the "Aggregate Cash Consideration"), and only 60% of the outstanding shares of General Signal Common Stock will be exchanged for SPX Common Stock (the

"Aggregate Stock Consideration"). The Merger Agreement provides for proration if either of the foregoing limitations would otherwise be exceeded as a result of the Elections made. Thus, if, as a result of the number of Cash Elections and Mixed Elections made, SPX would be required to exchange more than 40% of the outstanding shares of General Signal Common Stock for cash, then (i) every General Signal stockholder who made a Stock Election would receive 0.6977 of a share of SPX Common Stock per share for all of his or her shares of General Signal Common Stock, (ii) every stockholder who made (or is deemed to have made) a Non-Election would be treated as though he or she had made a Stock Election and would receive 0.6977 of a share of SPX Common Stock per share for all of his or her shares of General Signal Common Stock, (iii) each stockholder who made a Mixed Election would be treated as though he or she had made a Stock Election, and would receive 0.6977 of a share of SPX Common Stock per share, with respect to 60% of his or her shares, and would be treated as though he or she had made a Cash Election with respect to 40% of his or her shares, and (iv) each stockholder who made a Cash Election and each stockholder who made a Mixed Election, with respect to 40% of his or her shares, would receive a pro rata portion of the Aggregate Cash Consideration and a pro rata portion of the balance of the Aggregate Stock Consideration remaining after the distributions of SPX Common Stock described in clauses (i) through (iii) above. Similarly, if, as a result of the number of Stock Elections and Mixed Elections made, SPX would be required to exchange more than 60% of the outstanding shares of General Signal Common Stock for SPX Common Stock, then (i) every General Signal stockholder who made a Cash Election would receive $45.00 in cash per share, without interest, for all of his or her shares of General Signal Common Stock,
(ii) every stockholder who made (or is deemed to have made) a Non-Election would be treated as though he or she had made a Cash Election and would receive $45.00 in cash per share, without interest, for all of his or her shares of General Signal Common Stock, (iii) each stockholder who made a Mixed Election would be treated as though he or she had made a Cash Election, and would receive $45.00 per share, without interest, with respect to 40% of his or her shares, and would be treated as though he or she had made a Stock Election with respect to 60% of his or her shares, and (iv) each stockholder who made a Stock Election and each stockholder who made a Mixed Election, with respect to 60% of his or her shares, would receive a pro rata portion of the Aggregate Stock Consideration and a pro rata portion of the balance of the Aggregate Cash Consideration remaining after the distributions of cash described in clauses (i) through (iii) above.



     If neither the cash nor the stock limitation is exceeded, but not every stockholder of General Signal has made an Election, then each General Signal stockholder who did make an Election will have his or her Election honored, and the balance of the stockholders will share in the Aggregate Cash Consideration and Aggregate Stock Consideration remaining on a pro rata basis.



     Stockholders of General Signal should send a properly completed and signed Form of Election, together with their Stock Certificates or a Guarantee of Delivery of such Stock Certificates, as set forth in the Form of Election, to the Exchange Agent at the address set forth on the Form of Election. Shares for which a Form of Election and other required documents are not properly completed and received by the Exchange Agent prior to the Election Deadline will be deemed to be shares with respect to which a Non-Election has been made, and the form of Merger Consideration which holders of such shares will be entitled to receive will be determined by the provisions of the Merger Agreement.



     After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal (a "Letter of Transmittal") (with instructions) to any holders of record of General Signal Common Stock as of the Effective Time who did not send in a Form of Election and their Stock Certificates prior to the Election Deadline, for use in surrendering their Stock Certificates in exchange for the Merger Consideration to which they are entitled. See "The Merger -- Treatment of General Signal Stock Certificates" and "The Merger Agreement -- Exchange Procedures."


NO DISSENTERS' RIGHTS

     Holders of SPX Common Stock and General Signal Common Stock are not entitled to dissenters' rights in connection with the Merger.

NO SOLICITATION


     General Signal. General Signal has agreed, except as agreed by SPX, that it will not, and will not permit any of its subsidiaries or its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or furnish non-public information in furtherance of, any inquiries or the making of any proposal with respect to certain business combinations or certain other transactions involving General Signal, except that, at any time prior to the approval of the Merger by the General Signal stockholders, General Signal may furnish information to, and engage in discussions with, a third party with respect thereto if, but only if, the General Signal Board determines in good faith by a majority vote, after consultation with and receipt of advice from its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the General Signal Board under applicable law and, after consulting with its independent financial advisors, that such a proposal could reasonably be expected to lead to a "Superior Transaction" (as defined in the Merger Agreement). See "The Merger Agreement -- Certain Covenants -- No Solicitation of Transactions."



     SPX. SPX has agreed that it will not, and will not permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate any inquiries or the making of any proposal with respect to certain business combinations or certain other transactions involving SPX. See "The
Merger -- Certain Covenants -- No Solicitation of Transactions."


TERMINATION OF THE MERGER AGREEMENT


     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the General Signal Proposal by the General Signal stockholders or any approval of the SPX Proposal by the SPX stockholders): (i) by mutual written consent of SPX and General Signal, (ii) by either SPX or General Signal if the Merger has not been consummated by December 31, 1998 (but this right will not be available to any party whose failure to perform under the Merger Agreement resulted in the failure of the Merger to occur by that date), (iii) by SPX if the General Signal Board withdraws its recommendation of the Merger or changes it in a manner adverse to SPX, refuses to affirm its recommendation as promptly as practicable (but in any case within ten business days) after receipt of any written request from SPX which request is made on a reasonable basis, or recommends that General Signal enter into certain proposed business combinations, (iv) by General Signal if the SPX Board withdraws its recommendation of the Merger or changes it in a manner adverse to General Signal, refuses to affirm its recommendation as promptly as practicable (but in any case within ten business days) after receipt of any written request from General Signal which request is made on a reasonable basis, or recommends that SPX enter into certain proposed business combinations,
(v) by SPX or General Signal if at the General Signal Special Meeting the requisite vote of the General Signal stockholders to approve the General Signal Proposal is not obtained, (vi) by SPX or General Signal if at the SPX Special Meeting the requisite vote of the SPX stockholders to approve the SPX Proposal is not obtained, (vii) by SPX or General Signal if any Law or Decree prohibits or makes illegal the consummation of the Merger, or if any final non-appealable Decree enjoining SPX or General Signal from consummating the Merger is entered,
(viii) by SPX or General Signal if there is a material breach by the other party of its representations, warranties, covenants or agreements in the Merger Agreement, which breach would result in the failure to satisfy any of the conditions set forth in the Merger Agreement and which breach is not cured within 30 days after written notice thereof to the breaching party, and (ix) by General Signal in order to enter into a Superior Transaction, provided it has complied with the applicable provisions of the Merger Agreement and has paid any applicable fees and expenses. See "The Merger Agreement -- Termination" and "The Merger Agreement -- Termination Fee; Reimbursement of Expenses."


TERMINATION FEE; REIMBURSEMENT OF EXPENSES


     In connection with certain of the termination rights discussed above, General Signal may be obligated to pay SPX a termination fee of $60.0 million, or to pay $5.0 million in reimbursement of SPX's expenses, and to compensate SPX for fees incurred by SPX in connection with obtaining commitments for the financing of the Merger. In connection with other termination rights discussed above, SPX may be obligated to pay General

Signal a termination fee of $25.0 million, or to pay $5.0 million in reimbursement of General Signal's expenses. See "The Merger
Agreement -- Termination Fee; Reimbursement of Expenses."


REGULATORY APPROVAL


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), certain merger transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain applicable waiting periods have expired. The Merger is subject to the requirements of the HSR Act. Pursuant to the requirements of the HSR Act, SPX and General Signal filed Notification and Report Forms with respect to the Merger with the Antitrust Division and the FTC. On August 24, 1998, SPX and General Signal were notified by the FTC that the FTC had granted early termination, effective as of such date, of the HSR Act waiting period applicable to the Merger. SPX and General Signal are required to notify or obtain the consent of regulatory authorities in various foreign countries and are in the process of giving such notices and obtaining such consents. See "The Merger Agreement -- Regulatory Approvals."


COMPARATIVE STOCKHOLDER RIGHTS


     The rights of holders of General Signal Common Stock are currently governed by New York law, General Signal's Certificate of Incorporation and General Signal's By-Laws. If the Merger is consummated and becomes effective pursuant to the terms of the Merger Agreement, the rights of former General Signal stockholders who become stockholders of SPX pursuant to the Merger will be governed by Delaware law, SPX's Certificate of Incorporation and SPX's By-Laws. The rights of the SPX stockholders differ in certain respects from those of the General Signal stockholders. See "Comparison of Rights of Stockholders of SPX and General Signal."


MERGER FINANCING


     The total amount of cash and borrowings required to consummate the transactions contemplated by the Merger Agreement, including payment of the Aggregate Cash Consideration in the Merger, payments in respect of the General Signal Options and Restricted Shares, refinancing of existing indebtedness of SPX and General Signal, and transaction fees and expenses, is estimated to be approximately $1.5 billion. Pursuant to a commitment letter dated September 2, 1998 (the "Commitment Letter"), financing for the transactions contemplated by the Merger (the "Merger Financing") will be provided by The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") which will underwrite and syndicate a total of $1.65 billion of senior debt (the "Senior Facilities"), consisting of term loan facilities aggregating $1.4 billion (the "Term Loans") and a $250.0 million revolving credit facility (the "Revolving Credit Facility"), fully underwritten by Chase. See "The Merger Agreement -- Merger Financing."



     The Senior Facilities will be jointly and severally guaranteed by each of SPX's direct and indirect material domestic subsidiaries, subject to certain exceptions to be agreed upon, and will also be secured by a pledge of (i) the material assets of SPX and its direct and indirect material domestic subsidiaries and (ii) all of the capital stock of SPX's direct and indirect material subsidiaries, subject to certain limitations for foreign subsidiaries and certain exceptions to be agreed upon. Receipt of the Merger Financing is not a condition to SPX's obligation to consummate the Merger.


RISK FACTORS


     STOCKHOLDERS OF SPX AND GENERAL SIGNAL SHOULD CONSIDER CAREFULLY THE FACTORS DISCUSSED UNDER "RISK FACTORS" ON PAGE 26 IN EVALUATING THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The SPX Common Stock is listed and principally traded on the NYSE (under the symbol "SPW") and is also listed on the PE. The General Signal Common Stock is listed and principally traded on the NYSE (under the symbol "GSX") and is also listed on the PE. The following table sets forth the high and low trading prices per share of each of the SPX Common Stock and General Signal Common Stock for the periods indicated as reported on the NYSE Composite Tape, and the dividends declared per common share for such periods by SPX and General Signal:


                                       SPX COMMON STOCK              GENERAL SIGNAL COMMON STOCK
                                -------------------------------      ----------------------------
                                HIGH      LOW      DIVIDENDS(A)      HIGH      LOW      DIVIDENDS
                                ----      ---      ------------      ----      ---      ---------
1995
  First Quarter...............  $17 3/8   $14 1/4      $.10          $36 3/8   $31        $.24
  Second Quarter..............   15 1/8    10 3/4       .10           40        35 1/8     .24
  Third Quarter...............   16        11 1/8       .10           42 1/2    28         .24
  Fourth Quarter..............   17        14 1/8       .10           33 7/8    28         .24
1996
  First Quarter...............   18 1/8    13 5/8       .10           37 3/4    32         .24
  Second Quarter..............   27 1/8    18           .10           40 1/8    35 1/4     .24
  Third Quarter...............   31 5/8    21 5/8       .10           44 1/4    36 1/4     .24
  Fourth Quarter..............   40 1/2    26 7/8       .10           44 1/2    39 3/4     .255
1997
  First Quarter...............   49 3/4    37 3/8       .10           46 3/4    38 1/2     .255
  Second Quarter..............   70 5/8    41 7/8        --           46 3/4    36 1/8     .255
  Third Quarter...............   65 3/4    49            --           53        37 3/16    .255
  Fourth Quarter..............   70 3/8    58 7/16       --           44 7/8    36 5/8     .27
1998
  First Quarter...............   79 1/4    65 3/16       --           47 1/4    37 3/4     .27
  Second Quarter..............   77 15/16  63 5/8        --           46 15/16  35 13/16   .27
  Third Quarter (through
     September 2, 1998).......   66 3/4    48 5/16       --           42 13/16  35 9/16     --(b)


---------------

(a) In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock when deemed appropriate by management.



(b) General Signal has agreed in the Merger Agreement not to pay any further dividends prior to the Effective Time.



     On July 17, 1998, the last full trading day prior to the public announcement by SPX and General Signal of the execution of the Merger Agreement, the reported high and low sale prices and closing price per share of SPX Common Stock and General Signal Common Stock on the NYSE Composite Tape and per share of General Signal Common Stock on an equivalent share basis based on the Merger Consideration of $18.00 in cash and 0.4186 of a share of SPX Common Stock were as follows:


                                                        PER SHARE            PER EQUIVALENT SHARE
                                                   -----------------------   --------------------
                                                   HIGH    LOW       CLOSE   HIGH    LOW    CLOSE
                                                   ----    ---       -----   ----    ---    -----
SPX..............................................  $65 1/2 $64 7/16  $64 1/2 $--     $--    $--
General Signal...................................   38 3/8  36 1/4   37 5/8  45 7/16  45    45


     On September 2, 1998, the last full trading day prior to the date of this Joint Proxy Statement/ Prospectus, the reported closing price per share of SPX Common Stock and General Signal Common Stock on the NYSE Composite Tape were $48.4375 and $36.625, respectively. STOCKHOLDERS OF SPX AND GENERAL SIGNAL ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF SPX COMMON STOCK AND GENERAL SIGNAL COMMON STOCK.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)


     The following table presents historical and pro forma adjusted historical per share data of SPX, historical and pro forma adjusted historical per share data of General Signal and pro forma combined per share data as if the Merger had occurred as of January 1, 1997, assuming an exchange ratio of 0.4186 for all outstanding shares of General Signal Common Stock. The table also presents General Signal's pro forma equivalent per share data. See "Selected Historical Financial Data of SPX," "Selected Historical Financial Data of General Signal" and "Selected Pro Forma Condensed Combined Financial Data of SPX and General Signal" for additional information regarding this pro forma information. The pro forma combined per share data are intended for information purposes, and do not purport to represent what the combined entity's results of continuing operations would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period. Upon consummation of the Merger, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the date of the pro forma financial information and the date on which the Merger is consummated and thereafter, as well as the factors discussed under "Risk Factors."



                                                                                           GENERAL SIGNAL
                                                                              PRO FORMA      PRO FORMA
                                                SPX(a)   GENERAL SIGNAL(a)   COMBINED(b)   EQUIVALENT(c)
                                                ------   -----------------   -----------   --------------
Income (loss) per common share from continuing
  operations:
Basic:
  Six months ended June 30, 1998..............  $2.40         $ 1.20           $ 1.43          $0.60
  Year ended December 31, 1997................  (2.80)          2.22             0.09           0.04
Diluted:
  Six months ended June 30, 1998..............   2.33           1.19             1.42           0.59
  Year ended December 31, 1997................  (2.80)          2.21             0.08           0.03
Dividends per common share:(d)
  Six months ended June 30, 1998..............     --           0.54               --             --
  Year ended December 31, 1997................   0.10          1.035              .10           0.04
Book value per common share:
  June 30, 1998...............................  (3.27)         11.23            14.41           6.03
  December 31, 1997...........................  (3.63)         13.37            18.08           7.57


---------------
(a) The six-month and twelve-month information for SPX and General Signal represents SPX's and General Signal's historical information as of and for the six months ended June 30, 1998 and SPX's and General Signal's pro forma adjusted historical information as of and for the year ended December 31, 1997, respectively. See "Pro Forma Adjusted Historical Financial Data of SPX" and "Pro Forma Adjusted Historical Financial Data of General Signal."

(b) See "Pro Forma Condensed Combined Financial Data of SPX and General Signal."

(c) General Signal's pro forma equivalent per share information represents the pro forma combined per share information multiplied by an exchange ratio of 0.4186.

(d) In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock when deemed appropriate by management.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPX
                                  (unaudited)
                      (in millions, except per share data)

     The following table sets forth selected historical consolidated financial data for SPX for each of the five years in the period ended December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated annual financial statements and other financial information contained in SPX's 1997 Form 10-K and the unaudited consolidated interim financial information contained in SPX's Second Quarter Form 10-Q, including the notes thereto, incorporated by reference herein. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The selected historical financial data are qualified in their entirety by reference to the historical financial statements (and related notes) which are incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                                   AS OF AND FOR THE
                                    SIX MONTHS ENDED
                                        JUNE 30,                    AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                  --------------------      ---------------------------------------------------------
                                  1998(a)      1997(b)      1997(b)      1996(c)       1995      1994(d)    1993(e,f)
                                  -------      -------      -------      --------    --------    --------   ---------
STATEMENT OF INCOME DATA:
Revenues........................  $462.0       $466.9       $922.3       $1,109.4    $1,098.1    $1,079.9   $  747.2
Cost of products sold...........   332.7        340.2        669.0          850.1       853.5       821.5      508.0
Selling, general and
  administrative................    83.4         87.2        175.3          186.5       194.5       198.0      204.1
Other operating expenses,
  net(g)........................     1.7          1.9          3.9            1.9         8.3         2.9       53.4(d)
Special charges and
  (gains)(h)....................    (7.1)(i)      6.5(j)     116.5(j)        87.9(k)     10.7(k)       --       27.5(l)
                                  ------       ------       ------       --------    --------    --------   --------
Operating income (loss).........    51.3         31.1        (42.4)         (17.0)       31.1        57.5      (45.8)
Other expense (income), net.....    (1.4)       (72.7)(b)    (74.2)(b)       (0.7)       (3.0)        0.1     (102.9)(f)
Interest expense, net...........     7.9          7.3         13.9           31.8        35.7        35.2       15.9
                                  ------       ------       ------       --------    --------    --------   --------
Income (loss) before income
  taxes.........................    44.8         96.5         17.9          (48.1)       (1.6)       22.2       41.2
Income taxes....................    16.1         49.8         21.3            7.6        (0.2)        9.1       28.1
                                  ------       ------       ------       --------    --------    --------   --------
Income (loss) from continuing
  operations....................    28.7         46.7         (3.4)         (55.7)       (1.4)       13.1       13.1
Discontinued operation(m).......      --           --           --             --        (2.8)        1.0        2.1
Cumulative effect of accounting
  changes(n)....................      --           --           --             --          --          --      (31.8)
Extraordinary items (o).........      --        (10.3)       (10.3)          (6.6)       (1.1)         --      (24.0)
                                  ------       ------       ------       --------    --------    --------   --------
Net income (loss)...............  $ 28.7       $ 36.4       $(13.7)      $  (62.3)   $   (5.3)   $   14.1   $  (40.6)
                                  ======       ======       ======       ========    ========    ========   ========
Income (loss) per share from
  continuing operations:
    Basic.......................  $  2.40      $ 3.44      $ (0.27)     $   (4.04)  $   (0.10)  $    1.02  $    1.04
    Diluted.....................     2.33        3.33        (0.27)         (4.04)      (0.10)       1.02       1.04
Weighted average number of
  common shares outstanding:
    Basic.......................   11.972(p)   13.571(p)    12.754(p)      13.785      13.173      12.805     12.604
    Diluted.....................   12.342(p)   14.040(p)    12.754(p)      13.785      13.173      12.805     12.604
Dividends per share.............  $    --(p)  $  0.10(p)   $  0.10(p)   $    0.40   $    0.40   $    0.40  $    0.40
OTHER FINANCIAL DATA:
Total assets....................  $ 642.9      $551.5       $583.8       $  616.0    $  831.4    $  929.0   $1,024.4
Total debt......................    262.0       197.4        205.3          229.3       319.8       415.2      430.2
Stockholders' equity
  (deficit).....................    (38.4)       24.4        (43.4)         105.9       162.2       158.7      145.4
Capital expenditures............    14.6         10.6         22.6           20.2        31.0        48.5       15.1
Depreciation and amortization...    12.0         13.3         25.0           40.8        43.5        38.5       24.4

Note: The accompanying notes are an integral part of the selected historical consolidated financial data.

        NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPX
                                  (unaudited)
                      (in millions, except per share data)

(a) Late in the second quarter of 1998, SPX acquired 89% of Tecnotest S.r.l., an Italian company, and 100% of The Valley Forge Group for a combined purchase price of $59.0 in cash and assumed debt. Annual revenues of these unrelated businesses are approximately $55.0. Had these acquisitions taken place on January 1, 1997, consolidated revenues and income would not have been significantly different from reported 1997 results.


(b) During 1997, SPX sold its Sealed Power division for $223.0 in gross cash proceeds. SPX recorded a pretax gain of $71.9, or $31.2 after-tax. Annual 1996 revenues of this division were approximately $230.0. See "Pro Forma Adjusted Historical Financial Data of SPX."


(c) During 1996, SPX sold its Hy-Lift division for approximately $15.0. Annual 1995 revenues of this division were approximately $45.0.

(d) Effective December 31, 1993, SPX acquired the balance of Sealed Power Technologies ("SPT") for $39.0. SPX previously owned 49% of SPT and accounted for its investment using the equity method. SPT's 1993 revenues were $392.0. As a result of this acquisition, SPX was required to recognize its share of SPT's losses, $26.9, in 1993. Also in 1993, SPX initiated consolidation of Sealed Power Europe Limited Partnership which required recognition of cumulative losses of the partnership since its inception, resulting in a charge of $21.5. These charges have been included in other operating expenses, net.

(e) During 1993, SPX acquired Allen Testproducts and its related leasing company for $102.0. Annual 1992 revenues of the businesses acquired were approximately $83.0.


(f) During 1993, SPX divested its Sealed Power Replacement and Truth divisions for a gain of $105.4 or $64.2 after-tax. Annual 1992 revenues of these divisions were approximately $247.0.



(g) Other operating expenses, net include goodwill/intangible amortization, minority interest, and earnings from equity interests.


(h) Special charges and gains include certain legal costs, restructuring charges, write-off of goodwill, and liquidation of certain investments.


(i) The first six months of 1998 included a $13.7 realized gain on SPX's investment in Echlin Inc., which was liquidated during the second quarter, and $6.6 of expenses associated with SPX's offer to acquire Echlin Inc.



(j) These charges included a $99.0 restructuring charge, a $4.1 charge for five corporate executive staff reductions, and $13.4 of costs associated with various legal matters, including $6.5 of anticipated future legal costs associated with the ongoing litigation with Snap-on Incorporated, legal costs associated with a settled case in California, and certain other matters.



     SPX recorded the $99.0 restructuring charge to combine two divisions within the Service Solutions segment and to recognize reduced carrying value of certain assets resulting from the decision to combine the divisions and exit certain manufactured diagnostic equipment product lines. The restructuring of the two Service Solutions businesses was in response to changing market dynamics and changing needs of customers. SPX decided to combine its OE Tool and Equipment business with its Aftermarket Tool and Equipment business to provide a single business focused on the combined market and customer needs. Additionally, SPX decided to exit certain products to focus upon new generation products that would better meet customer needs. The decision resulted in a reduction of workforce and closing of certain facilities. The components of the charge were computed based on management's estimate of the realizable value of the affected tangible and intangible assets and estimated exit costs including severance and other employee benefits based on existing severance policies and local laws.

                                  (unaudited)
                      (in millions, except per share data)

     The $99.0 charge included $63.7 of restructuring costs, $25.8 of reduced inventory value and $9.5 of reduced value of other tangible and intangible assets related to exiting certain product lines. The $63.7 of restructuring costs included $13.7 of severance related costs for approximately 800 people, $20.3 for incremental repossession and distribution exit costs (including the termination of lease financing and distributor agreements), $21.2 for incremental service and software update obligations resulting from SPX's decision to maintain adequate service capabilities and appropriate software updates of the exited products for customers who have previously purchased the exited products, and $8.5 of costs associated with idled facilities. The implementation of this restructuring is expected to be substantially complete by the end of 1998.

     Of the total special charges of $116.5, the components of the charge that will require the future payment of cash are $80.9. Cash payments through June 1998 related to the special charges were $16.5. The expected future cash payments include an estimated $34.0 over the balance of 1998 with the remainder, principally repossession costs and service and software update obligations, over the following two years. As there is some uncertainty associated with the timing of the cash payments, the remaining accrual at June 30, 1998 of $64.2 has been classified in other current accrued liabilities. Management estimates that savings from the restructuring will increase operating income by $3.0 in 1998 and $10.0 in 1999. The savings result primarily from the reduction in headcount and facilities.

(k) During the fourth quarter of 1995, management authorized and committed SPX to undertake two significant restructuring plans. The first plan consolidated five Service Solutions divisions into two divisions. The second plan closed Sealed Power division's German foundry operation and transferred certain piston ring operations to other facilities. In 1996, three additional restructuring actions were initiated including an early retirement program at the Service Solutions divisions, a cost reduction initiative at several Service Solutions international locations, and an early retirement program at the Sealed Power division. A summary of these restructurings follows:


                                                              1996     1995
                                                              -----    -----
Service Solutions -- Five divisions consolidated into two
  divisions.................................................  $11.2    $ 7.0
Service Solutions -- Early retirement.......................    1.1       --
Service Solutions -- International..........................    3.5       --
SPD -- Closing foundry at SP Europe.........................     --      3.7
SPD -- Early retirement.....................................    4.2       --
                                                              -----    -----
          Total.............................................  $20.0    $10.7
                                                              =====    =====



     Service Solutions -- Restructuring. In order to improve customer service, reduce costs and improve productivity and asset utilization, SPX decided to consolidate five existing Service Solutions divisions into two. This restructuring plan involved closing two SPX owned manufacturing facilities, an SPX owned distribution facility, several leased service centers and a leased sales facility in France. The plan also included combining sales, engineering and administrative functions, and was completed at the end of 1996. The plan included the termination of approximately 570 employees resulting in a net reduction of approximately 310 employee positions after considering staffing requirements at remaining facilities.


     SPX recorded a $7.0 charge in 1995 and an $11.2 charge in 1996 to complete this restructuring. These charges recognized severance and benefits for employees to be terminated, holding costs of vacated facilities, the adjustment to fair market value of one manufacturing facility to be closed, and other costs to complete the consolidation of the divisions. The distribution facility was sold during the fourth quarter of 1996 and the manufacturing facilities were sold during 1997.

                                  (unaudited)
                      (in millions, except per share data)


     Service Solutions -- Early Retirement. Closely associated with the consolidation of five divisions into two, an early retirement program was accepted by approximately 60 people and SPX recorded a $1.1 charge in the first quarter of 1996.



     Service Solutions -- International. During the second quarter of 1996, SPX recorded a $3.5 restructuring charge principally to recognize severance associated with the termination of 113 international employees and related operating downsizing costs.



     SPD -- Closing Foundry at SP Europe. SPX closed its unprofitable foundry operations at SP Europe and transferred certain piston ring operations to other facilities. This closing resulted in the elimination of approximately 200 positions and was completed at the end of the third quarter of 1996. In 1995, SPX recorded a $3.7 restructuring charge to accrue severance that was paid to these employees.



     SPD -- Early Retirement. During the second quarter of 1996, SPX recorded a $4.2 restructuring charge for the early retirement of 94 employees at the Sealed Power division.


     The cost savings associated with the 1995 and 1996 restructuring actions, described above, relate primarily to the Service Solutions restructuring actions. The actual savings achieved in 1996 and 1997 have been consistent with the estimated full year savings of $23.0 by the year 1998. These actions increased operating income by an estimated $7.0 in 1996 and an estimated $12.0 in 1997.

     These charges were recorded in the appropriate periods in accordance with the requirements of Emerging Issues Task Force Pronouncement 94-3. Certain costs incurred in connection with management's planned actions not qualifying for accrual in 1995 were recorded in 1996, based on employee acceptance of voluntary termination benefits and the satisfaction of other requirements to recognize these costs. At December 31, 1997, the restructuring actions initiated in 1995 and 1996 were complete and the actual costs to implement the actions did not differ materially from the estimates used to record these accruals.


     Also during 1996, SPX recognized a $67.8 goodwill write-off, with no related tax benefit. The goodwill was related to the 1988 acquisition of Bear Automotive Company and the 1993 acquisition of Allen Testproducts, collectively referred to as Automotive Diagnostics. This goodwill represented SPX's intangible business investment in PC-based engine diagnostic equipment, wheel service equipment and gas emissions testing equipment. At December 31, 1995, management's analysis of this business projected that the cost savings, market synergies and other factors which, in part, would be realized from the Bear Automotive Company and Allen Testproducts combination in 1995 and various subsequent restructuring actions would result in non-discounted operating income sufficient to exceed goodwill amortization. The decision to write off the goodwill resulted from conclusions drawn from SPX's strategic review process that was completed in December 1996. The strategic review found accelerating technological changes had significantly reduced the remaining life of PC-based diagnostic equipment. The process also found significant uncertainties about the future opportunities related to gas emissions testing equipment, and a decline in SPX's wheel service equipment market share. Management's analysis of this business at December 31, 1996 projected significant differences in business conditions from its December 31, 1995 analysis, including declining revenues and margins of diagnostic and wheel service equipment and reduced revenues related to the emissions testing equipment due to the uncertainties about the future status of the state emissions programs. This analysis indicated that the businesses, as originally acquired, would not be able to generate operating income sufficient to offset the goodwill amortization. Assessing the impact of these factors on the businesses, as originally acquired, management concluded that Automotive Diagnostics' goodwill was impaired.



(l) During 1993, SPX recognized a special charge to combine its Bear Automotive Company operation with Allen Testproducts of $27.5, or $18.5 after-tax.

                                  (unaudited)
                      (in millions, except per share data)


(m) During 1995, SPX sold SPX Credit Corporation and recorded a pretax loss of $4.8, or $3.0 after-tax. The financial results of this operation are included as a discontinued operation through the date of divestiture.


(n) During 1993, SPX adopted a new accounting methodology for its ESOP and reflected its 49% share of SPT's adoption of SFAS No. 106 regarding accounting for postretirement benefits other than pensions.


(o) During 1997, SPX repurchased substantially all ($126.7) of its outstanding 11 3/4% senior subordinated notes. SPX recorded an extraordinary item, net of taxes, of $10.3 for the costs to purchase the notes through a tender offer. During 1996, SPX purchased $99.9 of these notes and recorded an extraordinary item, net of taxes, of $6.6 for the costs to purchase the notes. During 1995, SPX purchased $31.7 of these notes and recorded an extraordinary item, net of taxes, of $1.1 for the costs to purchase the notes. During 1993, SPX recorded the costs associated with prepayment of certain SPX and SPT indebtedness totaling $24.0, net of taxes, as an extraordinary item.


(p) During 1997, SPX purchased 2.147 shares of SPX Common Stock through a Dutch Auction self-tender offer for $56.00 per share. As of December 31, 1997, SPX had purchased an additional 0.390 shares through open market purchases. During the first six months of 1998, SPX purchased an additional 0.398 shares through open market purchases. Also, concurrent with the Dutch Auction, SPX announced the elimination of quarterly cash dividends and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock, when deemed appropriate by management.

       SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GENERAL SIGNAL
                                  (unaudited)
                        (in millions, except per share data)

     The following table sets forth selected historical consolidated financial data for General Signal for each of the five years in the period ended December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated annual financial statements and other financial information contained in General Signal's 1997 Form 10-K and the unaudited consolidated interim financial information contained in General Signal's Second Quarter Form 10-Q, including the notes thereto, incorporated by reference herein. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The selected historical financial data are qualified in their entirety by reference to the historical financial statements (and related notes) which are incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                                      AS OF AND FOR THE
                                       SIX MONTHS ENDED
                                           JUNE 30,                   AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                    ----------------------    ----------------------------------------------------------
                                      1998      1997(b)(c)    1997(b)(c)    1996(d)     1995(e)     1994(f)     1993(g)
                                    --------    ----------    ----------    --------    --------    --------    --------
STATEMENT OF INCOME DATA:
Net sales.........................  $  776.1     $1,045.2      $1,954.6     $2,065.0(k) $1,863.2    $1,527.7    $1,354.2
Cost of sales(a)..................     505.7        699.2       1,313.6(i)   1,369.7(k)  1,246.9     1,064.8(m)    902.6
Selling, general and
  administrative(a)...............     186.6        232.5         444.9(i)     455.6(k)    403.0       331.2(m)    307.3
Other operating expenses,
  net(a)..........................       7.3          7.6          14.6         16.6        12.5         5.8         8.4
Special charges and (gains)(a)....        --           --            --           --        20.1(l)       --       (19.8)(o)
Operating income..................      76.5        105.9         181.5        223.1       180.7       125.9       155.7
                                    --------     --------      --------     --------    --------    --------    --------
Other expense (income)(a).........        --           --         (72.7)(b)    (20.8)(d)       --      (46.2)(n)       --
Equity in earnings of EGS(c)......     (20.0)          --         (11.8)          --          --          --          --
Interest expense, net.............       8.6          8.0          13.2         21.5        24.3        11.8        16.6
                                    --------     --------      --------     --------    --------    --------    --------
Income from continuing operations
  before income taxes.............      87.9         97.9         252.8        222.4       156.4       160.3       139.1
Income taxes......................      33.8         39.2         121.8         89.0        56.3        56.2(m)     41.0
                                    --------     --------      --------     --------    --------    --------    --------
Income from continuing
  operations......................      54.1         58.7         131.0        133.4       100.1       104.1        98.1
Discontinued operations(f)........        --           --           2.3           --       (64.0)      (23.4)      (31.5)
Cumulative effect of accounting
  changes.........................        --           --          (3.7)(j)       --          --          --       (25.3)(p)
Extraordinary items...............        --           --            --           --          --          --        (6.6)(q)
                                    --------     --------      --------     --------    --------    --------    --------
Net income........................  $   54.1     $   58.7      $  129.6     $  133.4    $   36.1    $   80.7    $   34.7
                                    ========     ========      ========     ========    ========    ========    ========
Income per share from continuing
  operations:
  Basic...........................  $   1.20     $   1.15      $   2.61     $   2.68    $   2.04    $   2.20    $   2.17
  Diluted.........................      1.19         1.14          2.60         2.62        2.01        2.16        2.13
Weighted average number of common
  shares outstanding:
  Basic...........................      45.2(h)      51.2(h)       50.2(h)      49.7        49.2        47.3        45.2
  Diluted.........................      45.6(h)      51.5(h)       50.4(h)      52.3        51.8        50.1        48.0
Dividends per share...............  $   0.54     $   0.51      $  1.035     $  0.975    $   0.96    $  0.915    $   0.90
OTHER FINANCIAL DATA:
Total assets......................  $1,376.3     $1,549.9      $1,388.0     $1,551.0    $1,613.2    $1,357.9    $1,224.9
Total debt........................     374.0        252.3         216.4        206.9       437.6       271.3       200.7
Stockholders' equity..............     489.7        722.4         629.7        743.8       578.1       547.9       525.2
Capital expenditures..............      24.6         26.3          56.5         59.3        49.0        74.8        55.1
Depreciation and amortization.....      29.3         35.6          65.3         69.2        62.8        48.4        46.4

Note: The accompanying notes are an integral part of the selected historical consolidated financial data.

            NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                               OF GENERAL SIGNAL
                                     (unaudited)
                         (in millions, except per share data)


(a) Certain reclassifications to General Signal's previously reported income data have been made to conform with the presentation of the combined company. These reclassifications include: (1) classifying certain engineering and research and development costs as selling, general and administrative expense rather than as cost of sales, (2) classifying goodwill and other intangible amortization as other operating expenses rather than selling, general and administrative expense, and (3) classifying gains on the sales of business units and breakup fees as other expenses (income) rather than other charges and credits. These reclassifications do not affect previously reported earnings from continuing operations before income taxes.



(b) During 1997, General Signal sold General Signal Pump Group ("GSPG") to Pentair Inc. for approximately $200.0. General Signal recorded a pre-tax gain of $63.7, or $17.2 after-tax. The effective tax rate on the sale of GSPG differs from the statutory rate due to a difference in book and tax basis of GSPG. Annual 1996 sales of GSPG were approximately $201.0. See "Pro Forma Adjusted Historical Financial Data of General Signal." General Signal also sold its equity interest in a Mexican company for a $9.0 pre-tax gain, or $2.3 after-tax.



(c) During 1997, General Signal and Emerson Electric Co. ("Emerson") formed EGS Electrical Group LLC ("EGS"), a joint venture combining General Signal Electrical Group ("GSEG") with Emerson's Appleton Electric operations. General Signal contributed substantially all of the operating assets of GSEG to EGS, in exchange for a 47.5% ownership interest in EGS. Annual 1996 sales of GSEG were approximately $294.0. General Signal records its investment in EGS under the equity method of accounting on a three month lag basis, effective January 1, 1998. See "Pro Forma Adjusted Historical Financial Data of General Signal."



     Pursuant to a letter agreement dated July 19, 1998, General Signal and Emerson have agreed that General Signal will acquire all of the assets and assume all of the liabilities of the Dual-Lite and Edwards divisions of EGS immediately prior to the consummation of the Merger. These divisions had been contributed to EGS by General Signal at the time of the formation of EGS. In exchange for these businesses, General Signal's ownership interest in EGS will be reduced from 47.5% to 44.5%. This transaction will not occur if the Merger Agreement is terminated. Had this transaction taken place on January 1, 1997, consolidated net sales and net income would not be significantly different from reported results.



(d) In 1996, General Signal sold Kinney Vacuum Company ("Kinney") for $29.0 and recognized a pre-tax gain of $20.8. Annual 1995 sales of this business were approximately $25.0.



(e) During 1995, General Signal made three significant acquisitions. In June, General Signal completed a cash tender offer for Best Power Technology, Inc. ("Best Power") for $206.3. In July, General Signal acquired Waukesha Electric Inc. ("Waukesha Electric") for $73.9. The acquisitions of Best Power and Waukesha Electric were recorded under the purchase method of accounting. In November, General Signal merged in a pooling of interests with Data Switch Corporation ("Data Switch") by exchanging 1.8 shares of General Signal Common Stock and 0.2 rights to receive General Signal Common Stock for all outstanding common stock and related options and warrants of Data Switch. Combined annual 1994 sales of these unrelated businesses were approximately $336.0.


(f) Late in 1994, General Signal adopted a plan to sell Leeds & Northrup Company ("L&N") and Dynapower/Stratopower ("Dynopower") and recorded a charge of $25.8 after-tax on the disposal of these operations. Income from these discontinued operations in 1994 was $2.4 after-tax. As of December 31, 1996, substantially all related assets were sold. In 1995, General Signal recorded total charges of $64.0 after-tax for additional expected losses related to the disposal of these businesses. In 1997, due to less than expected losses, $2.3 after-tax of these charges were reversed into income. The

            NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                         OF GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)

     financial results of these operations are included as discontinued operations through the date of divestiture. Annual 1993 sales of these businesses were approximately $176.0. The loss from these discontinued operations was $31.5 after-tax in 1993.

(g) In 1993, General Signal merged in a pooling of interests with Revco Scientific, Inc. ("Revco") by exchanging 2.6 shares of common stock for all of the outstanding common stock of Revco. Annual 1992 sales of this business were approximately $56.0.

(h) In December 1996, General Signal called for the redemption of its 5.75% convertible subordinated notes. General Signal also initiated a share buy-back program of up to $100.0 to offset any shares issued as a result of the redemption. By April 1997, the program was completed with a total of
     2.5 shares repurchased for $100.0. In June 1997, General Signal initiated another share buy-back program of up to $150.0, subject to the consummation of the GSPG divestiture. In September 1997, this program was increased to $300.0. During 1997, 3.3 shares were purchased for $140.4 and during 1998,
     3.5 shares were purchased for $159.6 to complete this program.


(i) During the second half of 1997, General Signal recorded a pre-tax gain of $10.0 on the settlement of patent litigation and sale of related patents. General Signal also recorded pre-tax charges of $27.9 for asset valuations, restructuring charges, lease termination costs and other matters. These charges and gains were recorded in cost of sales ($11.l) and in selling, general and administrative expense ($6.8).


(j) In 1997, General Signal expensed all previously capitalized business process reengineering costs as a cumulative effect of a change in accounting principle of $3.7, net of income tax. This change was in accordance with Emerging Issues Task Force of the Financial Accounting Standards Board consensus 97-13, "Accounting for Costs Incurred in Connection with a Consulting Engagement or an Internal Project that Combines Business Process Reengineering and Information Technology Transformation."

(k) During 1996, General Signal recorded $4.2 in net sales for a royalty settlement. General Signal also recorded pretax charges of $17.9 for asset write-downs, lease termination costs, severance, warranty repairs and environmental matters, net of an insurance gain on the recovery of destroyed assets. These charges were recorded in cost of sales ($13.0) and in selling, general and administrative expense ($4.9).

(l) In 1995, a charge of $7.4 was recorded for severance and other consolidation costs relating to the combination of Best Power and existing General Signal facilities and a charge of $12.7 was recorded for transaction costs, severance and balance sheet valuation adjustments related to the merger with Data Switch.


(m) During 1994, General Signal recorded $46.2 of pre-tax charges for consolidation of operations, asset valuations, environmental matters, and other issues. The charges were recorded in cost of sales ($27.7), selling, general and administrative expense ($16.1), and income tax expense ($2.4).


(n) In 1994, General Signal negotiated an agreement to merge with Reliance Electric Company ("Reliance"). Subsequent to the consummation of the agreement, Reliance was acquired by another company in a cash tender offer. Under the terms of the merger agreement, General Signal received $50.0 for break-up fees and $5.2 for partial reimbursement of expenses. General Signal incurred $9.0 of transaction costs in connection with the merger.

(o) During 1993, General Signal substantially completed the divestiture of Semiconductor Equipment Operations with higher than expected proceeds from the sale of these units and lower than expected severance costs. As a result, $53.2 of excess reserves were returned to operating income. General Signal also recognized a $5.2 charge related to previously divested businesses and recorded a $15.0 charge primarily for factory and administrative consolidation and rearrangement as well as product restructur-

            NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                         OF GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)

     ing and realignment. Additionally, transaction and consolidation costs of $13.2 related to the pooling of interests merger with Revco were expensed.

(p) In 1993, General Signal adopted the accrual method ("FAS 112") of accounting for postemployment benefits, primarily severance and long-term disability. The cumulative effect at January 1, 1993 of adopting FAS 112, $25.3, net of income taxes, was recorded as a cumulative effect of accounting change.


(q) In 1993, General Signal recorded an extraordinary charge for early extinguishment of higher-rate debt and swap agreements of $10.7, or $6.6 after-tax.

          SUMMARY SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                           OF SPX AND GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)


     The following table presents summary selected pro forma condensed combined statement of income and other financial data of SPX and General Signal. The information is presented as if the Merger had occurred on January 1, 1997 for statement of income and related data and on June 30, 1998 for balance sheet data. The pro forma data assume that the Merger is effected by the exchange of
0.4186 of a share of SPX Common Stock and $18.00 in cash for each share of General Signal Common Stock, whereby an aggregate of 18.227 shares of SPX Common Stock are issued and $783.8 in cash is paid in exchange for all outstanding shares of General Signal Common Stock. Because the General Signal stockholders will own a majority of the outstanding shares of SPX Common Stock upon completion of the transaction, the Merger will be accounted for as a reverse acquisition. Accordingly, for accounting purposes, SPX is treated as the acquired company and General Signal is considered to be the acquiring company. The purchase price will be allocated to the assets and liabilities assumed of SPX based on their estimated fair market values at the acquisition date. Under reverse acquisition accounting, the purchase price of SPX is based on the fair market value of SPX Common Stock at the date that the Merger Agreement was signed. The cash portion of the Merger Consideration will be accounted for as a dividend by the combined company. SPX's financial position and results of operations will not be included in General Signal's consolidated financial statements prior to the date the Merger is consummated. See "Pro Forma Condensed Combined Financial Data of SPX and General Signal" for additional information regarding this pro forma information.



     Under reverse acquisition accounting, the purchase price of SPX is based on the fair market value of SPX Common Stock. For purposes of accounting for this business combination, the fair market value of SPX Common Stock is $64.50 per share, which was the closing price of SPX Common Stock on July 17, 1998, the last trading date prior to the date the Merger Agreement was signed. The Merger Consideration includes 0.4186 of a share of SPX Common Stock for each share of General Signal Common Stock. This is a fixed exchange ratio which will not be adjusted in the event of any increase or decrease in the market price of SPX Common Stock. Consequently, changes in the market price of SPX Common Stock will not impact these pro forma financial statements.


     The pro forma condensed combined financial data are intended for information purposes, and do not purport to represent what the combined entity's results of continuing operations or financial position would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period. Upon consummation of the Merger, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the date of the pro forma condensed combined financial data and the date on which the Merger is consummated and thereafter, as well as the factors discussed under "Risk Factors."

     The pro forma condensed combined balance sheet reflects the estimated costs associated with change of control agreements and other costs associated with closing the corporate office of General Signal. Certain other change of control agreement costs which are triggered by the Merger and are attributable to General Signal employees who are not affected by the corporate office closing are also reflected in the pro forma condensed combined balance sheet. The pro forma condensed combined income statement does not reflect a charge for these costs as they are non-recurring and have no continuing impact. Following the Effective Time, SPX will be finalizing its strategic review of the combined company and its plans to integrate the operations of General Signal. The pro forma condensed combined financial data do not give effect to any additional integration or restructuring costs that could result from that review and the finalization of those plans. Any additional integration and rationalization of the operations of General Signal may include certain costs that in turn would result in a charge to earnings of the combined company. Such a charge, which cannot now be quantified fully, may be material and would be recognized in the period in which such a charge occurs. The costs may include severance and related employee benefits costs, costs to consolidate manufacturing and distribution facilities, facility rearrangement costs, relocation and moving costs, training costs, and gains or losses on business divestitures, among others.

     The pro forma condensed combined financial data do not give effect to any cost savings that could result from the combination of the companies. SPX's and General Signal's management estimate that the combined company can achieve approximately $55.0 to $60.0 of annualized cost savings in the first full year following the acquisition. These cost savings include estimated annual savings of $35.0 associated with duplicative corporate office costs, $10.0 to $15.0 associated with combining material sourcing of the combined company, and $10.0 to $15.0 of cost reductions at the General Signal business units.


     In the pro forma condensed combined financial data, SPX's and General Signal's historical information for the six months ended June 30, 1998 were derived from SPX's Second Quarter Form 10-Q and General Signal's Second Quarter Form 10-Q, respectively. For SPX's and General Signal's pro forma adjusted historical financial data for the year ended December 31, 1997, see "Pro Forma Adjusted Historical Financial Data of SPX" and "Pro Forma Adjusted Historical Financial Data of General Signal," respectively, wherein certain divestitures by the respective companies are reflected as having occurred as of January 1, 1997.



                                                            AS OF AND FOR THE      AS OF AND FOR THE
                                                               SIX MONTHS             YEAR ENDED
                                                                  ENDED              DECEMBER 31,
                                                              JUNE 30, 1998           1997(a)(b)
                                                            -----------------   -----------------------
STATEMENT OF INCOME DATA:
Revenues..................................................      $1,238.1               $ 2,500.3
Cost of products sold.....................................         840.1                 1,719.0
Selling, general and administrative expense...............         271.7                   554.5
Other operating expenses, net.............................          18.0                    34.2
Special charges and (gains)(c)............................          (7.1)                  116.5
                                                                --------               ---------
Operating income..........................................         115.4                    76.1
Other expense (income), net...............................          (1.4)                  (11.3)
Equity earnings of EGS....................................         (20.0)                  (38.8)
Interest expense, net.....................................          60.7                   103.1
                                                                --------               ---------
Income before income taxes................................          76.1                    23.1
Provision for income taxes................................          31.8                    20.2
                                                                --------               ---------
Income from continuing operations(d)......................      $   44.3               $     2.9
                                                                ========               =========
INCOME PER SHARE:
  Basic...................................................      $   1.43               $    0.09
  Diluted.................................................          1.42                    0.08
Weighted average number of common shares outstanding:
  Basic...................................................        30.893                  33.768
  Diluted.................................................        31.263                  34.319
Dividends per share(e)....................................      $     --               $    0.10
OTHER FINANCIAL DATA:
Total assets..............................................      $2,923.6               $ 2,881.1
Total debt................................................       1,526.2                 1,311.9
Stockholders' equity......................................         432.5                   572.5
Capital expenditures......................................          39.2                    69.9
Depreciation and amortization.............................          52.8                   102.6


Note: The accompanying notes are an integral part of the summary selected pro forma condensed combined financial data.

        NOTES TO SUMMARY SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL
                         DATA OF SPX AND GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)


(a) Pro forma information for the year ended December 31, 1997 includes the pro forma adjusted historical results of SPX for the year then ended which reflects SPX's February 1997 disposition of the Sealed Power division as if such disposition had occurred on January 1, 1997. See "Pro Forma Adjusted Historical Financial Data of SPX."



(b) Pro forma information for the year ended December 31, 1997 includes the pro forma adjusted historical results of General Signal for the year then ended which reflects General Signal's August 1997 disposition of GSPG and General Signal's September 1997 contribution of GSEG to a 47.5% owned joint venture as if such transactions had occurred on January 1, 1997. See "Pro Forma Adjusted Historical Financial Data of General Signal."


(c) The pro forma condensed combined financial data of SPX and General Signal for the six months ended June 30, 1998 include SPX's special gain of $13.7 realized on SPX's investment in Echlin Inc. which was liquidated during the second quarter of 1998 and $6.6 of expenses associated with SPX's offer to acquire Echlin Inc.


     The pro forma condensed combined financial data of SPX and General Signal for the year ended December 31, 1997 include special charges of $110.0 recorded by SPX primarily to combine two divisions and to recognize reduced carrying value of certain assets resulting from the decision to combine the divisions and exit certain product lines and a $6.5 special charge recorded by SPX of anticipated future legal costs associated with the ongoing litigation with Snap-on Incorporated. See "Selected Historical Financial Data of SPX."


(d) The pro forma condensed combined financial data of SPX and General Signal reflect only results from continuing operations. SPX recorded a $10.3 extraordinary item in the year ended December 31, 1997. General Signal recorded earnings from discontinued operations of $2.3 and a charge for the cumulative effect of accounting change of $3.7 in the year ended December 31, 1997.

(e) Represents the historical quarterly cash dividend per share of SPX for the periods presented. In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock, when deemed appropriate by management.

                                  RISK FACTORS

     In considering whether to vote in favor of the SPX Proposal, the stockholders of SPX should consider, and in considering whether to vote in favor of the General Signal Proposal and in determining which form of Merger Consideration to elect, the stockholders of General Signal should consider, in conjunction with the other information included in this Joint Proxy Statement/Prospectus, the following matters:

FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICES

     The relative stock prices of the SPX Common Stock and the General Signal Common Stock at the Effective Time of the Merger may vary significantly from the prices as of the date of execution of the Merger Agreement, the date of this Joint Proxy Statement/Prospectus and the date on which the SPX stockholders and the General Signal stockholders vote on the SPX Proposal and the General Signal Proposal, respectively, due to changes in the business, operations and prospects of SPX or General Signal, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.


     The exchange ratios of 0.6977 (for stockholders who elect to receive all stock) and 0.4186 (for stockholders who elect to receive 60% of the Merger Consideration in stock and 40% in cash) were fixed at the time of execution of the Merger Agreement by the parties and are not subject to adjustment (except as may result from the proration procedures under the Merger Agreement). Any increase or decrease in the market price of the SPX Common Stock will correspondingly increase or decrease the value of the Merger Consideration to be received by the General Signal stockholders in the Merger (other than stockholders receiving only cash consideration). Moreover, because the Effective Time may occur on a date later than the Special Meetings, there can be no assurance that the price of the SPX Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. Stockholders of SPX and General Signal are urged to obtain current market quotations for the SPX Common Stock and the General Signal Common Stock, respectively.


FEDERAL INCOME TAX CONSEQUENCES


     As conditions to the Merger (which SPX and General Signal have agreed will not be waived), SPX must receive an opinion from its counsel, Fried, Frank, Harris, Shriver & Jacobson, and General Signal must receive an opinion from its counsel, Wachtell, Lipton, Rosen & Katz, that, subject to certain assumptions set forth herein, the Merger will qualify as a reorganization pursuant to
Section 368(a) of the Code. Assuming that the Merger is a reorganization, (i) a General Signal stockholder receiving solely SPX Common Stock in exchange for his or her General Signal Common Stock will recognize no gain or loss as a result of the Merger (except with respect to the receipt of cash, if any, in lieu of fractional shares) and (ii) a General Signal stockholder receiving all cash or cash and SPX Common Stock in exchange for his or her General Signal Common Stock will recognize gain in the Merger, but not in excess of the amount of cash received by such stockholder.


     Any gain recognized with respect to cash received by a General Signal stockholder may be taxed as a dividend if such stockholder does not qualify for "sale or exchange" treatment under Section 302 of the Code, as such provision is applied under these circumstances. See "Certain Federal Income Tax Consequences of the Merger," for a detailed discussion of the application of these rules to a General Signal stockholder. Under the proration procedures described herein, a General Signal stockholder may receive cash in the Merger even if such stockholder elects to receive solely stock, or may receive a greater or lesser proportion of cash than such stockholder elects to receive, and under some circumstances, any such cash received may be taxed as a dividend.

LEVERAGE


     After consummation of the Merger, SPX will be more highly leveraged than is either SPX or General Signal at present, with substantial debt service obligations, including principal and interest obligations, with respect to indebtedness of as much as $1.65 billion. As such, SPX may be particularly susceptible to adverse changes in its industry, the economy and the financial markets generally. The level of SPX's indebtedness could: (i) limit cash flow available for general corporate purposes, such as acquisitions and capital expenditures, because a substantial portion of SPX's cash flow from operations must be dedicated to debt service; (ii) limit SPX's ability to obtain (or obtain on favorable terms) additional debt financing in the future for working capital, capital expenditures or acquisitions; (iii) limit SPX's flexibility in reacting to competitive and other changes in the industry and economic conditions generally; (iv) expose SPX to a risk that a substantial decrease in net operating cash flows could make it difficult to meet debt service requirements; and (v) expose SPX to risks inherent in interest rate fluctuations because the new borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates. Moreover, SPX's conduct of its business may be more restricted, and its ability to incur additional debt may be more limited, than at present by restrictive covenants which will be contained in the agreements evidencing the Merger Financing. In particular, any debt incurrence restrictions may limit SPX's ability to service its existing debt obligations through additional debt financing if cash flow from operations is insufficient to service such obligations. Although the definitive terms of the Merger Financing have not been finalized, SPX expects that such terms will include additional operating and financial restrictions, such as limitations on SPX's ability to incur indebtedness, create liens, sell assets, engage in mergers or other business combinations, make investments and pay dividends, and will require SPX to maintain certain financial ratios, including interest coverage and leverage ratios.



     SPX's ability to make scheduled payments of principal of, to pay interest on, or to refinance, its indebtedness and to satisfy its other debt obligations will depend upon the future operating performance of SPX, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond its control. In addition, there can be no assurance that future borrowings or equity financing will be available for the payment or refinancing of SPX's indebtedness. If SPX is unable to service its indebtedness, whether in the ordinary course of business or upon acceleration of such indebtedness, SPX may be forced to pursue one or more alternative strategies, such as restructuring or refinancing its indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.


UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND ACHIEVING COST SAVINGS; POTENTIAL CHARGES TO EARNINGS


     The success of the proposed business combination of SPX and General Signal will in large part be dependent on the ability of SPX, following the consummation of the Merger, to realize cost savings and, to a lesser extent, to consolidate operations and integrate processes. The integration of businesses, moreover, involves a number of risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, delays or difficulties in the actual integration of operations or systems, and challenges in retaining customers and key personnel of the acquired company. There can be no assurance that future consolidated results will improve as a result of the business combination of SPX and General Signal, or that the timing or extent of the cost savings and efficiencies that are anticipated by SPX will be achieved. The pro forma financial statements contained in this Joint Proxy Statement/Prospectus do not include the impact, positive or negative, of any cost savings or efficiencies related to anticipated future actions.



     Following the Effective Time, SPX will be finalizing its strategic review of the combined company and its plans to integrate the operations of General Signal. Certain portions of that review and plan have been completed and SPX has already identified an estimated $57.4 million of after-tax costs which it expects the combined company to incur upon or due to the Merger. These costs are reflected in the pro forma condensed combined financial data presented herein. See "Pro Forma Condensed Combined Financial Data of SPX and General Signal." Additional integration and rationalization of the operations of General Signal pursuant to finalization of such review and plans may include certain costs that in turn would result in a charge to earnings of the combined company. Such a charge, which cannot now be quantified fully, may be material and would be recognized in the period in which such a charge occurs. They may include severance and related employee benefits costs, costs to consolidate manufacturing and distribution facilities, facility rearrangement costs, relocation and moving costs, training costs, and gains or losses on business divestitures, among others. Over the past five years, SPX has recorded several special charges to its results of operations associated with cost reductions and to achieve operating efficiencies. SPX believes that its actions have been required to improve its operations and, as described above, will, if necessary, record future charges as appropriate to address costs and operational efficiencies at the combined company.

DEPENDENCE ON KEY PERSONNEL

     SPX is dependent on the continued services of its management team, including John B. Blystone, Chairman of the Board, President and Chief Executive Officer. Although SPX believes it could replace key employees in an orderly fashion should the need arise, the loss of such personnel could have a material adverse effect on SPX.


     All of the unit presidents at General Signal are covered by a change of control severance policy which provides for severance and other payments should their employment terminate under certain circumstances after a change in control of General Signal. See "The Merger -- Interests of Certain Persons in the Merger." If all or a substantial number of these people were to terminate their employment within a short time of one another, such action could have a material adverse effect on SPX.


RELIANCE ON MAJOR CUSTOMERS OF SPX


     Sales to GM, Ford and Chrysler accounted for approximately 22%, 12% and 3%, respectively, of SPX's revenues for the year ended December 31, 1997. Although they will represent a significantly smaller percentage of revenues of the combined company following the Merger, the loss of GM, Ford or Chrysler or of any of SPX's other significant customers could have a material adverse effect on SPX. There is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products and services purchased from outside suppliers such as SPX. If in the future SPX were unable to generate sufficient cost savings to offset price reductions, SPX's gross margins could be adversely affected.


CYCLICAL NATURE OF AUTOMOTIVE INDUSTRY


     Nearly all of SPX's operations are, and after the Merger is consummated approximately 40% of SPX's operations will be, directly related to domestic and foreign automotive vehicle production and vehicle service. The automotive industry's sales and production are cyclical and can be affected by the strength of a country's general economy. In addition, automotive production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. A decline in automotive sales and production would likely affect not only sales of components, tools and services to vehicle manufacturers and their dealerships, but also sales of components, tools and services to aftermarket customers, and could result in a decline in SPX's results of operations or a deterioration in SPX's financial condition. If demand changes and SPX fails to respond accordingly, its results of operations could be adversely affected in any given quarter.


SIGNIFICANCE OF GOODWILL


     SPX will have goodwill of approximately $1.1 billion and stockholders' equity of approximately $432.5 million at the consummation of the Merger. SPX amortizes its goodwill on a straight-line method over the estimated periods benefited, not to exceed 40 years. In determining the estimated useful life, management considers the nature, competitive position, life cycle position and historical and expected future operating income of each acquired company, as well as SPX's commitment to support these acquired companies through continued investment in capital expenditures, operational improvements and research and development. After an acquisition, SPX continually reviews whether subsequent events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. If events and circumstances indicate that goodwill related to a particular business should be reviewed for possible impairment, SPX uses projections to assess whether future operating income on a non-discounted basis (before goodwill amortization) of the unit is likely to exceed the goodwill amortization over the remaining life of the goodwill, to determine whether a write-down of goodwill to recoverable value is appropriate. There can be no assurance that circumstances will not change in the future that will affect the useful life or carrying value of goodwill.

EQUITY DILUTION OF CURRENT SPX STOCKHOLDERS


     Following the consummation of the Merger, the General Signal stockholders immediately prior to the Effective Time will own approximately 60% of the outstanding SPX Common Stock and the SPX stockholders immediately prior to the Effective Time will own approximately 40% of the outstanding SPX Common Stock. In addition, if the SPX Plan Amendment Proposal is approved, the number of shares of SPX Common Stock available for issuance under the 1992 Plan to employees will be increased by 1.1 million shares to 3.0 million shares. SPX may over time issue a substantial number of these shares to employees of the combined company, including employees of General Signal, as part of SPX's EVA-based incentive compensation system if the Merger is consummated. SPX believes that, while the Merger will cause a reduction of the present equity interest of the SPX stockholders in SPX as presently constituted, it will also result in SPX stockholders' owning shares in a much larger company with increased value-creation opportunities.


ABSENCE OF DIVIDENDS

     General Signal historically has paid a regular quarterly dividend. Pursuant to the Merger Agreement, General Signal has agreed not to pay dividends prior to the Effective Time. In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock when deemed appropriate by management, and SPX does not anticipate that this policy will change. There can be no assurance that distributions to stockholders will be permitted under SPX's new credit and other debt agreements.

YEAR 2000 COSTS

     SPX. SPX utilizes software and related computer technologies essential to its operations and to certain products that use two digits rather than four to specify the year, which could result in a date recognition problem with the transition to the year 2000. In 1997, SPX established a plan, utilizing both internal and external resources, to assess the potential impact of the year 2000 problem on SPX's systems and operations and to implement solutions to address this issue. SPX has essentially completed the assessment phase of its year 2000 plan, and is continuing to survey its suppliers and service providers for year 2000 compliance. SPX's target completion date for correction of critical systems is December 31, 1998 and its plan is to conduct testing of corrected systems in 1999. Third party compliance and other factors could adversely affect these goals. SPX does not believe that the costs to remediate software and computer technologies for the year 2000 problem will exceed $5.0 million over the next two years, which does not include the costs to replace certain existing systems. SPX is in the process of implementing a new enterprise resource planning system across its Service Solutions business. SPX estimates that it will spend approximately $10.0 million to acquire and install this new system over the next two years. There can be no assurances that the costs of remediation and testing will not be material. Moreover, there can be no assurances that SPX will not experience material unanticipated costs and/or business interruption due to year 2000 problems in its internal systems, its supply chain or from customer product migration issues.

     General Signal. Based on a recent assessment, General Signal determined that it will be required to undertake projects to modify or replace significant portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. These projects will provide General Signal with numerous benefits only one of which is becoming year 2000 compliant. The implementation or remediation plans are in various stages of completion. While total expenditures related to these programs have not been finalized, General Signal estimates, on a preliminary basis, that $8.0 million will be charged to expense in 1998 related to these programs and a similar amount will be expensed in 1999. General Signal presently believes that with these modifications, the year 2000 issue will not pose significant operational problems for its computer systems. General Signal has started to communicate with its significant suppliers to determine the extent to which its interface systems are vulnerable to those third parties' failure to remediate their own year 2000 issues. However, there can be no guarantee that the systems of other companies on which General Signal's systems rely will be timely converted and would not have an adverse effect on General Signal's systems. General Signal is also exploring whether it has any exposure to contingencies related to the year 2000 issue for the products it has sold. The above information is based on best estimates of General Signal's management, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

ENVIRONMENTAL LIABILITIES


     SPX. SPX's operations and properties are subject to federal, state, local and foreign regulatory requirements relating to environmental protection. It is SPX's policy to comply fully with applicable environmental requirements. SPX established an ongoing environmental compliance auditing program in 1989. Based on current information, SPX believes that its operations are in substantial compliance with applicable environmental laws and regulations, and SPX is not aware of any violation that will have a material adverse effect on its business, financial condition, or results of operations. There can be no assurance, however, that currently unknown matters, new laws and regulations, or stricter interpretations of existing laws and regulations will not materially affect SPX's business or operations in the future.


     General Signal. General Signal is involved in various stages of investigation and remediation relative to environmental matters at properties currently or formerly owned or operated by General Signal or at third-party owned waste disposal sites arising in connection with internal investigations, legal or administrative proceedings or the purchase or sale of facilities or operations. General Signal has a comprehensive environmental compliance program which includes environmental audits conducted by internal and outside independent environmental professionals and regular communications with General Signal's operating units regarding environmental compliance requirements and anticipated regulations.

     General Signal has been notified that it is a potentially responsible party and has received other notices of potential liability pursuant to various federal and state environmental laws (including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws) at approximately 70 third-party owned sites. Such laws may impose liability on certain classes or persons that are considered jointly and severally liable for the costs of investigation and remediation of hazardous substances present at such sites, regardless of fault or the legality of the original disposal. These persons include the present or former owner or operator of a facility and companies that generated, disposed of, or arranged for the disposal of, such hazardous substances. General Signal has resolved its liability by entering into de minimis settlements or other buyout agreements with governmental authorities or other parties at 32 of these sites and believes that it has no liability with respect to 16 of these sites. General Signal believes, based on information currently available, that its aggregate probable remaining liability at the 22 other sites is less than $3.0 million and has reserved approximately that amount on its books. In addition to the aforementioned third-party owned sites, General Signal is engaged in investigation and/or remedial activities at, and has received notice of alleged contamination with respect to, various of its currently or formerly owned sites and has reserved approximately $19.0 million in connection therewith.

     The potential costs related to the matters described above and the possible impact on future operations are uncertain due in part to the complexity of government laws and regulations and their interpretations, the varying costs and effectiveness of clean-up technologies, the uncertain level of insurance or other types of recovery and the degree of General Signal's responsibility. Accordingly, there can be no assurance that General Signal will not incur expenditures in excess of the amounts reserved for such matters.

     In addition to the foregoing, certain of the current or former facilities of General Signal have been in operation for several decades and, over such time, have used or generated and disposed of substances that are or may be considered hazardous. Certain of these facilities are located on properties that had been used for various industrial purposes prior to General Signal's occupancy. As a result of the Merger, additional subsurface investigations will be required following the Merger in order to assess the nature and scope of potential soil and groundwater conditions at certain of these facilities. It is possible that such investigations will identify additional soil and groundwater contamination which, if present, could be material.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER, BY-LAW AND STATUTORY PROVISIONS


     Certain provisions of SPX's Certificate of Incorporation and By-Laws may inhibit changes in control of SPX not approved by the SPX Board. These provisions include: (i) a staggered board of directors; (ii) a prohibition on stockholder action through written consents; (iii) a requirement that special meetings of stockholders be called only by the SPX Board; (iv) advance notice requirements for stockholder proposals and nominations; (v) limitations on the ability of stockholders to amend, alter or repeal the By-Laws; (vi) enhanced voting requirements for certain business combinations involving substantial stockholders; and (vii) the authority of the SPX Board to issue, without stockholder approval, preferred stock with such terms as the SPX Board may determine. SPX is also afforded the protections of Section 203 of the Delaware General Corporation Law, which could have similar effects. See "Comparison of Rights of Stockholders of SPX and General Signal."

                              THE SPECIAL MEETINGS

GENERAL


     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of each of SPX and General Signal of proxies to be used at the respective Special Meetings and at any and all adjournments of the respective Special Meetings.



     SPX. The SPX Special Meeting will be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 27th Floor, New York, New York. The purpose of the SPX Special Meeting is to consider and vote upon (i) the SPX Proposal, namely, to approve the issuance of SPX Common Stock to the General Signal stockholders in exchange for their shares of General Signal Common Stock in the Merger, and
(ii) the SPX Plan Amendment Proposal, namely, to approve the amendment of the 1992 Stock Plan to increase the number of shares of SPX Common Stock available for issuance thereunder by 1.1 million to 3.0 million. On August 28, 1998, there were 43,549,020 shares of General Signal Common Stock issued and outstanding (exclusive of Restricted Shares). Assuming no additional issuances of General Signal Common Stock prior to the Effective Time, the number of shares of SPX Common Stock issuable upon consummation of the Merger is approximately 18,229,620.



     General Signal. The General Signal Special Meeting will be held on Monday, October 5, 1998, at 10:00 a.m. (Eastern Time), at General Signal's headquarters, One High Ridge Park, Stamford, Connecticut. The purpose of the General Signal Special Meeting is to consider and vote upon the General Signal Proposal, namely, to approve and adopt the Merger Agreement.


RECORD DATE; QUORUM AND REQUIRED VOTE


     SPX. Only those persons who are holders of record of shares of SPX Common Stock at the close of business on August 28, 1998, the SPX Record Date, are entitled to vote at the SPX Special Meeting. As of the SPX Record Date, there were 12,352,077 shares of SPX Common Stock outstanding. Each share of SPX Common Stock is entitled to one vote. Under SPX's By-Laws, the holders of one-third of the shares of SPX Common Stock outstanding and entitled to vote must be present in person or represented by proxy at the SPX Special Meeting in order for a quorum to be present. However, pursuant to the rules of the NYSE, on which the SPX Common Stock is listed, approval of the SPX Proposal and the SPX Plan Amendment Proposal will require that the total number of votes cast represent more than 50% of the outstanding shares of SPX Common Stock entitled to vote thereon at the SPX Special Meeting and that the respective proposals be approved by the affirmative vote of the holders of a majority of the votes cast at the SPX Special Meeting. An abstention with respect to the SPX Proposal or the SPX Plan Amendment Proposal, as the case may be, will have the same effect as a vote cast against such proposal. Brokers who hold shares of SPX Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. "Broker non-votes" or any other failure to vote (other than an abstention) on the SPX Proposal or the SPX Plan Amendment Proposal will not be counted as votes cast on such proposal and will have no effect on the outcome of the vote on such proposal. See "The Special Meetings -- Proxies."



     As of the SPX Record Date, the directors and executive officers of SPX and their affiliates owned an aggregate of approximately 2.9% of the outstanding shares of SPX Common Stock. Each of the directors and executive officers of SPX has advised SPX that he or she plans to vote or to direct the vote of all shares of SPX Common Stock owned by him or her in favor of the SPX Proposal.



     General Signal. Only holders of record of shares of General Signal Common Stock at the close of business on August 28, 1998, the General Signal Record Date, are entitled to vote at the General Signal Special Meeting. As of the General Signal Record Date, there were 43,709,142 shares of General Signal Common Stock outstanding. Each share of General Signal Common Stock is entitled to one vote. The presence, whether in person or by proxy, of holders of a majority of the total number of outstanding shares of General Signal Common Stock will constitute a quorum for the transaction of business at the General Signal Special Meeting. The affirmative vote of the holders of two-thirds of all votes entitled to be cast by the holders of General Signal Common Stock is required to approve the General Signal Proposal. Brokers who hold shares of General Signal Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Abstentions, broker non-votes or any other failure to vote on the General Signal Proposal will have the same effect as a vote cast against the General Signal Proposal. See "The Special Meetings -- Proxies."


     As of the General Signal Record Date, the directors and executive officers of General Signal and their affiliates owned an aggregate of approximately 0.4% of the outstanding shares of General Signal Common Stock. Each of the directors and executive officers of General Signal has advised General Signal that he or she plans to vote or to direct the vote of all shares of General Signal Common Stock owned by him or her in favor of the General Signal Proposal.


PROXIES


     All shares of SPX Common Stock represented by properly executed proxies received prior to or at the SPX Special Meeting, and not duly and timely revoked, and all shares of General Signal Common Stock represented by properly executed proxies received prior to or at the General Signal Special Meeting, and not duly and timely revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted "FOR" the approval of the SPX Proposal and the SPX Plan Amendment Proposal or the General Signal Proposal, as the case may be.



     A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares that are present and entitled to vote at the applicable Special Meeting, will not be voted in favor of or against the SPX Proposal or the SPX Plan Amendment Proposal. Accordingly, since the affirmative vote of the holders of a majority of the votes cast at the SPX Special Meeting is required for approval of the SPX Proposal and the SPX Plan Amendment Proposal, respectively, a proxy marked "ABSTAIN" with respect to such proposal will have the effect of a vote against such proposal. Similarly, since the affirmative vote of two-thirds of all shares of General Signal Common Stock outstanding and entitled to vote is required for approval of the General Signal Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the General Signal Proposal. IN ACCORDANCE WITH NYSE RULES, BROKERS AND NOMINEES WHO HOLD SHARES OF STOCK IN THEIR NAMES BUT ARE NOT THE BENEFICIAL OWNERS OF SUCH SHARES ARE PRECLUDED FROM EXERCISING THEIR VOTING DISCRETION WITH RESPECT TO SUCH SHARES. THUS, BROKERS AND NOMINEES ARE NOT EMPOWERED TO VOTE SHARES OF SPX COMMON STOCK OR GENERAL SIGNAL COMMON STOCK HELD BY THEM WITH RESPECT TO THE APPROVAL OF THE SPX PROPOSAL AND THE SPX PLAN AMENDMENT PROPOSAL OR THE GENERAL SIGNAL PROPOSAL, AS THE CASE MAY BE, ABSENT SPECIFIC INSTRUCTIONS FROM THE BENEFICIAL OWNERS OF SUCH SHARES. Shares represented by "broker non-votes" are not considered shares "entitled to vote," and, accordingly, "broker non-votes" will have no effect on the outcome of the vote on the SPX Proposal or the SPX Plan Amendment Proposal, but, because such shares are outstanding, "broker non-votes" will have the effect of a vote against the General Signal Proposal. A failure to return a properly executed proxy will have no effect on the outcome of the vote on the SPX Proposal or the SPX Plan Amendment Proposal but will have the effect of a vote against the General Signal Proposal (unless the stockholder attends the Special Meeting and votes his or her shares in person in favor of the General Signal Proposal).


     Any person executing a proxy card may revoke it prior to its exercise by filing with the Secretary of SPX or General Signal, as the case may be, prior to the applicable Special Meeting at the address specified in the last paragraph of "Available Information" or at the applicable Special Meeting, either an instrument revoking the proxy or a duly executed proxy bearing a later date. Attendance at the SPX Special Meeting or the General Signal Special Meeting will not in and of itself constitute revocation of a proxy.

     Neither the SPX Board nor the General Signal Board are currently aware of any business to be transacted at the SPX Special Meeting and the General Signal Special Meeting, respectively, other than as described herein. If, however, other matters are properly brought before the SPX Special Meeting or the General Signal Special Meeting, or any adjournments or postponements thereof, the persons respectively appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval of the SPX Proposal or the SPX Plan Amendment Proposal, on the one hand, or the General Signal Proposal, on the other hand, will be voted against a motion to adjourn the respective Special Meeting for the purpose of soliciting additional proxies with respect to the relevant proposal.



GENERAL SIGNAL CONFIDENTIAL VOTING POLICY



     Pursuant to General Signal's confidential voting policy, if a stockholder of General Signal requests confidentiality on the proxy card or ballot, the stockholder meeting proxies, ballots and voting tabulations that identify the particular vote of the stockholder will be held permanently confidential except as necessary to meet applicable legal requirements. The tabulators and inspectors of election for the General Signal Special Meeting are employees of First Chicago Trust Company of New York and are, therefore, independent. General Signal has an agreement with the tabulators and inspectors of election requiring them to comply with General Signal's confidential voting policy.


SOLICITATION OF PROXIES

     In addition to the use of the mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock held of record by such persons, and SPX and General Signal will, upon request, reimburse their respective stockholders for their reasonable expenses in so doing. SPX and General Signal each have retained D.F. King & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $7,500 and $15,000, respectively, plus out-of-pocket costs and expenses. To the extent necessary in order to ensure sufficient representation at its Special Meeting, SPX or General Signal may request by telephone, facsimile or telegram the return of proxy cards. The extent to which this will be necessary depends upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay. Employees of SPX and General Signal may solicit proxies for which no additional compensation will be paid.

NO DISSENTERS' RIGHTS

     No holder of SPX Common Stock or General Signal Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Special Meetings.

                                 THE COMPANIES


     SPX. SPX is a global provider of Vehicle Service Solutions to franchised dealers of motor vehicle manufacturers and independent service locations, Service Support to vehicle manufacturers and Vehicle Components to the worldwide motor vehicle industry.


     SPX is comprised of two business segments. The Service Solutions segment includes operations that primarily design, manufacture and market a wide range of specialty service tools, equipment and services to the global motor vehicle industry. Major customers are franchised dealers of motor vehicle manufacturers, aftermarket vehicle service facilities and independent distributors. The Vehicle Components segment includes operations that primarily design, manufacture and market transmission and steering components for light-and heavy-duty vehicle markets, principally in North America and Europe. Major customers of this segment include vehicle manufacturers, other component manufacturers and the aftermarket.

     SPX was organized in 1911 under the laws of Michigan and reincorporated in Delaware in 1968. SPX was known as The Piston Ring Company until 1931, when it changed its name to Sealed Power Corporation. In 1988, it changed its name again to SPX Corporation. Today SPX is a multinational corporation with operations in 14 countries.

     SPX's corporate headquarters are located at 700 Terrace Point Drive, Muskegon, Michigan 49443-3301, telephone number (616) 724-5000.


     General Signal. General Signal, incorporated in New York in 1904, is a manufacturer of equipment for the Process Controls, Electrical Controls and Industrial Technology industries. General Signal's key Process Controls industry products include mixers; valves for municipal water supply and wastewater treatment and for pulp, paper, food, pharmaceutical and chemical manufacturing; ultra low-temperature freezers for life science research, and furnaces. For the Electrical Controls industry, key products include uninterruptible power supply equipment, power transformers and fire detection systems. Products serving the Industrial Technology industry include auto and bicycle components, data networking equipment and fare collection and vending equipment.


     During the last five years, General Signal invested approximately $394.4 million in cash and 4.4 million shares of General Signal Common Stock to acquire 12 businesses and/or product lines. Additionally, during the last five years, General Signal disposed of four units, two of which were accounted for as discontinued operations. In September 1997, General Signal contributed the net assets of GSEG to EGS, a joint venture with Emerson's Appleton Electric operations.

     General Signal's corporate headquarters are located at One High Ridge Park, Stamford, Connecticut 06904-2010, telephone number (203) 329-4100.

     MergerSub. MergerSub is a wholly owned subsidiary of SPX, incorporated in Delaware in 1998 for the sole purpose of effecting transactions such as those contemplated by the Merger Agreement. MergerSub has no assets or liabilities other than those arising out of the Merger Agreement. Prior to the consummation of the Merger, MergerSub will not engage in any activity other than activities related to the transactions contemplated by the Merger Agreement. MergerSub's principal executive offices are located at 700 Terrace Point Drive, Muskegon, Michigan 49443-3301, telephone number (616) 724-5000.

                                   THE MERGER

GENERAL


     At the Effective Time, General Signal will be merged with and into MergerSub and thereby become a wholly owned subsidiary of SPX. In the Merger, each share of General Signal Common Stock issued and outstanding immediately prior to the Effective Time, without any action on the part of the holder thereof, will be converted into the right to receive, at the election of the stockholder but subject to the limitations and proration procedures described in this Joint Proxy Statement/Prospectus and as set forth in the Merger Agreement, EITHER (i) 0.6977 of a share of SPX Common Stock, OR (ii) $45.00 in cash, without interest, OR (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest. Each share of SPX Common Stock issued to holders of General Signal Common Stock in the Merger will be issued together with the associated SPX Right. See "Comparison of Rights of Stockholders of SPX and General Signal -- Stockholder Rights Plans" for a description of the SPX Rights. Cash will be paid in lieu of fractional shares of SPX Common Stock. The Merger will become effective at the Effective Time when the Certificates of Merger have been filed with the Secretary of State of the State of Delaware and the Department of State of the State of New York or at such later time as may be agreed upon by SPX and General Signal and specified in the Certificates of Merger.


     The shares of SPX Common Stock to be issued to the General Signal stockholders in the Merger will constitute approximately 60% of the SPX Common Stock outstanding immediately following the Merger, and the SPX stockholders immediately prior to the Merger will hold approximately 40% of the SPX Common Stock outstanding immediately following the Merger.

BACKGROUND OF THE MERGER


     In connection with its annual strategic review, during the fall of 1997 General Signal's management took steps to improve General Signal's strategic positioning and to explore its strategic alternatives. These steps included the announcement of an effort to focus management attention on certain operational core competencies and the streamlining of General Signal's portfolio of units by retaining businesses for which those core competencies would have the most benefit. In addition, General Signal retained Lazard Freres, as its investment banker, to contact a select group of strategic and financial parties to explore the possibility and feasibility of entering into a business combination transaction which would enhance stockholder value. After preliminary discussions with several parties, General Signal determined that no such transactions were likely with the selected group and terminated the process by the end of November. After receiving unsolicited inquiries in the spring of 1998 regarding possible business combination transactions, General Signal again held preliminary discussions with a limited number of other potential strategic partners regarding a business combination, but none of such discussions advanced past the preliminary stages.



     On June 11, 1998, members of SPX's senior management and Lazard Freres met at SPX's corporate offices, where they discussed, among other things, the possibility of a potential business combination between SPX and General Signal. Based on this discussion, a meeting was arranged on June 24 among John B. Blystone, Chairman, President and Chief Executive Officer of SPX, Patrick O'Leary, Vice President -- Finance, Treasurer and Chief Financial Officer of SPX, and Michael D. Lockhart, Chairman, President and Chief Executive Officer of General Signal, at which, with representatives of Lazard Freres in attendance, Messrs. Blystone and Lockhart discussed their respective businesses and the possible benefits to stockholder value that could be produced by combining the two companies. The parties executed customary non-disclosure agreements, dated as of June 24, 1998, allowing for the exchange of confidential information between the companies, and commenced due diligence.


     On June 30, 1998, members of General Signal's senior management met with members of SPX's senior management to exchange operational and financial information and to continue their respective due diligence investigations of one another. The respective due diligence investigations continued through July 19. On July 7, Messrs. Lockhart and Blystone met to discuss the financial terms and other aspects of a proposed transaction, though no definitive agreements were reached.

     On July 8, 1998, the General Signal Board held a special meeting at which Mr. Lockhart updated the directors on the status of the discussions and meetings with SPX. Following discussion of the strategic rationale of a business combination with SPX and General Signal's strategic alternatives, the General Signal Board authorized management to continue its negotiations with and due diligence of SPX. At about that time, Mr. Blystone started acquainting the members of the SPX Board with the opportunity of the potential acquisition and gained consensus that the management of SPX should continue to evaluate a possible combination with General Signal on an expedited basis. On July 8, 1998, SPX retained Stern Stewart to perform a detailed valuation analysis and, if needed, to provide a fairness opinion with respect to a potential business combination of SPX with General Signal.


     On July 13, 1998, members of the respective senior managements of General Signal and SPX met, together with Lazard Freres and the two companies' respective accounting and legal advisors, to make due diligence presentations to one another, to exchange additional financial and business information, and to discuss certain issues relevant to determining the appropriate structure of a proposed combination. From July 13 through July 19, General Signal, SPX and their respective advisors continued their due diligence investigations of the other party. Also during this period, General Signal's and SPX's legal representatives drafted and negotiated the Merger Agreement, and representatives of the respective senior managements of General Signal and SPX negotiated the financial terms of the Merger.



     On July 17, 1998, the General Signal Board held a special meeting to review the proposed transaction with SPX. Representatives of General Signal's senior management and General Signal's legal advisors and investment banker held discussions and made presentations regarding the business and strategic rationales for the proposed transaction, the proposed terms of the transaction, certain legal considerations and an update on the status of the negotiations with SPX. On July 19, the General Signal Board held a special meeting to consider and vote upon the proposed Merger. At this meeting, representatives of General Signal's senior management and General Signal's legal advisors and investment banker reviewed, among other things, the matters set forth under "Reasons for the Merger -- Recommendations of the Boards," including the terms of the proposed Merger and the provisions contained in the draft Merger Agreement. In addition, at this meeting, Lazard Freres rendered its oral opinion, subsequently confirmed in writing, that, as of July 19, 1998, the aggregate consideration to be received by the General Signal stockholders in the Merger is fair to the General Signal stockholders from a financial point of view. Following further discussion and consideration, the General Signal Board unanimously approved and authorized the execution of the Merger Agreement.



     On July 17, 1998, the SPX Board held a special meeting, in the course of which the SPX Board received an update on the status of negotiations, reviewed the strategic and financial implications of the possible transaction with General Signal, and heard a presentation by Stern Stewart as to its preliminary findings that the transaction was fair to SPX and the methodologies used by it in arriving at that conclusion. On July 19, 1998, the SPX Board held a special meeting. At that meeting, senior management of SPX reviewed the strategic and operational synergies of the transaction, SPX's legal advisors reviewed the terms of the definitive Merger Agreement with the SPX Board, and Stern Stewart rendered its oral opinion, subsequently confirmed in writing, that, as of July 19, 1998, the aggregate consideration to be paid by SPX in the Merger was fair to SPX from a financial point of view.


     On July 19, 1998, following final approval by the General Signal Board and the SPX Board, each company executed and delivered the Merger Agreement. On July 20, 1998, the parties issued a joint press release announcing the Merger.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

     Reasons for the Merger -- SPX

     At a telephonic meeting on July 19, 1998, the SPX Board, by unanimous vote of those present (one director having been unable to attend the Board meeting), approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the SPX stockholders approve the SPX Proposal.

     In reaching its determination, the SPX Board consulted with SPX's management, as well as its financial and legal advisors, and considered the following material factors:

     The SPX Board considered that the addition of General Signal's businesses to SPX would result in a balance of industrial and vehicle solutions businesses and would provide SPX with a new growth platform from which to increase stockholder value. The SPX Board viewed General Signal as a strong candidate for application of SPX's EVA-based management techniques that have contributed to significantly increased stockholder value at SPX since January 1996. The SPX Board believed that General Signal's businesses, many of which are first or second in their markets or strong niche players, are strategically positioned for operational improvement and growth, much like the operational improvement and growth that has taken place in SPX's businesses since January 1996.

     The SPX Board believed that the SPX EVA-based management approach and the historical success at SPX of business reorganizations, operational improvements, strategic acquisitions and divestitures, organic growth and financial strategies since January 1996 would be equally successful in generating value in General Signal's businesses. The SPX Board considered the following:

     - the potential cost savings that could be created by combining the respective businesses of SPX and General Signal, as well as the operational improvements resulting from business reorganization and reengineering and the sharing of best practices between businesses;

     - the potential for margin improvement, improved operating capital utilization, and EVA improvement resulting from a full implementation of an EVA-based management and incentive system in a fashion similar to the implementation of EVA at SPX that began in January 1996 and that currently includes approximately 80% of SPX employees;

     - the prospects for driving both organic growth and growth through acquisition by developing focused global growth strategies for General Signal's core businesses in a similar fashion to SPX's growth from the recent acquisitions of IBS Filtran, Jatek, A.R. Brasch Marketing, The Valley Forge Group, Tecnotest and Toledo Trans-Kit;

     - the potential for more efficient financial capital utilization through the implementation of SPX's EVA-disciplined financial policies to target an optimal capital structure and to eliminate cash dividends; and

     - the potential for creating stockholder value through strategic divestitures of General Signal businesses similar to the methodology used by SPX in its divestiture of Hy-Lift in 1996 and Sealed Power in early 1997.

     In addition to the foregoing, the SPX Board considered the results of financial analyses as to the effect of the Merger on SPX's earnings and EVA.

     The Board further considered the presentations of Stern Stewart, which was the originator of EVA as a financial management technique and which had acted as consultant to senior management of SPX in introducing and implementing an EVA-based program at SPX, and Stern Stewart's opinion that the aggregate consideration to be paid by SPX in the Merger was fair to SPX from a financial point of view.

     The foregoing discussion sets forth the material information and factors considered and given weight by the SPX Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the SPX Board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the SPX Board may have given different weights to different factors.


     THE SPX BOARD BY UNANIMOUS VOTE OF THOSE PRESENT (ONE DIRECTOR HAVING BEEN UNABLE TO ATTEND THE BOARD MEETING) HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF SPX AND ITS STOCKHOLDERS. ACCORDINGLY, THE SPX BOARD RECOMMENDS THAT STOCKHOLDERS OF SPX VOTE "FOR" APPROVAL OF THE SPX PROPOSAL.

     Reasons for the Merger -- General Signal


     The General Signal Board has unanimously determined that the Merger is advisable and fair to, and in the best interests of, General Signal and its stockholders and has approved the Merger Agreement. In particular, the General Signal Board believes that the Merger provides the General Signal stockholders with an opportunity to receive for their shares of General Signal Common Stock a substantial premium over the values that a stand-alone strategy could reasonably be expected to produce. In addition, the form of the Merger Consideration in the aggregate provides the General Signal stockholders with immediate cash value for a portion of their shares while also providing them the opportunity to participate, as holders of SPX Common Stock, in a larger, more diversified company with strong prospects for stockholder value enhancement in the future. In this regard, the General Signal Board considered that each General Signal stockholder will have the opportunity to select a form of Merger Consideration most closely aligned with his or her investment objectives from among three alternatives: all cash, all SPX Common Stock, or a combination of cash and SPX Common Stock, subject to the proration procedures described elsewhere in this Joint Proxy Statement/Prospectus.


     In addition to the foregoing, in reaching its decision to approve the Merger Agreement and to recommend that the General Signal stockholders vote to approve and adopt the Merger Agreement, the General Signal Board considered the following material factors:

          (i) the General Signal Board's expectation of SPX's financial performance following the Merger, taking into account, among other things:

          -- the business, operations, financial condition, operating results and prospects of General Signal and of SPX,

          -- the potential for cost saving that could be created by combining the respective businesses of SPX and General Signal, and the potential initial costs that could be incurred by SPX to achieve such cost savings, and

          -- SPX's expected post-Merger capital structure and the accounting treatment of the Merger;

          (ii) the historical trading prices of the General Signal Common Stock, on the one hand, and the SPX Common Stock, on the other, including the significant price appreciation of the SPX Common Stock since Mr. Blystone became Chairman, President and Chief Executive Officer of SPX;

          (iii) the fact that the per share consideration to be received by the General Signal stockholders in the Merger represented, as of July 19, 1998, a substantial premium over the market prices of the General Signal Common Stock prevailing prior to the announcement of the signing of the Merger Agreement;

          (iv) the form of the Merger Consideration, which (1) in the aggregate provides the General Signal stockholders with immediate cash value for a portion of their shares while also providing them the opportunity to participate, as holders of SPX Common Stock, in a larger, more diversified company of which General Signal would become a significant part, and (2) permits individual stockholders to elect from among cash, SPX Common Stock, or a combination thereof (subject, in all cases, to proration) as the form of the consideration to be received for their shares of General Signal Common Stock;

          (v) the potential stockholder value that could be expected to be generated from the various strategic alternatives available to General Signal, including the alternative of remaining independent (with or without selling, spinning-off or otherwise disposing of one or more of its business units), as well as the results of the contacts and preliminary discussions held by General Signal's senior management from time to time with third parties regarding possible business combinations;


          (vi) the presentation by Lazard Freres with respect to the Merger and the opinion of Lazard Freres as to the fairness, from a financial point of view, of the aggregate Merger Consideration to be received by the General Signal stockholders in the Merger (see "The Merger -- Opinion of General Signal's Investment Banker");

          (vii) the terms of the Merger Agreement, all of which were the products of extensive arm's length negotiations, including, without limitation, the following:

          -- the form and amount of the Merger Consideration,

          -- the representations and warranties made by SPX with respect to its business, operations and financial condition,

          -- the expense reimbursement and termination fee provisions requiring
             General Signal or SPX, as the case may be, to compensate the other party in certain circumstances in the event the Merger Agreement is terminated, and

          -- the nature and relatively limited number of conditions to the obligations of SPX to consummate the Merger (including, in particular, the absence of a financing condition), which the General Signal Board believes increases the likelihood that the Merger will be consummated if approved by stockholders;

          (viii) the absence of any significant regulatory impediments and the corresponding likelihood that the Merger will be consummated; and

          (ix) the fact that the portion of the aggregate Merger Consideration to be received by the General Signal stockholders in the form of SPX Common Stock would not be taxable for United States federal income tax purposes to the stockholders receiving such consideration.

     The foregoing discussion addresses all of the material information and factors considered by the General Signal Board in its consideration of the Merger. In view of the variety of factors and the amount of information considered, the General Signal Board did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the General Signal Board may have given different weights to different factors. For a discussion of the interests of certain members of General Signal's management and the General Signal Board in the Merger, see "The Merger -- Interests of Certain Persons in the Merger."


     THE GENERAL SIGNAL BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, GENERAL SIGNAL AND ITS STOCKHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. ACCORDINGLY, THE GENERAL SIGNAL BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF GENERAL SIGNAL VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE GENERAL SIGNAL SPECIAL MEETING.


OPINION OF SPX'S FINANCIAL ADVISOR

     Stern Stewart has acted as financial advisor to SPX in connection with the Merger. At the July 19, 1998 meeting of the SPX Board, Stern Stewart delivered its oral opinion to the SPX Board, subsequently confirmed in a written opinion dated July 19, 1998, to the effect that based upon and subject to various considerations set forth in such opinion, as of July 19, 1998, the aggregate Merger Consideration to be paid in the acquisition of General Signal is fair to SPX from a financial point of view.


     THE FULL TEXT OF THE STERN STEWART OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON AND SCOPE OF THE REVIEW BY STERN STEWART IN RENDERING THE STERN STEWART OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX B AND IS INCORPORATED BY REFERENCE HEREIN. THE STERN STEWART OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY SPX CORPORATION FROM A FINANCIAL POINT OF VIEW, HAS BEEN PROVIDED TO THE SPX BOARD IN CONNECTION WITH ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SPX COMMON STOCK AS TO HOW TO VOTE AT THE SPX SPECIAL MEETING. THE SUMMARY OF THE STERN STEWART OPINION SET FORTH

IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF SPX COMMON STOCK ARE URGED TO READ THE STERN STEWART OPINION CAREFULLY AND IN ITS ENTIRETY.


     In connection with its opinion, Stern Stewart: (i) reviewed certain publicly available financial statements and other information of General Signal and SPX, (ii) reviewed certain financial projections for General Signal and SPX, including estimates of certain potential benefits of the proposed business combination, prepared by the management of SPX, in consultation with General Signal (the "SPX Management Projections"), (iii) discussed the past and current operations, financial condition and prospects of General Signal and SPX with management of SPX, (iv) reviewed the reported prices and historical trading activity of the General Signal Common Stock and the SPX Common Stock, (v) compared the financial performance and condition of General Signal and SPX and the reported prices and trading activity of the General Signal Common Stock and the SPX Common Stock with those of certain other comparable publicly traded companies, (vi) reviewed publicly available information regarding the financial terms of certain comparable transactions, in whole or in part, to the Merger,
(vii) reviewed the Merger Agreement, and (viii) performed such other analyses as Stern Stewart deemed appropriate for purposes of arriving at and preparing the Stern Stewart Opinion.


     Stern Stewart relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that was furnished or otherwise communicated to Stern Stewart by SPX. With respect to financial forecasts and projections provided by SPX, Stern Stewart assumed that such financial forecasts and projections were reasonably prepared on bases reflecting the best available estimates and good faith judgment of SPX's management as to the future financial and other performance of General Signal and SPX, as applicable. Stern Stewart expresses no view as to, and assumes no responsibility for, such projections or the assumptions on which they are based. Stern Stewart further assumed that obtaining any necessary regulatory or third-party approvals for the transactions contemplated by the Merger Agreement will not have an adverse effect on General Signal or SPX, as applicable. Stern Stewart did not make an independent evaluation or appraisal of the assets and liabilities of General Signal or SPX or any of their respective subsidiaries and Stern Stewart was not furnished with any such evaluation or appraisal. The Stern Stewart Opinion was necessarily prepared and delivered based on economic, market and other conditions as in effect on, and the information made available to Stern Stewart as of, July 19, 1998. Although subsequent developments may affect the Stern Stewart Opinion, Stern Stewart does not have any obligation to update, revise, or reaffirm its opinion. Stern Stewart did not express any opinion as to what the value of the SPX Common Stock actually will be when issued to the General Signal stockholders pursuant to the Merger or the prices at which the SPX Common Stock will trade after the Merger.


     The forecasts or projections furnished to Stern Stewart for General Signal and SPX were prepared by the management of SPX, in consultation with General Signal. As a matter of policy, SPX and General Signal do not publicly disclose internal management forecasts, projections, or estimates of the type furnished to Stern Stewart in connection with its analysis of the Merger, and such forecasts, projections, and estimates were not prepared with a view towards public disclosure. These forecasts, projections, and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of General Signal and SPX, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections, and estimates.


     The following is a summary of certain of the financial analyses used by Stern Stewart believed by it to be material in connection with providing its oral opinion (subsequently confirmed in writing) to the SPX Board on July 19, 1998.

     Historical Stock Trading Analysis. Stern Stewart reviewed the historical trading prices for the General Signal Common Stock, the SPX Common Stock, and the relationship between movements of the General Signal Common Stock and the SPX Common Stock and movements in the common stock of selected peers in the electrical equipment industry (the "Peer Companies") and in the S&P 500 Index. The Peer Companies used in the analysis were Cooper Industries, Inc., Emerson, Honeywell Inc., Hubbell Incorporated, Magnetek,

Inc., and Rockwell International Corporation. The analysis indicated that for the prior year, five years, and ten years ended July 10, 1998, the total return to the General Signal stockholders, including dividends, significantly underperformed both the portfolio of Peer Companies and the S&P 500. The total return to the General Signal stockholders, including dividends, for the prior year through July 10, 1998 was -24.6%, whereas the Peer Companies returned 7.5% to their stockholders and the S&P 500 appreciated 30.3%. The compound annual return to the General Signal stockholders, including dividends, for the prior five years through July 10, 1998 was 4.9%, whereas the compound annual returns of the Peer Companies and the S&P 500 were 16.5% and 24.0%, respectively. The compound annual return to the General Signal stockholders, including dividends, for the prior ten years through July 10, 1998 was 6.5%, whereas the compound annual returns of the Peer Companies and the S&P 500 were 16.7% and 18.9%, respectively.

     Stern Stewart also compared the implied price per share to be paid pursuant to the Merger Agreement of $45.00 ("Implied Price Per Share") with the closing stock price of the General Signal Common Stock on July 17, 1998 (the last trading day before the public announcement of the Merger Agreement) of $37.63. The Implied Price Per Share to be paid pursuant to the Merger Agreement represented a 19.6% premium to the closing price of the General Signal Common Stock on July 17, 1998. Stern Stewart also compared the Implied Price Per Share to be paid for the General Signal Common Stock pursuant to the Merger Agreement of $45.00, and the closing price of the General Signal Common Stock on July 17, 1998 of $37.63, with the 52 week high of $53.00 and the 52 week low of $35.69 per share of General Signal Common Stock. Stern Stewart also compared the closing stock price of the SPX Common Stock on July 17, 1998 of $64.50 with the 52 week high of $79.06 and the 52 week low of $49.50 per share of SPX Common Stock. Stern Stewart reviewed analyst and market expectations for General Signal's predicted stock price performance over the next twelve months. The median expected twelve month stock price increase according to research analyst reports was $10.00.

     Peer Companies Analysis. Stern Stewart reviewed and compared certain actual and estimated financial information relating to General Signal to corresponding financial information, ratios, and public market multiples for the Peer Companies. The selected Peer Companies were chosen because they are publicly traded companies with operations that, for the purposes of this analysis, may be considered similar to those of General Signal. Stern Stewart calculated and compared various financial multiples and ratios for General Signal and each of the Peer Companies. The multiples and ratios of the Peer Companies were calculated using closing market prices on July 10, 1998, publicly reported financial results, and publicly available information and estimates.

     Stern Stewart considered for the Peer Companies the total enterprise value (defined as equity value (share price times latest reported total shares outstanding) plus debt, preferred stock, and minority interests) ("Enterprise Value") as a multiple of last reported book value (defined as book value of equity plus book value of debt) ("Book Value"), latest twelve months ("LTM") sales, LTM earnings before interest and taxes ("EBIT"), and LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA"). Stern Stewart's analysis for the Peer Companies indicated multiples of Enterprise Value to Book Value which ranged from 1.9x to 3.6x, with a median of 2.6x, compared to 2.1x for General Signal; multiples of Enterprise Value to LTM sales which ranged from 0.6x to 2.3x, with a median of 1.6x, compared to 1.0x for General Signal; multiples of Enterprise Value to LTM EBIT which ranged from 9.0x to 14.4x, with a median of 13.2x, compared to 9.3x for General Signal; and multiples of Enterprise Value to LTM EBITDA which ranged from 6.0x to 11.6x, with a median of 9.5x, compared to 7.1x for General Signal. Stern Stewart also considered for the Peer Companies the total market capitalization (defined as share price times latest reported total shares outstanding) as a multiple of LTM earnings ("Price to Earnings"). Stern Stewart's analysis for the Peer Companies indicated a range of Price to Earnings multiples of 15.8x to 23.4x, with a median of 20.6x, compared to 12.9x for General Signal.

     Stern Stewart then applied the median multiples of the Peer Companies to the SPX Management Projections for General Signal for fiscal year 1998 to arrive at a range of imputed equity values per share. Stern Stewart also calculated the aforementioned multiples based upon the total consideration contemplated for General Signal (calculated as (i) the Implied Price Per Share times the number of General Signal shares outstanding plus (ii) total assumed debt) ("Total Consideration"), and determined that the multiples were below the median of Peer Companies.


     Stern Stewart calculated Net Operating Profit After Tax ("NOPAT") for the Peer Companies and General Signal on an LTM basis. Stern Stewart calculated the LTM EVA (defined as (i) NOPAT less (ii) average capital times the cost of capital) for the Peer Companies and General Signal, and estimated the market's expectation of future growth in EVA ("Growth Value") inherent in stock prices as of July 10, 1998. Stern Stewart then analyzed Growth Value as a percentage of Enterprise Value ("Growth Value Percentage") for the Peer Companies, and compared it to General Signal's Growth Value Percentage. The Growth Value Percentage for the Peer Companies ranged from 24.6% to 59.5%, with a median of 46.5%, as compared to General Signal's Growth Value Percentage of 24.6%. Stern Stewart then analyzed the Growth Value Percentage of General Signal based on the Total Consideration, and determined that the implied Growth Value Percentage was also considerably below the Peer Company median of 46.5%.



     Cost of Capital. In estimating the weighted average cost of capital ("WACC"), Stern Stewart performed analyses consistent with the Capital Asset Pricing Model. Stern Stewart performed regressions of the Peer Companies, other selected companies, and General Signal's stock against the S&P 500 Index to arrive at a peer portfolio beta ("Peer Beta"). The Peer Beta was unlevered according to the industry average debt to market value (defined as (i) total debt divided by (ii) total debt plus market value of equity), and relevered for the pro-forma leverage of the proposed combined entity following the Merger to arrive at an estimate of General Signal's beta ("General Signal's Beta"). Stern Stewart's estimate of General Signal's Beta was compared with, and found to be comparable to, other publicly available estimates. Stern Stewart's estimate of General Signal's Beta was multiplied by market risk premiums ("MRP") of 5.0% to 6.0%, representing the long-term average return of equities over risk-free assets. At an MRP of 5.0%, General Signal's cost of equity capital was estimated to be 11.5%; at an MRP of 6.0%, General Signal's cost of equity capital was estimated to be 12.7%. Based on General Signal's current Standard & Poor's bond rating of "A", and a pro forma analysis of leverage and coverage ratios of the combined entity, the cost of debt capital was estimated. The WACC was then calculated as an average of the cost of equity capital and the cost of debt capital, weighted according to their respective market values. At an MRP of 5.0%, the WACC was estimated to be 8.9%; at an MRP of 6.0%, the WACC was estimated to be 9.6%.


     Comparison of Historical Performance and SPX Management Projections. Stern Stewart analyzed General Signal's historical financial performance for the fiscal years 1988 through 1997, and compared historical performance to financial performance as predicted in the SPX Management Projections for fiscal years 1998 through 2007. Stern Stewart analyzed EBIT and EBITDA margins, accounts receivable days-on-hand, inventory days-on-hand, accounts payable and accrued expenses days-on-hand, and property, plant and equipment turns, of General Signal historically from fiscal years 1988 through 1997, and compared them with the SPX Management Projections for General Signal for the fiscal years 1998 through 2007. Stern Stewart also compared General Signal's historical income statements (expressed as a percentage of total sales) and balance sheets (expressed as a percentage of total assets) for fiscal years 1988 through 1997 with those statements based on the SPX Management Projections for fiscal years 1998 through 2007.

     EVA and Discounted Cash Flow Valuations. Stern Stewart used its proprietary EVA framework in performing discounted EVA and discounted EVA improvement valuations of the General Signal Common Stock based on the SPX Management Projections. Stern Stewart also performed a discounted cash flow ("DCF") valuation of the General Signal Common Stock based on the SPX Management Projections. In performing its EVA and DCF analyses, Stern Stewart considered various assumptions that it deemed appropriate based on a review with the management of SPX of General Signal's prospects and risks. Stern Stewart believed it appropriate to utilize various discount rates ranging from 8.9% to 9.6%, and terminal value inflation rates of 0% to 3% to apply to fiscal year 2007 forecasted EVA and free cash flow.

     Based on the foregoing, Stern Stewart performed analyses, without giving effect to any cost savings or synergies as a result of the Merger, which yielded a range of net present values. Stern Stewart also discussed and reviewed with SPX's management potential cost savings and synergies as a result of the Merger, and valued such cost savings and synergies, which were based on SPX Management Projections. Including such cost savings and synergies in the EVA and DCF valuations, Stern Stewart estimated a range of values for the General Signal Common Stock. Based on the SPX Management Projections, Stern Stewart also performed EVA and DCF valuations of SPX on a stand-alone basis and of the proposed combined entity.

     In its EVA improvement valuation, Stern Stewart calculated current operations value (defined as (i) current EVA divided by cost of capital plus
(ii) total EVA capital) ("Current Operations Value"), Growth Value, and Enterprise Value (calculated here as Current Operations Value plus Growth Value) of General Signal based on the SPX Management Projections both with and without projected cost savings and synergies. Stern Stewart then calculated the Growth Value Percentages implicit in the SPX Management Projections with and without projected synergies and cost savings to be 37.4% and 45.0%, respectively. The Growth Value Percentages implicit in the SPX Management Projections were below the Peer Companies median of 46.5%. Stern Stewart performed similar Growth Value analyses of SPX on a stand-alone basis and of the proposed combined entity.

     Selected Transactions Analysis. Stern Stewart analyzed certain information relating to seven comparable merger and acquisition transactions in the electrical equipment industry from April 1996 to February 1998 ("Comparable Transactions"). The analyses indicated, among other things, that the multiples of transaction value to LTM sales ranged from 1.0 to 3.1, with a median of 1.3; the multiples of transaction value to LTM EBIT ranged from 11.3 to 70.8, with a median of 13.3; and the multiples of transaction value to LTM EBITDA ranged from
8.4 to 23.6, with a median of 10.0. At the Total Consideration, multiples of the transaction value to LTM sales, LTM EBIT, and LTM EBITDA of General Signal were below the median for the Comparable Transactions.

     Company and Industry Research. Stern Stewart reviewed recent research analyst reports and other publicly available information on General Signal, SPX, and the electrical equipment and automotive components industries. Stern Stewart reviewed analyst and market expectations for General Signal's predicted stock price performance over the next twelve months, for earnings per share ("EPS") and net income for fiscal years 1998 and 1999. The median expected twelve month stock price increase according to research analyst reports was $10.00. Stern Stewart also compared the analyst expectations for EPS growth of General Signal in fiscal years 1998 and 1999 with EPS growth calculated according to the SPX Management Projections. The median expected growth in EPS through the fiscal year 1999 was 12% according to analyst forecasts, which compared to 12% growth in EPS according to the SPX Management Projections.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Stern Stewart Opinion. In arriving at its fairness determination, Stern Stewart considered the results of all such analyses, taken as a whole. Furthermore, in arriving at its fairness opinion, Stern Stewart did not attribute any particular weight to any analysis or factor considered by it; rather, Stern Stewart made its determination as to fairness on the basis of qualitative judgments as to the significance and relevance of the financial and comparative analyses and factors described above, taken as a whole. No company or transaction used in the above analyses as a comparison is identical to General Signal or SPX or the contemplated transaction. The analyses were prepared solely for purposes of Stern Stewart in providing its opinion to the SPX Board as to the fairness of the aggregate consideration to be paid in the Merger, from a financial point of view, to SPX and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be bought or sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of SPX, General Signal, Stern Stewart or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Stern Stewart's opinion to the SPX Board was one of many factors taken into consideration by the SPX Board in making its determination to approve the Merger Agreement. Although Stern Stewart evaluated the fairness to SPX of the aggregate consideration to be paid by SPX in the Merger, the specific consideration was determined by SPX and General Signal through arm's-length negotiation. The foregoing summary does not purport to be a complete description of the analyses performed by Stern Stewart and is qualified by reference to the written opinion of Stern Stewart set forth in Appendix B hereto.


     As part of its financial advisory consulting practice, Stern Stewart is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, divestitures, valuations, restructurings and recapitalizations. Stern Stewart was selected by SPX as its financial advisor based on Stern Stewart's reputation, experience, and expertise. In the past, Stern Stewart has provided financial consulting services to SPX for which services Stern Stewart has received customary fees. In addition, Mr. Blystone, Chairman, President and Chief Executive Officer of SPX, is a member of the Board of Advisors of Stern Stewart's EVA Institute.



     Pursuant to the terms of a letter agreement dated July 8, 1998 (the "Stern Stewart Engagement Letter"), Stern Stewart was retained by SPX as its financial advisor and to render an opinion to the SPX Board with respect to the Merger. Under the Stern Stewart Engagement Letter, SPX agreed to pay Stern Stewart a fee of $750,000, payable upon the delivery of the Stern Stewart Opinion and the execution of the Merger Agreement. In the event that the Merger Agreement had not been executed, SPX would have been obligated to pay Stern Stewart a fee of $250,000, payable at such time as the negotiations between SPX and General Signal to effect the transaction were terminated. In addition, SPX has agreed to reimburse Stern Stewart for its reasonable out-of-pocket expenses incurred in connection with the engagement and to indemnify Stern Stewart and certain related persons and entities for certain losses, claims, damages or liabilities relating to or arising out of, among other things, its engagement as financial advisor.


OPINION OF GENERAL SIGNAL'S INVESTMENT BANKER


     General Signal retained Lazard Freres to act as its investment banker in connection with the Merger based on its expertise and reputation and its familiarity with General Signal. At the July 19 meeting of the General Signal Board, Lazard Freres rendered its oral opinion to the General Signal Board, subsequently confirmed in writing, to the effect that, as of July 19, 1998, the aggregate Merger Consideration is fair to the holders of shares of General Signal Common Stock from a financial point of view.



     A copy of the full text of the written opinion of Lazard Freres, dated July 19, 1998, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix C and is incorporated herein by reference. General Signal stockholders are urged to read this opinion in its entirety. This summary of the opinion of Lazard Freres is qualified in its entirety by reference to the full text of the opinion. The engagement of Lazard Freres and its opinion are for the benefit of the General Signal Board in connection with its consideration of the Merger. Lazard Freres's opinion is directed only to the fairness of the aggregate Merger Consideration to the holders of General Signal Common Stock from a financial point of view and does not address any other aspect of the Merger. The opinion is not intended to and does not constitute a recommendation to any holder of General Signal Common Stock as to whether such stockholder should vote for the Merger or with regard to any election of alternative forms of Merger Consideration.



     In connection with rendering its opinion to the General Signal Board, Lazard Freres, among other things: (i) reviewed the financial terms and conditions of the Merger Agreement; (ii) analyzed certain historical business and financial information relating to General Signal and SPX; (iii) reviewed various financial forecasts and other data provided by General Signal and SPX relating to their respective businesses; (iv) held discussions with members of the senior managements of General Signal and SPX with respect to the businesses and prospects of General Signal and SPX, respectively, the strategic objectives of each, and the possible benefits which might be realized following the Merger;
(v) reviewed public information with respect to certain other companies in lines of businesses believed by Lazard Freres to be generally comparable to the businesses of General Signal and SPX; (vi) reviewed the financial terms of certain business combinations involving companies in lines of businesses believed by Lazard Freres to be generally comparable to those of General Signal and SPX, and in other industries generally; (vii) reviewed the historical stock prices and trading volumes of the General Signal Common Stock and the SPX Common Stock; and (viii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.

     Lazard Freres relied upon the accuracy and completeness of the financial and other information reviewed by it for the purpose of its opinion and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of General Signal or SPX, or concerning the solvency of, or other related solvency issues with respect to, either of the foregoing entities. Lazard Freres assumed that the financial forecasts provided to it, including the potential benefits projected to be realized following the Merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of General Signal and SPX as to the future financial performance of General Signal and SPX, respectively. Lazard Freres assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based, and there cannot be any assurance that the actual results of General Signal and SPX will not differ materially from those reflected in the forecasts. In addition, Lazard Freres did not express any opinion as to the prices at which the SPX Common Stock may trade following the date of its opinion. Lazard Freres's opinion also was necessarily based on accounting standards and economic, monetary, market and other conditions as in effect on, and information made available to Lazard Freres as of, the date of its opinion. In rendering its opinion, Lazard Freres assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by General Signal, that the Merger would be accounted for as a reverse acquisition, and that obtaining the necessary regulatory approvals for the Merger would not have an adverse effect on General Signal or SPX.



     The following is a summary of certain of the analyses performed by Lazard Freres in connection with rendering its opinion dated July 19, 1998 as to the fairness of the aggregate Merger Consideration to be received by the holders of General Signal Common Stock from a financial point of view and discussed with the General Signal Board in connection with rendering such opinion.



     Comparable Publicly Traded Companies Analyses. Lazard Freres reviewed and compared certain publicly available actual and projected financial, operating and stock market information of companies in lines of business believed to be comparable to those of General Signal and SPX. Lazard Freres noted that, although there were no public companies with precisely the same mix of businesses and financial conditions as General Signal or SPX, Lazard Freres believed the most relevant comparable companies to General Signal to include Aeroquip-Vickers Inc., Crane Co., Eaton Corporation, Mark IV, Pentair Inc., United Dominion Industries and U.S. Industries (the "General Signal Comparable Companies") and to SPX to include After-Market Technology, Cooper Tire & Rubber, Exide Corporation, Federal Mogul, Goodyear Tire & Rubber, Snap-on Incorporated, Standard Motors Products and Stanley Works (the "SPX Comparable Companies" and, together with the General Signal Comparable Companies, the "Comparable Companies").



     This analysis indicated that for the General Signal Comparable Companies
(i) market capitalization (a) as a multiple of LTM EBITDA ranged from 6.6x to 9.7x, as compared to 8.9x for General Signal in the Merger (based upon the closing price per share of SPX Common Stock of $64.50 as of July 17, 1998, the last trading day prior to the public announcement of the Merger); and (b) as a multiple of projected 1998 EBITDA ranged from 6.1x to 8.2x, as compared to a multiple for General Signal in the Merger that was slightly above such range, and (ii) price to earnings ("P/E") multiples (a) based on LTM EPS ranged from 11.7x to 19.3x, as compared to 17.5x for General Signal in the Merger; and (b) based on projected 1998 EPS ranged from 11.1x to 17.5x, as compared to a multiple for General Signal in the Merger that was within such range.


     This analysis also indicated that for the SPX Comparable Companies (i) market capitalization (a) as a multiple of LTM EBITDA ranged from 5.9x to 15.8x, as compared to 10.2x for SPX; and (b) as a multiple of projected 1998 EBITDA ranged from 5.6x to 9.8x, as compared to 9.0x for SPX; and (ii) P/E multiples
(a) based on LTM EPS ranged from 12.5x to 29.4x, as compared to 17.3x for SPX; and (b) based on projected 1998 EPS ranged from 10.6x to 26.1x, as compared to 16.3x for SPX.

     As noted above, no company used in the public market valuation analysis is identical to General Signal or SPX. Accordingly, any analysis of the value of the General Signal Common Stock and the SPX Common Stock based on the Comparable Companies involves complex considerations and judgments concerning differences in potential financial and operating characteristics of the Comparable Companies and other factors in relation to the trading and acquisition values of the Comparable Companies.


     Selected Precedent Transactions Analysis. Lazard Freres reviewed and analyzed certain selected publicly available financial, operating and stock market information relating to certain acquisition transactions involving diversified industrial companies (the "Diversified Selected Transactions") and to certain acquisition transactions involving automotive components and after market companies (the "Automotive Selected Transactions" and, together with the Diversified Selected Transactions, the "Selected Transactions"). Lazard Freres noted that the reasons for, and the circumstances surrounding, each of the transactions analyzed were diverse and the characteristics of the companies involved were not directly comparable to General Signal, SPX or the Merger.



     Lazard Freres performed an analysis that indicated for the Diversified Selected Transactions that (i) the ratio of the enterprise value to LTM EBITDA ranged from 6.5x to 10.0x, as compared to 8.9x for the Merger; (ii) the ratio of the enterprise value to LTM EBIT ranged from 8.9x to 16.3x, as compared to 11.5x for the Merger; (iii) the ratio of price paid for each share of the acquired business to LTM EPS ranged from 9.1x to 20.5x, as compared to 17.5x for the Merger; and (iv) the premium paid for the acquired business to its share price on the date one month prior to the date of announcement of the relevant transaction ranged from 12.9% to 26.1% (excluding one transaction at 165.4%), as compared to 24.8% for the Merger. The value to be received in the Merger represented a premium of 24.8% over the closing price per share of General Signal Common Stock on July 16, 1998. Lazard Freres also performed an analysis of premiums paid in transactions announced since January 1, 1998 with a value in excess of $1 billion. Such analysis indicated a mean and median premium paid of 31.5% and 22.7%, respectively, over the market price on the trading day immediately prior to the date of the public announcement of the relevant transaction.



     This analysis also indicated for the Automotive Selected Transactions that
(i) the ratio of the enterprise value to LTM EBITDA ranged from 7.4x to 19.9x;
(ii) the ratio of the enterprise value to LTM EBIT ranged from 11.1x to 19.5x; and (iii) the ratio of price paid for each share of the acquired business to LTM EPS ranged from 15.0x to 39.2x.



     Discounted Cash Flow Analysis. Lazard Freres analyzed the present value of General Signal's projected cash flow for the years 1999 through 2003, inclusive, and the projected 2003 terminal values based upon a range of multiples of projected 2003 EBITDA and upon a range of free cash flow perpetual growth rates. Lazard Freres performed such analysis based on General Signal's management projections for both a management case and a case that assumed a constant EBITDA margin. Lazard Freres applied discount rates ranging from 10.0% to 11.0%, terminal multiples of EBITDA ranging from 6.5x to 7.5x and free cash flow perpetual growth rates of approximately 3.0%.



     Lazard Freres also analyzed the present value of SPX's projected cash flow for the years 1999 through 2003, inclusive, and the projected 2003 terminal values based upon a range of multiples of projected 2003 EBITDA and upon a range of free cash flow perpetual growth rates. Lazard Freres performed such analysis based on SPX management's projections for the years 1999 and 2000 and extrapolations therefrom for the years 2001 through 2003. Lazard Freres applied discount rates ranging from 10.0% to 11.0%, terminal multiples of EBITDA ranging from 7.5x to 8.5x and free cash flow perpetual growth rates of approximately 3.5%.



     Leveraged Buy-Out Analysis. Lazard Freres prepared an analysis based on projections provided to it by General Signal's management and on the then-current economic and market conditions as to the consideration a leveraged buy-out purchaser might be able to pay to acquire General Signal. A range of possible acquisition prices was derived by reviewing the estimated return on equity investment that would result from a leveraged buy-out based upon various assumptions, including the financial ratios required by the bank financing and high yield debt markets, interest rates, and certain cost savings.



     Leveraged Share Repurchase Analysis. Lazard Freres considered possible pre-tax values which might result if General Signal were to pursue a leveraged recapitalization without the investment of any additional equity by new investors or otherwise. Based upon General Signal management projections and employing assumptions regarding the credit markets similar to those used in the leveraged buy-out analysis above, a repurchase of General Signal Common Stock at a cash price of $44 per share of General Signal Common Stock financed by new debt was reviewed. This methodology indicated that between approximately 37% and 48% of the outstanding General Signal Common Stock might be repurchased depending upon the level of leverage following such repurchase. Lazard Freres performed this analysis assuming the remaining shares of General Signal Common Stock were valued using multiples ranging from 6.5x to 7.5x of General Signal's EBITDA, assuming a share of General Signal Common Stock received a pro rata portion of the cash, and taking into account the additional debt resulting from the share repurchase.



     Historical Stock Price Review. Lazard Freres reviewed information regarding historical price and trading volume for the General Signal Common Stock. As part of this review, the forward P/E multiple for the General Signal Common Stock was compared to that for the Standard & Poor's 400 Index based on daily closing prices from October 2, 1995 through July 16, 1998. This review showed that the multiple applied to the General Signal Common Stock was significantly lower than that of the S&P 400 Index, with the current P/E multiple for the General Signal Common Stock being approximately 13.3x and the current P/E multiple for the S&P 400 Index being approximately 28.9x. Lazard Freres noted that while the P/E multiple for General Signal ranged from approximately 13.0x to 15.0x during this period, the P/E multiple for the S&P 400 Index grew from approximately 17.0x to 29.0x during the same period. Lazard Freres also reviewed the historical stock prices of the General Signal Common Stock and compared such prices to those for the S&P 400 Index. Such comparison indicated that the General Signal Common Stock significantly underperformed the S&P 400 Index over the one-year period prior to the public announcement of the Merger. It also was noted that (i) the 26-week trading range for General Signal Common Stock was from a closing low of $35.875 per share of General Signal Common Stock on July 2, 1998 to a closing high of $46.875 per share of General Signal Common Stock on March 30, 1998; and
(ii) the 52-week trading range for General Signal Common Stock was from a closing low of $35.875 per share of General Signal Common Stock on July 2, 1998 to a closing high of $52.375 per share of General Signal Common Stock on July 17, 1997.



     Pro Forma Has/Gets Analysis. Lazard Freres calculated the effect that the Merger could have on the forecast earnings per share of General Signal Common Stock in General Signal on a stand-alone basis before the Merger as compared to the forecast earnings per share of General Signal Common Stock in the pro forma combined company following the Merger. This analysis was based on projections provided by the respective managements of General Signal and SPX and on the assumptions described above, including the realization of the potential benefits following the Merger.



     This analysis indicated that the Merger would result in accretion to pro forma earnings per share of General Signal Common Stock and pro forma earnings per share of SPX Common Stock in 1999 and significant accretion to pro forma earnings per share of General Signal Common Stock and pro forma earnings per share of SPX Common Stock thereafter. In this analysis, Lazard Freres assumed that both General Signal and SPX would perform in accordance with the forecasts provided to Lazard Freres by General Signal's and SPX's managements. The actual results achieved by the combined company following the Merger may vary from projected results and the variations may be material.



     Special Considerations. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete or a misleading view of the process underlying the opinion of Lazard Freres. No company or transaction used in the analyses as a comparison is identical to General Signal or SPX or the transaction contemplated by the Merger Agreement. The analyses were prepared solely for the purpose of Lazard Freres providing its opinion to the General Signal Board in connection with its consideration of the Merger and do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in the analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

     In performing its analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of General Signal or SPX or their respective advisors, none of General Signal, SPX, Lazard Freres or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses. Although, in connection with the delivery of its opinion, Lazard Freres also analyzed SPX, Lazard Freres's opinion is not a valuation of SPX and does not represent Lazard Freres's view as to what the value of the SPX Common Stock will be upon consummation of the Merger. As described above, Lazard Freres's opinion to the General Signal Board was one of many factors taken into consideration by the General Signal Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Lazard Freres and is qualified by reference to the written opinion of Lazard Freres set forth in Appendix C hereto.



     Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as investment banker to the General Signal Board because of its expertise and its reputation in investment banking and mergers and acquisitions and its familiarity with General Signal.



     In connection with Lazard Freres's services as investment banker to the General Signal Board, including its rendering of the opinion summarized above, General Signal paid Lazard Freres an initial fee of $2.0 million upon the execution of the Merger Agreement. General Signal has also agreed to pay Lazard Freres a transaction fee equal to .35% of the aggregate consideration to be paid in the Merger (against which the initial $2.0 million fee will be credited) upon, and subject to, consummation of the Merger. Whether or not the Merger is consummated, General Signal has agreed to reimburse Lazard Freres for its out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Lazard Freres and certain related parties against certain liabilities, including liabilities arising under U.S. securities laws.



     Lazard Freres has in the past provided, and is currently providing, investment banking services to General Signal for which it has received, and anticipates receiving, customary fees. In the ordinary course of business, Lazard Freres and its affiliates may actively trade in securities of General Signal for their own account and for the account of their customers and, accordingly, may at any time hold long or short positions in such securities.


ACCOUNTING TREATMENT


     The Merger will be accounted for as a reverse acquisition because the stockholders of General Signal will own approximately 60% of the shares of the combined company upon completion of the Merger. Accordingly, for accounting purposes, SPX will be treated as the acquired company and General Signal will be considered to be the acquiring company. The purchase price will be allocated to the assets and liabilities of SPX based on their estimated fair market values at the date of acquisition. Under reverse acquisition accounting, the purchase price is based on the fair market value of the SPX Common Stock at the date that the Merger Agreement was signed. The cash portion of the Merger Consideration will be accounted for as a dividend by the combined company. SPX's financial position and results of operations will not be included in the combined company's consolidated accounts prior to the date the Merger is consummated.


BOARD AND MANAGEMENT FOLLOWING THE MERGER

     The directors of MergerSub immediately prior to the Effective Time will be the directors of the Surviving Corporation and the officers of MergerSub immediately prior to the Effective Time will be the officers of the Surviving Corporation.

     Under the Merger Agreement, the SPX Board is required to take all action necessary to elect the following persons, who are currently serving on the General Signal Board, to the SPX Board as of the Effective Time: (i) Emerson U. Fullwood, who will be assigned to the class of directors whose term of office expires at

SPX's first annual meeting of stockholders after the Effective Time, and (ii) H. Kent Bowen, who will be assigned to the class of directors whose term of office expires at SPX's second annual meeting of stockholders after the Effective Time.

  REGULATORY APPROVALS


     Under the HSR Act, the Merger may not be consummated until Notification and Report Forms have been submitted and certain information has been furnished by each of SPX and General Signal to the FTC and the Antitrust Division, and required waiting periods have expired or been terminated. On August 5, 1998, SPX and General Signal filed Notification and Report Forms with the FTC and the Antitrust Division and, on August 24, 1998, were notified by the FTC that the FTC had granted early termination, effective as of such date, of the HSR Act waiting period applicable to the Merger.



     As a result of the Merger, SPX and General Signal are required to notify or obtain the consent of regulatory authorities in certain foreign countries where SPX or General Signal conducts business pursuant to antitrust or foreign investment laws and are in the process of giving such notices and obtaining such consents. In addition, the transfer of the businesses from EGS to General Signal, discussed in Note (c) of the Notes to the Selected Historical Consolidated Financial Data of General Signal (see the "Selected Historical Consolidated Financial Data of General Signal"), required a filing by General Signal and EGS under the HSR Act. General Signal and EGS filed Notification and Report Forms with the FTC and the Antitrust Division on August 26, 1998. The initial HSR Act waiting period will expire at 11:59 p.m. on September 25, 1998.


  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the General Signal Board with respect to the Merger Agreement and the transactions contemplated thereby, the General Signal stockholders should be aware that certain members of the management of General Signal and of the General Signal Board have certain interests in the Merger that are in addition to the interests of stockholders of General Signal generally.


     Severance Payments. General Signal has change-of-control employment agreements (each, an "Employment Agreement") with 12 individuals (each, an "Executive"), including 11 executive officers, which entitle each such Executive to benefits upon a covered termination of employment following a change of control. The Merger would constitute a "change of control" under the Employment Agreements.



     If the Executive's employment is terminated by SPX or the Surviving Corporation (other than for Cause, Death or Disability, each as defined in the applicable Employment Agreement) or by the Executive for Good Reason (as defined in the applicable Employment Agreement) within three years following the Merger (the "Change of Control Period"), the Executive will receive a lump sum cash payment within 30 days after the date of termination (net of amounts paid to the Executive pursuant to the Annual Incentive Plan (as defined below)) equal to (a) the Executive's accrued salary and the prorated portion of an annual target bonus (such prorated portion to be equal to the product of (i) the higher of (x) the Executive's annual target bonus for the current fiscal year and (y) the Executive's annual target bonus for the prior fiscal year (the "Target Bonus") and (ii) the portion of the year through the termination date) plus (b) three times the sum of (i) the Executive's salary and (ii) the Executive's Target Bonus. Each Executive will also receive a lump sum payment equal to the present value of (x) the benefits the Executive would have been entitled to receive during the Change of Control Period under General Signal's Corporate Retirement Plan, Benefit Equalization Plan and any other pension plan under which the Executive is entitled to benefits and (y) the aggregate matching or other employer contributions that would have been made during the Change of Control Period by General Signal under the terms of its Savings and Stock Ownership Plan and its Deferred Compensation Plan (calculated as if the Executive participated in these plans to the same extent as in the fiscal year prior to the date of termination of the Executive's employment). During the Change of Control Period, SPX or the Surviving Corporation is also required to provide each Executive with all benefits under medical, prescription, dental, disability, life and other welfare benefit plans in effect during the 120 day period prior to the change of control (or, if more favorable to the Executive, those benefits offered to peer executives). Each Executive will also be entitled to outplacement services (the cost of which may not exceed 15% of the Executive's annual base salary and Target Bonus) and one year of continued financial counseling, and will have the right to purchase, at fair market value, the automobile General Signal was providing to the Executive prior to the date of termination of the Executive's employment. In addition, Mr. Lockhart's Employment Agreement provides that the deferred compensation payable to him pursuant to the terms of his employment agreement will vest immediately, although it will continue to be deferred until his attainment of age 62. To the extent any payments to any Executive would give rise to an excise tax under
Section 4999 of the Code, an additional payment would be made so that the total payments actually retained by the Executive after payment of the excise tax equals the amount he or she would have received absent the excise tax; provided that, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could have been paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the Executive will be reduced to an amount necessary to prevent the application of the excise tax.



     General Signal also has three separate change of control severance policies (collectively, the "Severance Policies") affecting employees of General Signal and its subsidiaries other than the Executives: the Change of Control Severance Policy for Unit Presidents (affecting fourteen unit presidents), the Change of Control Severance Policy for Key Corporate Employees (affecting twelve key corporate employees) and the Change of Control Severance Policy for Corporate Employees (affecting employees of General Signal's headquarters and information systems department who are not covered by one of the other Severance Policies and are not a party to an Employment Agreement (approximately 83 employees)). Benefits under the Severance Policies are triggered, under certain circumstances, following termination of employment during the three-year period following a change of control, in the case of unit presidents and key corporate employees, and during the two-year period following a change of control in the case of other corporate employees. Unit presidents and key corporate employees would be entitled to receive benefits substantially similar to those included in the Employment Agreements, except that the benefits would be based on a two-year severance period rather than a three-year severance period. Other corporate employees would be entitled to receive a lump sum payment ranging from four weeks' salary to two years' salary (depending on the number of years employed by General Signal and its subsidiaries) and outplacement services, the cost of which may not exceed 15% of the employee's base salary. Insurance benefits for other corporate employees will continue for not more than 90 days following termination. Payments made pursuant to any Severance Policy that are subject to an excise tax under Section 4999 of the Code will not be "grossed up," but will be reduced to the extent such reduction will provide the recipient with a greater after-tax benefit.



     General Signal Annual Incentive Plan for Corporate and Business Unit Management. Pursuant to the terms of the General Signal Annual Incentive Plan for Corporate and Business Unit Management (the "Annual Incentive Plan"), within 30 days of the consummation of the Merger, each participant in the Annual Incentive Plan will be entitled to a cash bonus calculated in accordance with the terms of the Annual Incentive Plan. This bonus will either be paid to the participant or be deferred, in accordance with an election previously made by the participant. The Merger will constitute a "change of control" under the Annual Incentive Plan.



     General Signal Deferred Compensation Plans. Directors of General Signal participate in the General Signal Corporation Deferred Compensation Plan for Directors, and certain employees of General Signal participate in the General Signal Deferred Compensation Plan. These plans permit participants to elect to defer compensation which would otherwise be payable to them. The deferred compensation is deemed invested either in an interest-bearing cash account or in phantom stock units which mirror the performance of General Signal Common Stock. Immediately prior to the Merger, each participant's phantom stock units will (subject to participant consent where required) be converted into an amount of cash at a conversion price of $45 per phantom stock unit. Following the Merger, such deferred amounts will be deemed invested in the investment choices offered under the corresponding deferred compensation plans of SPX, as elected by the participant.


     General Signal Options and Restricted Shares. The Merger Agreement provides that, subject to the consent of the holders thereof where required, immediately prior to the Effective Time, holders of Restricted

Shares or General Signal Options will be entitled to receive a cash payment of $45.00 per underlying share in exchange for their Restricted Shares and General Signal Options (less, in the case of General Signal Options, the applicable per share exercise price of such option). General Signal's executive officers and directors collectively hold 138,205 Restricted Shares and General Signal Options to purchase 1,041,901 shares of General Signal Common Stock. General Signal expects to make an aggregate cash payment of approximately $12.1 million in exchange for the Restricted Shares and General Signal Options held by the executive officers and directors of General Signal.


     SPX Directorships. Under the Merger Agreement, the SPX Board is required to take all action necessary to elect Messrs. H. Kent Bowen and Emerson U. Fullwood to the SPX Board as of the Effective Time. As directors of SPX, Messrs. Bowen and Fullwood will be eligible to receive the compensation and benefits available to all of SPX's non-employee directors.


     Indemnification and Insurance. Pursuant to the Merger Agreement, SPX is required, for a period of six years following the Effective Time, to indemnify and hold harmless each of the current or former directors and officers of General Signal or any of its subsidiaries for acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by applicable law. SPX is also required to use its reasonable best efforts during this period to maintain General Signal's current directors' and officers' liability insurance, subject to certain limitations. See "The Merger Agreement -- Certain
Covenants -- Indemnification and Insurance."


     The foregoing discussion is a summary of certain provisions of the applicable plans and agreements and is qualified in its entirety by the applicable plans and agreements.


  NO DISSENTERS' RIGHTS

     No holder of SPX Common Stock or General Signal Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Special Meetings.

  STOCK EXCHANGE LISTINGS

     It is a condition to the Merger that, upon consummation of the Merger, the shares of SPX Common Stock to be issued by SPX in connection with the Merger be authorized for listing on the NYSE, and such other stock exchanges as may be agreed upon by SPX and General Signal, subject to official notice of issuance.

  DELISTING AND DEREGISTRATION OF THE GENERAL SIGNAL COMMON STOCK

     If the Merger is consummated, the General Signal Common Stock will be delisted from the NYSE and the PE and deregistered under the Exchange Act.

  TREATMENT OF GENERAL SIGNAL STOCK CERTIFICATES


     Upon consummation of the Merger, each holder of a Stock Certificate representing shares of General Signal Common Stock outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to the Exchange Agent, be entitled to receive the Merger Consideration into which such shares of General Signal Common Stock will have been automatically converted as a result of the Merger. Shortly after the mailing of this Joint Proxy Statement/Prospectus, a Form of Election will be sent to the General Signal stockholders who are holders of General Signal Common Stock as of the General Signal Record Date. Persons who become General Signal Stockholders after that date or who otherwise need copies of the Form of Election may obtain a Form of Election from the Information Agent by calling (800) 628-8510 or from the Exchange Agent by calling (800) 507-9357. In order to make an Election with respect to the type of Merger Consideration to be received in the Merger, a holder of record of shares of General Signal Common Stock (or the beneficial owner thereof through the nominee) must return to the Exchange Agent, with receipt by the Exchange Agent no later than the Election Deadline, a Form of Election fully completed and signed, accompanied either by the Stock Certificates representing the shares of General Signal Common Stock for which an Election is being made or by a Guarantee of Delivery (in which event the holder must deliver his or her Stock Certificates to the Exchange Agent within three NYSE trading days thereafter). After the consummation of the Merger, the Exchange Agent will mail a Letter of Transmittal (with instructions) to any holders of record of General Signal Common Stock as of the Effective Time who did not send in a Form of Election and their Stock Certificates prior to the Effective Time, for use in surrendering their Stock Certificates in exchange for the Merger Consideration to which they are entitled. See "The Merger Agreement -- Exchange of Certificates."


  AMENDMENT OF GENERAL SIGNAL RIGHTS AGREEMENT

     In connection with its approval of the Merger Agreement, the General Signal Board amended the General Signal Rights Agreement with the result that neither the entering into of the Merger Agreement by General Signal, SPX and Merger Sub, nor consummation of the transactions contemplated thereby, will cause the General Signal Rights to separate from the shares of General Signal Common Stock, entitle or permit the holders of the General Signal Rights to exercise the General Signal Rights or otherwise trigger any effect under the General Signal Rights Agreement. See "Comparison of Rights of Stockholders of SPX and General Signal -- Stockholder Rights Plans."

  MERGER FINANCING


     The total amount of the Merger Financing, i.e., the amount of cash and borrowings required to consummate the transactions contemplated by the Merger Agreement, including payment of the Aggregate Cash Consideration in the Merger, payments in respect of General Signal Options and Restricted Shares, refinancing of existing indebtedness of SPX and General Signal, and transaction fees and expenses, is estimated to be approximately $1.5 billion. Pursuant to the Commitment Letter, the Merger Financing will be provided by Chase and CSI which will underwrite and syndicate a total of $1.65 billion of Senior Facilities consisting of Term Loans aggregating $1.4 billion and a $250.0 million Revolving Credit Facility, fully underwritten by Chase.



     The Term Loans will consist of: (a) $600.0 million of Tranche A Term Loans maturing six years after the Effective Time; (b) $600.0 million of Tranche B Term Loans maturing eight years after the Effective Time; and (c) $200.0 million of Tranche X Term Loans maturing eighteen months after the Effective Time. The Revolving Credit Facility will mature six years after the Effective Time.



     The Senior Facilities will be jointly and severally guaranteed by each of SPX's direct and indirect material domestic subsidiaries, subject to certain exceptions to be agreed upon, and will also be secured by a pledge of (i) the material assets of SPX and its direct and indirect material domestic subsidiaries and (ii) all of the capital stock of SPX's direct and indirect material subsidiaries, subject to certain limitations for foreign subsidiaries and certain exceptions to be agreed upon.



     Interest on the Senior Facilities will be determined pursuant to pricing grids set forth in the Commitment Letter. Chase and CSI will receive fees customary for facilities of the types described above, including agent's fees, underwriting and commitment fees and certain termination fees, all of which are non-refundable.



     The Merger Financing is subject to the satisfaction of certain closing conditions, including customary corporate and document delivery requirements and consummation of the Merger. The definitive documentation with respect to the Merger Financing is subject to further negotiation between SPX, on the one hand, and Chase and CSI, on the other hand, and is expected to contain customary representations and warranties, covenants, on-going conditions, and events of default. Receipt of the Merger Financing is not a condition to SPX's obligation to consummate the Merger.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms that are used in this section and are not defined have the respective meanings given to them in the Merger Agreement.

THE MERGER


     Pursuant to the Merger Agreement, upon the satisfaction (or waiver, where legally permissible) of the conditions that are contained in the Merger Agreement (see "-- Conditions"), General Signal will be merged with and into MergerSub, with MergerSub continuing as the Surviving Corporation. The parties will cause the Merger to be accomplished by filing the Delaware Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL"), and the New York Certificate of Merger with the Department of State of the State of New York in accordance with the relevant provisions of the New York Business Corporation Law ("NYBCL"). The Merger will become effective at the time the Certificates of Merger have been filed with both the Secretary of State of the State of Delaware and the Department of State of the State of New York or at such later time as may be agreed upon by SPX and General Signal and specified in the Certificates of Merger.


CONVERSION OF SECURITIES


     As a result of the Merger and without any action on the part of MergerSub, General Signal or their stockholders, at the Effective Time each share of General Signal Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, at his or her election but subject to the limitations and proration procedures described in this Joint Proxy Statement/Prospectus and as set forth in the Merger Agreement, EITHER (i) 0.6977 of a share of SPX Common Stock, OR (ii) $45.00 in cash, without interest, OR (iii) 0.4186 of a share of SPX Common Stock and $18.00 in cash, without interest. Each share of General Signal Common Stock held in the treasury of General Signal and each share of General Signal Common Stock owned by SPX or any of SPX's or General Signal's subsidiaries immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto. Each share of MergerSub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.



     Subject to the consent of each holder thereof where required, immediately prior to the Effective Time, (i) each General Signal Option then outstanding will be canceled and, in respect thereof, the holder will receive a cash payment equal to the number of shares of General Signal Common Stock then subject to the General Signal Option, whether or not vested or exercisable, multiplied by the excess of $45.00 over the per share exercise price thereof, and (ii) each Restricted Share will be canceled and, in respect thereof, the holder will receive a cash payment in the amount of $45.00.


ELECTIONS


     General. Subject to the limitations discussed below under "-- Limitations," each holder of shares of General Signal Common Stock immediately prior to the Effective Time will be entitled EITHER (i) to make a Cash Election, i.e., to elect to receive $45.00 for each of his or her shares, OR (ii) to make a Stock Election, i.e., to elect to receive 0.6977 of a share of SPX Common Stock for each such share, OR (iii) to make a Mixed Election, i.e., to elect to receive 60% of 0.6977 (or 0.4186) of a share of SPX Common Stock and 40% of $45.00 (or $18.00) for each such share, OR (iv) to make a Non-Election, i.e., to indicate that such holder has no preference as to the receipt of cash, SPX Common Stock or the combination thereof with respect to such holder's shares of General Signal Common Stock. Any stockholder who does not make an Election before the Election Deadline will be deemed to have made a Non-Election. All Elections must be made on the Form of Election. If more than one Stock Certificate is surrendered for the account of the same holder, the number of shares of SPX Common Stock, if any, to be issued to such holder in exchange for the Stock Certificates which have been surrendered will be computed on the basis of the aggregate number of shares represented by all of the Stock Certificates surrendered for the account of such holder. Holders of record of shares of General Signal Common Stock who hold such shares in a representative capacity may submit multiple Forms of Election, provided that such representative certifies that each such Form of Election covers all shares of General Signal Common Stock held by such representative for a particular beneficial owner.

     The holders of shares of General Signal Common Stock should carefully consider the tax consequences of making a Stock Election, a Cash Election or a Mixed Election. See "Certain Federal Income Tax Consequences of the Merger." The General Signal stockholders are urged to consult with their advisors to determine the tax consequences to them of the Merger.


     Limitations. Under the terms of the Merger Agreement, only 40% of the outstanding shares of General Signal Common Stock may be converted into the right to receive cash in the Merger, and only 60% of the outstanding shares of General Signal Common Stock may be converted into the right to receive SPX Common Stock in the Merger. The Merger Agreement provides for proration if, as a result of the Elections made, either of the foregoing limitations would otherwise be exceeded, as follows:


     Cash Oversubscription. If the sum of (i) the aggregate number of shares of General Signal Common Stock with respect to which Cash Elections have been made plus (ii) 40% of the aggregate number of shares of General Signal Common Stock with respect to which Mixed Elections have been made exceeds the aggregate number of shares of General Signal Common Stock which may be converted into the right to receive cash in the Merger, then (a) each share of General Signal Common Stock with respect to which a Stock Election has been made will be converted into the right to receive 0.6977 of a share of SPX Common Stock; (b) each share of General Signal Common Stock with respect to which a Non-Election has been made (or is deemed to have been made) will be treated as though a Stock Election had been made with respect thereto and will be converted into the right to receive 0.6977 of a share of SPX Common Stock; (c) each share of General Signal Common Stock with respect to which a Cash Election has been made will be converted into the right to receive:

          (1) the amount in cash, without interest, equal to the product of $45.00 and a fraction (the "Cash Fraction"), the numerator of which is the aggregate number of shares of General Signal Common Stock which may be converted into the right to receive cash in the Merger, and the denominator of which is the sum of the aggregate number of shares of General Signal Common Stock with respect to which Cash Elections have been made plus 40% of the aggregate number of shares of General Signal Common Stock with respect to which Mixed Elections have been made, plus

          (2) the number of shares of SPX Common Stock equal to 0.6977 of a share of SPX Common Stock multiplied by a fraction equal to one minus the Cash Fraction;


and (d) each share of General Signal Common Stock with respect to which a Mixed Election has been made will be converted into the right to receive 0.4186 of a share of SPX Common Stock plus 40% of the amount of cash specified in the foregoing clause (1) and 40% of the number of shares of SPX Common Stock specified in the foregoing clause (2).



     Stock Oversubscription. If the sum of (i) the aggregate number of shares of General Signal Common Stock with respect to which Stock Elections have been made plus (ii) 60% of the aggregate number of shares of General Signal Common Stock with respect to which Mixed Elections have been made exceeds the aggregate number of shares of General Signal Common Stock which may be converted into the right to receive SPX Common Stock in the Merger, then (a) each share of General Signal Common Stock with respect to which a Cash Election has been made will be converted into the right to receive $45.00, without interest; (b) each share of General Signal Common Stock with respect to which a Non-Election has been made (or is deemed to have been made) will be treated as though a Cash Election had been made with respect thereto and will be converted into the right to receive $45.00, without interest; (c) each share of

General Signal Common Stock with respect to which a Stock Election has been made will be converted into the right to receive:

          (1) the number of shares of SPX Common Stock equal to the product of
     0.6977 of a share of SPX Common Stock and a fraction (the "Stock Fraction"), the numerator of which is the aggregate number of shares which may be converted into the right to receive SPX Common Stock in the Merger, and the denominator of which is the sum of the aggregate number of shares of General Signal Common Stock with respect to which Stock Elections have been made plus 60% of the aggregate number of shares of General Signal Common Stock with respect to which Mixed Elections have been made, plus

          (2) the amount in cash, without interest, equal to $45.00 multiplied by a fraction equal to one minus the Stock Fraction;


and (d) each share of General Signal Common Stock with respect to which a Mixed Election has been made will be converted into the right to receive $18.00, without interest, plus 60% of the number of shares of SPX Common Stock specified in the foregoing clause (1) and 60% of the amount of cash specified in the foregoing clause (2).



     Elections Undersubscribed. If neither of the foregoing limitations has been exceeded, but not every stockholder has timely made an Election, then (a) each share of General Signal Common Stock with respect to which a Cash Election has been made will be converted into the right to receive $45.00, without interest;
(b) each share of General Signal Common Stock with respect to which a Stock Election has been made will be converted into the right to receive 0.6977 of a share of SPX Common Stock; (c) each share of General Signal Common Stock with respect to which a Mixed Election has been made will be converted into the right to receive $18.00, without interest, and 0.4186 of a share of SPX Common Stock; and (d) each share of General Signal Common Stock with respect to which a Non-Election has been made (or is deemed to have been made) will be converted into the right to receive:


          (1) the amount in cash, without interest, equal to the product of (i) $45.00 and (ii) a fraction (the "Non-Election Fraction"), the numerator of which is the excess of the aggregate number of shares of General Signal Common Stock which may be converted into the right to receive cash in the Merger over the sum of the aggregate number of shares of General Signal Common Stock with respect to which a Cash Election has been made plus 40% of the aggregate number of shares of General Signal Common Stock with respect to which Mixed Elections have been made, and the denominator of which is the excess of the aggregate number of shares of General Signal Common Stock outstanding immediately prior to the Effective Time over the sum of the aggregate number of shares with respect to which Cash Elections, Stock Elections and Mixed Elections have been made, plus

          (2) the number of shares of SPX Common Stock equal to the product of
     0.6977 of a share of SPX Common Stock and a fraction equal to one minus the Non-Election Fraction.

ELECTION PROCEDURE


     A Form of Election will be mailed to General Signal stockholders who are stockholders of record as of August 28, 1998, the General Signal Record Date, shortly after the mailing of this Joint Proxy Statement/Prospectus. Persons who become holders of General Signal Common Stock after that date or who otherwise need copies of the Form of Election may obtain the Form of Election from the Information Agent by calling (800) 628-8510 or from the Exchange Agent by calling (800) 507-9357.



     The Election Deadline is 5:00 p.m. (Eastern Time) on October 2, 1998, the last business day prior to the General Signal Special Meeting, unless otherwise extended by mutual agreement of SPX and General Signal. In order to make an Election, a holder of record of shares of General Signal Common Stock (or the beneficial owner thereof through the nominee) must return to the Exchange Agent, with receipt by the Exchange Agent by the Election Deadline, a Form of Election properly completed and signed, and accompanied by the Stock Certificates representing the shares of General Signal Common Stock for which the Election is being made. If the Stock Certificates are not available at the time the Form of Election is sent to the Exchange Agent, the stockholder may instead provide a Guarantee of Delivery (which has been incorporated into the Form of Election) from a qualified financial institution (which in effect guarantees to SPX that the Stock Certificates will be delivered to the Exchange Agent) and must, within three NYSE trading days thereafter, deliver to the Exchange Agent the Stock Certificates representing the shares in respect of which an Election is being made. Any stockholder who fails to deliver a completed and signed Form of Election and his or her Stock Certificates within the requisite period of time will be treated as though he or she had made a Non-Election.


     Any Guarantee of Delivery of Stock Certificates must be from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, and the Stock Certificates covered by any Guarantee of Delivery must in fact be delivered to the Exchange Agent within three NYSE trading days after the date of execution of the Guarantee of Delivery. Failure to deliver such Stock Certificates within such three day period will be deemed to invalidate any otherwise properly made Election.


     Any Form of Election may be changed or revoked prior to the Election Deadline. In the event a Form of Election is revoked prior to the Election Deadline, SPX will, or will cause the Exchange Agent to, cause the Stock Certificates representing the shares of General Signal Common Stock covered by such Form of Election to be promptly returned without charge to the person submitting the Form of Election upon written request to that effect from such person.


     A holder of shares of General Signal Common Stock who (i) does not submit a properly completed Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), (ii) submits a Form of Election without the corresponding Stock Certificates or a Guarantee of Delivery, or (iii) submits a Guarantee of Delivery, but does not deliver the actual Stock Certificates within three NYSE trading days thereafter, will be deemed to have made a Non-Election. If a Form of Election is defective in any manner that the Exchange Agent cannot reasonably determine the election preference of the stockholder submitting such Form of Election, then the purported Election set forth therein will be deemed to be of no force and effect and the stockholder will be deemed to have made a Non-Election.



     SPX will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked, and to disregard immaterial defects in Forms of Election. The good faith decision of SPX (or the Exchange Agent) in these matters will be conclusive and binding. Neither SPX nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent.



     All Elections will be subject to the proration procedures discussed above under "-- Elections -- Limitations." As a result of the proration procedures, a holder who makes an Election may receive a combination of cash and SPX Common Stock that differs from the cash and/or SPX Common Stock specified in such Election. The Exchange Agent will also make all computations contemplated by the proration procedures discussed above under "-- Elections -- Limitations," and all such computations will be conclusive and binding on the holders of shares of General Signal Common Stock in the absence of manifest error.



PAYMENT OF MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES



     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each person who was, at the Effective Time, a holder of record of shares of General Signal Common Stock and who did not send a Form of Election and his or her Stock Certificates or a Guarantee of Delivery prior to the Election Deadline, a Letter of Transmittal to be used by the holder in effecting the surrender of his or her Stock Certificates in exchange for the Merger Consideration.



     Upon the later of the Effective Time and the surrender to the Exchange Agent of his or her Stock Certificate for cancellation, together with a duly executed Form of Election or Letter of Transmittal and any other required documents, the holder of the Stock Certificate will be entitled to receive the Merger Consideration in respect of the surrendered shares of General Signal Common Stock, to which such holder is entitled under the Merger Agreement. In the event that the Effective Time occurs within three NYSE trading days following the Election Deadline, payment may be delayed for up to three NYSE trading days after the Election Deadline to enable the Exchange Agent to confirm that all Stock Certificates in respect of which Guarantees of Delivery were furnished are in fact timely delivered to the Exchange Agent.


     No fractional shares of SPX Common Stock will be issued and any holder of shares of General Signal Common Stock entitled under the Merger Agreement to receive a fractional share will receive a cash payment (without interest) in lieu of the fractional share, in an amount equal to the value (determined with reference to the closing price of a share of SPX Common Stock as reported on the NYSE Composite Tape on the trading day immediately prior to the Effective Time) of such fractional interest. If more than one Stock Certificate is surrendered by the same stockholder, the number of shares represented by all of the Stock Certificates surrendered will be aggregated for purposes of calculating how many shares of SPX Common Stock will be issued in exchange for such certificates.

     Any portion of the SPX Common Stock issuable or cash payable pursuant to the Merger Agreement which remains undistributed to holders of shares of General Signal Common Stock six months after the Effective Time will be delivered to SPX, upon demand, and any General Signal stockholder who has not complied with the exchange procedures in the Merger Agreement by that time will thereafter have to look to SPX for payment of his or her claim for the Merger Consideration and any cash in lieu of fractional shares of SPX Common Stock. None of SPX, General Signal, MergerSub or the Exchange Agent will be liable to any person in respect of shares of SPX Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     If any Stock Certificates are not surrendered within seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration and any cash payable in lieu of fractional shares would otherwise escheat to or become the property of any governmental body or authority), any such Merger Consideration or cash in lieu of fractional shares that would otherwise be payable in respect of such Stock Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


     SPX and MergerSub will be entitled to deduct and withhold from the consideration otherwise payable under the Merger Agreement to any holder of shares of General Signal Common Stock such amounts as SPX or MergerSub is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by SPX or MergerSub, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of General Signal Common Stock in respect of which such deduction and withholding was made by SPX or MergerSub. To prevent backup U.S. federal income tax withholding with respect to the consideration received by the General Signal stockholders in the Merger, each stockholder who does not otherwise establish an exemption from backup withholding must notify the Exchange Agent of such stockholder's correct taxpayer identification number (or certify that such stockholder is awaiting a taxpayer identification number) and provide certain other information by completing, under penalties of perjury, a Substitute Form W-9 included in the Form of Election or the Letter of Transmittal. Noncorporate foreign stockholders should generally complete and sign a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Exchange Agent, in order to avoid backup withholding.



     If any Stock Certificate is lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that person of an indemnity bond in such reasonable amount as the Surviving Corporation may direct, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration and cash in lieu of fractional shares, as described above.


     If the Merger Agreement is terminated without the Merger having occurred, SPX will, or will cause the Exchange Agent to, return promptly any Stock Certificates submitted or delivered to SPX or the Exchange Agent without charge to the person who submitted such Stock Certificates.

     There will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of General Signal Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in the Merger Agreement, except as otherwise provided by law.

CORPORATE ORGANIZATION AND GOVERNANCE


     Certificate of Incorporation and By-Laws of the Surviving Corporation. The Certificate of Incorporation of MergerSub, in the form attached as Exhibit A to the Merger Agreement, will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended. The By-Laws of MergerSub, as in effect immediately prior to the Effective Time, will be the By-Laws of the Surviving Corporation until thereafter amended.


     Board of Directors and Officers. The directors and officers of MergerSub at the Effective Time will continue to be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.


     Under the Merger Agreement, the SPX Board is required to take all action necessary to elect the following persons to the SPX Board as of the Effective
Time: (i) Emerson U. Fullwood, who will be assigned to the class of directors whose term of office expires at SPX's first annual meeting of stockholders after the Effective Time, and (ii) H. Kent Bowen, who will be assigned to the class of directors whose term of office expires at SPX's second annual meeting of stockholders after the Effective Time.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of SPX, General Signal and MergerSub relating, among other things, to the following: (i) due organization, existence, good standing, corporate power and similar corporate matters, (ii) capitalization, (iii) authorization, execution, delivery and enforceability of the Merger Agreement, (iv) the absence of any conflicts, violations and defaults under SPX's and General Signal's respective Certificates of Incorporation and By-Laws and certain other agreements and documents, and the absence of any need for third-party consents by reason of the execution of the Merger Agreement, (v) the timely filing of reports and other documents with the Commission and the accuracy and completeness of the financial and other information contained therein, (vi) the absence of undisclosed liabilities or obligations of any nature which would have a Material Adverse Effect (as defined in the Merger Agreement) on SPX or General Signal, (vii) compliance with Law, (viii) environmental matters, (ix) employee benefit matters, (x) the absence of certain material changes or events since December 31, 1997, (xi) the absence of pending or threatened litigation, (xii) material contracts, (xiii) labor matters, (xiv) certain tax matters, including the absence of facts inconsistent with the Merger's qualification as a reorganization under Section 368(a) of the Code, (xv) the receipt of fairness opinions from financial advisors, (xvi) the taking of all action necessary to exempt the Merger Agreement from certain anti-takeover laws and the Rights Agreements of General Signal and SPX, (xvii) the required vote of stockholders, and (xviii) finders or brokers. SPX and MergerSub made an additional representation and warranty as to the receipt by SPX of written commitments to obtain the funds necessary for the consummation of transactions contemplated by the Merger Agreement. All representations and warranties of SPX, General Signal and MergerSub will expire at the Effective Time.

CERTAIN COVENANTS

     Conduct of Business. General Signal has agreed, among other things, that during the period between the signing of the Merger Agreement and the Effective Time, except as may otherwise be consented to in writing by the other parties to the Merger Agreement or as may be expressly permitted pursuant to the Merger Agreement, it will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course and use its reasonable best efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain its existing relationships with customers, suppliers and other third parties. The Merger Agreement places restrictions on the ability of General Signal and its subsidiaries to (i) authorize, declare or pay dividends on or make distributions with respect to its shares of stock, (ii) enter into or amend employment, severance or similar arrangements or increase the compensation or benefits provided to employees, except in the ordinary course of business consistent with past practice, (iii) publicly announce an intention to authorize or enter into an agreement or take any action to consummate an agreement with respect to any (a) merger, consolidation or business combination, (b) liquidation or other reorganization, or (c) acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material rights under any material contracts, (iv) propose or adopt amendments to its Certificate of Incorporation, By-Laws or Rights Agreement, or take action with respect to its Rights Agreement, (v) dispose of or encumber capital stock owned by it in any of its subsidiaries or any interest in EGS, (vi) issue, sell or permit to become outstanding any shares of its capital stock, change its equity capitalization, or acquire shares of its capital stock, (vii) grant rights to acquire any shares of its capital stock, or enter into any arrangements relating to its capital stock, (viii) amend the terms of any employee compensation or benefit plan, or adopt any such new plan, (ix) incur indebtedness for borrowed money, (x) encumber any material asset or material amount of assets, (xi) take actions which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code, (xii) commit to certain capital expenditures, or (xiii) adopt changes in its accounting principles.



     SPX has agreed, among other things, that during the period between the signing of the Merger Agreement and the Effective Time, it will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course and use its reasonable best efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with customers, suppliers and other third parties. The Merger Agreement places restrictions on the ability of SPX (and in certain cases, of its subsidiaries) to (i) authorize, declare or pay dividends, or make distributions with respect to its shares of stock, (ii) publicly announce an intention to authorize or enter into an agreement with respect to any (a) merger, consolidation or business combination involving aggregate consideration in excess of $75.0 million, or (b) liquidation or reorganization,
(iii) propose or adopt amendments to its Certificate of Incorporation or By-Laws that would adversely affect the rights of holders of SPX Common Stock, (iv) take action with respect to its Rights Agreement, (v) take actions which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code, (vi) issue shares of its capital stock, (vii) acquire shares of SPX Common Stock other than transactions of up to 200,000 shares, (viii) grant options or other rights to acquire any shares of capital stock of SPX or its subsidiaries, or enter into arrangements relating to such capital stock, (ix) adopt changes in its accounting principles, or (x) commit to capital expenditures in excess of $40.0 million.


     Investigation. SPX and General Signal have agreed to afford to one another and to one another's officers, employees and other authorized representatives reasonable access to its and its subsidiaries' (a) plants, properties, contracts, books and records, (b) documents filed or received by it pursuant to the requirements of federal or state securities law, and (c) any other information concerning its business, properties and personnel as may be reasonably requested. SPX and General Signal agree that each of them will treat any such information in accordance with the applicable confidentiality agreement between SPX and General Signal.

     Filings. SPX and General Signal have each agreed that none of the information they supplied for inclusion in the Registration Statement, this Joint Proxy Statement/Prospectus and certain other documents filed with the Commission will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. SPX and General Signal have further agreed to cooperate with one another in connection with obtaining certain tax opinions from each party's counsel. SPX has further agreed that, prior to the Effective Time, it will use its reasonable best efforts to cause the shares of SPX Common Stock issuable in the Merger to be approved for listing on the NYSE and such other stock exchanges as may be agreed upon.

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


     No Solicitation of Transactions. General Signal has agreed, except as agreed by SPX, that it will not, and will not permit any of its subsidiaries or its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving General Signal, or any acquisition of 10% or more of the outstanding capital stock of General Signal (other than upon exercise of certain General Signal Options and warrants) or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission) or 15% or more of the assets of General Signal and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (each, a "Competing Transaction"), or negotiate or otherwise engage in discussions with any person with respect to any Competing Transaction, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement, and will immediately cease all existing activities, discussions and negotiations with any parties conducted with respect to any proposal for a Competing Transaction. The Merger Agreement provides, however, that, at any time prior to the approval of the Merger by the General Signal stockholders, General Signal may furnish information to, and negotiate or otherwise engage in discussions with, any third party who delivers a bona fide written proposal for a Competing Transaction which was not solicited or encouraged after the date of the Merger Agreement and enters into an appropriate confidentiality agreement with the third party if, but only if, the General Signal Board determines in good faith by a majority vote, after consultation with and receipt of advice from its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the General Signal Board under applicable Law and, after consulting with its independent financial advisors, that such a proposal could reasonably be expected to lead to a "Superior Transaction." A "Superior Transaction" is defined in the Merger Agreement as a Competing Transaction which the General Signal Board reasonably determines is more favorable to General Signal and its stockholders than the transactions contemplated by the Merger Agreement and which is not subject to any financing condition.


     The Merger Agreement provides that, from and after the execution of the Merger Agreement, General Signal will promptly advise SPX in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to a Competing Transaction, and will keep SPX reasonably informed of the status of any inquiries or proposals, of the furnishing of information to a third party, and of any negotiations or discussions relating thereto.


     If, prior to the approval of the Merger by the General Signal stockholders, the General Signal Board determines in good faith by a majority vote, with respect to any written proposal from a third party for a Competing Transaction received after the date of the Merger Agreement that was not solicited, initiated, encouraged or facilitated by General Signal, directly or indirectly, after the date of the Merger Agreement, that such Competing Transaction is a Superior Transaction and is in the best interests of General Signal and its stockholders and that failure to enter into such Competing Transaction would constitute a breach of the fiduciary duties of the General Signal Board under applicable Law, and the General Signal Board has received (i) a written opinion from General Signal's independent financial advisors that the Competing Transaction is a Superior Transaction and (ii) the advice of its outside legal counsel that failure to enter into the Competing Transaction would constitute a breach of the General Signal Board's fiduciary duties under applicable law, then General Signal may terminate the Merger Agreement and enter into an acquisition agreement for the Superior Transaction, provided General Signal (i) provides SPX two business days' written notice of its intention to do so, identifying the Superior Transaction and the parties thereto and delivering an accurate description of all material terms of the Superior Transaction to be entered into, and (ii) on the date of termination, delivers to SPX a written notice of termination of the Merger Agreement, a wire transfer of immediately available funds in the amount of the SPX Termination Fee and Commitment Expenses (defined below under "-- Termination Fee; Reimbursement of Expenses"), and a written acknowledgment from General Signal and each other party to the Superior Transaction that they will not contest the payment of the SPX Termination Fee and Commitment Expenses.


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


     SPX has also agreed that it will not, and will not permit any of its subsidiaries or its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination as a result of which the SPX stockholders would hold less than 50% of the voting securities outstanding following that transaction, or the acquisition of 50% or more of the outstanding capital stock of SPX or of the assets of SPX and its subsidiaries, taken as a whole (including capital stock of any subsidiary) (an "SPX Business Combination"), provided that nothing prohibits SPX from responding to unsolicited inquiries or proposals, including by furnishing non-public information.



     Indemnification and Insurance. SPX and MergerSub have agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of General Signal or any of its subsidiaries as provided in its Certificate of Incorporation or By-Laws or in any agreement will survive the Merger and continue in full force and effect. SPX has agreed that for six years from the Effective Time, SPX will indemnify such persons for any such acts or omissions to the fullest extent permitted by applicable Law and will use its reasonable best efforts to obtain and maintain in effect, or cause the Surviving Corporation to obtain and maintain in effect, General Signal's current directors' and officers' liability insurance covering those persons who are currently covered by General Signal's insurance policy, provided that SPX will not be required to pay an annual premium for such insurance in excess of 200% of the annual premiums currently paid by General Signal, but in that case must purchase as much coverage as possible for that amount.


     Benefit Plans. SPX has agreed, from and after the Effective Time, to cause the Surviving Corporation and its subsidiaries to honor the obligations of General Signal and its subsidiaries under all existing General Signal employee benefit plans. Further, SPX has agreed that, for at least one year from the Effective Time, the Surviving Corporation and its subsidiaries will provide employee benefits to individuals who are employees of General Signal as of the Effective Time that are, in the aggregate, comparable to those currently provided by General Signal and its subsidiaries to their employees (excluding any stock option or other equity-based compensation plan and any individual employment, severance or similar agreement currently in effect).

     After the Effective Time, SPX will grant, and will cause the Surviving Corporation to grant, to all individuals who are, as of the Effective Time, employees of General Signal or its subsidiaries credit for all service with General Signal or its subsidiaries or affiliates prior to the Effective Time for purposes of eligibility and vesting (but not benefit accrual), to the extent that prior service with SPX or its subsidiaries is recognized in respect of SPX's employees. SPX has generally agreed that any benefit plan providing medical, dental or life insurance benefits after the Effective Time to General Signal employees or their dependents shall waive any waiting periods and any pre-existing conditions and actively-at-work exclusions to the extent waived under General Signal's present policy and to take into account expenses incurred prior to the Effective Time for purposes of satisfying applicable deductible or coinsurance provisions to the extent taken into account under General Signal's present policy.

     General Signal is required to amend all trusts and other funding arrangements to provide that no event which occurs in connection with the transactions contemplated by the Merger Agreement will require General Signal, the Surviving Corporation or any of their affiliates to make any payment of cash or other property to any such trust or funding arrangement.

     Certain Other Covenants. The Merger Agreement contains certain other covenants and agreements, including covenants and agreements relating to (i) reasonable best efforts to effect the transactions contemplated by the Merger Agreement, (ii) the avoidance of actions that would cause the transactions contemplated by the Merger Agreement to be subject to certain takeover laws,
(iii) public announcements relating to the Merger, the Merger Agreement and the transactions contemplated thereby, and (iv) notification of facts, events or circumstances that are reasonably likely to result in a Material Adverse Effect with respect to SPX or General Signal or that would cause a material breach of provisions of the Merger Agreement.

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

CONDITIONS

     The obligations of SPX, General Signal and MergerSub to effect the Merger are subject, among other things, to the satisfaction (or waiver, where legally permissible) of certain conditions, including, without limitation: (i) approval of the Merger Agreement by the requisite vote of the General Signal stockholders and approval of the issuance of shares of SPX Common Stock by the requisite vote of the SPX stockholders; (ii) the listing on the NYSE, subject only to official notice of issuance, of the shares of SPX Common Stock to be issued in the Merger; (iii) the receipt of all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement, and the expiration or termination of all statutory waiting periods (except for such regulatory approvals the failure to obtain which are not reasonably likely to result in any Material Adverse Effect); (iv) the absence of any Law or Decree prohibiting or making illegal the consummation of any of the transactions contemplated by the Merger Agreement; (v) the absence of any breaches of any representations or warranties made in the Merger Agreement which in the aggregate have a Material Adverse Effect on General Signal or SPX; and (vi) the receipt by General Signal from Wachtell, Lipton, Rosen & Katz, and by SPX from Fried, Frank, Harris, Shriver & Jacobson, of opinions that the Merger will be treated as a reorganization under Section 368(a) of the Code, which latter condition SPX and General Signal have agreed not to waive.

     The obligations of General Signal to effect the Merger are subject to the fulfillment of certain additional conditions, including (i) with respect to the continued accuracy of the representations and warranties of SPX and the performance of the obligations and covenants of SPX contained in the Merger Agreement, and (ii) the delivery by SPX to General Signal of a certificate, dated the date the Merger is consummated and signed by the Chief Executive Officer or a Vice President of SPX, certifying the satisfaction of the foregoing.

     The obligations of SPX to effect the Merger are subject to the fulfillment of certain additional conditions, including (i) with respect to the continued accuracy of the representations and warranties of General Signal and the performance of the obligations and covenants of General Signal contained in the Merger Agreement, and (ii) the delivery by General Signal to SPX of a certificate, dated the date the Merger is consummated and signed by the Chief Executive Officer or a Vice President of General Signal, certifying the satisfaction of the foregoing.

TERMINATION


     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the General Signal stockholders or any approval of the SPX Proposal by the SPX stockholders): (i) by mutual written consent of SPX and General Signal, (ii) by either SPX or General Signal if the Merger has not been consummated by December 31, 1998 (but this right will not be available to any party whose failure to perform under the Merger Agreement resulted in the failure of the Merger to occur by that date), (iii) by SPX if the General Signal Board withdraws its recommendation of the Merger or changes it in a manner adverse to SPX, refuses to affirm its recommendation as promptly as practicable (but in any case within ten business days) after receipt of any written request from SPX which request is made on a reasonable basis, or recommends that General Signal enter into a General Signal Business Combination (as defined below), (iv) by General Signal if the SPX Board withdraws its recommendation of the Merger or changes it in a manner adverse to General Signal, refuses to affirm its recommendation as promptly as practicable (but in any case within ten business days) after receipt of any written request from General Signal which request is made on a reasonable basis, or recommends that SPX enter into an SPX Business Combination, (v) by SPX or General Signal if at the General Signal Special Meeting the requisite vote of the General Signal stockholders to approve the Merger Agreement is not obtained, (vi) by SPX or General Signal if at the SPX Special Meeting the requisite vote of the SPX stockholders to approve the SPX Proposal is not obtained, (vii) by SPX or General Signal if any Law or Decree prohibits or makes illegal the consummation of the Merger, or if any final non-appealable Decree enjoining SPX or General Signal from consummating the Merger is entered, (viii) by SPX or General Signal if there is a material breach by the other party of its representations, warranties, covenants or agreements in the Merger Agreement, which breach would result in the failure to satisfy any of the conditions set forth in the Merger Agreement, and which breach is not cured within 30 days after written notice thereof, and (ix) by

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


General Signal, in order to enter into a Superior Transaction, provided it has complied with the applicable provisions of the Merger Agreement and has paid the SPX Termination Fee and the Commitment Fees.


TERMINATION FEE; REIMBURSEMENT OF EXPENSES


     SPX is entitled to receive a termination fee of $60.0 million (the "SPX Termination Fee") (less any Expense Fee, as defined below, previously received by it), in the event that the Merger Agreement is terminated under any of the following circumstances: (i) SPX terminates the Merger Agreement pursuant to clause (iii) under "-- Termination"; (ii) SPX or General Signal terminates the Merger Agreement because the General Signal stockholders fail to approve the Merger, and there is publicly proposed or announced after July 19, 1998 a General Signal Business Combination and, within 12 months after termination of the Merger Agreement, General Signal or any of its subsidiaries enters into or consummates a General Signal Business Combination; (iii) General Signal terminates the Merger Agreement pursuant to clause (ix) under "-- Termination"; or (iv) SPX or General Signal terminates the Merger Agreement because the General Signal stockholders fail to approve the Merger or SPX terminates the Merger Agreement because General Signal has committed a material breach of the Merger Agreement which breach arises out of its bad faith or willful misconduct, and a General Signal Business Combination is entered into or consummated by General Signal within three months following such termination of the Merger Agreement.



     General Signal is entitled to receive a termination fee of $25.0 million (less any Expense Fee previously received by it) in the event that the Merger Agreement is terminated under any of the following circumstances: (i) General Signal terminates the Merger Agreement pursuant to clause (iv) under "-- Termination," or (ii) SPX or General Signal terminates the Merger Agreement because the SPX stockholders fail to approve the SPX Proposal, and there is publicly proposed or announced after July 19, 1998 an SPX Business Combination with a third party and, within 12 months after termination of the Merger Agreement, SPX or any of its subsidiaries enters into or consummates an SPX Business Combination with such third party or an affiliate thereof.



     If SPX or General Signal terminates the Merger Agreement because the General Signal stockholders fail to approve the General Signal Proposal, then General Signal will pay to SPX, and if SPX or General Signal terminates the Merger Agreement because the SPX stockholders fail to approve the SPX Proposal, then SPX will pay to General Signal, an expense fee of $5.0 million (the "Expense Fee"). Further, if SPX terminates the Merger Agreement pursuant to clause (iii), (v), or (viii) under "-- Termination," or if General Signal terminates the Merger Agreement pursuant to clause (v) or (ix) under "-- Termination," then General Signal also will pay to SPX all amounts incurred by SPX or MergerSub in respect of fees and payments to obtain the financing commitments for the Merger Financing, up to the amounts set forth in the fee letter dated July 19, 1998, and related expenses of the lenders (the "Commitment Expenses"). If the Merger Agreement is terminated by SPX or General Signal pursuant to clause (ii) or (vii) under "-- Termination," then General Signal will pay to SPX the lesser of one-half of the Commitment Expenses or $5.0 million.


     If either SPX or General Signal fails to pay promptly any fee payable by it under the termination and expense reimbursement provisions of the Merger Agreement, then the party owing the fee will pay to the party owed the fee the latter's costs and expenses in connection with any lawsuit to collect the fee, along with interest on the amount of the fee at the prime or base rate of The Chase Manhattan Bank.

EXPENSES


     Subject to the provisions of the Merger Agreement relating to termination fees and expenses, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the expenses incurred in connection with filing the Registration Statement and printing and mailing this Joint Proxy Statement/Prospectus (including registration and filing fees related thereto) will be shared equally by SPX and General Signal, and, if the Merger is consummated, all transfer taxes will be paid by General Signal.


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

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of certain material federal income tax consequences of the Merger to SPX, General Signal and the holders of General Signal Common Stock who are citizens or residents of the United States or who are domestic corporations. This discussion is for general information only and does not purport to address all tax consequences of the Merger. The summary may not apply to General Signal stockholders in special situations (such as dealers in securities or currencies, traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons holding shares of General Signal Common Stock as part of a hedging, "straddle," conversion or other integrated transaction, non-United States persons, persons whose functional currency is not the United States dollar or persons who acquired their shares of General Signal Common Stock pursuant to the exercise of employee stock options or warrants, or otherwise as compensation). The discussion assumes that the shares of General Signal Common Stock are held as capital assets. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

     Neither General Signal nor SPX has requested a ruling from the Internal Revenue Service ("IRS") with regard to any of the federal income tax consequences of the Merger, and the opinions of counsel to General Signal and counsel to SPX as to the federal income tax consequences of the Merger to be delivered as conditions to the Merger will not be binding on the IRS.


     Tax Opinion. As conditions to the Merger (which conditions SPX and General Signal have agreed may not be waived), SPX must receive an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to SPX, and General Signal must receive an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to General Signal, subject to the assumptions set forth below, to the effect that, based upon present federal income tax law, the Merger will constitute a reorganization pursuant to Section 368(a) of the Code. Assuming that the Merger is a reorganization, (i) none of SPX, General Signal or MergerSub will recognize gain or loss as a result of the Merger, (ii) the General Signal stockholders that exchange their shares of General Signal Common Stock solely for shares of SPX Common Stock will not recognize gain or loss in the Merger, and (iii) the General Signal stockholders that exchange their shares of General Signal Common Stock for shares of SPX Common Stock and cash will recognize gain, if any, in the Merger but not in excess of the amount of cash received.


     Such opinions will be based on (i) certain representations and statements of SPX, General Signal and MergerSub, (ii) the assumption that such representations and statements will be complete and accurate as of the Effective Time, and (iii) the assumption that the Merger and related transactions will take place in accordance with all of the terms of the Merger Agreement and as described in this Joint Proxy Statement/ Prospectus.

     The following discussion addresses certain federal income tax consequences of the Merger to a General Signal stockholder, assuming that the Merger will qualify as a reorganization.

ONLY SHARES OF SPX COMMON STOCK RECEIVED

     Except as discussed below with respect to cash received in lieu of a fractional share of SPX Common Stock, a General Signal stockholder that receives only shares of SPX Common Stock in exchange for such holder's shares of General Signal Common Stock will not recognize gain or loss. The tax basis of the shares of SPX Common Stock received in the Merger will be the same as the tax basis of the shares of General Signal Common Stock exchanged therefor. The holding period of the shares of SPX Common Stock received will include the holding period of shares of General Signal Common Stock exchanged therefor.

ONLY CASH RECEIVED

     A General Signal stockholder that receives solely cash in the Merger in exchange for such stockholder's shares of General Signal Common Stock generally will recognize capital gain or loss measured by the difference between the amount of cash received with respect to each share of General Signal Common Stock and the tax basis of each such share of General Signal Common Stock exchanged therefor. If, however, any

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


such stockholder actually or constructively owns shares of SPX Common Stock after the Merger (as the result of constructive ownership of shares of General Signal Common Stock that are exchanged for shares of SPX Common Stock in the Merger, prior, actual or constructive ownership of shares of SPX Common Stock, or otherwise), the cash received by such stockholder may, in certain circumstances, be taxed as a dividend. The circumstances under which dividend treatment may apply and the consequences thereof are similar to those discussed under "-- Shares of SPX Common Stock and Cash Received -- Treatment of Gain Recognized," except that the amount treated as a dividend would not be limited to the amount of such stockholder's gain realized in the transaction, and it is possible that there would be some variation in the manner in which the 302 Tests, as defined below, would be applied. See also "Shares of SPX Common Stock and Cash Received -- Effect of Overlapping or Constructive Ownership," for a general discussion of the effect of a stockholder's overlapping ownership on the dividend/capital gain issue.


SHARES OF SPX COMMON STOCK AND CASH RECEIVED


     General. Except as discussed below with respect to cash received in lieu of a fractional share of SPX Common Stock, a General Signal stockholder that receives both shares of SPX Common Stock and cash in exchange for shares of General Signal Common Stock will not recognize loss in such exchange. However, under Section 356(a)(1) of the Code, the stockholder will recognize gain (if any) with respect to each share of General Signal Common Stock exchanged (measured by the sum of the fair market value of the portion of a share of SPX Common Stock received for such share of General Signal Common Stock, plus the amount of any cash received for such share of General Signal Common Stock, minus the tax basis of such share of General Signal Common Stock) but only to the extent of the amount of any cash received in exchange for such share of General Signal Common Stock. A General Signal stockholder may receive both shares of SPX Common Stock and cash as the result of (i) making a Mixed Election, (ii) making a Stock Election and being prorated (if the Stock Election is oversubscribed),
(iii) making a Cash Election and being prorated (if the Cash Election is oversubscribed), or (iv) failing to make any Election.



     Treatment of Gain Recognized. Under applicable Supreme Court precedent, any such gain recognized will be taxed as either gain from the sale or exchange of stock (i.e., capital gain) or as a dividend (to the extent of the stockholder's ratable share of earnings and profits), based upon whether, in the transaction described in the next sentence, such stockholder's interest in SPX was reduced sufficiently so as to meet one of the tests set forth in Section 302(b) of the Code, as described below. For purposes of this determination, a General Signal stockholder will be treated as if such stockholder had engaged in a hypothetical transaction in which such stockholder and all other General Signal stockholders
(i) received solely shares of SPX Common Stock in exchange for all of their shares of General Signal Common Stock, and (ii) thereafter had a portion of such shares of SPX Common Stock redeemed for the cash portion of the Merger Consideration. A General Signal stockholder's hypothetical interest in SPX after step (i) is compared to such stockholder's interest in SPX subsequent to the deemed redemption in step (ii). In each case, subject to limited exceptions, shares of SPX Common Stock actually or constructively owned (under the constructive ownership rules described in "-- Effect of Overlapping or Constructive Ownership" below) by such stockholder will be considered owned for purposes of applying this test, even if such shares of SPX Common Stock were not received or deemed received in the Merger.



     Under Section 302(b) of the Code, a stockholder's interest in SPX will be deemed to have been reduced sufficiently if, insofar as is here pertinent, (i) such stockholder's interest in SPX is completely terminated as a result of the transaction, (ii) a stockholder's percentage interest in SPX is reduced more than 20% in the redemption described above (the "20% safe harbor"), or (iii) such stockholder's interest was "meaningfully reduced" by virtue of such redemption (such tests, the "302 Tests"). While prong (iii) of the 302 Tests requires a determination based on a stockholder's particular facts and circumstances, the IRS has indicated in published rulings that a distribution that results in any actual reduction in interest of an extremely small, minority stockholder in a publicly held corporation will meaningfully reduce the stockholder's interest in the corporation if the stockholder exercises no control with respect to corporate affairs.


     Application of 302 Tests -- General. The discussion which follows considers the application of the 302 Tests to a stockholder that receives a combination of cash and SPX Common Stock as the result of making

(i) a Mixed Election or (ii) a Cash Election or a Stock Election which is oversubscribed (and hence subject to proration).



     The application of the 302 Tests in these cases will depend upon, in addition to the type of Election made by the stockholder, the extent to which
(i) the cash or stock portion of the Merger Consideration is oversubscribed,
(ii) the stockholder actually or constructively owns after the Merger any shares of SPX Common Stock which such stockholder did not receive, actually or constructively, in the Merger (e.g., shares of SPX Common Stock which it owned actually or constructively before the Merger), and (iii) the stockholder constructively owns shares of General Signal Common Stock immediately prior to the Effective Time. The discussions, under "-- Cash Elections," "-- Mixed Elections" and "-- Stock Elections," below, do not consider the effect of such constructive or overlapping ownership, which is, however, discussed below in "-- Effect of Overlapping or Constructive Ownership." Moreover, the statements below relating to the extent of a stockholder's reduction in interest in SPX under the 302 Tests are based upon certain mathematical assumptions as to the relative values of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration, which assumptions may not be completely accurate as of the Effective Time. Therefore, the General Signal stockholders should consult their own tax advisors as to the risk of dividend characterization with respect to any cash received in the Merger.


     - Cash Elections. If the cash portion of the Merger Consideration is oversubscribed (and therefore a portion of the consideration received under a Cash Election is SPX Common Stock), a General Signal stockholder making a Cash Election will have its interest in SPX reduced for purposes of the 302 Tests, although if the Cash Election is heavily oversubscribed the reduction may not qualify for the 20% safe harbor. The treatment of General Signal stockholders making Cash Elections where the cash portion of the Merger Consideration is not oversubscribed is addressed above in "-- Only Cash Received."


     - Mixed Elections. A General Signal stockholder that makes a Mixed Election will, for purposes of the 302 Tests, (i) if the stock portion of the Merger Consideration is oversubscribed, have its interest reduced but by an amount which may or may not qualify under the 20% safe harbor, (ii) if neither the stock portion nor the cash portion of the Merger Consideration is oversubscribed, have its interest in SPX reduced but by an amount which will generally be less than that necessary to qualify under the 20% safe harbor, and
(iii) if the cash portion of the Merger Consideration is oversubscribed, generally not qualify under the 20% safe harbor, and if it is substantially oversubscribed may not have any reduction in its interest in SPX and as a result be subject to dividend treatment.



     - Stock Elections. If the stock portion of the Merger Consideration is oversubscribed (and therefore a portion of the consideration received under a Stock Election is cash), a General Signal stockholder that makes a Stock Election will be subject to dividend treatment, unless the extent of such oversubscription is very substantial. The treatment of General Signal stockholders making Stock Elections where the stock portion of the Merger Consideration is not oversubscribed is addressed above in " -- Only Shares of SPX Common Stock Received."



     Effect of Overlapping or Constructive Ownership. A General Signal stockholder that (i) actually or constructively owns after the Merger any shares of SPX Common Stock which such stockholder did not receive, actually or constructively in the Merger (e.g., shares of SPX Common Stock which such stockholder owned actually or constructively before the Merger), or (ii) constructively owns shares of General Signal Common Stock immediately prior to the Effective Time or shares of SPX Common Stock immediately after the Effective Time, will be required to take such shares into account for purposes of applying the 302 Tests. Under the applicable constructive ownership rules of Section 318 of the Code, a stockholder will, in general, be treated as owning shares owned by certain family members and other related entities, or that are subject to options owned or deemed owned by such person. The actual or constructive ownership of such shares of General Signal Common Stock may, in some circumstances, have the effect of causing a General Signal stockholder that would otherwise qualify for capital gain treatment under the 302 Tests to fail to so qualify and subject such stockholder to dividend treatment on the cash portion of the Merger Consideration (to the extent of the stockholder's ratable share of earnings and profits), even if such stockholder receives solely cash in the Merger. Therefore, General Signal stockholders who (i) constructively own shares of General Signal

Common Stock, or (ii) actually or constructively own shares of SPX Common Stock, should consult their tax advisors as to the tax consequences of receiving cash, whether such stockholder intends to make a Cash Election, Stock Election or Mixed Election.


     Treatment of Dividends to Corporate Stockholders. To the extent that cash received in exchange for shares of General Signal Common Stock is treated as a dividend to a corporate stockholder, such stockholder will be (i) eligible for a dividends received deduction (subject to applicable limitations), and (ii) subject to the "extraordinary dividend" provisions of the Code. Under recently enacted legislation, any cash which is treated as a dividend to a corporate stockholder will constitute an extraordinary dividend, except as otherwise provided in Treasury regulations which have yet to be promulgated. Consequently, the non-taxed portion of any such dividend would reduce a corporate stockholder's adjusted tax basis in the shares of SPX Common Stock received in the Merger, but not below zero, and would thereafter be taxable as capital gain.



     Tax Basis and Holding Period of Shares of SPX Common Stock Received in the Merger. The tax basis of each share of SPX Common Stock received in the Merger will be the same as the tax basis of the shares of General Signal Common Stock exchanged therefor, increased by the amount of gain recognized on the exchange with respect to such shares of General Signal Common Stock (including any such gain that is treated as a dividend), decreased by any portion of such shares of General Signal Common Stock which is converted into cash in lieu of receipt of a fractional share of SPX Common Stock, and further decreased by the amount of cash received with respect to such shares of General Signal Common Stock (other than cash received in lieu of a fractional share interest). As discussed above, corporate stockholders are subject to special adjustments with respect to the portion of any cash received in the Merger which is taxable as a dividend. See "-- Treatment of Dividends to Corporate Stockholders." The holding period of the shares of SPX Common Stock received will include the holding period of the shares of General Signal Common Stock exchanged therefor.


FRACTIONAL SHARES

     If a General Signal stockholder receives cash in lieu of a fractional share of SPX Common Stock in the Merger, such cash amount will be treated as received in exchange for the fractional share of SPX Common Stock. Gain or loss recognized as a result of that exchange will be equal to the cash amount received for the fractional share of SPX Common Stock reduced by the proportion of the stockholder's tax basis in shares of General Signal Common Stock exchanged and allocable to the fractional share of SPX Common Stock.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, GENERAL SIGNAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.


         AMENDMENT OF THE SPX CORPORATION 1992 STOCK COMPENSATION PLAN



GENERAL



     On April 28, 1993, SPX's stockholders approved the adoption of the 1992 Plan. The 1992 Plan was amended on December 11, 1996 and December 10, 1997. As of August 26, 1998 and prior to the amendment described below, there were 483,819 shares of SPX Common Stock available for future awards under the 1992 Plan.



SPX PLAN AMENDMENT PROPOSAL



     On August 26, 1998, the SPX Board adopted, subject to stockholder approval, an amendment to the 1992 Plan to increase the number of shares of SPX Common Stock available for issuance under the 1992 Plan by

1.1 million to an aggregate of 3.0 million shares. At the SPX Special Meeting, stockholders of SPX are being asked to consider and vote upon the SPX Plan Amendment Proposal, namely the proposal to approve the amendment of the 1992 Plan adopted by the SPX Board on August 26, 1998.



     Success of SPX depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. The SPX Board believes that the opportunity to receive stock-based incentives under the 1992 Plan provides an important incentive to key employees of SPX and that the 1992 Plan will continue to assist SPX in attracting and retaining quality personnel. Furthermore, if the Merger is consummated, the pool of key employees will be significantly expanded. Accordingly, the SPX Board believes that it is in the best interests of SPX to increase the maximum number of shares available for issuance under the 1992 Plan in order (i) to continue to attract and retain key employees (including key employees of General Signal who continue as employees of the combined company after the Merger is consummated) and (ii) to provide additional incentive and reward opportunities to current employees (including such General Signal employees) to encourage them to enhance the profitable growth of SPX. Accordingly, the SPX Board recommends that SPX stockholders vote "FOR" approval of the SPX Plan Amendment Proposal.



     If the SPX Plan Amendment Proposal is approved, the amendment of the 1992 Plan will become effective as of August 26, 1998. If the SPX Plan Amendment Proposal is not approved by the SPX stockholders, the 1992 Plan will remain in effect with the terms existing prior to August 26, 1998. If the SPX Plan Amendment Proposal is approved, it is expected that the SPX Compensation Committee (as defined herein) will make periodic grants under the 1992 Plan in furtherance of the goals described herein.



THE 1992 PLAN



     The following is a brief summary of certain provisions of the 1992 Plan, as amended, a copy of which is attached as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the 1992 Plan.



     The 1992 Plan allows the SPX Compensation Committee to grant awards to key employees of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units.



     Administration. The 1992 Plan is administered by the Compensation Committee of the SPX Board (the "SPX Compensation Committee"), as appointed by the SPX Board from among those directors who are not employees of SPX and who are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act. To the extent necessary for any award to qualify as performance-based compensation under Section 162(m) of the Code, each member of the SPX Compensation Committee will also be an "outside director" within the meaning of
Section 162(m). The SPX Compensation Committee has the authority to determine award eligibility, timing, and the type, amount and terms of such awards. The SPX Compensation Committee is also authorized to interpret the 1992 Plan, to establish rules and regulations thereunder and to make all other determinations necessary or advisable for the 1992 Plan's proper administration.



     The SPX Board may terminate, amend or modify the 1992 Plan at any time; provided, however, that the SPX Board may not, without the approval of the SPX stockholders, increase the total amount of SPX Common Stock which may be issued under the 1992 Plan (except as specifically provided in Section 5 of the 1992
Plan); change the provisions of the 1992 Plan regarding the option price (except as permitted by Section 5 of the 1992 Plan); materially increase the cost of the 1992 Plan or materially increase the benefits to 1992 Plan participants; extend the period during which awards may be granted; or extend the maximum period after the date of grant during which options or stock appreciation rights may be exercised. In addition, no amendment, modification or termination of the 1992 Plan shall adversely affect any outstanding award previously granted under the 1992 Plan without the consent of the participant to whom such award was made.



     Eligibility. Participants in the 1992 Plan are selected by the SPX Compensation Committee from among those employees of SPX, or any 50%-or-more-owned subsidiary of SPX, who, in the opinion of the SPX Compensation Committee, are in a position to contribute materially to SPX's long-term growth, development and continued financial success. Awards may also be made under the 1992 Plan to recognize or foster extraordinary performance, promotion, retention or recruitment. As of July 31, 1998, there were approximately 115 participants in the 1992 Plan. Because persons eligible to participate in the 1992 Plan and awards to those persons are determined by the SPX Compensation Committee, the number of employees that will be eligible to participate in the future, and the amounts of any awards to be granted, cannot now be determined. However, if the Merger is consummated and as a consequence the pool of eligible employees is increased, SPX expects that a portion of the additional 1.1 million shares made available pursuant to the SPX Plan Amendment Proposal will be utilized during SPX's next regularly scheduled series of option awards in December 1998.



     Shares Available for the 1992 Plan. The total number of shares of SPX Common Stock subject to awards under the 1992 Plan currently may not exceed 1.9 million shares (3.0 million as proposed to be amended), of which no more than 200,000 shares may be granted in the form of restricted stock. The maximum number of shares of SPX Common Stock underlying awards made to a participant in a fiscal year is 100,000 shares. If any award granted under the 1992 Plan or its predecessor terminates or lapses, the shares reserved for those awards will be available again for the grant of awards under the terms of the 1992 Plan. In the event of any change in the outstanding shares of SPX Common Stock by reason of a stock dividend or split, recapitalization, merger, consolidation or other similar corporate change, the aggregate number of shares of SPX Common Stock subject to each outstanding option, and its stated option price, shall be appropriately adjusted by the SPX Compensation Committee. Upon such an event, the SPX Compensation Committee may also make appropriate adjustments to any other outstanding awards under the 1992 Plan.



     Stock Options. The SPX Compensation Committee may grant stock options to key employees in the form of incentive stock options (within the meaning of Section 422 of the Code), non-qualified stock options or any combination thereof. The per share exercise price cannot be less than the fair market value of SPX Common Stock on the date of grant. Options may be made exercisable during any specified period of time following the date of grant (as evidenced in the option agreement required to be delivered to a participant in respect of an award), but in no event may the exercise period exceed ten years. Upon exercise, payment of the exercise price may be made (i) in cash, (ii) by tendering previously owned SPX Common Stock with a fair market value equal to the exercise price, (iii) by directing SPX to withhold shares of SPX Common Stock with a fair market value equal to the exercise price, (iv) by delivering other approved property or (v) by a combination of the foregoing methods. Incentive stock options may not be granted to employees owning, either directly or indirectly, more than 10% of the combined voting power of SPX Common Stock. In addition, upon the exercise of non-qualified stock options (and upon the lapse of restrictions on awards of restricted stock, see below), participants may elect (subject to the approval of the SPX Compensation Committee) to satisfy any tax withholding obligations by (i) having SPX withhold shares of SPX Common Stock equal in value to such obligations or (ii) tendering to SPX shares of SPX Common Stock equal in value to such obligations. The aggregate fair market value (as of the date of grant) of the SPX Common Stock with respect to which incentive stock options are exercisable for the first time during any particular calendar year may not exceed $100,000. If employment is terminated due to death, disability or retirement, each outstanding option shall vest and become immediately exercisable and shall remain so during a period as shall be determined by the SPX Compensation Committee but in no event beyond the expiration of the term of the option. If employment is terminated for any other reason, the participant may exercise any outstanding option within such period as shall be determined by the SPX Compensation Committee, but in no event beyond the expiration of the term of the option and only to the extent such option was exercisable on the date of the participant's termination of employment.



     Upon the exercise of options, the SPX Compensation Committee may also grant replacement options under the 1992 Plan to purchase additional shares of SPX Common Stock. The amount of shares subject to a replacement option, if granted, shall be equal to the number of shares delivered by the participant (or withheld by SPX) in satisfaction of the exercise price and the tax withholding obligations of the exercised option. The replacement option will be a non-qualified option and will be subject to terms and conditions identical to the exercised option, except that the per share exercise price of the replacement option will be equal to the fair market value of the SPX Common Stock on the date of grant of the replacement option.



     Stock Appreciation Rights. The SPX Compensation Committee may grant stock appreciation rights to key employees either in conjunction with the awarding of non-qualified stock options or on an independent stand-alone basis. Each stock appreciation right allows the holder to elect to receive payment from SPX equal to the excess of the fair market value of a share of SPX Common Stock at the date of exercise of the right over the exercise price of the right. Where a stock appreciation right is granted in conjunction with a non-qualified option, the exercise by a participant of a stock appreciation right will reduce the number of such participant's related non-qualified stock options proportionately. Such rights may be exercised at any time during the life of the related stock option. Stand-alone rights may be exercised during a period not to exceed ten years, as determined by the SPX Compensation Committee. Upon exercise of a stock appreciation right, payment will be made by SPX in cash. At the time of grant, SPX may establish a maximum amount per share that will be payable upon exercise of a right. If employment is terminated due to death, disability, retirement or any other reason, any outstanding rights (whether stand-alone or granted in conjunction with a non-qualified option) shall be exercisable according to the same rules as those described above for options. In the event of a merger or consolidation of SPX in which SPX is not the surviving corporation, each participant under the 1992 Plan shall be offered a firm commitment whereby the surviving corporation will grant new options and stock appreciation rights to the participant which will preserve the rights of the participant under awards then outstanding under the 1992 Plan.



     Restricted Stock. The SPX Compensation Committee may grant shares of SPX Common Stock to a participant which shall include restrictions on ownership for a stated period of time during which the participant will not be able to sell, exchange, transfer, pledge, design or otherwise dispose of the restricted shares. However, in the event of a merger or consolidation of SPX in which SPX is not the surviving corporation, all restrictions shall immediately lapse. Upon lapse of the restriction period, shares become freely transferable, with complete ownership vested in the participant. If a participant's employment is terminated during the restriction period due to death, disability or normal retirement (as defined under the then established rules of SPX), all restrictions shall automatically terminate and the shares shall become freely transferable. If employment is terminated involuntarily during the restriction period or due to early retirement (as defined under the then established rules of SPX), the SPX Compensation Committee may waive the restrictions on any or all restricted shares held by the participant and add any new restrictions that the SPX Compensation Committee deems appropriate. If the SPX Compensation Committee does not waive the restrictions, or if employment is terminated for any other reason, the shares are automatically forfeited by the participant and revert to SPX. During the restriction period, participants may exercise full voting rights and are entitled to receive all dividends and other distributions paid with respect to the restricted shares. Any such dividends or distributions will be subject to the same restrictions as the underlying shares of restricted stock.



     Performance Units. The SPX Compensation Committee may grant performance units subject to such terms and conditions as the SPX Compensation Committee in its discretion shall determine. Performance units may be granted either in the form of cash units or in share units which are equal in value to one share of SPX Common Stock. The SPX Compensation Committee shall establish the performance goals to be attained in respect of the units, various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the SPX Compensation Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the SPX Compensation Committee shall determine the payment, if any, which is due on the performance units in accordance with the terms thereof, and whether the payment of the cash units and share units shall be made in the form of cash or shares of SPX Common Stock, or a combination thereof.



     Transferability. No stock option, stock appreciation right, restricted stock or performance unit granted under the 1992 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. However, the SPX Compensation Committee may adopt rules and procedures to permit participants to transfer options to members of their immediate families or to certain trusts or partnerships, subject to conditions set forth in the 1992 Plan.



     Effective Date and Duration. The 1992 Plan was effective as of December 15, 1992. No awards will be granted under the 1992 Plan after December 15, 2002.

     Certain Award Information. Set forth in the table below is information regarding options outstanding under the 1992 Plan as of July 31, 1998. There are no stock appreciation rights, restricted stock awards or performance units outstanding under the 1992 Plan.



                                                                NUMBER OF
                                                              STOCK OPTIONS
                                                              -------------
John B. Blystone, Chairman, President and Chief Executive
  Officer...................................................     130,000
Patrick J. O'Leary, Vice President -- Finance, Treasurer and
  Chief Financial Officer...................................      35,000
James M. Sheridan, Vice President, Secretary and General
  Counsel (until February 26, 1997), Counsel to CEO (until
  retirement on January 31, 1998)...........................      93,166
Christopher J. Kearney, Vice President, Secretary and
  General Counsel...........................................      50,000
Stephen A. Lison, Vice President, Human Resources...........      62,186
Thomas J. Riordan, Vice President and President Services
  Solutions.................................................      47,868
All current executive officers as a group (8 persons).......     418,018
All current directors who are not executive officers as a
  group (7 persons).........................................      55,944
All employees, including all current officers who are not
  executive officers as a group (100 persons)...............     431,295



     Tax Consequences. Under the present federal income tax laws, awards under the 1992 Plan will have the following consequences:



     For incentive stock options, a 1992 Plan participant will incur no income tax liability upon grant or exercise, provided the participant, at all times during the period beginning on the date of the grant of the option and ending on the date three months before the date of exercise, was an employee of SPX or one if its subsidiaries. The "spread" between the option price and the SPX Common Stock's fair market value at exercise, however, is an adjustment for purposes of the alternative minimum tax. Income tax on the SPX Common Stock's appreciation is deferred until the shares are actually sold by the participant. Upon the sale of the shares, the participant will realize long-term capital gain (or loss) if the date of sale is at least two years after the date of grant of the option and the shares have been held by the participant for at least one year. The capital gain (or loss) will be measured by the difference between the selling price of the shares and the option price. If these holding-period requirements are not satisfied, the participant will at the time of sale (or other disqualifying disposition) recognize ordinary income (treated as compensation) equal to the lesser of (a) the gain realized on the sale (or other disqualifying disposition), or (b) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain will be treated as short-term or long-term capital gain, depending on whether the shares have been held for at least 12 months after the date of exercise. If the participant does not satisfy the employment requirement described in the first sentence of this paragraph, the participant will recognize ordinary income (treated as compensation) at the time of exercise under the tax rules governing the exercise of a non-qualified stock option described below. SPX will be entitled to an income tax deduction only if and to the extent that a participant realizes ordinary income.



     For non-qualified stock options, there are no tax consequences to SPX or to the participant upon grant. Upon exercise, the participant will recognize ordinary income (treated as compensation) in an amount equal to the spread between the option price and the SPX Common Stock's fair market value at exercise. The basis in shares acquired upon exercise will equal the fair market value of such shares at the time of exercise, and the capital gain holding period will begin on the date of exercise. SPX will receive a tax deduction upon exercise of the non-qualified option in an amount equal to the spread.



     For stock appreciation rights, there are no tax consequences to SPX or to the participant upon grant. Upon exercise, the participant will recognize ordinary income (treated as compensation) in the amount of the appreciation paid to the participant. SPX will receive a corresponding deduction in the same amount. Similarly, performance units are neither taxable to the participant nor deductible by SPX until any payments are made.



     For restricted stock, the participant will have no taxable income until the restrictions lapse. At that time, the participant's taxable income (treated as compensation) and SPX's tax deduction are measured by the then fair market value of the shares. The participant may, however, avoid the delay in computing the amount of taxable gain by filing with the IRS, within 30 days after receiving the restricted shares, an election to make the computation at the time of receipt of the shares.



     Special rules may apply with respect to persons who may be subject to
Section 16(b) of the Exchange Act. Participants who are or may become subject to
Section 16 of the Exchange Act would need to consult with their own tax advisors in this regard.



     Excise Taxes. Under certain circumstances, the accelerated vesting or exercise of options in connection with a change in control of SPX might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and SPX may be denied a tax deduction.



     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by SPX on the last day of the taxable year, but Section 162(m) does not disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. SPX has structured the 1992 Plan with the intention that compensation resulting from awards thereunder will qualify as "performance-based compensation" and, if so qualified, will be deductible by SPX.



     THE SPX BOARD RECOMMENDS THAT THE SPX STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SPX PLAN AMENDMENT PROPOSAL.


                            COMPARISON OF RIGHTS OF
                     STOCKHOLDERS OF SPX AND GENERAL SIGNAL

     Pursuant to the Merger, holders of General Signal Common Stock (other than holders who elect, and receive, only cash in respect of their shares) will become stockholders of SPX and the rights of all such former General Signal stockholders will thereafter be governed by SPX's Certificate of Incorporation and By-Laws and the DGCL. The rights of the holders of General Signal Common Stock are currently governed by General Signal's Certificate of Incorporation and By-Laws and the NYBCL. Differences between the laws of Delaware, the state of incorporation of SPX, and those of New York, the state of incorporation of General Signal, and between SPX's Certificate of Incorporation and By-Laws, on the one hand, and General Signal's Certificate of Incorporation and By-Laws, on the other hand, will result in several changes in the rights of stockholders of General Signal. A summary of the more significant changes is set forth below.


     The following summary does not purport to be a complete statement of the rights of stockholders under SPX's Certificate of Incorporation, By-Laws and other governing instruments and applicable law, as compared with the rights of General Signal's stockholders under General Signal's Certificate of Incorporation, By-Laws and other governing instruments and applicable law, or a complete description of the specific provisions referred to herein. The summary is qualified in its entirety by reference to the governing corporate instruments of SPX and General Signal and to the laws of Delaware and New York, respectively, to which stockholders are referred. For information as to how the governing corporate instruments of SPX and General Signal may be obtained, see "Available Information."


SPECIAL MEETINGS OF STOCKHOLDERS

     Under Delaware law, special meetings of the stockholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or by-laws. Under SPX's Certificate of Incorporation and By-Laws, special meetings of the stockholders may be called only by the Chairman, the President or the SPX Board pursuant to a resolution approved by a majority of the entire SPX Board.

     Under New York law, special meetings of the stockholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or by-laws. In addition, if, for a period of one month after the date fixed by the by-laws for the annual meeting of stockholders, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board of directors must call a special meeting of stockholders for the election of directors. If the board of directors fails to do so, the holders of ten percent of the votes of the shares entitled to vote in an election of directors may demand the call of a special meeting for the election of directors. General Signal's By-Laws provide that the General Signal Board or the Chairman of the Board may, and, upon the written request of stockholders owning at least two-thirds of the outstanding shares entitled to vote at the meeting, the Secretary shall, call a special meeting of stockholders for such purposes as may be designated in the notice thereof.

NUMBER OF DIRECTORS

     Under Delaware law, a board of directors shall consist of one or more directors, with the number fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. SPX's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by or pursuant to the By-Laws. SPX's By-Laws provide that, except as otherwise fixed pursuant to the provisions of SPX's Certificate of Incorporation relating to the rights of the holders of any preferred stock, the number of directors shall be fixed from time to time by the SPX Board but shall not be less than three. At present, the SPX Board has eight members.

     Under New York law, a board of directors shall consist of one or more individuals, with the number specified in or fixed in accordance with the by-laws or by action of the stockholders or of the board of directors under the specific provisions of a by-law adopted by the stockholders. General Signal's By-Laws provide that the General Signal Board shall consist of not more than fifteen members, the number to be as the directors shall from time to time direct. At present, the General Signal Board has nine members.

CLASSIFICATION OF DIRECTORS


     Under Delaware law, the directors of a corporation may, by the certificate of incorporation or by an initial by-law, or by a by-law adopted by a vote of the stockholders, be divided into one, two or three classes. SPX's Certificate of Incorporation provides that the directors, other than those who may be elected by the holders of preferred stock, will be classified into three classes, as nearly equal in number as possible.


     Under New York law, the certificate of incorporation or the provisions of a by-law adopted by the stockholders may provide that the directors be divided into either two, three or four classes, with all classes being as nearly equal in number as possible. General Signal's By-Laws provide that the directors will be classified into three classes, all classes being as nearly equal in number as possible, and no class including less than three directors.

REMOVAL OF DIRECTORS

     Under Delaware law, in general any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. However, in the case of a corporation with a classified board, stockholders may effect such removal only for cause unless the certificate of incorporation otherwise provides. SPX's Certificate of Incorporation and By-Laws provide that, subject to certain rights of holders of preferred stock, any director may be removed from office only for cause, and only by the affirmative vote of the holders of 80% of the combined voting power of the outstanding shares of stock entitled to vote in the election of directors, voting together as a single class.

     Under New York law, the directors may be removed for cause by vote of the stockholders or, if the certificate of incorporation or the provisions of a by-law adopted by the stockholders so provide, by action of the board of directors. Directors may be removed without cause by vote of the stockholders if the certificate of incorporation or the by-laws so provide. Under New York law, an action to procure a judgment removing a director for cause may be brought by the attorney-general or by the holders of ten percent of the outstanding shares. General Signal's Certificate of Incorporation provides that a director may be removed only by the affirmative vote of the holders of two-thirds of all outstanding shares.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under Delaware law, the procedure for filling vacancies may be determined by a provision in the certificate of incorporation. If, at any time, a corporation should have no directors, Delaware law provides certain mechanisms to call a special meeting to elect directors. SPX's Certificate of Incorporation and By-Laws provide that any vacancies on the SPX Board, including those resulting from any increase in the number of directors, shall be filled by the majority of the remaining directors then in office, even though less than a quorum.

     Under New York law, vacancies occurring in the board for any reason other than the removal of directors without cause may be filled by vote of the board of directors. Vacancies occurring by reason of the removal of directors without cause may be filled only by vote of the stockholders, unless the certificate of incorporation or the provisions of a by-law adopted by the stockholders provide otherwise. General Signal's By-Laws provide that all vacancies may be filled by the vote of a majority of the directors then in office, although less than a quorum.

PREEMPTIVE RIGHTS

     Under Delaware law, preemptive rights are not available to stockholders unless specifically authorized by the certificate of incorporation. SPX's Certificate of Incorporation provides that holders of its shares shall not have any preemptive rights.

     Under New York law, with respect to corporations incorporated prior to February 22, 1998, except as otherwise provided in the certificate of incorporation, the holders of equity shares of any class of stock, in case of the proposed issuance by the corporation of or the proposed granting by the corporation of rights or options to purchase its equity shares of any class, shall, if such proposed issuance or grant adversely affects the unlimited dividend rights of such holders, have the right during a reasonable time and on reasonable conditions to purchase such shares or other securities in proportions as determined under the NYBCL. General Signal's Certificate of Incorporation explicitly states that holders of its shares shall not have any preemptive rights.

CORPORATE ACTION WITHOUT A STOCKHOLDERS' MEETING

     Under Delaware law, unless prohibited by the certificate of incorporation, corporate actions may be authorized without a meeting by written consent of holders of voting shares sufficient to approve the action at a meeting where all holders of voting shares were present and voted. SPX's Certificate of Incorporation prohibits stockholders from acting by written consent in lieu of a meeting.

     Under New York law, whenever stockholders are required or permitted to take any action by vote, such action may be taken without a stockholder meeting (i) by written consent of all persons entitled to vote on the action, or (ii) if the certificate of incorporation so provides, by the written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. General Signal's Certificate of Incorporation is silent on the issue.

DIVIDENDS

     Under Delaware law, a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or, if no surplus exists, out of net profits for the current or preceding fiscal year, provided that the amount of the capital following the declaration and payment of the dividend is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the assets of the corporation.

     Under New York law, dividends may be declared and paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. Further, under New York law, a corporation may not declare and pay dividends or make other distributions if the corporation is insolvent or would otherwise be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation.

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

AMENDMENT OF CERTIFICATE OF INCORPORATION

     Under Delaware law, a corporation may amend its certificate of incorporation if, among other things, such amendment is approved by a majority of the outstanding stock entitled to vote; however, whenever the certificate of incorporation shall require for action by the board of directors or by the stockholders an affirmative vote greater than that normally provided for by Delaware law, such provision of the certificate of incorporation may not be amended or repealed without such greater vote. SPX's Certificate of Incorporation provides that Articles Eighth (number, classification and power of directors), Ninth (stockholder meetings), and Fifteenth (business combinations) of the Certificate of Incorporation may only be altered or amended by the affirmative vote of the holders of at least 80% of the voting power of all shares of SPX; however, Article Fifteenth (business combinations) may be amended or altered by a majority of the outstanding stock entitled to vote, if such amendment or alteration has been approved by at least two-thirds of the Continuing Directors (as defined in the Certificate of Incorporation). See "-- Business Combinations with Substantial Stockholders."

     Under New York law, with limited exceptions, for an amendment to the certificate of incorporation to be adopted, the amendment must be authorized by vote of the board of directors, and the stockholders must approve the amendment by a majority of all outstanding shares entitled to vote on the amendment, unless the certificate of incorporation requires a greater vote. Article 8 of General Signal's Certificate of Incorporation provides that the adoption, amendment or repeal of any provision of the Certificate of Incorporation relating to (i) the number, classification and terms of office of directors,
(ii) the quorum of directors required for the transaction of business, (iii) the filling of newly created directorships and vacancies occurring in the Board of Directors, (iv) the removal of directors, (v) the power of the Board of Directors to adopt, amend or repeal By-Laws of General Signal or the vote of the Board of Directors required for such adoption, amendment or repeal, or (vi) any amendment or repeal of Article 8 of the Certificate of Incorporation, requires the affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote thereon.

AMENDMENT OF BY-LAWS

     Under Delaware law, the power to adopt, amend or repeal by-laws is vested in the stockholders unless the certificate of incorporation confers the power to adopt, amend or repeal by-laws upon the directors as well. SPX's Certificate of Incorporation provides that, with limited exceptions, the SPX Board is expressly authorized to adopt, amend and repeal the By-Laws. SPX's By-Laws provide that, subject to the provisions of the Certificate of Incorporation, the By-Laws may be altered by a majority vote of the shares represented and entitled to vote at a meeting, or by the SPX Board through a majority vote of those directors present at any meeting at which a quorum is present.

     Under New York law, the by-laws of a corporation may be amended or repealed by a majority of the votes of the shares entitled to vote in the election of any directors, or by the board of directors, when so provided in the certificate of incorporation or a by-law adopted by the stockholders. General Signal's Certificate of Incorporation provides that the adoption, amendment or repeal of any By-Law relating to (i) the number, classification and terms of office of directors, (ii) the quorum of directors required for the transaction of business, (iii) the filling of newly created directorships and vacancies occurring in the Board of Directors, (iv) the removal of directors, or (v) the power of the Board of Directors to adopt, amend or repeal By-Laws of General Signal or the vote of the Board of Directors required for such adoption, amendment or repeal, requires the affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote thereon. General Signal's By-Laws provide that, except as provided in the Certificate of Incorporation, any By-Law may be deleted or amended in any respect, at an annual or special meeting, by a majority of the votes cast by the holders of shares entitled to vote thereon, or by a majority of the General Signal Board then in office.

STOCKHOLDER PROPOSAL PROCEDURES

     Under SPX's By-Laws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of SPX not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. A

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

stockholder's notice must state as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the matter desired to be brought, (ii) the name and address of the stockholder proposing such action, (iii) the class and number of shares of SPX Common Stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such matter.

     Under General Signal's By-Laws, for a matter to be properly brought before a meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary of General Signal not less than 45 days nor more than 60 days prior to such meeting; however, in the event less than 55 days prior public disclosure of the date of such meeting is made to the stockholders or the only public disclosure of the date of the meeting is written notice, notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice must state as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder, (iii) the class and number of shares of General Signal Common Stock which are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business. Compliance with this procedure is determined by a committee of the General Signal Board consisting of non-management directors, unless the matter concerns the removal, replacement or election of directors, in which case compliance is determined by inspectors appointed by the Secretary.

ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS OF DIRECTORS

     Under SPX's By-Laws, nominations for the election of directors may be made by the SPX Board or a committee appointed by the SPX Board or by any stockholder entitled to vote in the elections of directors, generally. However, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of SPX not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, and (v) the consent of each nominee to serve as a director if elected.

     Under General Signal's By-Laws, nominations of persons for election to the General Signal Board may be made at any meeting by or at the direction of the General Signal Board or by any stockholder entitled to vote for the election of directors at such meeting. Stockholders may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of General Signal not less than 45 days nor more than 60 days prior to such meeting; however, in the event less than 55 days prior public disclosure of the date of such meeting is made to the stockholders or the only public disclosure of the date of the meeting is written notice, notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice must set forth: (i) the name, age, and business and residence addresses of the person to be nominated, and the name and address of the stockholder making the nomination, (ii) the class and number of shares of General Signal Common Stock which are owned beneficially by the nominee and the stockholder making the nomination, (iii) the principal occupation or employment of the nominee, and
(iv) such other information regarding each nominee or stockholder making the nomination as would be required to be included in a proxy statement filed pursuant to

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

the proxy rules of the Commission. Compliance with this procedure will be determined by two inspectors appointed by the Secretary.

INDEMNIFICATION

     Under Delaware law, a corporation has the power to indemnify directors, officers, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Delaware law provides that a corporation may advance expenses of defense (upon receipt of a written undertaking from the person seeking the advance to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Under Delaware law, no indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     SPX's Certificate of Incorporation provides that directors and officers of SPX and those serving at the request of SPX as a director, officer, employee or agent of another corporation or entity will be indemnified by SPX to the fullest extent authorized by Delaware law. The indemnification right includes the right to be paid by SPX the expenses incurred in defending any proceeding in advance of its final disposition. SPX's Certificate of Incorporation provides that the indemnification rights conferred by SPX's Certificate of Incorporation are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. SPX is authorized by SPX's Certificate of Incorporation to purchase and maintain insurance on behalf of its directors and officers.

     Under New York law, a corporation may indemnify its directors and officers for actions taken in good faith and, in the case of conduct in his or her official capacity, in a manner they reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. New York law also provides that a corporation may advance reasonable expenses of defense (upon receipt of a written undertaking from the person seeking the advance to reimburse the corporation if indemnification is not appropriate). In the case of a stockholder derivative suit, no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless a court of competent jurisdiction determines upon application that, in view of the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such portion of the settlement amount and expenses as the court deems proper. A person who has been successful in defense of a civil or criminal action shall be entitled to indemnification. New York law permits a corporation to purchase and maintain liability insurance for its directors and officers, unless the officer or director personally gained a financial profit or advantage to which he was not legally entitled, or a judgment adverse to the director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action.

     General Signal's By-Laws provide officers and directors a broad indemnification right, similar in scope to that permitted under New York law. The indemnification right includes the right to be paid by General Signal the expenses incurred in defending any proceeding in advance of its final disposition. The indemnification rights conferred by General Signal's By-Laws are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, By-Law, Certificate of Incorporation or otherwise. General Signal's By-Laws also prevent General Signal from taking any corporate action or entering into any agreement which prohibits the rights of officers and directors to indemnification. Further, the indemnification provided by General Signal's By-Laws is deemed to be a contract between General Signal and each party entitled to indemnification, continues after such party ceases to be a director or officer and inures to the benefit of such party's heirs and executors.

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

LIMITATION OF LIABILITY

     Delaware law allows a corporation to include in its certificate of incorporation a provision limiting personal liability for a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL concerning unlawful dividends and stock repurchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     SPX's Certificate of Incorporation has such a provision. SPX's Certificate of Incorporation also provides that any repeal or modification of this provision by the SPX stockholders will not adversely affect any right or protection of a director of SPX existing at the time of such repeal or modification.

     Under New York law, a corporation can include in its certificate of incorporation a provision limiting personal liability for a director to the corporation or its stockholders for monetary damages for breach of duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of the NYBCL or (ii) for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

     General Signal's Certificate of Incorporation contains such a provision.

BUSINESS COMBINATIONS WITH SUBSTANTIAL STOCKHOLDERS

     SPX's Certificate of Incorporation requires the approval of a supermajority of the SPX stockholders for certain business combinations with Substantial Stockholders (as defined below).

     Notwithstanding any lesser percentage permitted by law, except as provided below, 80% of the voting power of the SPX stockholders, voting together as a single class, must approve any of the following Business Combinations:


          (a) Any merger of SPX or any of its subsidiaries with (i) any Substantial Stockholder or (ii) any other corporation which is, or after such merger or consolidation would be, an Affiliate or Associate (each term as defined in the Certificate of Incorporation) of a Substantial Stockholder; or



          (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any Substantial Stockholder, its Affiliate or Associate, of (i) any assets of SPX or (ii) any of its subsidiaries, in each case having an aggregate Fair Market Value (as defined below) of $10,000,000 or more; or


          (c) The issuance or transfer by SPX or any of its subsidiaries of any securities of SPX or any of its subsidiaries to any Substantial Stockholder, or its Affiliate or Associate, in exchange for cash, securities or other consideration having an aggregate Fair Market Value of $10,000,000 or more; or

          (d) The adoption of any plan or proposal for the liquidation or dissolution of SPX proposed by or on behalf of any Substantial Stockholder, or its Affiliate or Associate; or

          (e) Any reclassification of securities (including any reverse stock split), or recapitalization of SPX, or any merger or consolidation of SPX with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of SPX or any of its subsidiaries which is directly or indirectly owned by any Substantial Stockholder, or its Affiliate or Associate.

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

     The 80% requirement does not apply (i) to Business Combinations where the SPX stockholders do not receive any cash or other consideration, solely in their capacities as stockholders, and the Business Combination has been approved by two-thirds of the Continuing Directors (as defined below) then in office, or
(ii) to all other Business Combinations which have been approved by two-thirds of the Continuing Directors then in office and which satisfy all of the following conditions:

          (a) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of SPX Common Stock in such Business Combination is at least equal to the highest of the following:

             (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of SPX Common Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any non-cash dividends paid, per share of SPX Common Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest; or

             (B) the Fair Market Value per share of SPX Common Stock on the Announcement Date or on the date on which the Substantial Stockholder became a Substantial Stockholder, whichever is higher; or

             (C) the higher of the two numbers referred to in clause (B) above, multiplied by a fraction, the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of SPX Common Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Fair Market Value per share of SPX Common Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of SPX Common Stock.

          (b) The consideration to be received by the SPX stockholders is to be in cash or in the same form as the Substantial Stockholder has previously paid for shares of the same stock. If multiple forms of consideration have been used by the Substantial Stockholder, then the form of consideration for the Business Combination will be cash or the form used to acquire the largest number of shares previously acquired by the Substantial Stockholder.

          (c) Except as approved by at least two-thirds of the Continuing Directors then in office, between the time that a Substantial Stockholder becomes such and the Business Combination is consummated, there shall have been (i) no failure to declare and pay periodic dividends with respect to any shares of preferred stock outstanding and (ii) no reduction in the annual rate of dividends paid on SPX Common Stock (with certain exceptions).

          (d) After becoming such, the Substantial Stockholder shall not have received any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages from SPX or any of its subsidiaries whether in anticipation of or in connection with such Business Combination or otherwise.

          (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act shall have been mailed to public stockholders of SPX at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange
     Act).
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

     "Continuing Director" is defined in SPX's Certificate of Incorporation as any member of the SPX Board who is unaffiliated with and not a representative of the Substantial Stockholder and was a member of the SPX Board prior to the time that the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is unaffiliated with and not a representative of the Substantial Stockholder and is recommended to succeed a Continuing Director by at least two-thirds of the Continuing Directors then on the SPX Board.

     "Fair Market Value" is defined in SPX's Certificate of Incorporation, in the case of stock, as the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange on which such stock is listed, and, in the case of property other than stock or stock for which no quotation is available, the value of the property as determined in good faith by at least two-thirds of the Continuing Directors.

     "Substantial Stockholder" is defined in SPX's Certificate of Incorporation as any person (other than SPX or any of its subsidiaries) who or which:

          (i) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the outstanding voting stock of SPX; or

          (ii) is an Affiliate of SPX and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of SPX; or

          (iii) is an assignee of or has otherwise succeeded to any shares of the voting stock of SPX which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     General Signal's Certificate of Incorporation does not have a comparable provision.

BUSINESS COMBINATION STATUTES

     Under Delaware law, a corporation is prohibited from engaging in any business combination with any Interested Stockholder (defined as the beneficial owner of 15% or more of the voting power of a company) for a period of three years following the date that such stockholder became an Interested Stockholder, unless:

          (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or

          (b) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation, or

          (c) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.


     Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither SPX's Certificate of Incorporation nor its By-Laws exclude SPX from the restrictions imposed thereunder.


     Under New York law, a corporation may not engage in any business combination with any Interested Stockholder (defined as the beneficial owner of 10% or more of the voting power of a corporation) for a period of five years following the date that such stockholder became an Interested Stockholder (the "Stock Acquisition Date"), unless, prior to the Stock Acquisition Date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder before the Stock Acquisition Date. Even after five years, such a business combination is permitted only if: (i) it is approved by a majority of the shares not owned by, or by an affiliate of, the Interested Stockholder, or (ii) certain statutory fair price requirements are met.

     Under New York law, a corporation has the option to opt-out of the above business combination statute. Neither General Signal's Certificate of Incorporation nor its By-Laws exclude it from the restrictions imposed thereunder.

STOCKHOLDER RIGHTS PLANS


     SPX. SPX entered into a Rights Agreement with The Bank of New York, as rights agent, on June 25, 1996, as amended October 22, 1997 (the "SPX Rights Agreement"). Under the SPX Rights Agreement, the SPX Board declared a dividend of one right (an "SPX Right") for each outstanding share of SPX Common Stock held of record on June 25, 1996. Each SPX Right entitles its holder to purchase, upon the occurrence of certain specified events, one one-thousandth of a share of SPX Series A Junior Participating Preferred Stock, at an exercise price of $200, subject to adjustment. At no time do the holders of SPX Rights have any voting rights. The SPX Rights will no longer be exercisable after the earlier of
(i) June 25, 2006, (ii) the redemption of the SPX Rights, or (iii) the exchange of the SPX Rights for SPX Common Stock. The description and terms of the SPX Rights are set forth in the SPX Rights Agreement.


     In general, pursuant to the SPX Rights Agreement, upon the occurrence of specified triggering events, such as the acquisition by any person (other than SPX or any of its subsidiaries) of the beneficial ownership of securities representing 20% or more of the outstanding SPX Common Stock without the prior approval of the SPX Board, each holder of an SPX Right will have the right to receive, upon exercise of the SPX Right, that amount of SPX Common Stock having a market value equal to two times the exercise price of the SPX Right. The SPX Rights Agreement further provides that if SPX is acquired in a merger or other business combination or SPX sells more than 50% of its assets and such transaction is not approved by the SPX Board, the SPX stockholders will have the right to receive, with respect to each SPX Right, common stock of the acquiring company having a value equal to two times the exercise price of the SPX Right. Under certain circumstances, SPX may redeem the SPX Rights for a redemption price of $.01 per SPX Right.


     General Signal. General Signal entered into a Rights Agreement with First Chicago Trust Company of New York, N.A., as rights agent, on February 1, 1996 (as amended, the "General Signal Rights Agreement"). Under the General Signal Rights Agreement, the General Signal Board declared a dividend of one right (a "General Signal Right") for each outstanding share of General Signal Common Stock held of record on March 21, 1996. Each General Signal Right entitles its holder to purchase, upon the occurrence of certain specified events, one share of General Signal Common Stock at an exercise price of $150, subject to adjustment. The General Signal Rights will no longer be exercisable after the earlier of (i) March 21, 2006, (ii) the redemption of the General Signal Rights, or (iii) the exchange of the General Signal Rights for shares of General Signal Common Stock. The description and terms of the General Signal Rights are set forth in the General Signal Rights Agreement.


     In general, pursuant to the General Signal Rights Agreement, upon the occurrence of specified triggering events, such as the acquisition by any person (other than General Signal or any of its subsidiaries) of the beneficial ownership of securities representing 20% or more of the outstanding General Signal Common Stock without the prior approval of the General Signal Board, each holder of a General Signal Right will have the right to receive, upon exercise of the General Signal Right, that amount of General Signal Common Stock having a market value equal to two times the exercise price of the General Signal Right. The General Signal Rights Agreement further provides that if General Signal is acquired in a merger or other business combination or General Signal sells more than 50% of its assets and such transaction is not approved by the General Signal Board, the General Signal stockholders will have the right to receive, with respect to each General Signal Right, common stock of the acquiring company having a market value equal to two times the exercise price of the General Signal Right. Under certain circumstances, General Signal may redeem the General Signal Rights for a redemption price of $.01 per General Signal Right.

     In connection with its approval of the Merger Agreement, the General Signal Board amended the General Signal Rights Agreement with the result that neither the entering into of the Merger Agreement by General

Signal, SPX and MergerSub nor the consummation of the transactions contemplated thereby will cause the General Signal Rights to separate from the shares of General Signal Common Stock, entitle or permit the holders of the General Signal Rights to exercise the General Signal Rights or otherwise trigger any effect under the General Signal Rights Agreement. See "The Merger -- Amendment of General Signal Rights Agreement."


CONSIDERATION OF NON-STOCKHOLDER CONSTITUENCIES

     Under Delaware law, a board of directors may consider the impact of its decisions on constituencies other than stockholders. Such constituencies may include creditors, customers, employees, and perhaps the community generally. However, the interests of other constituencies may be considered only if there are rationally related benefits accruing to the stockholders or there is some reasonable relationship to general stockholder interests.


     SPX's Certificate of Incorporation also provides that in determining whether an acquisition proposal is in the best interests of SPX and its stockholders, the SPX Board shall consider all factors it deems relevant, including the consideration being offered in the proposal, not only in relation to the then current market price, but also in relation to the then current value of SPX in a freely negotiated transaction and in relation to the SPX Board's estimate of the future value of SPX as an independent entity, and the social, legal and economic effects upon employees, suppliers, customers and on the communities in which SPX is located, as well as on the long term business prospects of SPX.


     Under New York law, in taking action which may involve or relate to a change in control of the corporation, a director of a corporation is entitled to consider (i) the long-term as well as the short-term interests of the corporation and its stockholders, and (ii) the effects that the corporation's actions may have in the short-term or in the long-term upon (a) the prospects for potential growth, development, productivity and profitability of the corporation, (b) the corporation's current employees, (c) the corporation's retired employees and other beneficiaries entitled to receive certain benefits from the corporation, (d) the corporation's customers and creditors, and (e) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The SPX Common Stock is listed and principally traded on the NYSE (under the symbol "SPW") and is also listed on the PE. The General Signal Common Stock is listed and principally traded on the NYSE (under the symbol "GSX") and is also listed on the PE. The following table sets forth the high and low trading prices per share of each of the SPX Common Stock and General Signal Common Stock on the NYSE for the periods indicated as reported on the NYSE Composite Tape, and the dividends declared per common share for such periods by SPX and General
Signal:


                                        SPX COMMON STOCK                GENERAL SIGNAL COMMON STOCK
                                 -------------------------------      --------------------------------
                                 HIGH      LOW      DIVIDENDS(A)      HIGH      LOW          DIVIDENDS
                                 ----      ---      ------------      ----      ---          ---------
1995
  First Quarter................  $17 3/8   $14 1/4      $.10          $36 3/8   $31            $.24
  Second Quarter...............   15 1/8    10 3/4       .10           40        35 1/8         .24
  Third Quarter................   16        11 1/8       .10           42 1/2    28             .24
  Fourth Quarter...............   17        14 1/8       .10           33 7/8    28             .24
1996
  First Quarter................   18 1/8    13 5/8       .10           37 3/4    32             .24
  Second Quarter...............   27 1/8    18           .10           40 1/8    35 1/4         .24
  Third Quarter................   31 5/8    21 5/8       .10           44 1/4    36 1/4         .24
  Fourth Quarter...............   40 1/2    26 7/8       .10           44 1/2    39 3/4         .255
1997
  First Quarter................   49 3/4    37 3/8       .10           46 3/4    38 1/2         .255
  Second Quarter...............   70 5/8    41 7/8        --           46 3/4    36 1/8         .255
  Third Quarter................   65 3/4    49            --           53        37 3/16        .255
  Fourth Quarter...............   70 3/8    58 7/16       --           44 7/8    36 5/8         .27
1998
  First Quarter................   79 1/4    65 3/16       --           47 1/4    37 3/4         .27
  Second Quarter...............   77 15/16  63 5/8        --           46 15/16  35 13/16       .27
  Third Quarter (through
     September 2, 1998)........   66 3/4    48 5/16       --           42 13/16  35 9/16         --(b)


---------------

(a) In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock when deemed appropriate by management.



(b) General Signal has agreed in the Merger Agreement not to pay any further dividends prior to the Effective Time.



     On July 17, 1998, the last full trading day prior to the public announcement by SPX and General Signal of the execution of the Merger Agreement, the reported high and low sale prices per share and closing price per share of SPX Common Stock and General Signal Common Stock on the NYSE Composite Tape and per share of General Signal Common Stock on an equivalent share basis based on the Merger Consideration of $18.00 in cash and 0.4186 of a share of SPX Common Stock were as follows:


                                                       PER SHARE                   PER EQUIVALENT SHARE
                                               --------------------------       --------------------------
                                               HIGH       LOW       CLOSE       HIGH       LOW       CLOSE
                                               ----       ---       -----       ----       ---       -----
SPX..........................................  $65 1/2    $64 7/16   $64 1/2    $--        $--        $--
General Signal...............................   38 3/8     36 1/4     37 5/8     45 7/16    45         45


     On September 2, 1998, the last full trading day prior to the date of this Joint Proxy Statement/ Prospectus, the reported closing price per share of SPX Common Stock and General Signal Common Stock on the NYSE Composite Tape were $48.4375 and $36.625, respectively. STOCKHOLDERS OF SPX AND GENERAL SIGNAL ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF SPX COMMON STOCK AND GENERAL SIGNAL COMMON STOCK.

                    BENEFICIAL OWNERSHIP OF SPX COMMON STOCK

     The following table sets forth information (as of the respective dates indicated) about the only known beneficial owners of more than 5% of the outstanding shares of SPX Common Stock.


                                                              NUMBER OF       PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES        OF CLASS*
            ------------------------------------              ---------      ---------
FMR Corp. (Fidelity Investments)............................  1,666,800(1)     13.5%
  82 Devonshire Street Boston, MA 02109
Harris Associates L.P. .....................................  1,590,200(1)     12.9%
  Two North LaSalle Street, Suite 500
  Chicago, IL 60602
Fidelity Management Trust Company...........................  1,140,270(2)      9.2%
  82 Devonshire Street
  Boston, MA 02109
Merrill Lynch Asset Management..............................  1,035,650(1)      8.4%
  800 Sudders Mill Road
  Plainsboro, NJ 08536


---------------

 * Based upon the number of shares of SPX Common Stock outstanding as of August 28, 1998.

(1) Form 13F filed with the Commission on March 31, 1998.

(2) Fidelity Management Trust Company, the Trustee of the SPX Corporation Retirement Savings and Stock Ownership Plan, owned, as of March 31, 1998, such number of shares pursuant to such plan and will vote such shares as instructed by participants. Shares for which no instructions have been received will be voted in the same proportion as the shares for which instructions have been received.



     The following table sets forth the amount and percentage of SPX Common Stock beneficially owned as of July 31, 1998 by each director of SPX, by the Chief Executive Officer and each of the four other most highly compensated executive officers of SPX and by all directors and executive officers of SPX as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares.



                                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                      ----------------------------------------------------------
                                                                           VESTED OPTIONS
                                                      SHARES OF COMMON   EXERCISABLE WITHIN             PERCENT
                 NAME OF INDIVIDUAL                     STOCK(1)(2)           60 DAYS          TOTAL    OF CLASS
                 ------------------                   ----------------   ------------------   -------   --------
John B. Blystone....................................      201,326(3)           71,890         273,216    2.2 %
J. Kermit Campbell..................................        1,617               7,900           9,517     *
Sarah R. Coffin.....................................        1,196               6,600           7,796     *
Frank A. Ehmann.....................................        2,658              12,200          14,858     *
Charles E. Johnson II...............................       66,145(4)            6,962          73,107     *
Christopher J. Kearney..............................        2,292                   0           2,292     *
Ronald L. Kerber....................................        3,804               4,409           8,213     *
Stephen A. Lison....................................       32,055              25,936          57,991     *
Peter H. Merlin.....................................        4,236              10,600          14,836     *
Patrick J. O'Leary..................................       17,167               5,000          22,167     *
Thomas J. Riordan...................................       11,910               2,868          14,778     *
David P. Williams...................................        3,527               7,273          10,800     *
All directors and executive officers as a group (15
  persons) including the above named................      358,625             175,852         534,477    4.3 %


---------------

 *  Less than 1%.


(1) Included for Messrs. Blystone, Kearney, Lison, O'Leary and Riordan and all executive officers as a group are their respective allocated shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan.

(2) Except as otherwise indicated, each director and executive officer has sole voting and investment power over the shares he or she beneficially owns.

(3) Includes 75,000 shares of restricted stock granted to Mr. Blystone as part of his initial employment contract with SPX that have not yet vested. These shares vest ratably based on continued employment to the vesting date at the rate of 25,000 shares per year beginning December 1, 1998. Mr. Blystone will receive all dividends on, and has the right to vote, these shares. Does not include 250 shares held by The Blystone Foundation of which Mr. Blystone and his wife along with Mr. Kearney and James M. Sheridan are directors and as to which Mr. Blystone disclaims any beneficial interest.

(4) Includes 20,548 shares owned by Mr. Johnson's wife.

              BENEFICIAL OWNERSHIP OF GENERAL SIGNAL COMMON STOCK

     The following table reflects the holdings of the only persons known to General Signal to own beneficially 5% or more of General Signal Common Stock.


                                                                                   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES    OF CLASS*
------------------------------------                          ----------------    ----------
College Retirement Equities Fund............................    3,292,400(1)       7.5  %
  730 Third Avenue
  New York, NY 10017
Harris Associates, Inc......................................    2,805,900(2)       6.4  %
  Two North LaSalle Street, Suite 500
  Chicago, IL 60602
Iridian Asset Management LLC; David L. Cohen; and Harold J.
  Levy......................................................    2,699,900(3)       6.2  %
  c/o Iridian Asset Management LLC
  276 Post Road West
  Westport, CT 06880
Putnam Investments, Inc.....................................    2,454,873(4)       5.6  %
  One Post Office Square
  Boston, MA 02109
General Signal Corporation Savings and Stock Ownership Plan
  (the "Savings Plan") the trustee of which is The Chase
  Manhattan Bank............................................    2,408,918(5)       5.5  %
  Chase MetroTech Center
  Brooklyn, NY 11245


---------------

 * Based upon the number of shares of General Signal Common Stock outstanding as of August 28, 1998.



(1) A Schedule 13G filing disclosed that the Board of Trustees of College Retirement Equities Fund ("CREF"), an investment company, has sole voting power with respect to such shares and shared dispositive power with respect to such shares with TIAA-CREF Investment Management, LLC, CREF's registered investment adviser.


(2) A Schedule 13G filing by Harris Associates, Inc., the general partner of Harris Associate L.P., a registered investment adviser, disclosed that Harris Associates L.P. has shared voting power with respect to all such shares with investment clients for whom it serves as an investment adviser. The filing further disclosed that Harris Associates L.P. has sole dispositive power with respect to 2,047,900 such shares and shared dispositive power with respect to 758,000 such shares.

(3) A Schedule 13G filing disclosed that Iridian Asset Management LLC ("Iridian"), a registered investment adviser, has sole voting and dispositive power with respect to 2,553,100 of such shares; LC Capital Management, LLC ("LC Capital") is a member owning 69.6% of Iridian and may therefore be deemed to have beneficial ownership of the shares held by Iridian and indirect sole voting and dispositive power with respect thereto; CL Investors, Inc. ("CL Investors") is a member owning 96% of LC Capital and may therefore be deemed to have beneficial ownership of the shares held by Iridian and indirect sole voting and dispositive power with respect thereto; each of David L. Cohen and Harold J. Levy owns 50% of CL Investors, and each may therefore be deemed to have beneficial ownership of the shares held by Iridian and indirect shared voting and dispositive power with respect thereto; and each of Messrs. Cohen and Levy is employed by Arnhold & S. Bleichroeder Advisers, Inc., which serves as an adviser to First Eagle Fund of America, Inc., a mutual fund holding, according to such filing, 146,800 of such shares, as to which shares each of Messrs. Cohen and Levy disclaims deemed beneficial ownership and as to which shares none of Iridian, LC Capital nor CL Investors has voting or dispositive power.

(4) A Schedule 13G filing disclosed that Putnam Investments, Inc. ("Putnam Investments"), a wholly owned subsidiary of Marsh & McLennan Companies, Inc., has shared dispositive power with respect to all such shares and shared voting power with respect to 14,400 such shares; the Putnam Advisory Company, Inc. ("Putnam Advisory"), a registered investment adviser and wholly owned subsidiary of Putnam Investments, has shared voting power with respect to 14,400 such shares and shared dispositive power with respect to 799,200 such shares; Putnam Investment Management, Inc. ("Putnam Management"), a registered investment adviser and wholly owned subsidiary of Putnam Investments, has shared dispositive power with respect to 1,655,673 such shares; and that Putnam Advisory is the investment adviser to the Putnam family of mutual funds and Putnam Management is the investment adviser to institutional clients of Putnam Investments.

(5) The Chase Manhattan Bank, as trustee of the Savings Plan, will vote the shares as instructed by participants, and shares for which no instructions have been received will be voted by the trustee in the same proportion as the shares for which instructions have been received.

     The following table sets forth the amount and percentage of General Signal Common Stock beneficially owned as of August 28, 1998 by each director of General Signal, by the Chief Executive Officer and each of the four other most highly compensated executive officers of General Signal and by all directors and executive officers of General Signal as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares.



                                                        AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                                            OF SHARES OF        PERCENT      STOCK
                  NAME OF INDIVIDUAL                      CAPITAL STOCK(1)      OF CLASS    UNITS(2)
                  ------------------                    --------------------    --------    --------
Joanne L. Bober.......................................         12,172(3)            *           449
H. Kent Bowen.........................................          4,000               *         2,615
Van C. Campbell.......................................          8,017(4)            *         3,218
Michael A. Carpenter..................................          6,000               *            --
Elizabeth D. Conklyn..................................         18,277(3)            *         2,844
Ursula F. Fairbairn...................................          4,532               *         3,582
Ronald E. Ferguson....................................          6,686               *        12,579
Emerson U. Fullwood...................................             --               *            --
Robert D. Kennedy.....................................          5,000               *           100
Michael D. Lockhart...................................        364,323(3)            *        18,928
John R. Selby.........................................         10,254(4)            *         6,062
Ernest R. Verebelyi...................................         13,330(3)            *           887
Richard F. Zannino....................................          8,211(3)            *            --
All directors and executive officers as a group (18
  persons)............................................        569,157(3)          1.3%       60,558


---------------
 *  Less than 1%.


(1) The figures shown include the interest of executive officers of General Signal in an aggregate of 23,459 shares of General Signal Common Stock held by the trustee under the Savings Plan as June 30, 1998 and include the following shares of General Signal Common Stock which the persons listed have the right to acquire as of July 31, 1998 or within 60 days after such date through the exercise of General Signal Options: Michael D. Lockhart (273,000); Ernest R. Verebelyi (8,250); Joanne L. Bober (7,000); Elizabeth
    D. Conklyn (12,500); H. Kent Bowen, Van C. Campbell, Ursula F. Fairbairn, Ronald E. Ferguson, Robert D. Kennedy and John R. Selby (4,000 each) and all current directors and executive officers as a group (372,776).



(2) For the executive officers, the "stock units" represent compensation deferred and credited as "phantom stock units" held under General Signal's Deferred Compensation Plan as of June 30, 1998. For H. Kent Bowen, Van C. Campbell, Ursula F. Fairbairn, Ronald E. Ferguson, Robert D. Kennedy and John R. Selby, the "stock units" represent either (a) director fees deferred to their share-denominated accounts or (b) accrued retirement benefits transferred from a terminated retirement plan for non-employee directors to the General Signal's Deferred Compensation Plan for Directors. Under both plans, the value of the "stock units" at the time of distribution will be the then market value of the General Signal Common Stock, but the deferred amounts will be paid in cash.


(3) Includes Restricted Shares held by: Michael D. Lockhart (91,000); Richard F. Zannino (8,000); Ernest R. Verebelyi (3,334); Joanne L. Bober (5,000); Elizabeth D. Conklyn (5,000); and five other executive officers (13,000) with respect to which the holders have sole voting power, but no dispositive power, during the restricted period.


(4) Van C. Campbell and John R. Selby elected to defer all or part of their cash compensation as directors for 1996 or prior thereto and to receive in lieu thereof Restricted Shares. The figures shown include the Restricted Shares with respect to which the holders have sole voting power, but no dispositive power, during the restricted period as follows: Mr. Campbell (3,217); and Mr. Selby (5,654).

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPX
                                  (unaudited)
                      (in millions, except per share data)

     The following table sets forth selected historical consolidated financial data for SPX for each of the five years in the period ended December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated annual financial statements and other financial information contained in SPX's 1997 Form 10-K and the unaudited consolidated interim financial information contained in SPX's Second Quarter Form 10-Q, including the notes thereto, incorporated by reference herein. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The selected historical financial data are qualified in their entirety by reference to the historical financial statements (and related notes) which are incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                                      AS OF AND FOR THE
                                      SIX MONTHS ENDED
                                          JUNE 30,                     AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     -------------------     -------------------------------------------------------------
                                     1998(a)     1997(b)     1997(b)     1996(c)        1995       1994(d)      1993(e, f)
                                     -------     -------     -------     --------     --------     --------     ----------
STATEMENT OF INCOME DATA:
Revenues...........................  $ 462.0     $ 466.9     $ 922.3     $1,109.4     $1,098.1     $1,079.9      $  747.2
Cost of products sold..............    332.7       340.2       669.0        850.1        853.5        821.5         508.0
Selling, general and
  administrative...................     83.4        87.2       175.3        186.5        194.5        198.0         204.1
Other operating expenses, net(g)...      1.7         1.9         3.9          1.9          8.3          2.9          53.4(d)
Special charges and (gains)(h).....     (7.1)(i)     6.5(j)    116.5(j)      87.9(k)      10.7(k)        --          27.5(l)
                                     -------     -------     -------     --------     --------     --------      --------
Operating income (loss)............     51.3        31.1       (42.4)       (17.0)        31.1         57.5         (45.8)
Other expense (income), net........     (1.4)      (72.7)(b)   (74.2)(b)     (0.7)        (3.0)         0.1        (102.9)(f)
Interest expense, net..............      7.9         7.3        13.9         31.8         35.7         35.2          15.9
                                     -------     -------     -------     --------     --------     --------      --------
Income (loss) before income
  taxes............................     44.8        96.5        17.9        (48.1)        (1.6)        22.2          41.2
Income taxes.......................     16.1        49.8        21.3          7.6         (0.2)         9.1          28.1
                                     -------     -------     -------     --------     --------     --------      --------
Income (loss) from continuing
  operations.......................     28.7        46.7        (3.4)       (55.7)        (1.4)        13.1          13.1
Discontinued operation(m)..........       --          --          --           --         (2.8)         1.0           2.1
Cumulative effect of accounting
  changes(n).......................       --          --          --           --           --           --         (31.8)
Extraordinary items(o).............       --       (10.3)      (10.3)        (6.6)        (1.1)          --         (24.0)
                                     -------     -------     -------     --------     --------     --------      --------
Net income (loss)..................  $  28.7     $  36.4     $ (13.7)    $  (62.3)    $   (5.3)    $   14.1      $  (40.6)
                                     =======     =======     =======     ========     ========     ========      ========
Income (loss) per share from
  continuing operations:
    Basic..........................  $  2.40     $  3.44     $ (0.27)    $  (4.04)    $  (0.10)    $   1.02      $   1.04
    Diluted........................     2.33        3.33       (0.27)       (4.04)       (0.10)        1.02          1.04
Weighted average number of common
  shares outstanding:
    Basic..........................   11.972(p)   13.571(p)   12.754(p)    13.785       13.173       12.805        12.604
    Diluted........................   12.342(p)   14.040(p)   12.754(p)    13.785       13.173       12.805        12.604
Dividends per share................  $    --(p)  $  0.10(p)  $  0.10(p)  $   0.40     $   0.40     $   0.40      $   0.40
OTHER FINANCIAL DATA:
Total assets.......................  $ 642.9     $ 551.5     $ 583.8     $  616.0     $  831.4     $  929.0      $1,024.4
Total debt.........................    262.0       197.4       205.3        229.3        319.8        415.2         430.2
Stockholders' equity (deficit).....    (38.4)       24.4       (43.4)       105.9        162.2        158.7         145.4
Capital expenditures...............     14.6        10.6        22.6         20.2         31.0         48.5          15.1
Depreciation and amortization......     12.0        13.3        25.0         40.8         43.5         38.5          24.4

Note: The accompanying notes are an integral part of the selected historical consolidated financial data.

        NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPX
                                  (unaudited)
                      (in millions, except per share data)

(a) Late in the second quarter of 1998, SPX acquired 89% of Tecnotest S.r.l., an Italian company, and 100% of The Valley Forge Group for a combined purchase price of $59.0 in cash and assumed debt. Annual revenues of these unrelated businesses are approximately $55.0. Had these acquisitions taken place on January 1, 1997, consolidated revenues and income would not have been significantly different from reported 1997 results.


(b) During 1997, SPX sold its Sealed Power division for $223.0 in gross cash proceeds. SPX recorded a pretax gain of $71.9, or $31.2 after-tax. Annual 1996 revenues of this division were approximately $230.0. See "Pro Forma Adjusted Historical Financial Data of SPX."


(c) During 1996, SPX sold its Hy-Lift division for approximately $15.0. Annual 1995 revenues of this division were approximately $45.0.

(d) Effective December 31, 1993, SPX acquired the balance of SPT for $39.0. SPX previously owned 49% of SPT and accounted for its investment using the equity method. SPT's 1993 revenues were $392.0. As a result of this acquisition, SPX was required to recognize its share of SPT's losses, $26.9, in 1993. Also in 1993, SPX initiated consolidation of Sealed Power Europe Limited Partnership which required recognition of cumulative losses of the partnership since its inception, resulting in a charge of $21.5. These charges have been included in other operating expenses, net.

(e) During 1993, SPX acquired Allen Testproducts and its related leasing company for $102.0. Annual 1992 revenues of the businesses acquired were approximately $83.0.


(f) During 1993, SPX divested its Sealed Power Replacement and Truth divisions for a gain of $105.4, or $64.2 after-tax. Annual 1992 revenues of these divisions were approximately $247.0.



(g) Other operating expenses, net include goodwill/intangible amortization, minority interest, and earnings from equity interests.


(h) Special charges and gains include certain legal costs, restructuring charges, write-off of goodwill, and liquidation of certain investments.


(i) The first six months of 1998 included a $13.7 realized gain on SPX's investment in Echlin Inc., which was liquidated during the second quarter, and $6.6 of expenses associated with SPX's offer to acquire Echlin Inc.



(j) These charges included a $99.0 restructuring charge, a $4.1 charge for five corporate executive staff reductions, and $13.4 of costs associated with various legal matters, including $6.5 of anticipated future legal costs associated with the ongoing litigation with Snap-on Incorporated, legal costs associated with a settled case in California, and certain other matters.



     SPX recorded the $99.0 restructuring charge to combine two divisions within the Service Solutions segment and to recognize reduced carrying value of certain assets resulting from the decision to combine the divisions and exit certain manufactured diagnostic equipment product lines. The restructuring of the two Service Solutions businesses was in response to changing market dynamics and changing needs of customers. SPX decided to combine its OE Tool and Equipment business with its Aftermarket Tool and Equipment business to provide a single business focused on the combined market and customer needs. Additionally, SPX decided to exit certain products to focus upon new generation products that would better meet customer needs. The decision resulted in a reduction of workforce and closing of certain facilities. The components of the charge were computed based on management's estimate of the realizable value of the affected tangible and intangible assets and estimated exit costs including severance and other employee benefits based on existing severance policies and local laws.


     The $99.0 charge included $63.7 of restructuring costs, $25.8 of reduced inventory value and $9.5 of reduced value of other tangible and intangible assets related to exiting certain product lines. The $63.7

                                  (unaudited)
                      (in millions, except per share data)

     of restructuring costs included $13.7 of severance related costs for approximately 800 people, $20.3 for incremental repossession and distribution exit costs (including the termination of lease financing and distributor agreements), $21.2 for incremental service and software update obligations resulting from SPX's decision to maintain adequate service capabilities and appropriate software updates of the exited products for customers who have previously purchased the exited products, and $8.5 of costs associated with idled facilities. The implementation of this restructuring is expected to be substantially complete by the end of 1998.

     Of the total special charges of $116.5, the components of the charge that will require the future payment of cash are $80.9. Cash payments through June 1998 related to the special charges were $16.5. The expected future cash payments include an estimated $34.0 over the balance of 1998 with the remainder, principally repossession costs and service and software update obligations, over the following two years. As there is some uncertainty associated with the timing of the cash payments, the remaining accrual at June 30, 1998 of $64.2 has been classified in other current accrued liabilities. Management estimates that savings from the restructuring will increase operating income by $3.0 in 1998 and $10.0 in 1999. The savings result primarily from the reduction in headcount and facilities.

(k) During the fourth quarter of 1995, management authorized and committed SPX to undertake two significant restructuring plans. The first plan consolidated five Service Solutions divisions into two divisions. The second plan closed Sealed Power division's German foundry operation and transferred certain piston ring operations to other facilities. In 1996, three additional restructuring actions were initiated including an early retirement program at the Service Solutions divisions, a cost reduction initiative at several Service Solutions international locations, and an early retirement program at the Sealed Power division. A summary of these restructurings follows:


                                                              1996     1995
                                                              ----     ----
Service Solutions -- Five divisions consolidated into two
  divisions.................................................  $11.2    $ 7.0
Service Solutions -- Early retirement.......................    1.1       --
Service Solutions -- International..........................    3.5       --
SPD -- Closing foundry at SP Europe.........................     --      3.7
SPD -- Early retirement.....................................    4.2       --
                                                              -----    -----
          Total.............................................  $20.0    $10.7
                                                              =====    =====



     Service Solutions -- Restructuring. In order to improve customer service, reduce costs and improve productivity and asset utilization, SPX decided to consolidate five existing Service Solutions divisions into two. This restructuring plan involved closing two SPX owned manufacturing facilities, an SPX owned distribution facility, several leased service centers and a leased sales facility in France. The plan also included combining sales, engineering and administrative functions, and was completed at the end of 1996. The plan included the termination of approximately 570 employees resulting in a net reduction of approximately 310 employee positions after considering staffing requirements at remaining facilities.


     SPX recorded a $7.0 charge in 1995 and an $11.2 charge in 1996 to complete this restructuring. These charges recognized severance and benefits for employees to be terminated, holding costs of vacated facilities, the adjustment to fair market value of one manufacturing facility to be closed, and other costs to complete the consolidation of the divisions. The distribution facility was sold during the fourth quarter of 1996 and the manufacturing facilities were sold during 1997.


     Service Solutions -- Early Retirement. Closely associated with the consolidation of five divisions into two, an early retirement program was accepted by approximately 60 people and SPX recorded a $1.1 charge in the first quarter of 1996.

                                  (unaudited)
                      (in millions, except per share data)


     Service Solutions -- International. During the second quarter of 1996, SPX recorded a $3.5 restructuring charge principally to recognize severance associated with the termination of 113 international employees and related operating downsizing costs.



     SPD -- Closing Foundry at SP Europe. SPX closed its unprofitable foundry operations at SP Europe and transferred certain piston ring operations to other facilities. This closing resulted in the elimination of approximately 200 positions and was completed at the end of the third quarter of 1996. In 1995, SPX recorded a $3.7 restructuring charge to accrue severance that was paid to these employees.



     SPD -- Early Retirement. During the second quarter of 1996, SPX recorded a $4.2 restructuring charge for the early retirement of 94 employees at the Sealed Power division.


     The cost savings associated with the 1995 and 1996 restructuring actions, described above, relate primarily to the Service Solutions restructuring actions. The actual savings achieved in 1996 and 1997 have been consistent with the estimated full year savings of $23.0 by the year 1998. These actions increased operating income by an estimated $7.0 in 1996 and an estimated $12.0 in 1997.

     These charges were recorded in the appropriate periods in accordance with the requirements of Emerging Issues Task Force Pronouncement 94-3. Certain costs incurred in connection with management's planned actions not qualifying for accrual in 1995 were recorded in 1996, based on employee acceptance of voluntary termination benefits and the satisfaction of other requirements to recognize these costs. At December 31, 1997, the restructuring actions initiated in 1995 and 1996 were complete and the actual costs to implement the actions did not differ materially from the estimates used to record these accruals.


     Also during 1996, SPX recognized a $67.8 goodwill write-off, with no related tax benefit. The goodwill was related to the 1988 acquisition of Bear Automotive Company and the 1993 acquisition of Allen Testproducts, collectively referred to as Automotive Diagnostics. This goodwill represented SPX's intangible business investment in PC-based engine diagnostic equipment, wheel service equipment and gas emissions testing equipment. At December 31, 1995, management's analysis of this business projected that the cost savings, market synergies and other factors which, in part, would be realized from the Bear Automotive Company and Allen Testproducts combination in 1995 and various subsequent restructuring actions would result in non-discounted operating income sufficient to exceed goodwill amortization. The decision to write off the goodwill resulted from conclusions drawn from SPX's strategic review process that was completed in December 1996. The strategic review found accelerating technological changes had significantly reduced the remaining life of PC-based diagnostic equipment. The process also found significant uncertainties about the future opportunities related to gas emissions testing equipment, and a decline in SPX's wheel service equipment market share. Management's analysis of this business at December 31, 1996 projected significant differences in business conditions from its December 31, 1995 analysis, including declining revenues and margins of diagnostic and wheel service equipment and reduced revenues related to the emissions testing equipment due to the uncertainties about the future status of the state emissions programs. This analysis indicated that the businesses, as originally acquired, would not be able to generate operating income sufficient to offset the goodwill amortization. Assessing the impact of these factors on the businesses, as originally acquired, management concluded that Automotive Diagnostics' goodwill was impaired.



(l) During 1993, SPX recognized a special charge to combine its Bear Automotive Company operation with Allen Testproducts of $27.5, or $18.5 after-tax.



(m) During 1995, SPX sold SPX Credit Corporation and recorded a pretax loss of $4.8, or $3.0 after-tax. The financial results of this operation are included as a discontinued operation through the date of divestiture.

                                  (unaudited)
                      (in millions, except per share data)

(n) During 1993, SPX adopted a new accounting methodology for its ESOP and reflected its 49% share of SPT's adoption of SFAS No. 106 regarding accounting for postretirement benefits other than pensions.


(o) During 1997, SPX repurchased substantially all ($126.7) of its outstanding 11 3/4% senior subordinated notes through a tender offer. SPX recorded an extraordinary item, net of taxes, of $10.3 for the costs to purchase the notes. During 1996, SPX purchased $99.9 of these notes and recorded an extraordinary item, net of taxes, of $6.6 for the costs to purchase the notes. During 1995, SPX purchased $31.7 of these notes and recorded an extraordinary item, net of taxes, of $1.1 for the costs to purchase the notes. During 1993, SPX recorded the costs associated with prepayment of certain SPX and SPT indebtedness totaling $24.0, net of taxes, as an extraordinary item.


(p) During 1997, SPX purchased 2.147 shares of SPX Common Stock through a Dutch Auction self-tender offer for $56.00 per share. As of December 31, 1997, SPX had purchased an additional 0.390 shares through open market purchases. During the first six months of 1998, SPX purchased an additional 0.398 shares through open market purchases. Also, concurrent with the Dutch Auction, SPX announced the elimination of quarterly cash dividends and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock, when deemed appropriate by management.

       SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)

     The following table sets forth selected historical consolidated financial data for General Signal for each of the five years in the period ended December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997. Such data have been derived from, and should be read in conjunction with, the audited consolidated annual financial statements and other financial information contained in General Signal's 1997 Form 10-K and the unaudited consolidated interim financial information contained in General Signal's Second Quarter Form 10-Q, including the notes thereto, incorporated by reference herein. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The selected historical financial data are qualified in their entirety by reference to the historical financial statements (and related notes) which are incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                                     AS OF AND FOR THE
                                     SIX MONTHS ENDED
                                         JUNE 30,                    AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                   ---------------------   --------------------------------------------------------------
                                     1998     1997(b)(c)   1997(b)(c)    1996(d)      1995(e)      1994(f)      1993(g)
                                   --------   ----------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF INCOME DATA:
Net sales........................  $  776.1    $1,045.2     $1,954.6     $2,065.0(k)  $1,863.2     $1,527.7     $1,354.2
Cost of sales (a)................     505.7       699.2      1,313.6(i)   1,369.7(k)   1,246.9      1,064.8(m)     902.6
Selling, general and
  administrative(a)..............     186.6       232.5        444.9(i)     455.6(k)     403.0        331.2(m)     307.3
Other operating expenses,
  net(a).........................       7.3         7.6         14.6         16.6         12.5          5.8          8.4
Special charges and (gains)(a)...        --          --           --           --         20.1(l)        --        (19.8)(o)
                                   --------    --------     --------     --------     --------     --------     --------
Operating income.................      76.5       105.9        181.5        223.1        180.7        125.9        155.7
Other expense (income) (a).......        --          --        (72.7)(b)    (20.8)(d)       --      (46.2)(n)         --
Equity in earnings of EGS (c)....     (20.0)         --        (11.8)          --           --           --           --
Interest expense, net............       8.6         8.0         13.2         21.5         24.3         11.8         16.6
                                   --------    --------     --------     --------     --------     --------     --------
Income from continuing operations
  before income taxes............      87.9        97.9        252.8        222.4        156.4        160.3        139.1
Income taxes.....................      33.8        39.2        121.8         89.0         56.3         56.2(m)      41.0
                                   --------    --------     --------     --------     --------     --------     --------
Income from continuing
  operations.....................      54.1        58.7        131.0        133.4        100.1        104.1         98.1
Discontinued operations (f)......        --          --          2.3           --        (64.0)       (23.4)       (31.5)
Cumulative effect of accounting
  changes........................        --          --         (3.7)(j)       --           --           --        (25.3)(p)
Extraordinary items..............        --          --           --           --           --           --         (6.6)(q)
                                   --------    --------     --------     --------     --------     --------     --------
Net income.......................  $   54.1    $   58.7     $  129.6     $  133.4     $   36.1     $   80.7     $   34.7
                                   ========    ========     ========     ========     ========     ========     ========
Income per share from continuing
  operations:
  Basic..........................  $   1.20    $   1.15     $   2.61     $   2.68     $   2.04     $   2.20     $   2.17
  Diluted........................      1.19        1.14         2.60         2.62         2.01         2.16         2.13
Weighted average number of common
  shares outstanding:
  Basic..........................      45.2(h)     51.2(h)      50.2(h)      49.7         49.2         47.3         45.2
  Diluted........................      45.6(h)     51.5(h)      50.4(h)      52.3         51.8         50.1         48.0
Dividends per share..............  $   0.54    $   0.51     $  1.035     $  0.975     $   0.96     $  0.915     $   0.90
OTHER FINANCIAL DATA:
         Total assets............  $1,376.3    $1,549.9     $1,388.0     $1,551.0     $1,613.2     $1,357.9     $1,224.9
         Total debt..............     374.0       252.3        216.4        206.9        437.6        271.3        200.7
Stockholders' equity.............     489.7       722.4        629.7        743.8        578.1        547.9        525.2
Capital expenditures.............      24.6        26.3         56.5         59.3         49.0         74.8         55.1
Depreciation and amortization....      29.3        35.6         65.3         69.2         62.8         48.4         46.4

Note: The accompanying notes are an integral part of the selected historical consolidated financial data.

          NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF
                                 GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)


(a) Certain reclassifications to General Signal's previously reported income data have been made to conform with the presentation of the combined company. These reclassifications include: (1) classifying certain engineering and research and development costs as selling, general and administrative expense rather than as cost of sales, (2) classifying goodwill and other intangible amortization as other operating expenses rather than selling, general and administrative expense, and (3) classifying gains on the sales of business units and breakup fees as other expenses (income) rather than other charges and credits. These reclassifications do not affect previously reported earnings from continuing operations before income taxes.



(b) During 1997, General Signal sold GSPG to Pentair Inc. for approximately $200.0. General Signal recorded a pre-tax gain of $63.7, or $17.2 after-tax. The effective tax rate on the sale of GSPG differs from the statutory rate due to a difference in book and tax basis of GSPG. Annual 1996 sales of GSPG were approximately $201.0. See "Pro Forma Adjusted Historical Financial Data of General Signal." General Signal also sold its equity interest in a Mexican company for a $9.0 pre-tax gain, or $2.3 after-tax.



(c) During 1997, General Signal and Emerson formed EGS, a joint venture combining GSEG with Emerson's Appleton Electric operations. General Signal contributed substantially all of the operating assets of GSEG to EGS, in exchange for a 47.5% ownership interest in EGS. Annual 1996 sales of GSEG were approximately $294.0. General Signal records its investment in EGS under the equity method of accounting on a three month lag basis, effective January 1, 1998. See "Pro Forma Adjusted Historical Financial Data of General Signal."



     Pursuant to a letter agreement dated July 19, 1998, General Signal and Emerson have agreed that General Signal will acquire all of the assets and assume all of the liabilities of the Dual-Lite and Edwards divisions of EGS immediately prior to the consummation of the Merger. These divisions had been contributed to EGS by General Signal at the time of the formation of EGS. In exchange for these businesses, General Signal's ownership interest in EGS will be reduced from 47.5% to 44.5%. This transaction will not occur if the Merger Agreement is terminated. Had this transaction taken place on January 1, 1997, consolidated net sales and net income would not be significantly different from reported results.


(d) In 1996, General Signal sold Kinney for $29.0 and recognized a pre-tax gain of $20.8. Annual 1995 sales of this business were approximately $25.0.


(e) During 1995, General Signal made three significant acquisitions. In June, General Signal completed a cash tender offer for Best Power for $206.3. In July, General Signal acquired Waukesha Electric for $73.9. The acquisitions of Best Power and Waukesha Electric were recorded under the purchase method of accounting. In November, General Signal merged in a pooling of interests with Data Switch by exchanging 1.8 shares of General Signal Common Stock and 0.2 rights to receive General Signal Common Stock for all outstanding common stock and related options and warrants of Data Switch. Combined annual 1994 sales of these unrelated businesses were approximately $336.0.


(f) Late in 1994, General Signal adopted a plan to sell L&N and Dynopower and recorded a charge of $25.8 after-tax on the disposal of these operations. Income from these discontinued operations in 1994 was $2.4 after-tax. As of December 31, 1996, substantially all related assets were sold. In 1995, General Signal recorded total charges of $64.0 after-tax for additional expected losses related to the disposal of these businesses. In 1997, due to less than expected losses, $2.3 after-tax of these charges were reversed into income. The financial results of these operations are included as discontinued operations through the date of divestiture. Annual 1993 sales of these businesses were approximately $176.0. The loss from these discontinued operations was $31.5 after-tax in 1993.

          NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF
                           GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)

(g) In 1993, General Signal merged in a pooling of interests with Revco by exchanging 2.6 shares of common stock for all of the outstanding common stock of Revco. Annual 1992 sales of this business were approximately $56.0.

(h) In December 1996, General Signal called for the redemption of its 5.75% convertible subordinated notes. General Signal also initiated a share buy-back program of up to $100.0 to offset any shares issued as a result of the redemption. By April 1997, the program was completed with a total of
     2.5 shares repurchased for $100.0. In June 1997, General Signal initiated another share buy-back program of up to $150.0, subject to the consummation of the GSPG divestiture. In September 1997, this program was increased to $300.0. During 1997, 3.3 shares were purchased for $140.4 and during 1998,
     3.5 shares were purchased for $159.6 to complete this program.


(i) During the second half of 1997, General Signal recorded a pre-tax gain of $10.0 on the settlement of patent litigation and sale of related patents. General Signal also recorded pretax charges of $27.9 for asset valuations, restructuring charges, lease termination costs and other matters. These charges and gains were recorded in cost of sales ($11.l) and in selling, general and administrative expense ($6.8).


(j) In 1997, General Signal expensed all previously capitalized business process reengineering costs as a cumulative effect of a change in accounting principle of $3.7, net of income tax. This change was in accordance with Emerging Issues Task Force of the Financial Accounting Standards Board consensus 97-13, "Accounting for Costs Incurred in Connection with a Consulting Engagement or an Internal Project that Combines Business Process Reengineering and Information Technology Transformation."

(k) During 1996, General Signal recorded $4.2 in net sales for a royalty settlement. General Signal also recorded pretax charges of $17.9 for asset write-downs, lease termination costs, severance, warranty repairs and environmental matters, net of an insurance gain on the recovery of destroyed assets. These charges were recorded in cost of sales ($13.0) and in selling, general and administrative expense ($4.9).

(l) In 1995, a charge of $7.4 was recorded for severance and other consolidation costs relating to the combination of Best Power and existing General Signal facilities and a charge of $12.7 was recorded for transaction costs, severance and balance sheet valuation adjustments related to the merger with Data Switch.


(m) During 1994, General Signal recorded $46.2 of pre-tax charges for consolidation of operations, asset valuations, environmental matters, and other issues. The charges were recorded in cost of sales ($27.7), selling, general and administrative expense ($16.1), and income tax expense ($2.4).


(n) In 1994, General Signal negotiated an agreement to merge with Reliance. Subsequent to the consummation of the agreement, Reliance was acquired by another company in a cash tender offer. Under the terms of the merger agreement, General Signal received $50.0 for break-up fees and $5.2 for partial reimbursement of expenses. General Signal incurred $9.0 of transaction costs in connection with the merger.

(o) During 1993, General Signal substantially completed the divestiture of Semiconductor Equipment Operations with higher than expected proceeds from the sale of these units and lower than expected severance costs. As a result, $53.2 of excess reserves were returned to operating income. General Signal also recognized a $5.2 charge related to previously divested businesses and recorded a $15.0 charge primarily for factory and administrative consolidation and rearrangement as well as product restructuring and realignment. Additionally, transaction and consolidation costs of $13.2 related to the pooling of interests merger with Revco were expensed.

          NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF
                           GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)

(p) In 1993, General Signal adopted FAS 112 for accounting for postemployment benefits, primarily severance and long-term disability. The cumulative effect at January 1, 1993 of adopting FAS 112, $25.3, net of income taxes, was recorded as a cumulative effect of accounting change.


(q) In 1993, General Signal recorded an extraordinary charge for early extinguishment of higher-rate debt and swap agreements of $10.7, or $6.6 after-tax.

                          PRO FORMA CONDENSED COMBINED
                    FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)


     The following table presents selected pro forma condensed combined statement of income and other financial data of SPX and General Signal. The information is presented as if the Merger had occurred on January 1, 1997 for statement of income and related data and on June 30, 1998 for balance sheet data. The pro forma data assumes that the Merger is effected by the exchange of
0.4186 of a share of SPX Common Stock and $18.00 in cash for each share of General Signal Common Stock, whereby an aggregate of 18.227 shares of SPX Common Stock are issued and $783.8 in cash is paid in exchange for all outstanding shares of General Signal Common Stock. Because the General Signal stockholders will own a majority of the outstanding shares of SPX Common Stock upon completion of the transaction, the Merger will be accounted for as a reverse acquisition. Accordingly, for accounting purposes, SPX is treated as the acquired company and General Signal is considered to be the acquiring company. The purchase price will be allocated to the assets and liabilities assumed of SPX based on their estimated fair market values at the acquisition date. Under reverse acquisition accounting, the purchase price of SPX is based on the fair market value of SPX Common Stock at the date that the Merger Agreement was signed. The cash portion of the Merger Consideration will be accounted for as a dividend by the combined company. SPX's financial position and results of operations will not be included in General Signal's consolidated financial statements prior to the date the Merger is consummated.



     Under reverse acquisition accounting, the purchase price of SPX is based on the fair market value of SPX Common Stock. For purposes of accounting for this business combination, the fair market value of SPX Common Stock is $64.50 per share, which was the closing price of SPX Common Stock on July 17, 1998, the last trading date prior to the date the Merger Agreement was signed. The Merger Consideration includes 0.4186 of a share of SPX Common Stock for each share of General Signal Common Stock. This is a fixed exchange ratio which will not be adjusted in the event of any increase or decrease in the market price of SPX Common Stock. Consequently, changes in the market price of SPX Common Stock will not impact these pro forma financial statements.


     The pro forma condensed combined financial data are intended for information purposes, and do not purport to represent what the combined entity's results of continuing operations or financial position would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period. Upon consummation of the Merger, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the date of the pro forma condensed combined financial data and the date on which the Merger is consummated and thereafter, as well as the factors discussed under "Risk Factors."

     The pro forma condensed combined balance sheet reflects the estimated costs associated with change of control agreements and other costs associated with closing the corporate office of General Signal. Certain other change of control agreement costs which are triggered by the Merger and are attributable to General Signal employees who are not affected by the corporate office closing are also reflected in the pro forma condensed combined balance sheet. The pro forma condensed combined income statement does not reflect a charge for these costs as they are non-recurring and have no continuing impact. Following the Effective Time, SPX will be finalizing its strategic review of the combined company and its plans to integrate the operations of General Signal. The pro forma condensed combined financial data do not give effect to any additional integration or restructuring costs that could result from that review and the finalization of those plans. Any additional integration and rationalization of the operations of General Signal may include certain costs that in turn would result in a charge to earnings of the combined company. Such a charge, which cannot now be quantified fully, may be material and would be recognized in the period in which such a charge occurs. The costs may include severance and related employee benefits costs, costs to consolidate manufacturing and distribution facilities, facility rearrangement costs, relocation and moving costs, training costs, and gains or losses on business divestitures, among others.

     The pro forma condensed combined financial data do not give effect to any cost savings that could result from the combination of the companies. SPX's and General Signal's management estimate that the combined company can achieve approximately $55.0 to $60.0 of annualized cost savings in the first full year following the acquisition. These cost savings include estimated annual savings of $35.0 associated with duplicative corporate office costs, $10.0 to $15.0 associated with combining material sourcing of the combined company, and $10.0 to $15.0 of cost reductions at the General Signal business units.


     In the pro forma condensed combined financial data, SPX's and General Signal's historical information for the six months ended June 30, 1998 were derived from SPX's Second Quarter Form 10-Q and General Signal's Second Quarter Form 10-Q, respectively. For SPX's and General Signal's pro forma adjusted historical financial data for the year ended December 31, 1997, see "Pro Forma Adjusted Historical Financial Data of SPX" and "Pro Forma Adjusted Historical Financial Data of General Signal," respectively, wherein certain divestitures by the respective companies are reflected as having occurred as of January 1, 1997.

                          PRO FORMA CONDENSED COMBINED
                    FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (unaudited)
                      (in millions, except per share data)


                                                               GENERAL
                                                   SPX          SIGNAL       PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                ----------    ----------    -----------      ---------
STATEMENT OF INCOME DATA:
Revenues......................................   $ 462.0        $776.1        $    --        $1,238.1
Cost of products sold.........................     332.7         505.7            1.7(d)        840.1
Selling, general and administrative expense...      83.4         186.6            1.7(d)        271.7
Other operating expenses, net.................       1.7           7.3            9.0(d)         18.0
Special charges and (gains)(k)................      (7.1)           --             --            (7.1)
                                                 -------        ------        -------        --------
Operating income..............................      51.3          76.5          (12.4)          115.4
Other expense (income), net...................      (1.4)           --             --            (1.4)
Equity earnings of EGS........................        --         (20.0)            --           (20.0)
Interest expense, net.........................       7.9           8.6           44.2(f)         60.7
                                                 -------        ------        -------        --------
Income before income taxes....................      44.8          87.9          (56.6)           76.1
Provision for income taxes....................      16.1          33.8          (18.1)(g)        31.8
                                                 -------        ------        -------        --------
Income from continuing operations.............   $  28.7        $ 54.1        $ (38.5)       $   44.3
                                                 =======        ======        =======        ========
Income per share:
  Basic.......................................   $  2.40                                     $   1.43
  Diluted.....................................      2.33                                         1.42
Weighted average number of common shares
  outstanding:
  Basic.......................................    11.972                       18.921(h)       30.893
  Diluted.....................................    12.342                       18.921(h)       31.263
Dividends per share (l).......................   $    --                                     $     --
OTHER FINANCIAL DATA:
Capital expenditures..........................   $  14.6        $ 24.6        $    --        $   39.2
Depreciation and amortization.................      12.0          29.3           11.5            52.8


Note: The accompanying notes are an integral part of the pro forma condensed combined financial data.

                          PRO FORMA CONDENSED COMBINED
                    FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (unaudited)
                      (in millions, except per share data)


                                                    SPX           GENERAL
                                                 PRO FORMA        SIGNAL
                                                 ADJUSTED        PRO FORMA      PRO FORMA
                                               HISTORICAL(a)   HISTORICAL(b)   ADJUSTMENTS    PRO FORMA
                                               -------------   -------------   -----------    ---------
STATEMENT OF INCOME DATA:
Revenues.....................................     $ 898.8        $1,601.5        $    --      $2,500.3
Cost of products sold........................       649.4         1,066.3            3.3(d)    1,719.0
Selling, general and administrative
  expense....................................       174.3           376.9            3.3(d)      554.5
Other operating expenses, net................         3.7            12.5           18.0(d)       34.2
Special charges and (gains)(k)...............       116.5              --             --         116.5
                                                  -------        --------        -------      --------
Operating income (loss)......................       (45.1)          145.8          (24.6)         76.1
Other expense (income), net..................        (2.3)           (9.0)            --         (11.3)
Equity earnings of EGS.......................          --           (38.8)            --         (38.8)
Interest expense, net........................        12.9             8.2           82.0(f)      103.1
                                                  -------        --------        -------      --------
Income (loss) before income taxes............       (55.7)          185.4         (106.6)         23.1
Provision (benefit) for income taxes.........       (20.0)           73.9          (33.7)(g)      20.2
                                                  -------        --------        -------      --------
Income (loss) from continuing
  operations(c)..............................     $ (35.7)       $  111.5        $ (72.9)     $    2.9
                                                  =======        ========        =======      ========
Income (loss) per share:
  Basic......................................     $ (2.80)                                    $   0.09
  Diluted....................................       (2.80)                                        0.08
Weighted average number of common shares
  outstanding:
  Basic......................................      12.754                         21.014(h)     33.768
  Diluted....................................      12.754                         21.565(h)     34.319
Dividends per share(l).......................     $  0.10                                     $   0.10
OTHER FINANCIAL DATA:
Capital expenditures.........................     $  21.6        $   48.3        $    --      $   69.9
Depreciation and amortization................        23.8            55.8           23.0         102.6


Note: The accompanying notes are an integral part of the pro forma condensed combined financial data.

                          PRO FORMA CONDENSED COMBINED
                    BALANCE SHEET OF SPX AND GENERAL SIGNAL
                              AS OF JUNE 30, 1998
                                  (unaudited)
                                 (in millions)




                                                                 GENERAL
                                                     SPX          SIGNAL       PRO FORMA
                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                  ----------    ----------    -----------    ---------
ASSETS:
Current assets..................................    $392.1       $  543.2       $  10.5(i)   $  945.8
Property, plant and equipment, net..............     132.9          237.9          40.1(i)      410.9
Goodwill and intangible assets..................      96.1          258.1         (96.1)(i)   1,096.3
                                                                                  838.2(i)
Other assets....................................      21.8          337.1          32.0(i)      470.6
                                                                                   80.3(i)
                                                                                   (0.6)(i)
                                                    ------       --------       -------      --------
          Total assets..........................    $642.9       $1,376.3       $ 904.4      $2,923.6
                                                    ======       ========       =======      ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Notes payable and current maturities of
  long-term debt................................    $  3.2       $    9.2       $    --      $   12.4
Other current liabilities.......................     279.8          336.7            --         616.5
Total long-term liabilities, excluding long-term
  debt..........................................     139.5          175.9         (19.4)(i)     348.4
                                                                                   52.4(i)
Long-term debt..................................     258.8          364.8         890.2(e)    1,513.8
Total stockholders' equity (deficit)............     (38.4)         489.7         794.0(j)      432.5
                                                                                 (783.8)(j)
                                                                                  (57.4)(m)
                                                                                   38.4(j)
                                                                                  (10.0)(i)
                                                    ------       --------       -------      --------
          Total liabilities and stockholders'
            equity..............................    $642.9       $1,376.3       $ 904.4      $2,923.6
                                                    ======       ========       =======      ========


Note: The accompanying notes are an integral part of the pro forma condensed combined balance sheet.

                     NOTES TO PRO FORMA CONDENSED COMBINED
                    FINANCIAL DATA OF SPX AND GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)


(a) Pro forma information for the year ended December 31, 1997 includes the pro forma adjusted historical results of SPX for the year then ended which reflects SPX's February 1997 disposition of the Sealed Power division as if such disposition has occurred on January 1, 1997. See "Pro Forma Adjusted Historical Financial Data of SPX."



(b) Pro forma information for the year ended December 31, 1997 includes the pro forma adjusted historical results of General Signal for the year then ended which reflects General Signal's August 1997 disposition of GSPG and General Signal's September 1997 contribution of GSEG to a 47.5% owned joint venture as if such transactions occurred on January 1, 1997. See "Pro Forma Adjusted Historical Financial Data of General Signal."


(c) The pro forma condensed combined financial data of SPX and General Signal reflect only results from continuing operations. SPX recorded a $10.3 extraordinary item in the year ended December 31, 1997. General Signal recorded earnings from discontinued operations of $2.3 and a charge for the cumulative effect of accounting change of $3.7 in the year ended December 31, 1997.


(d) These pro forma adjustments reflect the impact of the allocation of the purchase price to the assets and liabilities of SPX on the pro forma condensed combined statement of income and other financial data. The ultimate allocation of the purchase price to the net assets acquired, goodwill and other intangible assets, liabilities assumed and in process technology of SPX is subject to final determination of their respective fair values, and as a result, these adjustments could change. The following table reflects the pro forma condensed combined statement of income impact of the purchase accounting adjustments:



                                         COST OF     SELLING,      OTHER
                                         PRODUCTS    GENERAL     OPERATING
                                           SOLD      & ADMIN.    EXPENSES     TOTAL
                                         --------    --------    ---------    -----
Additional depreciation..............      $2.5        $2.5        $  --      $ 5.0
Pension expense adjustment...........       0.3         0.3           --        0.6
Amortization of previously recorded
  goodwill...........................        --          --         (3.0)      (3.0)
Goodwill and intangible amortization
  on transaction.....................        --          --         21.0       21.0
Postretirement expense adjustment....       0.5         0.5           --        1.0
                                           ----        ----        -----      -----
Year ended December 31, 1997.........      $3.3        $3.3        $18.0      $24.6
                                           ====        ====        =====      =====
Six months ended June 30, 1998.......      $1.7        $1.7        $ 9.0      $12.4
                                           ====        ====        =====      =====



    Upon consummation of the transaction, an estimated $10.0 charge for in process technology will occur. However, this charge is not reflected in the pro forma data as the charge is non-recurring and has no significant continuing impact.



(e) This pro forma adjustment reflects the borrowings for the cash portion of the Merger Consideration, payments under change of control agreements and of other costs associated with closing the corporate office of General Signal of $57.4, and estimated transaction fees of $49.0. The cash portion of the Merger Consideration is $783.8, which represents $18.00 per share of General Signal Common Stock multiplied by 43.543 shares of General Signal Common Stock to be exchanged.



(f) These pro forma adjustments reflect the interest expense associated with the incremental borrowings ($890.2) to effect the Merger, as if the incremental borrowings had occurred at January 1, 1997. The pro forma interest expense adjustment also reflects the refinancing of existing debt under the new financing agreements as of January 1, 1997. The interest expense has been computed on an assumption that borrowings under the new credit facility will bear interest at a rate of LIBOR plus 2.65% (8.35% was used

                     NOTES TO PRO FORMA CONDENSED COMBINED
              FINANCIAL DATA OF SPX AND GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)


     in these pro forma financial statements) and that debt issuance costs are amortized over seven years. If the interest rate used in the pro forma financial data were assumed to increase by 1/8%, the impact would be to decrease earnings by $0.5 ($0.02 per share) and by $1.2 ($0.03 per share) for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively. Average combined historical outstanding debt of SPX and General Signal, as used in this pro forma presentation, was $507.9 and $290.3 for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively.


(g) These adjustments represent the estimated income tax effect of the pro forma adjustments, excluding goodwill expense which will not be deductible for tax purposes, using an effective income tax rate of 38%.


(h) These pro forma adjustments reflect the additional shares of SPX Common Stock to be issued in the transaction. The additional shares to be issued are calculated assuming that the stock component of the Merger Consideration is 0.4186 of a share of SPX Common Stock, which converts weighted average outstanding shares of General Signal Common Stock to weighted average outstanding shares of SPX Common Stock. The shares of General Signal Common Stock used in these calculations include reported weighted average outstanding shares of General Signal Common Stock. Additionally, the pro forma adjustment for diluted weighted average number of common shares outstanding for the year ended December 31, 1997 includes 0.551 equivalent shares of SPX Common Stock related to SPX stock options. These equivalent shares of SPX Common Stock are not included in the SPX Pro Forma Adjusted Historical Financial Data of SPX diluted loss per share calculation as their effect was antidilutive.



(i) These pro forma adjustments reflect the allocation to the assets and liabilities of SPX of the difference between the market value of SPX and SPX's book value (the "excess purchase price"). The market value of SPX is assumed to be the sum of the fair market value of the outstanding SPX Common Stock (less unallocated SPX Common Stock held by SPX's KSOP and restricted shares of SPX Common Stock) and the fair value of SPX's outstanding options. SPX's book value is assumed to be its stockholders' deficit adjusted by estimated transaction fees of $49.0 which are assumed to have been incurred by SPX and General Signal prior to the combination.



SPX's Market Value:
  Shares of SPX Common Stock outstanding....................   12.311
  Unallocated SPX Common Stock held in KSOP and Restricted
     SPX Common Stock.......................................   (0.621)
                                                              -------
  Adjusted SPX Common Stock outstanding.....................   11.690
  Market price per share of SPX Common Stock................    64.50
  Market value of SPX Common Stock outstanding..............  $ 754.0
  Market value of outstanding options.......................     40.0
  SPX's Market Value........................................            $794.0
SPX's Book Value:
  June 30, 1998 stockholders' deficit.......................  $ (38.4)
  Assumed transaction fees..................................    (49.0)
  SPX's Book Value..........................................             (87.4)
                                                                        ------
  Excess Purchase Price.....................................            $881.4
                                                                        ======

                     NOTES TO PRO FORMA CONDENSED COMBINED
              FINANCIAL DATA OF SPX AND GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)

          This excess purchase price has been allocated to the assets and liabilities of SPX as follows:


Inventories.................................................  $ 10.5
Property, plant and equipment...............................    40.1
Prepaid pension (other assets)..............................    80.3
Transaction costs (other assets)............................    32.0
Deferred financing fees (other assets)......................    (0.6)
Goodwill -- previously recorded.............................   (96.1)
Goodwill and intangible assets..............................   838.2
In process technology.......................................    10.0
Postretirement health and life insurance liability..........    19.4
Deferred tax liability......................................   (52.4)
                                                              ------
                                                              $881.4
                                                              ======



     The preliminary allocations of the excess purchase price are based upon current estimates and information available to SPX. Property, plant and equipment reflect the adjustment to estimated fair market values of these assets. Prepaid pension reflects the adjustment to the fair market value of the plan assets less the projected benefit obligation. Transaction costs include fees to consummate the Merger. Goodwill, previously recorded, reflects the elimination of goodwill that is included in SPX's historical balance sheet. Goodwill and intangible assets reflects the amount of excess purchase price remaining after allocations to all other assets and liabilities. In process technology represents the estimated fair market value of in process product development costs. Postretirement health and life insurance liability reflects the adjustment of the liability to the accumulated benefit obligation. The deferred tax liability reflects the deferred tax liabilities related to these allocations.


     The goodwill recorded as a result of these allocations will be amortized over a 40 year life. In determining the estimated useful life, management considered the nature, competitive position, life cycle position, and historical and expected future operating income of SPX, as well as management's commitment to support SPX through continued investment in capital expenditures, operational improvements, and research and development. After the transaction, the combined company will continually review whether subsequent events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. If events and circumstances indicate that goodwill related to a particular business should be reviewed for possible impairment, the combined company will use projections to assess whether future operating income on a non-discounted basis (before goodwill amortization) of the unit is likely to exceed the goodwill amortization over the remaining life of the goodwill, to determine whether a write-down of goodwill to recoverable value is appropriate.

     The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, liabilities assumed and in process technology is subject to final determination of their respective fair values. This final allocation will be based upon the results of appraisals and other studies that will be performed upon the consummation of the transaction. SPX's management believes the above preliminary allocations of the purchase price are reasonable and will not materially change upon completion of the appraisals and other studies.

     As of June 30, 1998, there were no intercompany transactions that required elimination.

(j) These pro forma adjustments reflect the effect of reverse acquisition accounting by adding the market value of SPX ($794.0), subtracting SPX's June 30, 1998 stockholder deficit ($38.4), and subtracting the cash payout ($783.8) which is treated as a dividend by the combined company.

                     NOTES TO PRO FORMA CONDENSED COMBINED
              FINANCIAL DATA OF SPX AND GENERAL SIGNAL (CONTINUED)
                                  (unaudited)
                      (in millions, except per share data)

(k) The pro forma condensed combined financial data of SPX and General Signal for the six months ended June 30, 1998 include SPX's special gain of $13.7 realized on SPX's investment in Echlin Inc. which was liquidated during the second quarter of 1998 and $6.6 of expenses associated with SPX's offer to acquire Echlin Inc.

     The pro forma condensed combined financial data of SPX and General Signal for the year ended December 31, 1997 include special charges of $110.0 recorded by SPX primarily to combine two divisions and to recognize reduced carrying value of certain assets resulting from the decision to combine the divisions and exit certain product lines and a $6.5 special charge recorded by SPX of anticipated future legal costs associated with the ongoing litigation with Snap-on Incorporated. See "Selected Historical Financial Data of SPX."

(l) Represents the historical quarterly cash dividend per share of SPX for the periods presented. In April 1997, SPX eliminated its quarterly cash dividend and stated that future distributions to stockholders would be in the form of open market purchases of SPX Common Stock when deemed appropriate by management.


(m) Represents estimated charge of $72.4, or $57.4 after-tax, that will be recorded by the combined company at the Effective Time for costs associated with change of control agreements and the closing of General Signal's corporate office. Included in this pre-tax amount are $23.7 of payments representing the difference between the exercise price and $45.00 (the per share deemed value of the General Signal Common Stock for purposes of the Merger) to cancel the General Signal Options, $11.3 of payments representing $45.00 multiplied by the number of outstanding Restricted Shares, $35.4 for salary continuation, financial planning and health care for General Signal's affected employees, and $2.0 for holding costs associated with the vacated General Signal's corporate office building. It is possible that certain of General Signal's corporate office employees will relocate to other operations of the combined company and the associated salary continuation amounts included in the disclosures above will not be paid. This aggregate charge is not reflected in the pro forma statement of income data as the charge is non-recurring and has no continuing impact. The charge does not include a pre-tax amount of $15.5 related to salary continuation benefits available under change of control agreements with General Signal's unit presidents. It is SPX's intention that these individuals will continue in their positions after the Merger is consummated.

              PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF SPX
                                  (unaudited)
                      (in millions, except per share data)

     In February 1997, SPX completed the sale of substantially all of the assets and rights used in the manufacture and distribution of piston rings and cylinder liners, known as the Sealed Power division ("SPD"). The gross cash sales proceeds were $223.0.

     The following historical financial data include the results of SPD through February 7, 1997, its date of disposition. The following unaudited pro forma adjusted historical financial data for the year ended December 31, 1997 reflect the disposition of this division as if it had occurred as of January 1, 1997. The pro forma adjusted historical financial data do not purport to represent what SPX's results of continuing operations would actually have been had the transaction in fact occurred as of January 1, 1997, or project the results for any future period.

     The pro forma adjusted historical financial data of SPX should be read in conjunction with the financial statements and notes thereto included in SPX's 1997 Form 10-K.

              PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF SPX
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (unaudited)
                      (in millions, except per share data)

                                                                         PRO FORMA
                                                                        ADJUSTMENTS            PRO
                                                                    -------------------       FORMA
                                                      HISTORICAL    DIVEST(A)    OTHER       ADJUSTED
                                                      ----------    ---------    ------      --------
STATEMENT OF INCOME DATA:
Revenues............................................    $922.3       $(23.5)     $   --       $898.8
Cost of products sold...............................     669.0        (19.6)         --        649.4
Selling, general and administrative.................     175.3         (1.0)         --        174.3
Other operating expenses, net.......................       3.9         (0.2)         --          3.7
Special charges(e)..................................     116.5           --          --        116.5
                                                        ------       ------      ------       ------
Operating income (loss).............................     (42.4)        (2.7)         --        (45.1)
Other (income) expense..............................     (74.2)          --        71.9(b)      (2.3)
Interest expense, net...............................      13.9           --        (1.0)(c)     12.9
                                                        ------       ------      ------       ------
Income (loss) before income taxes...................      17.9         (2.7)      (70.9)       (55.7)
Provision (benefit) for income taxes................      21.3         (1.0)      (40.3)(d)    (20.0)
                                                        ------       ------      ------       ------
Income (loss) from continuing operations(f).........    $ (3.4)      $ (1.7)     $(30.6)      $(35.7)
                                                        ======       ======      ======       ======
Income (loss) per share:
  Basic.............................................    $(0.27)                               $(2.80)
  Diluted...........................................     (0.27)                                (2.80)
Weighted average number of common shares
  outstanding:
  Basic.............................................    12.754                                12.754
  Diluted...........................................    12.754                                12.754
OTHER FINANCIAL DATA:
Capital expenditures................................    $ 22.6       $ (1.0)                  $ 21.6
Depreciation and amortization.......................      25.0         (1.2)                    23.8

---------------
(a) This column removes the operating results of SPD for the period January 1, 1997 to February 7, 1997, its date of disposition.

(b) Adjustment to exclude the gain on the sale of SPD.


(c) Adjustment to interest expense, net assuming the use of net proceeds to reduce revolving credit and other debt.


(d) Adjustment to income tax expense to reflect the tax effect of the adjustments.

(e) Reflects a reclassification to special charges of $6.5 of legal costs to special charges that were previously classified as other expense (income), net in SPX's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(f) Income excludes extraordinary item of $10.3, net of taxes.

         PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF GENERAL SIGNAL
                                  (unaudited)
                      (in millions, except per share data)


     In August 1997, General Signal sold substantially all of the assets of GSPG, a unit of the Process Controls sector. The gross cash proceeds were approximately $200.0.



     In September 1997, General Signal and Emerson formed EGS, a joint venture combining Emerson's Appleton Electric operations and GSEG's operations. General Signal contributed substantially all of the operating assets of GSEG in exchange for 47.5 percent of EGS.


     The following historical financial data include the results of GSPG through August 23, 1997 (its date of disposition) and the results of GSEG through September 15, 1997 (the date of contribution of the operations to the joint venture). The following unaudited pro forma adjusted historical financial data for the year ended December 31, 1997 reflect these transactions as if they had occurred as of January 1, 1997. The pro forma adjusted historical financial data do not purport to represent what General Signal's results of continuing operations would actually have been had the transactions in fact occurred as of January 1, 1997, or project the results of any future period.

     The pro forma adjusted historical financial data should be read in conjunction with the financial statements and notes thereto included in General Signal's 1997 Form 10-K.

         PRO FORMA ADJUSTED HISTORICAL FINANCIAL DATA OF GENERAL SIGNAL
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (unaudited)
                      (in millions, except per share data)

                                                      PRO FORMA ADJUSTMENTS                   PRO
                                                     -----------------------                 FORMA
                                                     HISTORICAL    DIVEST(a)    OTHER       ADJUSTED
                                                     ----------    ---------    ------      --------
STATEMENT OF INCOME DATA:
Net sales..........................................   $1,954.6      $(353.1)    $   --      $1,601.5
Cost of sales......................................    1,313.6       (247.3)        --       1,066.3
Selling, general and administrative................      444.9        (68.0)        --         376.9
Other operating expenses, net......................       14.6         (2.1)        --          12.5
                                                      --------      -------     ------      --------
Operating earnings.................................      181.5        (35.7)        --         145.8
Other expense (income).............................      (72.7)          --       63.7(b)       (9.0)
Equity in earnings of EGS..........................      (11.8)          --      (27.0)(c)     (38.8)
Interest expense, net..............................       13.2           --       (5.0)(d)       8.2
                                                      --------      -------     ------      --------
Earnings from continuing operations before income
  taxes............................................      252.8        (35.7)     (31.7)        185.4
Income taxes.......................................      121.8        (13.7)     (34.2)(e)      73.9
                                                      --------      -------     ------      --------
Earnings from continuing operations(f).............   $  131.0      $ (22.0)    $  2.5      $  111.5
                                                      ========      =======     ======      ========
Income per share:
  Basic............................................   $   2.61                              $   2.22
  Diluted..........................................       2.60                                  2.21
Weighted average number of common shares
  outstanding:
  Basic............................................       50.2                                  50.2
  Diluted..........................................       50.4                                  50.4
OTHER FINANCIAL DATA:
Capital expenditures...............................   $   56.5      $  (8.2)        --      $   48.3
Depreciation and amortization......................       65.3         (9.5)        --          55.8

---------------

(a) This column removes the operating results of GSPG for the period January 1, 1997 to August 23, 1997, its date of disposition. This column also removes the operating results of GSEG for the period January 1, 1997 to September 15, 1997, its date of contribution to EGS.


(b) Adjustment to exclude the gain on GSPG. No gain or loss was recorded on the contribution of GSEG to EGS.

(c) Adjustment to recognize General Signal's estimated share of EGS' pro forma earnings from January 1, 1997 to September 15, 1997.


(d) Adjustment to interest expense, net assuming the use of net proceeds to reduce debt.


(e) Adjustment to income tax expense to reflect the tax effect of the adjustments.

(f) Earnings from continuing operations excludes earnings from discontinued operations of $2.3, and a charge for the cumulative effect of accounting changes of $3.7.

                                    EXPERTS

     The audited consolidated financial statements of SPX included in SPX's 1997 Form 10-K incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements and schedule of General Signal appearing in General Signal's 1997 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the SPX Common Stock to be issued by SPX pursuant to the Merger will be passed upon by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations). Certain United States federal income tax consequences of the Merger will be passed upon by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations) on behalf of SPX and by Wachtell, Lipton, Rosen & Katz on behalf of General Signal.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in SPX's proxy statement relating to the 1999 Annual Meeting must be received at SPX's principal executive offices (please address to the attention of the Corporate Secretary) not later than November 25, 1998.

     General Signal will hold an annual meeting of stockholders in 1999 if the Merger is not consummated. In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders, the proposal must be received by General Signal at its principal office in Stamford, Connecticut, no later than November 19, 1998.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                SPX CORPORATION,

                                   SAC CORP.

                                      AND

                           GENERAL SIGNAL CORPORATION

                           DATED AS OF JULY 19, 1998

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I
THE MERGER
SECTION 1.1.    The Merger..................................................  A-1
SECTION 1.2.    Closing.....................................................  A-1
SECTION 1.3.    Effective Time..............................................  A-1
SECTION 1.4.    Effects of the Merger.......................................  A-1
SECTION 1.5.    Certificate of Incorporation and Bylaws.....................  A-1
SECTION 1.6.    Directors; Officers.........................................  A-2
SECTION 1.7.    Change in Merger Structure..................................  A-2
ARTICLE II
EFFECT OF THE MERGER ON THE STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
SECTION 2.1.    Conversion of Securities....................................  A-2
SECTION 2.2.    Exchange of Certificates....................................  A-6
SECTION 2.3.    Stock Transfer Books........................................  A-8
SECTION 2.4.    Company Options and Restricted Shares.......................  A-8
SECTION 2.5.    Appraisal Rights............................................  A-8
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1.    Organization, Qualification, Etc............................  A-8
SECTION 3.2.    Capital Stock...............................................  A-9
SECTION 3.3.    Corporate Authority; No Violation...........................  A-10
SECTION 3.4.    Reports and Financial Statements............................  A-11
SECTION 3.5.    No Undisclosed Liabilities..................................  A-11
SECTION 3.6.    Compliance with Laws........................................  A-11
SECTION 3.7.    Environmental Laws..........................................  A-12
SECTION 3.8.    Employee Benefit Plans......................................  A-12
SECTION 3.9.    Absence of Certain Changes or Events........................  A-13
SECTION 3.10.   Litigation..................................................  A-14
SECTION 3.11.   Material Contracts..........................................  A-14
SECTION 3.12.   Labor Matters...............................................  A-14
SECTION 3.13.   Tax Matters.................................................  A-14
SECTION 3.14.   Opinion of Financial Advisor................................  A-15
SECTION 3.15.   Takeover Laws; Company Rights Agreement.....................  A-15
SECTION 3.16.   Required Vote of the Company Shareholders...................  A-15
SECTION 3.17.   Finders or Brokers..........................................  A-15
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
SECTION 4.1.    Organization, Qualification, Etc............................  A-16
SECTION 4.2.    Capital Stock...............................................  A-16
SECTION 4.3.    Corporate Authority; No Violation...........................  A-17
SECTION 4.4.    Reports and Financial Statements............................  A-18
SECTION 4.5.    No Undisclosed Liabilities..................................  A-18
SECTION 4.6.    Compliance with Laws........................................  A-18
SECTION 4.7.    Environmental Laws..........................................  A-18

                                                                              PAGE
                                                                              ----
SECTION 4.8.    Employee Benefit Plans......................................  A-19
SECTION 4.9.    Absence of Certain Changes or Events........................  A-20
SECTION 4.10.   Litigation..................................................  A-20
SECTION 4.11.   Material Contracts..........................................  A-20
SECTION 4.12.   Labor Matters...............................................  A-20
SECTION 4.13.   Tax Matters.................................................  A-20
SECTION 4.14.   Opinion of Financial Advisor................................  A-21
SECTION 4.15.   Takeover Laws; Parent Rights Agreement......................  A-21
SECTION 4.16.   Required Vote of Parent Stockholders........................  A-21
SECTION 4.17.   Finders or Brokers..........................................  A-22
SECTION 4.18.   Financing...................................................  A-22
ARTICLE V
COVENANTS AND AGREEMENTS
SECTION 5.1.    Conduct of Business by the Company and Parent...............  A-22
SECTION 5.2.    Investigation...............................................  A-24
SECTION 5.3.    Stockholder Approval; Filings...............................  A-24
SECTION 5.4.    Additional Reports..........................................  A-25
SECTION 5.5.    Reasonable Best Efforts.....................................  A-25
SECTION 5.6.    Accountants' "Comfort" Letters..............................  A-26
SECTION 5.7.    Takeover Statutes...........................................  A-26
SECTION 5.8.    No Solicitation.............................................  A-26
SECTION 5.9.    Public Announcements........................................  A-27
SECTION 5.10.   Indemnification and Insurance...............................  A-27
SECTION 5.11.   Notification of Certain Matters.............................  A-28
SECTION 5.12.   Board of Directors and Officers of Parent...................  A-28
SECTION 5.13.   Employee Plans and Benefit Arrangements.....................  A-28
ARTICLE VI
CONDITIONS TO THE MERGER
                Conditions to Each Party's Obligation to Effect the
SECTION 6.1.    Merger......................................................  A-29
                Conditions to Obligations of the Company to Effect the
SECTION 6.2.    Merger......................................................  A-29
SECTION 6.3.    Conditions to Obligations of Parent to Effect the Merger....  A-30
ARTICLE VII
TERMINATION, WAIVER, AMENDMENT AND CLOSING
SECTION 7.1.    Termination or Abandonment..................................  A-30
SECTION 7.2.    Effect of Termination.......................................  A-31
SECTION 7.3.    Termination Payments........................................  A-31
ARTICLE VIII
MISCELLANEOUS
SECTION 8.1.    No Survival of Representations and Warranties...............  A-33
SECTION 8.2.    Expenses....................................................  A-33
SECTION 8.3.    Counterparts; Effectiveness.................................  A-33
SECTION 8.4.    Governing Law...............................................  A-33
SECTION 8.5.    Notices.....................................................  A-33
SECTION 8.6.    Assignment; Binding Effect..................................  A-34
SECTION 8.7.    Severability................................................  A-34
SECTION 8.8.    Enforcement of Agreement....................................  A-34

                                                                              PAGE
                                                                              ----
SECTION 8.9.    Miscellaneous...............................................  A-35
SECTION 8.10.   Headings....................................................  A-35
SECTION 8.11.   Certain Definitions.........................................  A-35
SECTION 8.12.   Knowledge...................................................  A-35

EXHIBITS

Exhibit A       Form of Certificate of Incorporation of Merger Sub

Exhibit B       Form of Opinion of Wachtell, Lipton, Rosen & Katz

Exhibit C       Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson

                             INDEX OF DEFINED TERMS

                            TERM                                  SECTION
                            ----                              ----------------
Affiliates..................................................  8.11
Agreement...................................................  Preamble
Alternative Legal Opinions..................................  5.3(f)
Alternative Transaction.....................................  1.7
Cash Election...............................................  2.1(f)
Cash Fraction...............................................  2.1(g)(C)(1)(ii)
Closing.....................................................  1.2
Closing Date................................................  1.2
Code........................................................  Recitals
Commitment Expenses.........................................  7.3(c)(ii)
Company.....................................................  Preamble
Company Affiliated Group....................................  5.13(c)
Company Board Recommendation................................  3.3(a)
Company Business Combination................................  7.3(e)
Company Compensation and Benefit Plans......................  3.8(a)
Company Competing Transaction...............................  5.8(a)
Company Contracts...........................................  3.3(b)
Company Disclosure Letter...................................  Article III
Company ERISA Affiliate.....................................  3.8(d)
Company Meeting.............................................  5.3(a)(i)
Company Options.............................................  3.2(a)(ii)
Company Pension Plan........................................  3.8(c)
Company Plans...............................................  3.2(a)(ii)
Company Preferred Stock.....................................  3.2(a)
Company Rights Agreement....................................  3.2(a)(i)
Company Rights..............................................  3.2(a)(i)
Company SEC Reports.........................................  3.4
Company Shareholder Approval................................  3.16
Company Termination Fee.....................................  7.3(a)
Company Third Party.........................................  5.8(a)
Company Triggering Event....................................  7.3(a)
Company Warrants............................................  3.2(a)(iii)
Company's 1997 Form 10-K....................................  3.1(a)
Confidentiality Agreements..................................  5.2
Contracts...................................................  3.3(b)
Decrees.....................................................  3.6(a)
Delaware Certificate of Merger..............................  1.3
Delaware Secretary of State.................................  1.3
DGCL........................................................  1.1
Effective Time..............................................  1.3
Election Deadline...........................................  2.1(j)
Encumbrances................................................  3.1(b)
Environmental Decrees.......................................  3.7
Environmental Laws..........................................  3.7
ERISA.......................................................  3.8(c)
Exchange Act................................................  3.3(c)

                            TERM                                  SECTION
                            ----                              ----------------
Exchange Agent..............................................  2.1(j)
Exchange Fund...............................................  2.2(a)
Expense Fee.................................................  7.3(c)(i)
Financing Commitments.......................................  4.18
Financing Funds.............................................  4.18
Form of Election............................................  2.1(f)
GAAP........................................................  3.4
Governmental Entity.........................................  3.3(c)
Guarantee of Delivery.......................................  2.1(j)
Hazardous Substances........................................  3.7
Holco.......................................................  1.7
HSR Act.....................................................  3.3(c)
Indemnified Parties.........................................  5.10(a)
Joint Proxy Statement.......................................  5.3(b)
Laws........................................................  3.6(a)
Lazard......................................................  3.14
Letter of Transmittal.......................................  2.2(b)
Litigation..................................................  3.7
Material Adverse Effect.....................................  3.1(a)
Merger......................................................  Recitals
Merger Consideration........................................  2.2(c)
Merger Sub..................................................  Preamble
Mixed Election..............................................  2.1(f)
Multiemployer Plan..........................................  3.8(b)
New York Certificate of Merger..............................  1.3
New York Department of State................................  1.3
Non-Election Fraction.......................................  2.1(i)(D)(1)(ii)
Non-Election................................................  2.1(f)
NYBCL.......................................................  1.1
NYSE........................................................  2.1(j)
Parent......................................................  Preamble
Parent Board Recommendation.................................  4.3(a)
Parent Business Combination.................................  7.3(f)
Parent Change in Control Event..............................  4.8(h)
Parent Common Stock.........................................  2.1(c)
Parent Compensation and Benefit Plans.......................  4.8(a)
Parent Contracts............................................  4.3(b)
Parent Disclosure Letter....................................  Article IV
Parent ERISA Affiliate......................................  4.8(d)
Parent Meeting..............................................  5.3(a)(ii)
Parent Pension Plan.........................................  4.8(c)
Parent Preferred Stock......................................  4.2
Parent Rights Agreement.....................................  4.2(i)
Parent Rights...............................................  4.2(i)
Parent's 1997 Form 10-K.....................................  4.1(a)
Parent SEC Reports..........................................  4.4
Parent Stockholder Approval.................................  4.16
Parent Stockholder Proposal.................................  5.3(a)(ii)

                            TERM                                  SECTION
                            ----                              ----------------
Parent Termination Fee......................................  7.3(b)
Parent Triggering Event.....................................  7.3(b)
Pension Plan................................................  3.8(c)
Per Share Cash Amount.......................................  2.1(c)
Per Share Mixed Consideration...............................  2.1(c)
Per Share Stock Amount......................................  2.1(c)
person......................................................  8.11
Registration Statement......................................  5.3(b)
Representative..............................................  2.1(f)
Restricted Shares...........................................  3.2(a)(iv)
SEC.........................................................  3.1(b)
Securities Act..............................................  3.3(c)
Share.......................................................  1.7
Share Arrangements..........................................  3.1(b)
Significant Subsidiary......................................  3.1(b)
Stock Certificates..........................................  2.1(c)
Stock Election..............................................  2.1(f)
Stock Fraction..............................................  2.1(h)(C)(1)
Subsidiaries................................................  8.11
Superior Transaction........................................  5.8(d)
Surviving Corporation.......................................  1.1
Takeover Laws...............................................  3.15(a)
Taxes.......................................................  3.13(b)(i)
Tax Return..................................................  3.13(b)(ii)
U.S. Company Compensation and Benefit Plans.................  3.8(a)
U.S. Parent Compensation and Benefit Plans..................  4.8(a)
U.S. Subsidiary.............................................  8.11
Unvested Restricted Shares..................................  2.4(b)

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 19, 1998 (this "Agreement"), is among SPX Corporation, a Delaware corporation ("Parent"), SAC Corp., a Delaware corporation ("Merger Sub"), and General Signal Corporation, a New York corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and have declared advisable the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective companies and shareholders;

     WHEREAS, the parties intend that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Company shall cease and Merger Sub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the NYBCL and the DGCL.

     SECTION 1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the first date that all of the conditions set forth in Sections 6.1 (a) through (e) have been satisfied or waived, unless another place, time or date is agreed to by the parties hereto.

     SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties (i) shall file with the Department of State for the State of New York (the "New York Department of State") a certificate of merger or other appropriate documents (in any such case, the "New York Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and (ii) shall file with the Secretary of State for the State of Delaware (the "Delaware Secretary of State") a certificate of merger or other appropriate documents (in any such case, the "Delaware Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and (iii) shall make all other filings or recordings required under the NYBCL and the DGCL, in each case necessary to effect the Merger. The Merger shall become effective at the time of the filing of the New York Certificate of Merger with the New York Department of State in accordance with the NYBCL and the Delaware Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, or at such subsequent date or time as Parent and the Company shall agree and specify in the New York Certificate of Merger and the Delaware Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 906 of the NYBCL and Section 259 of the DGCL.

     SECTION 1.5. Certificate of Incorporation and Bylaws. (a) The certificate of incorporation of Merger Sub, in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended.

     (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, which shall contain indemnification provisions no less favorable to directors and officers of the Company than the corresponding provisions in the Company's bylaws as of the date hereof, until thereafter changed or amended, shall be the bylaws of the Surviving Corporation.

     SECTION 1.6. Directors; Officers. The directors and officers of Merger Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

     SECTION 1.7. Change in Merger Structure. By mutual agreement, the Company and Parent may at any time change the method and determine a new method of effectuating the combination with the Company (an "Alternative Transaction") (including without limitation changing the provisions of this Article I) if and to the extent they determine the change would be desirable; provided that either of the following Alternative Transactions (so long as it satisfies the provisions of the next-to-last sentence of this Section 1.7) shall be deemed agreed to by the parties, and may be implemented at Parent's election (which election shall be made as promptly as practicable after the date of this Agreement and in any event prior to the mailing of the Joint Proxy Statement (as defined in Section 5.3(b)) and provided that if such Alternative Transaction would result in a Parent Change in Control Event (as defined in Section 4.8) after giving effect to any amendments to the Parent Compensation and Benefit Plans (as defined in Section 4.8), such Alternative Transaction shall require the consent of the Company, which consent shall not be unreasonably withheld):
(i) a merger of the Company with and into Parent in which Parent is the surviving corporation or (ii) a structure in which a holding company ("Holco") would be formed, a subsidiary of Holco would merge into Parent in which merger each stockholder of Parent would receive one share of common stock of Holco in respect of each share of Parent Common Stock (as defined in Section 2.1(c)) held by such stockholder immediately prior to such merger, and a separate subsidiary of Holco would merge into the Company in which merger each shareholder of the Company would receive cash and/or common stock of Holco in respect of each share of common stock, par value $6.67 per share issued through 1969, par value $1.00 per share issued subsequent to 1969 of the Company (each, a "Share") held by such shareholder immediately prior to such merger in the same amounts as are provided for in Section 2.1(c). No Alternative Transaction (including either of the Alternative Transactions specified in the preceding sentence) shall (x) alter or change the amount or kind of consideration to be issued to holders of Shares as provided herein, (y) materially delay the consummation of the transactions contemplated hereby, or (z) cause an inability to satisfy any of the closing conditions set forth in Article VI. The parties agree to use their reasonable best efforts to determine promptly after the date hereof whether any Alternative Transaction is desirable.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned Subsidiary (as defined in Section 8.11) of Parent or of the Company immediately prior to the Effective Time (together with the associated Company Right (as defined in Section 3.2; unless the context requires otherwise, all references herein to Shares include the associated Company Rights)) shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (b) Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent.

          (c) Subject to the other provisions of this Section 2.1, each Share that is issued and outstanding immediately prior to the Effective Time (excluding any Shares canceled pursuant to Section 2.1(a)) shall be converted into either (i) the right to receive 0.6977 shares of common stock, par value $10.00 per share, of Parent ("Parent Common Stock"), together with the associated Parent Right (as defined in Section 4.2; unless the context otherwise requires, all references herein to Parent Common Stock include the associated Parent Rights) (the "Per Share Stock Amount"), or (ii) the right to receive $45.00 in cash, without interest (the "Per Share Cash Amount"), or (iii) the right to receive 0.4186 shares of Parent Common Stock and $18.00 in cash, without interest (the "Per Share Mixed Consideration") or (iv) a combination of shares of Parent Common Stock and cash, each as determined in accordance with Section 2.1(g),
     Section 2.1(h) or Section 2.1(i). All such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Shares ("Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Per Share Stock Amount, the Per Share Cash Amount, the Per Share Mixed Consideration or a combination of cash and Parent Common Stock, each in accordance with this Article II. The holders of Stock Certificates shall cease to have any rights with respect to the Shares evidenced thereby except as otherwise provided herein or by Law (as defined in Section 3.6). Such Stock Certificates shall be exchanged for certificates evidencing whole shares of Parent Common Stock and/or cash, in accordance with this Article II. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

          (d) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the Per Share Stock Amount and the Parent Common Stock component of the Per Share Mixed Consideration, or of the amount of Parent Common Stock determined pursuant to clause (iv) of Section 2.1(c) shall be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

          (e) The aggregate number of Shares which may be converted into the right to receive cash in the Merger shall be equal to 40% of the number of Shares outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any direct or indirect wholly owned Subsidiary of Parent or of the Company). The aggregate number of Shares which may be converted into the right to receive Parent Common Stock in the Merger shall be equal to 60% of the number of Shares outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any direct or indirect wholly owned Subsidiary of Parent or of the Company).

          (f) Subject to the allocation and election procedures set forth in this Section 2.1, each record holder (or beneficial owner through appropriate and customary documentation and instructions) immediately prior to the Effective Time of Shares shall be entitled either (i) to elect to receive the Per Share Cash Amount for each such Share (a "Cash Election"), or (ii) to elect to receive the Per Share Stock Amount for each such Share (a "Stock Election"), or (iii) to elect to receive 60% of the Per Share Stock Amount and 40% of the Per Share Cash Amount for each such Share (a "Mixed Election") or (iv) to indicate that such record holder has no preference as to the receipt of cash, Parent Common Stock or a combination thereof with respect to such holder's Shares (a "Non-Election"). All such elections shall be made on a form furnished by Parent for that purpose (a "Form of Election") and reasonably satisfactory to the Company. If more than one Stock Certificate shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock, if any, to be issued to such holder in exchange for the Stock Certificates which have been surrendered shall be computed on the basis of the aggregate number of Shares represented by all of the Stock Certificates surrendered for the account of such holder. Holders of record of Shares who hold such Shares as nominees, trustees or in other representative capacities (each, a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all Shares held by such Representative for a particular beneficial owner.

          (g) If the sum of (x) the aggregate number of Shares with respect to which Cash Elections have been made plus (y) 40% of the aggregate number of Shares with respect to which Mixed Elections have been made exceeds the aggregate number of Shares which may be converted into the right to receive cash in the Merger, then:

             A. Each Share with respect to which a Stock Election shall have been made shall be converted into the right to receive the Per Share Stock Amount;

             B. Each Share with respect to which a Non-Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Stock Amount;

             C. Each Share with respect to which a Cash Election shall have been made shall be converted into the right to receive:

                (1) the amount in cash, without interest, equal to the product of (i) the Per Share Cash Amount and (ii) a fraction (the "Cash Fraction"), the numerator of which shall be the aggregate number of Shares which may be converted into the right to receive cash in the Merger, and the denominator of which shall be the sum of (x) the aggregate number of Shares with respect to which Cash Elections shall have been made plus (y) 40% of the aggregate number of Shares with respect to which Mixed Elections shall have been made, and

                (2) the number of shares of Parent Common Stock equal to the product of (x) the Per Share Stock Amount and (y) a fraction equal to one minus the Cash Fraction; and

             D. Each Share with respect to which a Mixed Election shall have been made shall be converted into the right to receive (i) 60% of the Per Share Stock Amount plus (ii) 40% of the amount of cash specified in clause (C)(1) of this Section 2.1(g) and 40% of the number of shares of Parent Common Stock specified in clause (C)(2) of this Section 2.1(g).

          (h) If the sum of (x) the aggregate number of Shares with respect to which Stock Elections have been made plus (y) 60% of the aggregate number of Shares with respect to which Mixed Elections have been made exceeds the aggregate number of Shares which may be converted into the right to receive Parent Common Stock in the Merger, then:

             A. Each Share with respect to which a Cash Election shall have been made shall be converted into the right to receive the Per Share Cash Amount;

             B. Each Share with respect to which a Non-Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Cash Amount;

             C. Each Share with respect to which a Stock Election shall have been made shall be converted into the right to receive:

                (1) the number of shares of Parent Common Stock equal to the product of (i) the Per Share Stock Amount and (ii) a fraction (the "Stock Fraction"), the numerator of which shall be the aggregate number of Shares which may be converted into the right to receive Parent Common Stock in the Merger, and the denominator of which shall be the sum of (x) the aggregate number of Shares with respect to which Stock Elections shall have been made plus (y) 60% of the aggregate number of Shares with respect to which Mixed Elections shall have been made, and

                (2) the amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction; and

             D. Each Share with respect to which a Mixed Election shall have been made shall be converted into the right to receive (i) 40% of the Per Share Cash Amount plus (ii) 60% of the number of shares of Parent Common Stock specified in clause (C)(1) of this Section 2.1(h) and 60% of the amount of cash specified in clause (C)(2) of this Section 2.1(h).

          (i) In the event that neither Section 2.1(g) nor Section 2.1(h) above is applicable, then:

             A. Each Share with respect to which a Cash Election shall have been made shall be converted into the right to receive the Per Share Cash Amount;

             B. Each Share with respect to which a Stock Election shall have been made (or deemed to have been made) shall be converted into the right to receive the Per Share Stock Amount;

             C. Each Share with respect to which a Mixed Election shall have been made shall be converted into the right to receive 40% of the Per Share Cash Amount and 60% of the Per Share Stock Amount; and

             D. Each Share with respect to which a Non-Election shall have been made (or deemed to have been made), if any, shall be converted into the right to receive:

                (1) the amount in cash, without interest, equal to the product of (i) the Per Share Cash Amount and (ii) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the (A) aggregate number of Shares which may be converted into the right to receive cash in the Merger over (B) the sum of the aggregate number of Shares with respect to which a Cash Election shall have been made plus 40% of the aggregate number of Shares with respect to which Mixed Elections shall have been made, and the denominator of which shall be the excess of (A) the aggregate number of Shares outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any direct or indirect wholly owned Subsidiary of Parent or of the Company) over (B) the sum of the aggregate number of Shares with respect to which a Cash Election, a Stock Election or a Mixed Election shall have been made, and

                (2) the number of shares of Parent Common Stock equal to the product of (x) the Per Share Stock Amount and (y) a fraction equal to one minus the Non-Election Fraction.

          (j) Elections shall be made by holders of Shares by delivering the Form of Election to The Bank of New York, or such other bank or trust company designated by Parent and who is reasonably satisfactory to the Company (the "Exchange Agent"). To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by 5:00 p.m. (New York City time) on the last business day prior to the date of the Company Meeting (or, if applicable, the later of the Company Meeting or the Parent Meeting) or such other time and date as Parent and the Company may mutually agree (the "Election Deadline"), and accompanied by (1)(x) the Stock Certificates representing the Shares as to which the election is being made or (y) an appropriate guarantee of delivery of such Stock Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Stock Certificates are in fact delivered to the Exchange Agent within three New York Stock Exchange ("NYSE") trading days after the date of execution of such guarantee of delivery (a "Guarantee of Delivery") and (2) a properly completed and signed Letter of Transmittal (as defined in Section 2.2(b)). Failure to deliver Stock Certificates covered by any Guarantee of Delivery within three NYSE trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made Cash Election, Stock Election or Mixed Election. Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.1 and all such computations shall be conclusive and binding on the holders of Shares in the absence of manifest error. Any Form of Election may be changed or revoked prior to the Election Deadline. In the event a Form of Election is revoked prior to the Election Deadline, Parent shall, or shall cause the Exchange Agent to, cause the Stock Certificates representing the Shares covered by such Form of Election to be promptly returned without charge to the person submitting the Form of Election upon written request to that effect from such person.

          (k) For the purposes hereof, a holder of Shares who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), or who submits a Form of Election without the corresponding Stock Certificates or a Guarantee of Delivery, shall be deemed to have made a Non-Election. If any Form of Election is defective in any manner that the Exchange Agent cannot reasonably determine the election preference of the shareholder submitting such Form of Election, the purported Cash Election, Stock Election or Mixed Election set forth therein shall be deemed to be of no force and effect and the shareholder making such purported Cash Election, Stock Election or Mixed Election shall, for purposes hereof, be deemed to have made a Non-Election.

          (l) A Form of Election and a Letter of Transmittal shall be included with each copy of the Joint Proxy Statement (as defined in Section 5.3) mailed to shareholders of the Company in connection with the Company Meeting (as defined in Section 5.3). Parent and the Company shall each use its reasonable best efforts to mail or otherwise make available the Form of Election and a Letter of Transmittal to all persons who become holders of Shares during the period between the record date for the Company Meeting and the Election Deadline.

     SECTION 2.2. Exchange of Certificates. (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Shares for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing such number of shares of Parent Common Stock equal to (x) the Per Share Stock Amount multiplied by (y) the aggregate number of Shares which may be converted into the right to receive Parent Common Stock in the Merger, and (ii) (1) cash in an amount equal to (x) the Per Share Cash Amount multiplied by (y) the aggregate number of Shares which may be converted into the right to receive cash in the Merger, and (2) any cash necessary to pay amounts due pursuant to Section 2.2(e) (such certificates for shares of Parent Common Stock and such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article II, deliver the Parent Common Stock and cash contemplated to be issued pursuant to Section
2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     (b) Parent will instruct the Exchange Agent to mail to each holder of record of Stock Certificates who has not previously surrendered his or her Stock Certificates with a validly executed Form of Election and Letter of Transmittal as soon as reasonably practicable after the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Stock Certificates shall pass, only upon proper delivery of the Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Stock Certificates in exchange for certificates evidencing shares of Parent Common Stock and/or cash (collectively, the "Letter of Transmittal").

     (c) Upon the later of the Effective Time and the surrender of a Stock Certificate for cancellation (or the affidavits and indemnification regarding the loss or destruction of such certificates reasonably acceptable to Parent) to the Exchange Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant thereto, the holder of such Stock Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver in accordance with the Letter of Transmittal:
(A) certificates evidencing that number of whole shares of Parent Common Stock or cash, or a combination thereof, which such holder has the right to receive in respect of the Shares formerly evidenced by such Stock Certificate in accordance with Section 2.1 and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) (the shares of Parent Common Stock and cash described in clause (A) being collectively referred to as the "Merger Consideration"), and the

Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock and/or cash may be issued and/or paid in accordance with this
Article II to a transferee if the Stock Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by Section 2.1(j) or this Section 2.2, each Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration together with any dividends or other distributions paid on shares of Parent Common Stock after the Effective Time.

     (d) All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Stock Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid, respectively, in full satisfaction of all rights pertaining to the Shares theretofore represented by such Stock Certificates.

     (e) (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Stock Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Shares upon surrender of a Stock Certificate for exchange pursuant to this Section 2.2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the per share closing price on the NYSE of Parent Common Stock on the trading day immediately prior to the Effective Time by (y) the fractional interest to which such holder would otherwise be entitled (after taking into account all Shares then held of record by such holder).

     (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Shares subject to and in accordance with the terms of Section 2.2(c). Any payment received by a holder of Shares with respect to fractional share interests is merely intended to provide a mechanical rounding off of, and is not separately bargained for, consideration. If more than one Stock Certificate shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock to be issued to such holder in exchange for the Stock Certificates which have been surrendered shall be computed on the basis of the aggregate number of shares represented by all of the Stock Certificates surrendered for the account of such holder.

     (f) Any portion of the Exchange Fund which remains undistributed to the holders of the Stock Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Stock Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock.

     (g) None of Parent, the Company, Merger Sub or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Stock Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration and any cash payable to the holder of such Stock Certificate pursuant to Section 2.2(e) would otherwise escheat to or become the property of any governmental body or authority), any such Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Parent and Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Merger Sub.

     (i) If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration and any cash in lieu of fractional shares, pursuant to this
Article II.

     (j) In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Exchange Agent to, return promptly any Stock Certificates theretofore submitted or delivered to Parent or the Exchange Agent without charge to the person who submitted such Stock Certificates.

     SECTION 2.3. Stock Transfer Books. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Law.

     SECTION 2.4. Company Options and Restricted Shares. (a) Immediately prior to the Effective Time, all outstanding Company Options (as defined in Section 3.2), whether or not vested or exercisable, shall be canceled and, in lieu thereof, immediately prior to the Effective Time, the holders thereof shall receive a cash payment from the Company equal to the product of (i) the total number of Shares previously subject to such Company Options, whether or not vested or exercisable, and (ii) the excess of the Per Share Cash Amount over the exercise price per Share subject to such Company Options, subject to any required withholding of taxes.

     (b) Immediately prior to the Effective Time, Restricted Shares (as defined in Section 3.2) that, but for the effect on such Restricted Shares of the Company Shareholder Approval (as defined in Section 3.18), would be unvested as of the Effective Time ("Unvested Restricted Shares"), shall be canceled and, in lieu thereof, immediately prior to the Effective Time, each holder of an Unvested Restricted Shares shall receive a cash payment from the Company equal to the product of (i) the Per Share Cash Amount and (ii) the number of Unvested Restricted Shares held by such holder immediately prior to the Effective Time, subject to any required withholding of taxes.

     (c) Prior to the Effective Time, the Company shall (i) use its reasonable best efforts to obtain any consents from holders of Company Options and Restricted Shares to the cancellation thereof in exchange for the payment provided for in Section 2.4(a) or (b) in the form reasonably agreed upon by Parent and the Company as promptly as practicable after the date of this Agreement and (ii) make any amendments to the terms of the Company Plans (as defined in Section 3.2) that are necessary to give effect to the transactions contemplated by Sections 2.4(a) and (b). Notwithstanding any other provision of this Section 2.4, payment may be withheld in respect of any Company Option or Restricted Shares (if applicable) until any such consents are obtained.

     SECTION 2.5. Appraisal Rights. In accordance with Section 910 of the NYBCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Letter"):

     SECTION 3.1. Organization, Qualification, Etc. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is

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

duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company (as hereinafter defined). As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the "Company" or "Parent," as the case may be, means such state of facts, event, change or effect that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or (ii) would reasonably be expected to prevent or substantially delay consummation of the transactions contemplated by this Agreement. The copies of the Company's certificate of incorporation and bylaws filed or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Company's 1997 Form 10-K") are complete and correct and in full force and effect on the date hereof.

     (b) Each of the Company's Subsidiaries is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC") (each such Subsidiary, a "Significant Subsidiary")) are validly issued, fully paid and non-assessable and, other than directors' qualifying shares, are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances ("Encumbrances"), except for Encumbrances which individually or in the aggregate do not have a Material Adverse Effect on the Company. There are no existing options, rights of first refusal, conversion rights, preemptive rights, calls, commitments, arrangements or obligations of any character ("Share Arrangements") relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of the Company, other than directors' qualifying shares. None of the certificates of incorporation or bylaws or other organizational documents of any of the Company's Significant Subsidiaries purport to grant rights to any person other than (1) customary rights given to all shareholders pro rata in accordance with their holdings and
(2) customary rights with respect to corporate governance (including rights to notices) and rights of indemnification of directors and officers. The Company has delivered to Parent complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of each of the Company's Significant Subsidiaries which is not wholly owned by the Company and/or another of its wholly owned Subsidiaries (ignoring for this purpose directors' qualifying shares).

     A complete listing of the Company's Subsidiaries is set forth in Section 3.1(b) of the Company Disclosure Letter. Except for the Company's Subsidiaries listed in Section 3.1(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company and its Subsidiaries taken as a whole.

     SECTION 3.2. Capital Stock. (a) The authorized stock of the Company consists of 150,000,000 Shares and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of July 13, 1998, 43,703,528 Shares and no shares of the Company Preferred Stock were issued and outstanding and 21,366,682 Shares were held in treasury. All of the outstanding Shares have been validly issued and are fully paid and non-assessable. As of July 13, 1998, there were no outstanding Share Arrangements to which the Company is a party relating to the issued or unissued capital stock or other securities of, or other ownership interests in, the Company, other than:

          (i) rights ("Company Rights") to acquire shares of the Company Preferred Stock pursuant to the Rights Agreement, dated as of February 1, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Company Rights Agreement");

          (ii) options to purchase 2,633,419 Shares granted on or prior to the date hereof pursuant to the Company's 1985 Stock Option Plan, 1989 Stock Option and Incentive Plan, 1992 Stock Incentive Plan, 1996 Stock Option Plan and the 1997 Non-Employee Directors' Stock Option Plan (such plans being referred to collectively as the "Company Plans", and options that have been or may be issued under any of the Company Plans being referred to collectively as the "Company Options");

          (iii) warrants ("Company Warrants") to purchase an aggregate of 1,452 Shares at $34.83 per Share issued pursuant to the Warrant Agreement, dated as of March 1, 1990, as amended by Amendment No. 1, dated as of January 8, 1995, between Data Switch Corporation and First Chicago Trust Company of New York, as successor Warrant Agent; and

          (iv) 160,122 restricted Shares granted on or prior to the date hereof pursuant to one or more of the Company Plans ("Restricted Shares").

     (b) Since July 13, 1998, there have been no increases to any of the amounts set forth in Section 3.2(a), other than by reason of issuances of Shares upon exercise of any of the Company Options or Company Warrants enumerated in clauses
(ii) and (iii) of Section 3.2(a) which events have reduced the applicable number in clauses (ii) through (iv) of Section 3.2(a) by a corresponding amount, nor has the Company modified, amended or entered into new Share Arrangements.

     SECTION 3.3. Corporate Authority; No Violation. (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and, except for the approval of its shareholders of this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. The Board of Directors of the Company, at a meeting duly called and held at which a quorum was present throughout, has unanimously determined that the transactions contemplated by this Agreement are in the best interest of the Company and its shareholders and to recommend to such shareholders that they vote in favor of this Agreement and the Merger (the "Company Board Recommendation"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     (b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, or the creation of any rights in favor of any party under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or an acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement, nongovernmental permit or license, order, decree, or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries ("Company Contracts") or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 3.3(c)) any applicable Law or Decree (as defined in Section 3.6) or governmental permit or license to which the Company or any of its Subsidiaries is subject, or
(iii) any change in the rights or obligations of any party under any of the Company Contracts, except for any breach, violation, default, acceleration, creation or change that does not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the securities or blue sky Laws of the various states and other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and the New York Certificate of Merger with the New York Department of State, no authorization, consent or approval of, or filing with, any governmental, administrative or regulatory body or authority ("Governmental Entity") is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.4. Reports and Financial Statements. The Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1995 under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

     SECTION 3.5. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the unaudited consolidated interim financial statements of the Company as of and for the three months ended March 31, 1998 included in the Company SEC Reports or disclosed in the footnotes thereto or in the footnotes to the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1997 included in the Company SEC Reports or otherwise disclosed in the Company's 1997 Form 10-K or in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and (b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.6. Compliance with Laws. The Company and each of its Subsidiaries each:

          (a) in the conduct of its businesses, is in compliance with all federal, state, local and foreign statutes and laws, and all regulations, ordinances and rules promulgated thereunder (collectively, "Laws"), and all judgments, orders, rulings, injunctions or decrees of Governmental Entities (collectively, "Decrees"), applicable thereto or to the employees conducting such businesses;

          (b) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to conduct its businesses substantially as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened; and

          (c) has received, since December 31, 1995, no notification or communication from any Governmental Entity (i) asserting that it is not in compliance with any of the Laws or Decrees which such Governmental Entity enforces or (ii) threatening to revoke any permit, license, authorization, order or approval;

except where the failure of any of the foregoing to be true does not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.7. Environmental Laws. (a) To the Company's knowledge, neither the Company nor any of its Subsidiaries is the subject of any pending or threatened actions, causes of action, claims, investigations, or proceedings ("Litigation") (whether civil, criminal, administrative or arbitral) by any Governmental Entity or other person alleging liability or damages under or non-compliance with any Environmental Law (as defined below) which, individually or in the aggregate, has a Material Adverse Effect on the Company; (b) neither the conduct nor the operation of the Company or its Subsidiaries violates or has in the past violated any applicable Environmental Law or applicable Environmental Decree (as defined below) except as does not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (c) to the knowledge of the Company, there is not now on, in or under any property owned, leased or operated by the Company or any of its Subsidiaries any of the following: (1) underground storage tanks or surface impoundments, (2) asbestos-containing materials, (3) polychlorinated biphenyls, or (4) other "Hazardous Substances" (as such term is defined under the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., as amended as of the date hereof) ("Hazardous Substances") or petroleum products, in each case which would reasonably be expected to form the basis of liability or other obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws, except for such liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used herein, the term "Environmental Laws" means any Laws, and the term "Environmental Decrees" means any Decrees, in each case, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), natural resources or occupational health and safety (including, without limitation, those relating to the use, storage, treatment, disposal or transport of Hazardous Substances, petroleum products, pollutants, contaminants or solid or hazardous wastes or odors).

     SECTION 3.8. Employee Benefit Plans. (a) Section 3.8 of the Company Disclosure Schedule contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans, and other employee benefit and fringe benefit plans or other Contracts maintained or contributed to by the Company or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which the Company or any of its Subsidiaries may have any liability (collectively (whether or not material), the "Company Compensation and Benefit Plans") that are Contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in Section 3.8(c)) (the "U.S. Company Compensation and Benefit Plans").

     (b) The Company has used its reasonable best efforts to have provided or made available to Parent copies of all Company Compensation and Benefit Plans listed on Section 3.8 of the Company Disclosure Schedule (excluding, however, multiemployer plans within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plans") and Company Compensation and Benefit Plans which have been filed with or incorporated by reference into the Company's 1997 Form 10-K), including, but not limited to, all amendments thereto, and all of such copies that have been delivered are true and correct.

     (c) Each of the Company Compensation and Benefit Plans has been and is being administered in accordance with the terms thereof and all applicable Law except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan, a "Pension Plan") included in the U.S. Company Compensation and Benefit Plans (a "Company Pension Plan") which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. To the Company's knowledge, no material "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any U.S. Company Compensation and Benefit Plan. There is no pending or, to the Company's knowledge, threatened Litigation relating to any of the Company Compensation and Benefit Plans which, individually or in the aggregate, has a Material Adverse Effect on the Company.

     (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (any such entity, a "Company ERISA Affiliate"), other than such liabilities that have previously been satisfied. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the past 12 months.

     (e) All contributions, premiums and payments required to be made under the terms of any Company Compensation and Benefit Plan have been made, except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (f) Under each Company Pension Plan which is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Company Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Company Pension Plan, and there has been no adverse change in the financial condition of such Company Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

     (g) Neither the Company nor any of its Subsidiaries contributes to or is required to contribute to any Multiemployer Plan. Neither the Company nor any of its Subsidiaries has incurred any material withdrawal liability (within the meaning of Section 4201 of ERISA) under any Multiemployer Plan within the past 5 years that has not been satisfied, nor could any such material withdrawal liability reasonably be expected to be incurred.

     (h) Except as set forth in the Company Compensation and Benefit Plans listed in Section 3.8 of the Company Disclosure Schedule or filed with or incorporated by reference into the Company's 1997 Form 10-K, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of the Company or (ii) result in any payment or benefit that will or may be made by the Company, any of its Subsidiaries, Parent or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     (i) The contributions of the Company and any of its Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

     SECTION 3.9. Absence of Certain Changes or Events. Since December 31, 1997 the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, the Company and its Subsidiaries have not engaged in any transaction or series of related transactions material to the Company and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on the Company.

     SECTION 3.10. Litigation. There is no Litigation pending (or, to the Company's knowledge, threatened) against the Company or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, has a Material Adverse Effect on the Company. The Company is not subject to any Decree that, individually or in the aggregate, has a Material Adverse Effect on the Company.

     SECTION 3.11. Material Contracts. All of the Company Contracts that are required to be described in the Company SEC Reports or to be filed as exhibits thereto are described in the Company SEC Reports or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or in default under any Company Contract except for such breaches and defaults which do not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.12. Labor Matters. As of the date of this Agreement, the Company and its U.S. Subsidiaries (as defined in Section 8.11) do not have any collective bargaining agreements with any persons employed by the Company or any of its U.S. Subsidiaries or any persons otherwise performing services primarily for the Company or any of its U.S. Subsidiaries, nor is the Company or any of its U.S. Subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, individually or in the aggregate, has a Material Adverse Effect on the Company. None of the Company or its Subsidiaries is the subject to a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment which proceeding, individually or in the aggregate, has a Material Adverse Effect on the Company. As of the date of this Agreement there are, to the knowledge of the Company, no organizational efforts currently being made involving any of the employees of the Company or any of its Subsidiaries.

     SECTION 3.13. Tax Matters. (a) The Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax Returns (as defined below) required to be filed by them (taking into account extensions), (ii) paid or accrued all Taxes (as defined below) shown to be due on such Returns or which are otherwise due and payable and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received, except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which do not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of the Company, is threatening to assert any claims for Taxes, against the Company or any of its Subsidiaries which claims, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, except for amounts which do not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due), except for liens which do not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries (i) has any liability under Treasury Regulation Section 1.1502-6 or analogous state, local, or foreign law provision, except to the extent any such liabilities, individually or in the aggregate, do not have a Material Adverse Effect on the Company, or (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity other than the Company or any of its Subsidiaries that remains in effect and under which the Company or any such Subsidiary could have any material liability for Taxes. No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction where such claim, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or examination with respect to a material amount of Taxes, nor, to the knowledge of the Company, has any such audit been threatened or proposed, by any taxing authority.

     (b) The Company does not know of any fact with respect to the Company and its Subsidiaries that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. ss. 1.1502-6 or analogous provision of Law or otherwise; and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.


     SECTION 3.14. Opinion of Financial Advisor. The Board of Directors of the Company has received, on the date of this Agreement, the oral opinion of Lazard Freres & Co. LLC ("Lazard"), to be confirmed in writing, to the effect that, as of such date, the aggregate Merger Consideration to be received by the Company's shareholders in the Merger is fair to the Company's shareholders from a financial point of view. A copy of the written opinion of Lazard will be delivered to Parent as soon as practicable after the date of this Agreement.


     SECTION 3.15. Takeover Laws; Company Rights Agreement. (a) The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement is exempt from, the requirements of all applicable "moratorium", "control share", "fair price" and other anti-takeover Laws and regulations (collectively, "Takeover Laws") of (i) the State of New York, including, without limitation, Section 912 of the NYBCL and (ii) the State of Connecticut, including, without limitation,
Section 33-841 through Section 33-844 of the Connecticut Business Corporation
Act.

     (b) The Company has (i) duly entered into an appropriate amendment to the Company Rights Agreement, a true and complete copy of which amendment has been provided to Parent, and (ii) taken all other action necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not result in the ability of any person to exercise any Company Rights under the Company Rights Agreement or enable or require the Company Rights to separate from the Shares to which they are attached or to be triggered or become exercisable, and the Company Rights Agreement, as so amended, has not been further amended or modified except in accordance herewith.

     (c) No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Company Rights Agreement) has occurred.

     SECTION 3.16. Required Vote of the Company Shareholders. The affirmative vote of the holders of two-thirds of the Shares outstanding and entitled to vote at the Company Meeting (the "Company Shareholder Approval") is required to approve this Agreement and the Merger. No other vote of the shareholders of the Company is required by Law, the certificate of incorporation or bylaws of the Company or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby.

     SECTION 3.17. Finders or Brokers. Except for Lazard, a true and complete copy of whose engagement agreement has been provided to Parent, neither the Company nor any of its Subsidiaries has employed any

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investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent and Merger Sub represent and warrant to the Company that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to the Company by Parent concurrently with entering into this Agreement (the "Parent Disclosure Letter"):

     SECTION 4.1. Organization, Qualification, Etc. (a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not, individually or in the aggregate, have a Material Adverse Effect on Parent. The copies of Parent's certificate of incorporation and bylaws filed or incorporated by reference in Parent's Annual Report on Form 10-K for the year ended December 31, 1997 ("Parent's 1997 Form 10-K") are complete and correct and in full force and effect on the date hereof.

     (b) Each of Parent's Subsidiaries is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing does not, individually or in the aggregate, have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of, or other ownership interests in, Parent's Significant Subsidiaries are validly issued, fully paid and non-assessable and, other than directors' qualifying shares, are owned by Parent, directly or indirectly, free and clear of all Encumbrances, except for Encumbrances which individually or in the aggregate do not have a Material Adverse Effect on Parent. There are no existing Share Arrangements relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of Parent, other than directors' qualifying shares. None of the certificates of incorporation or bylaws or other organizational documents of any of Parent's Significant Subsidiaries purport to grant rights to any person other than (1) customary rights given to all stockholders pro rata in accordance with their holdings and (2) customary rights with respect to corporate governance (including rights to notices) and rights of indemnification of directors and officers. Parent has delivered to the Company complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of each of Parent's Significant Subsidiaries which is not wholly owned by Parent and/or another of its wholly owned Subsidiaries (ignoring for this purpose directors' qualifying shares).

     A complete listing of Parent's Subsidiaries is set forth in Section 4.1(b) of the Parent Disclosure Letter. Except for Parent's Subsidiaries listed in
Section 4.1(b) of the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Parent and its Subsidiaries taken as a whole.

     Neither Parent nor any of its Subsidiaries is the beneficial owner of any Shares.

     SECTION 4.2. Capital Stock. The authorized stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 3,000,000 shares of preferred stock, no par value ("Parent Preferred Stock"). The shares of Parent Common Stock to be issued in the Merger will, when issued, be validly issued fully paid and non-assessable. As of June 30, 1998, 12,324,240 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding and 4,553,723 shares of Parent Common Stock were held in treasury. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of June 30, 1998, there were no outstanding Share Arrangements to which Parent is a party relating to the issued or unissued capital stock or other securities of, or other ownership interests in Parent other than:

          (i) rights ("Parent Rights") to acquire shares of Parent Preferred Stock pursuant to the Rights Agreement, dated as of June 25, 1996, as amended, between Parent and The Bank of New York (the "Parent Rights Agreement"); and

          (ii) options and other rights to receive or acquire 2,296,410 shares of Parent Common Stock granted on or prior to June 30, 1998 pursuant to employee incentive or benefit plans, programs and arrangements and non-employee director plans.

     (b) Since June 30, 1998, there have been no increases to any of the amounts set forth in Section 4.2(a), other than by reason of issuances of shares of Parent Common Stock upon exercise of any of the options or rights enumerated in clause (ii) of Section 4.2(a), which issuances have reduced the applicable number in clause (ii) of Section 4.2(a) by a corresponding amount, nor has Parent modified, amended or entered into new Share Arrangements.

     SECTION 4.3. Corporate Authority; No Violation. (a) Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by Parent of its obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and, except for the Parent Stockholder Approval (as defined in Section 4.16), no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the transactions contemplated hereby. The Board of Directors of Parent, at a meeting duly called and held at which a quorum was present throughout, has unanimously determined that the transactions contemplated by this Agreement are in the best interest of Parent and its stockholders and to recommend to such stockholders that they vote in favor of the Parent Stockholder Proposal (as defined in Section 5.3) (the "Parent Board Recommendation"). This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     (b) The execution, delivery and performance of this Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, or the creation of any rights in favor of any party under, the certificate of incorporation or bylaws of Parent or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of, or a default under, or an acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries ("Parent Contracts") or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 4.3(c)) any applicable Law or Decree or governmental permit or license to which Parent or any of its Subsidiaries is subject, or (iii) any change in the rights or obligations of any party under any of the Parent Contracts, except for any breach, violation, default, acceleration, creation or change that does not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (c) Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the HSR Act, and the securities or blue sky Laws of the various states and other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and the New York Certificate of Merger with the New York Department of State, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.4. Reports and Financial Statements. Parent has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1995 under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in Parent SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

     SECTION 4.5. No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the unaudited consolidated interim financial statements of Parent as of and for the three months ended March 31, 1998 included in Parent SEC Reports or disclosed in the footnotes thereto or in the footnotes to the audited consolidated financial statements of Parent as of and for the fiscal year ended December 31, 1997 included in Parent SEC Reports or otherwise disclosed in Parent's 1997 Form 10-K or in Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and (b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.6. Compliance with Laws. Parent and each of its Subsidiaries each:

          (a) in the conduct of its businesses is in compliance with all Laws and Decrees applicable thereto or to the employees conducting such businesses;

          (b) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to conduct its businesses substantially as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the best of Parent's knowledge, no suspension or cancellation of any of them is threatened; and

          (c) has received, since December 31, 1995, no notification or communication from any Governmental Entity (i) asserting that it is not in compliance with any of the Laws or Decrees which such Governmental Entity enforces, or (ii) threatening to revoke any permit, license, authorization, order or approval; except where the failure of any of the foregoing to be true does not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.7. Environmental Laws. (a) To Parent's knowledge, neither Parent nor any of its Subsidiaries is the subject of any pending or threatened Litigation (whether civil, criminal, administrative or arbitral) by any Governmental Entity or other person alleging liability or damages under or non-compliance with any Environmental Law which, individually or in the aggregate, has a Material Adverse Effect on Parent; (b) neither the conduct nor the operation of Parent or its Subsidiaries violates or has in the past violated any applicable Environmental Law or applicable Environmental Decree except as does not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (c) to the knowledge of Parent, there is not now on, in or under any property owned, leased or operated by Parent or any of its Subsidiaries any of the following: (1) underground storage tanks or surface impoundments, (2) asbestos-containing materials, (3) polychlorinated biphenyls, or (4) other Hazardous Substances or petroleum products, in each case which would reasonably be expected to form the basis of liability or other obligation of Parent or any of its

Subsidiaries under any applicable Environmental Laws, except for such liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.8. Employee Benefit Plans. (a) Section 4.8 of the Parent Disclosure Schedule contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans, and other employee benefit and fringe benefit plans, or other Contracts maintained or contributed to by Parent or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing or pursuant to which Parent or any of its Subsidiaries may have any liability (collectively (whether or not material), the "Parent Compensation and Benefit Plans") that are Contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not Multiemployer Plans (the "U.S. Parent Compensation and Benefit Plans").

     (b) Parent has used its reasonable best efforts to have provided or made available to the Company copies of all Parent Compensation and Benefit Plans listed on Section 4.8 of the Parent Disclosure Schedule (excluding, however, Multiemployer Plans and Parent Compensation and Benefit Plans which have been filed with or incorporated by reference into Parent's 1997 Form 10-K), including, but not limited to, all amendments thereto, and all of such copies that have been delivered are true and correct.

     (c) Each of the Parent Compensation and Benefit Plans has been and is being administered in accordance with the terms thereof and all applicable Law except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each Pension Plan included in the U.S. Parent Compensation and Benefit Plans (a "Parent Pension Plan") which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and Parent is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. To Parent's knowledge, no material "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any U.S. Parent Compensation and Benefit Plan. There is no pending or, to the Parent's knowledge, threatened Litigation relating to any of the U.S. Parent Compensation and Benefit Plans which, individually or in the aggregate, has a Material Adverse Effect on Parent.

     (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by Parent or any of its Subsidiaries or any entity which is considered one employer with Parent under Section 4001(a)(15) of ERISA or
Section 414 of the Code (any such entity, a "Parent ERISA Affiliate"), other than such liabilities that have previously been satisfied. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Parent Pension Plan or by any Parent ERISA Affiliate within the past 12 months.

     (e) All contributions, premiums and payments required to be made under the terms of any Parent Compensation and Benefit Plan have been made, except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither any Parent Pension Plan nor any single-employer plan of a Parent ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Parent nor any of its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of a Parent ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (f) Under each Parent Pension Plan which is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Parent Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no adverse change in the financial condition of such Parent Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

     (g) Neither Parent nor any of its Subsidiaries contributes to or is required to contribute to any Multiemployer Plan. Neither Parent nor any of its Subsidiaries has incurred any material withdrawal liability (within the meaning of Section 4201 of ERISA) under any Multiemployer Plan within the past 5 years that has not been satisfied, nor could any such material withdrawal liability reasonably be expected to be incurred.

     (h) Except as set forth in the Parent Compensation and Benefit Plans listed in Section 4.8 of the Parent Disclosure Schedule or filed with or incorporated by reference into Parent's 1997 Form 10-K, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute a Parent Change in Control Event with respect to officers and directors of Parent, or
(ii) result in any payment or benefit that will or may be made by Parent or any of its Subsidiaries or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code. "Parent Change in Control Event" shall mean an event under any Parent Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

     (i) The contributions of Parent and any of its Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

     SECTION 4.9. Absence of Certain Changes or Events. Since December 31, 1997 the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course consistent with past practice, Parent and its Subsidiaries have not engaged in any transaction or series of related transactions material to Parent and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on Parent.

     SECTION 4.10. Litigation. There is no Litigation pending (or, to Parent's knowledge, threatened) against Parent or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, has a Material Adverse Effect on Parent. Parent is not subject to any Decree that, individually or in the aggregate, has a Material Adverse Effect on Parent.

     SECTION 4.11. Material Contracts. All of the Parent Contracts that are required to be described in the Parent SEC Reports or to be filed as exhibits thereto are described in the Parent SEC Reports or filed as exhibits thereto. Neither Parent nor any of its Subsidiaries nor any other party is in breach of or in default under any Parent Contract except for such breaches and defaults which do not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.12. Labor Matters. As of the date of this Agreement, Parent and its U.S. Subsidiaries do not have any collective bargaining agreements with any persons employed by Parent or any of its U.S. Subsidiaries or any persons otherwise performing services primarily for Parent or any of its U.S. Subsidiaries, nor is Parent or any of its U.S. Subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries which, individually or in the aggregate, has a Material Adverse Effect on Parent. None of Parent or its Subsidiaries is the subject to a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, which proceeding, individually or in the aggregate, has a Material Adverse Effect on Parent. As of the date of this Agreement, there are, to the knowledge of Parent, no organizational efforts currently being made involving any of the employees of Parent or any of its Subsidiaries.

     SECTION 4.13. Tax Matters. (a) Parent and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax Returns required to be filed by them (taking into account extensions), (ii) paid or accrued all Taxes shown to be due on such Returns or which are otherwise due and payable and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received, except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which do not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Parent, is threatening to assert any claims for Taxes, against Parent or any of its Subsidiaries which claims, if determined adversely to Parent or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected, except for amounts which do not, individually or in the aggregate, have a Material Adverse Effect on Parent. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of Parent or any of its Subsidiaries (other than liens for Taxes that are not yet due), except for liens which do not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries (i) has any liability under Treasury Regulation Section 1.1502-6 or analogous state, local, or foreign law provision, except to the extent any such liabilities, individually or in the aggregate, do not have a Material Adverse Effect on the Parent, or (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity other than Parent or any of its Subsidiaries that remains in effect and under which the Parent or any such Subsidiary could have any material liability for Taxes. No claim has been made in writing by a taxing authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by that jurisdiction where such claim, if determined adversely to Parent or such Subsidiary, would, individually or in the aggregate have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is the subject of any currently ongoing audit or examination with respect to a material amount of Taxes, nor, to the knowledge of Parent, has any such audit been threatened or proposed by any taxing authority.

     (b) Parent does not know of any fact with respect to Parent and its Subsidiaries that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 4.14. Opinion of Financial Advisor. The Board of Directors of Parent has received, on the date of this Agreement, the oral opinion of Stern Stewart & Company, to be confirmed in writing, to the effect that, as of such date, the aggregate Merger Consideration is fair to Parent from a financial point of view. A copy of the written opinion of Stern Stewart & Company will be delivered to the Company as soon as practicable after the date of this Agreement.

     SECTION 4.15. Takeover Laws; Parent Rights Agreement. (a) Parent has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement is exempt from, the requirements of all applicable "moratorium", "control share", "fair price" and other anti-takeover Laws and regulations of (i) the State of Delaware, including without limitation Section 203 of the DGCL and (ii) the State of Michigan, including without limitation Sections 450.1775 to 450.1784 and Sections 450.1790 to 450.1799.

     (b) Parent's entering into of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not result in the ability of any person to exercise any Parent Rights under the Parent Rights Agreement or enable or require the Parent Rights to separate from the shares of Parent Common Stock to which they are attached or to be triggered or become exercisable.

     (c) No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Parent Rights Agreement) has occurred.

     SECTION 4.16. Required Vote of Parent Stockholders. The affirmative vote of the holders of a majority of the total number of shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Meeting is required to approve the Parent Stockholder Proposal (such affirmative vote, or such other affirmative vote as may be required pursuant to applicable Law, NYSE rule or regulation or Parent's certificate of incorporation or bylaws in connection with an Alternative Transaction adopted pursuant to Section 1.7, the "Parent Stockholder Approval"). Other than the Parent Stockholder Approval, no other vote of the stockholders of Parent is required by Law, the certificate of incorporation or bylaws of Parent or otherwise in order for Parent to consummate the Merger and the other transactions contemplated hereby.

     SECTION 4.17. Finders or Brokers. Except for Stern Stewart & Company, a true and complete copy of whose engagement agreement has been provided to the Company, and Chase Securities Inc., neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     SECTION 4.18. Financing. Parent has received written commitments dated the date hereof (the "Financing Commitments") to obtain the funds necessary for the consummation of transactions contemplated hereby, including payment of the aggregate cash to be paid in respect of Shares converted into the right to receive cash in the Merger and all related costs (the "Financing Funds"), true and complete copies of which have been delivered to the Company.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     Parent, Merger Sub and the Company hereby covenant and agree with one another as follows:

     SECTION 5.1. Conduct of Business by the Company and Parent. During the period between the date hereof and the Effective Time, except as may otherwise be consented to in writing by the other parties hereto (which consent shall not be unreasonably withheld) or as may be expressly permitted pursuant to this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter or
Section 5.1 of the Parent Disclosure Letter, as applicable:

          (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business in substantially the same manner as heretofore conducted and use its reasonable best efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain its existing relationships with suppliers, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, the Company shall not, and shall cause its Subsidiaries not to (i) authorize, declare, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except that (1) wholly owned U.S. Subsidiaries of the Company may pay dividends on or make distributions of cash to the Company or another wholly owned U.S. Subsidiary of the Company and (2) wholly owned (except for directors' qualifying shares) non-U.S. Subsidiaries of the Company may pay dividends to other wholly owned (except for directors' qualifying shares) Subsidiaries of the Company so long as such dividends do not have adverse tax consequences to the Company or any of its Subsidiaries; (ii) except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance or similar agreements or arrangements with, or grant any bonus or salary increases or otherwise increase the compensation or benefits provided to, any of their respective employees; provided, however, that, except as otherwise provided in Section 2.4(c), (A) any of the foregoing actions with respect to any director or executive officer and (B) any new change-of-control agreement or amendment of any existing change-of-control agreement with any person shall in all cases require Parent's consent;
     (iii) except as expressly permitted by Section 5.8, authorize or publicly announce an intention to authorize, or enter into an agreement with respect to, or take any action to consummate any agreement or arrangement with respect to (1) any merger, consolidation or business combination (other than the Merger), (2) any liquidation, dissolution, restructuring, recapitalization or other reorganization or (3) any acquisition or disposition of a material amount of assets (other than purchases and sales of raw materials, supplies, inventory, products or services in the ordinary course of business consistent with past practice) or securities, or any release or relinquishment of any material rights under any material Contracts; (iv) propose or adopt any amendments to its certificate of incorporation, bylaws or the Company Rights Agreement or take any action with respect to, or make any determination under, the Company Rights Agreement (including redeeming the Company Rights or declaring the Company Rights Agreement or the Company Rights inapplicable to a third party); (v) issue, sell, pledge or otherwise dispose of or encumber any capital stock owned by it in any of its Subsidiaries or any interests in the EGS Electrical Group LLC; (vi) except, in the case of the Company, upon exercise of Company Options or Company Warrants outstanding on the date hereof and set forth in Section 3.2, issue, sell or otherwise permit to become outstanding any shares of its capital stock, or effect any stock split or reverse stock split or otherwise change its equity capitalization as it existed on July 13, 1998, or redeem, repurchase or otherwise acquire any shares of its capital stock; (vii) grant or award any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or its Subsidiaries, or enter into any other Share Arrangement relating to its capital stock; (viii) except as required by applicable Law or an existing Contract disclosed to Parent, amend the terms of any Company Compensation or Benefit Plan, including the Company Plans (except as provided in Section 2.4(b)) or adopt any new employee benefit or compensation plan; (ix) except pursuant to existing credit agreements or other agreements of the type disclosed in Section 5.1 of the Company Disclosure Letter and entered into in the ordinary course consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money; (x) except in the ordinary course of business, consistent with past practice, transfer, lease, license, mortgage, pledge or encumber any material asset or material amount of assets; (xi) make any material Tax election or settle or compromise any material Tax liability or take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code; (xii) incur or commit to any capital expenditure; (xiii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or Regulation S-X promulgated under the Exchange Act; or (xiv) agree or commit to do anything prohibited by this Section 5.1(a).


          (b) Parent shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business in substantially the same manner as heretofore conducted and use its reasonable best efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, Parent shall not, and in the case of clauses (ii), (v), (vi), (vii), (viii), (ix), (x) and (xi) shall cause its Subsidiaries not to, (i) authorize, declare, set aside or pay any dividends on, or make any distribution with respect to, its outstanding shares of stock, other than a dividend or distribution of stock for which there would be an adjustment in the Per Share Stock Amount pursuant to Section 2.1(d); (ii) authorize, or publicly announce an intention to authorize, or enter into an agreement with respect to (1) mergers, consolidations, acquisitions of a business, an operation, a product line or all or substantially all of the assets of an entity, or other business combinations, involving aggregate consideration in excess of $75 million (of which not more that $50 million shall be in cash and not more than $25 million shall be in Parent Common Stock); or (2) any liquidation, dissolution, restructuring, recapitalization or other reorganization, other than any stock dividend, subdivision, split or combination of shares for which there would be an adjustment in the Per Share Stock Amount pursuant to Section 2.1(d); (iii) propose or adopt any amendments to its certificate of incorporation, or any amendments to its bylaws that would adversely affect in any material respect the rights and preferences of the holders of shares of Parent Common Stock; (iv) propose or adopt any amendment to the Parent Rights Agreement or take any action with respect to, or make any determination under, the Parent Rights Agreement (including redeeming the Parent Rights or declaring the Parent Rights Agreement or Parent Rights inapplicable to any third party); (v) take any action which could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of 368(a) of the Code; (vi) issue, sell or otherwise permit to become outstanding any shares of its capital stock except (x) upon exercise of options or other rights to acquire Parent Common Stock or (y) issuances or sales of up to $25 million of Parent Common Stock in connection with an acquisition; (vii) other than acquisitions of shares of Parent Common Stock held by employees of Parent or its Subsidiaries in the ordinary course, redeem, repurchase or otherwise acquire any shares of Parent Common Stock other than acquisitions of up to 200,000 shares of Parent Common Stock in transactions complying with Rule 10b-18 of the Exchange Act; (viii) grant or award any options, warrants, conversion rights or other rights to acquire any shares of capital stock of Parent or any of its Subsidiaries, or enter into any other Share Arrangement relating to such capital stock, except in the ordinary course of business; (ix) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or Regulation S-X promulgated under the Exchange Act; (x) incur or commit to any capital expenditures in excess of $40 million, in the aggregate; or (xi) agree or commit to do anything prohibited to it by this Section 5.1(b).

     SECTION 5.2. Investigation. During the period between the date hereof and the Effective Time, except as set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule each of the Company and Parent shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives reasonable access, during normal business hours, to its and its Subsidiaries' (a) plants, properties, Contracts, books and records (including but not limited to (i) Tax Returns, (ii) audits, assessments, reports, studies, monitoring results and any other information or documents relevant to the environment or occupational health and safety and (iii) accountants work papers), (b) any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities Laws and (c) any other information concerning its business, properties and personnel as the other may reasonably request; provided, however, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub. The parties hereby agree that each of them will treat any such information in accordance with the applicable Confidentiality Agreement between the Company and Parent (each, a "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws or if disclosure would cause a forfeiture of attorney-client privilege. The Company and Parent will make appropriate substitute disclosure arrangements if the circumstances of the preceding sentence apply.

     SECTION 5.3. Stockholder Approval; Filings. (a) Subject to the terms and conditions contained herein, (i) the Company shall submit this Agreement and the Merger for approval to the holders of Shares at a meeting to be duly held for this purpose by the Company (the "Company Meeting"), and (ii) Parent shall submit the proposed issuance of Parent Common Stock in connection with the Merger (or shall submit this Agreement and the Merger, if required because an Alternative Transaction has been adopted pursuant to Section 1.7) (the matter submitted, the "Parent Stockholder Proposal") for the Parent Stockholder Approval to the holders of shares of Parent Common Stock at a meeting to be duly held for this purpose by Parent (the "Parent Meeting"). The Company and Parent shall take all action in accordance with the federal securities Laws, the NYBCL, the DGCL and their respective certificates of incorporation and bylaws necessary to duly convene the Company Meeting and the Parent Meeting. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day and as soon as reasonably practicable after the date hereof. Subject to the fiduciary duties of the respective Boards of Directors under applicable Law as advised by counsel in connection with a Company Competing Transaction or a Parent Business Combination, as applicable, the Boards of Directors of the Company and Parent shall recommend that their respective stockholders approve such matters, which recommendation shall be contained in the Joint Proxy Statement (as defined below), and use their reasonable best efforts to take all lawful action to solicit such approval by its respective stockholders.

     (b) Each of Parent and the Company agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the joint proxy statement and other proxy solicitation materials of Parent and the Company constituting a part thereof (the "Joint Proxy Statement") and all related documents). Provided the Company has cooperated as required above, Parent agrees to file the Registration Statement with the SEC as promptly as practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof, and to cause the Joint Proxy Statement to be mailed as promptly as practicable to the shareholders of the Company and the stockholders of Parent. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities Law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Parent and the Company each agrees to furnish to the other all information concerning itself and its Subsidiaries, officers, directors and shareholders as may be reasonably requested by the other in connection with the foregoing.

     (c) Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration

Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, and at the times of the Company Meeting and the Parent Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Parent Meeting and the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading. Each of the Company and Parent further agrees that if it shall become aware prior to the times of the Company Meeting and the Parent Meeting of any information that would cause any of the statements in the Joint Proxy Statement or in the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary in order to make the statements made therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement.

     (d) Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (e) Promptly after the execution of this Agreement, Parent shall prepare and file with the NYSE, and such other stock exchanges as shall be agreed upon, listing applications covering the shares of Parent Common Stock issuable in the Merger or upon exercise of the Company Options, and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Parent Common Stock, subject only to official notice of issuance. The Company shall as promptly as practicable furnish Parent with all information concerning the Company and its Subsidiaries as may be required for inclusion in such listing applications.

     (f) Parent and the Company shall cooperate with one another in obtaining opinions of Wachtell, Lipton, Rosen & Katz, counsel to the Company, and Fried, Frank, Harris, Shriver & Jacobson, counsel to Parent, each dated as of the Closing Date, (i) in the form of Exhibits B and C, respectively, or (ii) if the form of combination of Parent and the Company is changed pursuant to Section 1.7, such other legal opinions as are customary for the Alternative Transaction and are reasonably acceptable to the Company or Parent, as applicable ("Alternate Legal Opinions") (and, in connection therewith, each of the Company and Parent shall deliver to Wachtell, Lipton, Rosen & Katz, and Fried, Frank, Harris, Shriver & Jacobson certificates of officers of the Company, Parent and Merger Sub in form and substance reasonably satisfactory to such counsel).

     SECTION 5.4. Additional Reports. The Company and Parent shall each furnish to the other copies of any Company SEC Reports or Parent SEC Reports, as the case may be, which it files with the SEC on or after the date hereof, and the Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments).

     SECTION 5.5. Reasonable Best Efforts. Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most

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

expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of (and cooperating with the other parties to obtain) waivers, consents, exemptions, licenses, permits, authorizations, orders and approvals from, and the making of all other necessary registrations and filings with, Governmental Entities (including, without limitation, filings required to be made pursuant to the HSR Act), (B) the obtaining of (and cooperating with the other parties to obtain) all waivers, consents, exemptions, licenses, authorizations and approvals from third parties which may be necessary or desirable to be obtained by reason of the Merger or in order to consummate the transactions contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement, and (C) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement.

     SECTION 5.6. Accountants' "Comfort" Letters. The Company and Parent will each use its reasonable best efforts to cause to be delivered to each other letters from its respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

     SECTION 5.7. Takeover Statutes. None of the parties shall take any action that would cause the transactions contemplated by this Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to eliminate or minimize the effects of such Takeover Law on the transactions contemplated hereby.

     SECTION 5.8. No Solicitation. (a) During the term of this Agreement, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of 10% or more of the outstanding capital stock of the Company (other than upon exercise of Company Options and Company Warrants which are outstanding as of the date hereof) or any Significant Subsidiary of the Company or, except as permitted under Section 5.1 of the Company Disclosure Letter, the acquisition of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Company Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than Parent, Merger Sub or their respective directors, officers, employees, agents or representatives) with respect to any Company Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Company Competing Transaction; provided that, at any time prior to the approval of the Merger by the shareholders of the Company, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party (a "Company Third Party") who (x) delivers a bona fide written proposal for a Company Competing Transaction which was not solicited, initiated, encouraged or facilitated by the Company, directly or indirectly, after the date of this Agreement and (y) enters into an appropriate confidentiality agreement with the Company (which agreement shall be no less favorable to the Company than the Confidentiality Agreement, and a copy of which will be delivered to Parent promptly after the execution thereof), if, but only if, the Board of Directors of the Company determines in good faith by a majority vote, (i) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable Law, and (ii) after consultation with the Company's independent financial advisors, that such proposal could reasonably be expected to lead to a Superior Transaction (as defined in Section 5.8(d)).

     (b) From and after the execution of this Agreement, the Company shall promptly advise Parent in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to a Company Competing Transaction (including the specific terms thereof and the identity of the third party), shall keep Parent reasonably informed of the status of any such inquiries or proposals, of the furnishing of information to the Company Third Party, and of any negotiations or discussions relating thereto (including any changes or adjustments to the material terms of such Company Competing Transaction as a result of negotiations or otherwise).

     (c) If, prior to the approval of the Merger by the shareholders of the Company, the Board of Directors of the Company determines in good faith by a majority vote, with respect to any written proposal from a Company Third Party for a Company Competing Transaction received after the date hereof that was not solicited, initiated, encouraged or facilitated by the Company, directly or indirectly, after the date of this Agreement, that such Company Competing Transaction is a Superior Transaction and is in the best interest of the Company and its shareholders and that failure to enter into such Company Competing Transaction would constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable Law, and the Board of Directors of the Company has received (x) a written opinion (a copy of which shall have been delivered to Parent) from the Company's independent financial advisors that the Company Competing Transaction is a Superior Transaction and (y) the advice of its outside legal counsel that failure to enter into such a Company Competing Transaction would constitute a breach of the Board of Directors' fiduciary duties under applicable Law, then the Company may terminate this Agreement and enter into an acquisition agreement for the Superior Transaction; provided that, prior to any such termination, and in order for such termination to be effective, (i) the Company shall provide Parent two business days' written notice that it intends to terminate this Agreement pursuant to this Section 5.8(c), identifying the Superior Transaction and the parties thereto and delivering an accurate description of all material terms of the Superior Transaction to be entered into and (ii) on the date of termination (provided that the opinion and advice referred to in clauses (x) and (y) above shall continue in effect without revocation, revision or modification), the Company shall deliver to Parent (A) a written notice of termination of this Agreement pursuant to this Section 5.8(c), (B) a wire transfer of immediately available funds in the amount of the Company Termination Fee and the Commitment Expenses (each as defined in Section 7.3), and (C) a written acknowledgment from the Company and each other party to the Superior Transaction that it will not contest the payment of the Company Termination Fee and Commitment Expenses.

     (d) "Superior Transaction" shall mean a Company Competing Transaction which the Board of Directors of the Company reasonably determines is more favorable to the Company and its shareholders than the Merger and which is not subject to any financing condition. Reference in the foregoing definition to the "Merger" shall include any proposed alteration of the terms of this Agreement committed to in writing by Parent in response to such Company Competing Transaction.

     (e) During the term of this Agreement, Parent shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate any inquiries or the making of any proposal with respect to any Parent Business Combination; provided that nothing herein shall prohibit any of the foregoing persons from responding to unsolicited inquiries or proposals, including by furnishing non-public information.

     SECTION 5.9. Public Announcements. Each of the parties agrees that it shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by Law or by any listing agreement with a national securities exchange; provided, if such disclosure is required by Law or any such listing agreement, such disclosure shall not be made without prior consultation of the other parties.

     SECTION 5.10. Indemnification and Insurance. (a) Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries (the

"Indemnified Parties") as provided in its certificate of incorporation or bylaws or in any agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     (b) For six years from the Effective Time, Parent shall indemnify, defend and hold harmless each of the Indemnified Parties for acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by applicable Law, including with respect to taking all actions necessary to advance expenses to the extent permitted by applicable Law.

     (c) Parent shall use its reasonable best efforts to obtain and maintain in effect, or cause the Surviving Corporation to obtain and maintain in effect, for six years from the Effective Time, the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in any year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall or shall cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (d) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     SECTION 5.11. Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other existing facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     SECTION 5.12. Board of Directors and Officers of Parent. The Board of Directors of Parent shall take all action necessary to elect as of the Effective Time the following persons to the Board of Directors of Parent: (i) Emerson U. Fullwood, who shall be assigned to the class of directors whose term of office expires at Parent's first annual meeting of stockholders after the Effective Time and (ii) H. Kent Bowen, who shall be assigned to the class of directors whose term of office expires at Parent's second annual meeting of stockholders after the Effective Time.

     SECTION 5.13. Employee Plans and Benefit Arrangements. (a) From and after the Effective Time, subject to applicable Law, Parent shall cause the Surviving Corporation and its Subsidiaries to honor the obligations of the Company and its Subsidiaries under all existing Company Compensation and Benefit Plans.

     (b) Parent agrees that, for at least one year from the Effective Time, subject to applicable Law, the Surviving Corporation and its Subsidiaries shall provide benefits to the individuals who, as of the Effective Time, were employees of the Company or any of its Subsidiaries which will, in the aggregate, be comparable to those currently provided by the Company and its Subsidiaries to their employees (excluding, however, any stock option or any other equity-based compensation plans and any individual employment, severance, change in control or other similar agreement currently maintained by the Company or its Subsidiaries). Nothing herein shall be construed to prevent the termination of employment of any employee or any amendment or termination of any Company Compensation and Benefit Plan to the extent permitted by the terms and conditions thereof as in effect on the date hereof.

     (c) After the Effective Time, Parent shall grant (if applicable), and shall cause the Surviving Corporation and its Subsidiaries to grant, to all individuals who are, as of the Effective Time, employees of the Company or any of its Subsidiaries credit for all service with the Company, any of its present and former Subsidiaries, any other affiliate of the Company and their respective predecessors (collectively, the "Company Affiliated Group") prior to the Effective Time for purposes of eligibility and vesting (but not benefit accrual) to the extent that prior service with Parent or its Subsidiaries is recognized in respect of employees other than the employees of the Company Affiliated Group. Any employee benefit plan which provides medical, dental or life insurance benefits after the Effective Time to any individual who is a current or former employee of the Company Affiliated Group as of the Effective Time or a dependent thereof shall, with respect to such individuals, waive any waiting periods and any pre-existing conditions and actively-at-work exclusions to the extent so waived under present policy of the Company Affiliated Group and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible or coinsurance provisions to the extent taken into account under present policy of the Company Affiliated Group.

     (d) The Company shall amend all trusts and other funding arrangements (including but not limited to the Change in Control Benefits Trust Agreement entered into by the Company and The Chase Manhattan Bank) to the extent necessary to provide that no event which occurs in connection with the transactions contemplated by this Agreement shall require the Company, the Surviving Corporation, or any of their affiliates to make any payment of cash or other property to any such trust or funding arrangement.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date (or waiver by the party for whose benefit the applicable condition exists) of the following conditions:

     (a) The holders of the issued and outstanding Shares shall have duly approved this Agreement and the Merger, and the holders of the issued and outstanding shares of Parent Common Stock shall have duly approved the Parent Stockholder Proposal, all in accordance with applicable Law, the respective certificates of incorporation and bylaws of the Company and Parent, and the rules of the NYSE.

     (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Entity.

     (c) The shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (d) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, other than any such regulatory approvals the failure to obtain which are not reasonably likely, individually, in the aggregate or together with all other existing facts, events and circumstances, to result in any Material Adverse Effect on the Company (in the case of Parent's obligation to close) or on Parent (in the case of the Company's obligation to close).

     (e) No Law or Decree shall have been enacted, entered, promulgated, or enforced by any court or other tribunal or Governmental Entity which prohibits or makes illegal the consummation of any of the transactions contemplated hereby. In the event any such Decree shall have been issued, each party shall use its reasonable efforts to remove any such Decree.

     (f) The Company shall have received from Wachtell, Lipton, Rosen & Katz (in the case of the Company's obligation to close) and Parent shall have received from Fried, Frank, Harris, Shriver & Jacobson (in the case of Parent's obligation to close), dated the Closing Date, (i) opinions in the form of Exhibit B (in the case of the Company) and Exhibit C (in the case of Parent) or
(ii) if applicable, an Alternate Legal Opinion. In rendering such opinions, Wachtell, Lipton Rosen & Katz and Fried, Frank, Harris, Shriver & Jacobson may require and rely upon representations and covenants, including those contained in certificates of officers of the Company, Parent and Merger Sub, which representations and covenants are in form and substance reasonably satisfactory to such counsel.

     SECTION 6.2. Conditions to Obligations of the Company to Effect the
Merger. The obligation of the Company to effect the Merger is further subject to the conditions that (a) the representations and warranties of Parent contained herein (which for purposes of this clause (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on Parent;
(b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, (c) each of the representations and warranties of Parent contained in Sections 4.15(b) and (c) shall be true and correct as of the Closing Date in all respects with the same effect as though such representations and warranties had been made at the Closing Date; and (d) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by its Chief Executive Officer or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) through (c).

     SECTION 6.3. Conditions to Obligations of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the conditions that (a) the representations and warranties of the Company contained herein (which for purposes of this clause (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on the Company; (b) the Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; (c) each of the representations and warranties of the Company contained in Section 3.15(b) and (c) shall be true and correct as of the Closing Date in all respects with the same effect as though such representations and warranties had been made at the Closing Date; and (d) the Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer and President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) through (c).

                                  ARTICLE VII

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

     SECTION 7.1. Termination or Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company or any Parent Stockholder Approval):

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company if the Merger shall not have been consummated before December 31, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

     (c) by Parent if (i) the Board of Directors of the Company shall or shall resolve to (A) withdraw the Company Board Recommendation, (B) modify such recommendation in a manner adverse to Parent or Merger Sub or refuse to affirm the Company Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from Parent which request was made on a reasonable basis, or (C) approve or recommend any proposed Company Business Combination (as defined in Section 7.3(e)), or (ii) the Company has failed, as promptly as practicable after the Registration Statement is declared effective by the SEC, to call the Company Meeting or to mail the Joint Proxy Statement to its shareholders, or failed to include in such statement the Company Board Recommendation;

     (d) by the Company if (i) the Board of Directors of Parent shall or shall resolve to (A) withdraw the Parent Board Recommendation, (B) modify such recommendation in a manner adverse to the Company or refuse to affirm the Parent Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from the Company which request was made on a reasonable basis, or (C) approve or recommend any proposed Parent Business Combination (as defined in Section 7.3(f)), or (ii) Parent has failed, as promptly as practicable after the Registration Statement is declared effective by the SEC, to call the Parent Meeting or to mail the Joint Proxy Statement to its shareholders, or failed to include in such statement the Parent Board Recommendation;

     (e) by Parent or the Company if at the Company Meeting (including any adjournment or postponement thereof) the requisite vote of the shareholders of the Company to approve this Agreement and the Merger shall not have been obtained;

     (f) by Parent or the Company if at the Parent Meeting (including any adjournment or postponement thereof) the Parent Stockholder Approval shall not have been obtained;

     (g) by either the Company or Parent, if there shall be any Law or Decree that prohibits or makes illegal consummation of the Merger or if any Decree enjoining Parent or the Company from consummating the Merger is entered and such Decree shall become final and nonappealable;

     (h) by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2 (in the case of a breach by Parent) or Section 6.3 (in the case of a breach by the Company), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

     (i) by the Company pursuant to, but only in compliance with, Section 5.8.

     SECTION 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the second sentence of Section 5.2, this Section 7.2 and Sections 7.3, 8.2 and
8.4 shall become void and have no effect, without any liability on the part of any party or any of its affiliates. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for any willful breach of any provision of this Agreement.

     SECTION 7.3. Termination Payments. (a) Upon the happening of a Company Triggering Event, the Company shall pay to Parent (or to any Subsidiary of Parent designated in writing by Parent to the Company) the amount of $60 million (the "Company Termination Fee") (less any Expense Fee that may previously have been paid or is payable in the same circumstances), by wire transfer of immediately available funds (1) on the second business day after such termination in the case of clause (i) of the definition of Company Triggering Event, (2) on or prior to the date of such termination, in the case of clause
(iii) of the definition of Company Triggering Event, or (3) on the earlier of the date an agreement is entered into with respect to a Company Business Combination or a Company Business Combination is consummated, in the case of clauses (ii) or (iv) of the definition of Company Triggering Event. In no event shall more than one Company Termination Fee be payable under this Agreement. "Company Triggering Event" means any one of the following:

          (i) a termination of this Agreement by Parent pursuant to Section 7.1(c);

          (ii) a termination of this Agreement by Parent or the Company pursuant to Section 7.1(e), if (A) any Company Business Combination is publicly proposed or announced on or after the date hereof and prior to the Company Meeting and (B) any Company Business Combination is entered into, agreed to or consummated by the Company or any of its Subsidiaries within 12 months of such termination of this Agreement;

          (iii) a termination of this Agreement by the Company pursuant to
     Section 7.1(i); or

          (iv) a termination of this Agreement by Parent or the Company pursuant to Section 7.1(e) or by Parent pursuant to Section 7.1(h) (but only if the breach of warranty, representation, covenant or agreement that gives rise to such termination arises out of bad faith or willful misconduct of the Company), if any Company Business Combination is entered into, agreed to or consummated by the Company within 3 months of such termination of this Agreement.

     (b) Upon the happening of a Parent Triggering Event, Parent shall pay to the Company (or to any Subsidiary of the Company designated in writing by the Company to Parent) the amount of $25 million (the "Parent Termination Fee") (less any Expense Fee that may previously have been paid or is payable in the same circumstances) by wire transfer of immediately available funds, (1) on the second business day following such termination, in the case of clause (i) of the definition of Parent Triggering Event, or (2) on the earlier of the date an agreement is entered into with respect to a Parent Business Combination or a Parent Business Combination is consummated, in the case of clause (ii) of the definition of Parent Triggering Event. In no event shall more than one Parent Termination Fee be payable under this Agreement. "Parent Triggering Event" means either of the following:

          (i) a termination of this Agreement by the Company pursuant to Section 7.1(d); or

          (ii) a termination of this Agreement by Parent or the Company pursuant to Section 7.1(f), if (A) any Parent Business Combination with a person other than the Company is publicly proposed or announced on or after the date hereof and prior to the Parent Meeting and (B) a Parent Business Combination is entered into, agreed to or consummated by Parent or any of its Subsidiaries with such person or an affiliate thereof within 12 months of the termination of this Agreement.

     (c) Notwithstanding Section 8.2:

          (i) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), then the Company shall pay to Parent, and if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(f), then Parent shall pay to the Company (or, in each case, to any Subsidiary thereof designated in writing to the payor), on the second business day after such termination, by wire transfer of immediately available funds, the amount of $5 million (the "Expense Fee") representing the cash amount necessary to compensate the payee for all fees and expenses incurred at any time prior to such termination by it or on its behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement.

          (ii) The Company shall pay to Parent (or to any Subsidiary of Parent designated in writing to the Company), on the second business day after the Company receives a reasonably documented statement therefor (a letter from the lenders being conclusive in the absence of manifest error), by wire transfer of immediately available funds, all amounts incurred by Parent and Merger Sub in respect of underwriting, placement, commitment and other fees and payments (including any payment based on a percentage of the Company Termination Fee, if any, required to be paid by the Company) not to exceed the amounts set forth in that certain fee letter dated the date hereof with respect to the Financing Commitments, and related expenses of the lenders (including fees and expenses of lenders' counsel) required to be paid by Parent or Merger Sub in connection with the obtaining of the Financing Commitments (the "Commitment Expenses"), if this Agreement is terminated:
     (A) by Parent pursuant to Section 7.1(c) or 7.1(h); (B) by Parent or the Company pursuant to Section 7.1(e); or (C) by the Company pursuant to
     Section 7.1(i).

          (iii) The Company shall pay to Parent (or to any Subsidiary of Parent designated in writing to the Company), on the second business day after the Company receives a reasonably documented statement therefor (a letter from the lenders being conclusive in the absence of manifest error), by wire transfer of immediately available funds, the lesser of (x) one-half of the Commitment Expenses or (y) $5 million, if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or 7.1(g).

     (d) The parties acknowledge that the agreements contained in paragraphs (a) through (c) of this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, they would not enter into this Agreement; accordingly, if either of the Company or Parent fails to pay promptly any fee payable by it pursuant to this Section 7.3, then the party owing such fee shall pay to the party owed such fee its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime or base rate of The Chase Manhattan Bank from the date such payment was due under this Agreement until the date of payment.

     (e) "Company Business Combination" shall mean:

          (i) any merger, consolidation or other business combination as a result of which the shareholders of the Company would hold less than 50% of the voting securities outstanding following that transaction;

          (ii) the acquisition of 50% or more of the outstanding capital stock of the Company; or

          (iii) the acquisition of 50% or more of the assets of the Company and its Subsidiaries taken as a whole (including capital stock of any Subsidiary);

provided that solely for purposes of clause (ii)(A) of Section 7.3(a), the percentage in clause (i) of this definition shall be deemed to be 75% and the percentage in clauses (ii) and (iii) of this definition shall be deemed to be 25%.

     (f) "Parent Business Combination" shall mean:

          (i) any merger, consolidation or other business combination as a result of which the stockholders of Parent would hold less than 50% of the voting securities outstanding following that transaction;

          (ii) the acquisition of 50% or more of the outstanding capital stock of Parent; or

          (iii) the acquisition of 50% or more of the assets of Parent and its Subsidiaries taken as a whole (including capital stock of any Subsidiary);

provided that solely for purposes of clause (ii)(A) of Section 7.3(b), the percentage in clause (i) of this definition shall be deemed to be 75% and the percentage in clauses (ii) and (iii) of this definition shall be deemed to be 25%.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1. No Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for the agreements set forth in Article II, the provisions of Section 5.10,
Section 5.13 and this Section 8.1.

     SECTION 8.2. Expenses. Subject to the provisions of Section 7.3, (a) whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Joint Proxy Statement (including registration and filing fees relating thereto) shall be shared equally by the Company and Parent and (b) if the Merger is consummated, all transfer taxes shall be paid by the Company.

     SECTION 8.3. Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

     SECTION 8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except that New York Law and Delaware Law shall apply to the Merger, in each case, without regard to the principles of conflicts of Laws thereof.

     SECTION 8.5. Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5:

        To the Company or MergerSub:

          General Signal Corporation
           One High Ridge Park
           P.O. Box 10010
           Stamford, Connecticut 06904-2010
           Attention: Joanne L. Bober
                      Senior Vice President, General Counsel and Secretary
           Telecopier: (203) 329-4396

        copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019-6150
          Attention: Eric S. Robinson, Esq.
          Telecopier: (212) 403-2000

        To Parent:

          SPX Corporation
           700 Terrace Point Drive
           P.O. Box 3301
           Muskegon, Michigan 49443-3301
           Attention: Christopher J. Kearney
                      Senior Vice President, General Counsel and Secretary
               Telecopier: (616) 724-5940

        copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York 10004-1980
          Attention: Aviva Diamant, Esq.
          Telecopier: (212) 859-4000

     SECTION 8.6. Assignment; Binding Effect. Except as may be required by any Alternative Transaction adopted pursuant to Section 1.7, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided however, that MergerSub may assign all of its rights and obligations under this Agreement and the transactions contemplated hereby to any other wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     SECTION 8.8. Enforcement of Agreement. The parties hereto agree that money damages or other remedy at Law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

     SECTION 8.9. Miscellaneous. This Agreement:

          (a) along with the Confidentiality Agreements, Exhibits and Disclosure Letters hereto, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

          (b) except for the provisions of Section 5.10, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.10. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     SECTION 8.11. Certain Definitions. References in this Agreement to "Subsidiaries" of the Company or Parent shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by the Company or Parent, as the case may be. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority. "U.S. Subsidiary" shall mean a Subsidiary organized under the laws of any state of the United States or the District of Columbia.

     SECTION 8.12. Knowledge. Reference to the "knowledge" of any person that is not an individual shall be to the knowledge of the executive officers of such person and, with respect to representations and warranties made or deemed to be made as of the Closing Date, unless expressly limited to a specified date of this Agreement, shall include knowledge obtained at any time after the date hereof and prior to the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          SPX CORPORATION

                                          By:  /s/ CHRISTOPHER J. KEARNEY

                                            ------------------------------------
                                            Name: Christopher J. Kearney
                                            Title:  Vice President, Secretary
                                                    and General Counsel

                                          SAC CORP.
                                          By:  /s/ CHRISTOPHER J. KEARNEY

                                            ------------------------------------
                                            Name: Christopher J. Kearney
                                            Title:  Vice President and Secretary

                                          GENERAL SIGNAL CORPORATION

                                          By:    /s/ MICHAEL D. LOCKHART

                                            ------------------------------------
                                            Name: Michael D. Lockhart
                                            Title:  Chairman, President and
                                                    Chief Executive Officer

                                                                      APPENDIX B

                         OPINION OF STERN STEWART & CO.

                                                                   July 19, 1998

The Board of Directors
SPX Corporation
700 Terrace Point Drive
Muskegon, Michigan 49443

Attention: Mr. John B. Blystone
        President, Chief Executive Officer
        and Chairman of the Board

Gentlemen and Madam:

     You have requested our opinion as to the fairness, from a financial point of view, to SPX Corporation ("SPX" or "the Company") of the consideration to be paid by the Company in the proposed acquisition of General Signal Corporation ("General Signal"), pursuant to the Agreement and Plan of Merger, dated as of July 19, 1998, among SPX, SAC Corp., a wholly owned subsidiary of SPX, and General Signal (the "Definitive Agreement"). Pursuant to the Definitive Agreement, General Signal will be merged with and into SAC Corp., and each outstanding share of General Signal common stock will be converted into, subject to the allocation and election procedures set forth in the Definitive Agreement,
(i) $45.00 in cash, or (ii) 0.4186 shares of SPX common stock and $18.00 in cash, or (iii) 0.6977 shares of SPX common stock (the "Merger Consideration").

     Stern Stewart & Co., as part of its corporate financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. We presently are serving as financial advisor to SPX and will receive a fee for rendering this opinion. We previously have advised the management and the Board of Directors of the Company with respect to financial strategy and dividend policy, and the leveraged stock repurchase that was executed in April 1997.

     In connection with our opinion, we have reviewed financial and other information that was furnished to us by the Company, including information provided during discussions with management and forward-looking projections. Our valuation calculations were based upon Stern Stewart's proprietary EVA(R) valuation methodology and discounted cash flow analysis. In addition, we have compared certain financial data of General Signal with various other companies whose securities are publicly traded, reviewed prices and premiums paid in other similar transactions, and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. Such other studies included a comparison of the historical stock price performance of General Signal with selected peer companies and with the Standard & Poor's 500 Index, and a calculation of the implied growth value in the present stock price of General Signal, as well as the proposed purchase price, and a comparison of such findings to similar analyses of the peer companies' market capitalizations. We have not made an independent evaluation or appraisal of any of the assets or liabilities of General Signal, nor have we been furnished with such appraisals.

     In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information that was furnished or otherwise communicated to us by the Company. With respect to the financial information and forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgement of SPX's management as to the future performance of General Signal.

     On the basis of and subject to the foregoing, as of the date hereof, it is our opinion that the aggregate Merger Consideration to be paid in the acquisition of General Signal is fair, from a financial point of view, to SPX.

                                       Sincerely yours,

                                       STERN STEWART & CO.

                                       By: /s/ DENNIS SOTER

                                         ---------------------------------------
                                              Dennis Soter
                                            Partner

                                                                      APPENDIX C


                       OPINION OF LAZARD FRERES & CO. LLC

                                                                   July 19, 1998

The Board of Directors
General Signal Corporation
One High Ridge Park
P.O. Box 10010
Stamford, CT 06904

Dear Members of the Board:

     We understand that General Signal Corporation ("GSX") and SPX Corporation ("SPX") have entered into an Agreement and Plan of Merger dated as of July 19, 1998 (the "Agreement"), pursuant to which GSX will merge with and into a subsidiary of SPX (the "Merger") for a combination of shares of SPX Common Stock and cash. Pursuant to the Agreement, subject to proration, each share of GSX Common Stock will be converted into either (i) 0.6977 of a share of SPX Common Stock together with related rights, (ii) $45.00 in cash or (iii) 0.4186 of a share of SPX Common Stock and related rights and $18.00 in cash (collectively, the "Merger Consideration").

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of GSX Common Stock of the aggregate Merger Consideration. In connection with this opinion, we have:

       (i) Reviewed the financial terms and conditions of the Agreement;

      (ii) Analyzed certain historical business and financial information relating to GSX and SPX;

      (iii) Reviewed various financial forecasts and other data provided to us by GSX and SPX relating to their respective businesses;

      (iv) Held discussions with members of the senior managements of GSX and SPX with respect to the businesses and prospects of GSX and SPX, respectively, the strategic objectives of each, and possible benefits which might be realized following the Merger;

       (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of GSX and SPX;

      (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of GSX and SPX, and in other industries generally;

      (vii) Reviewed the historical stock prices and trading volumes of the shares of GSX Common Stock and the shares of SPX Common Stock; and

     (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of GSX or SPX, or concerning the solvency of, or other related solvency issues with respect to, either of the foregoing entities. With respect to financial forecasts, including the potential benefits projected to be realized following the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of GSX and SPX as to the future financial performance of GSX and SPX, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. In addition, we are not expressing any opinion as to the prices at which shares of SPX Common Stock may trade following the date of this opinion.

     Further, our opinion is necessarily based on accounting standards, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by GSX, that the Merger will be

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

consummated using reverse purchase accounting, and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on GSX or SPX.

     We are acting as investment banker to GSX in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We have in the past provided, and are currently providing, investment banking services to GSX for which we have received and anticipate receiving customary fees.

     Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of GSX and our opinion is rendered to GSX's Board in connection with its consideration of the Merger.

     This opinion is not intended to and does not constitute a recommendation to any holder of shares of GSX Common Stock as to whether such stockholder should vote for the Merger or with regard to any election of alternative forms of Merger Consideration. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided, however, that this opinion may be reproduced in full in the Proxy Statement of GSX relating to a vote of the holders of GSX Common Stock with respect to the Agreement.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the aggregate Merger Consideration is fair to the holders of shares of GSX Common Stock from a financial point of view.

                                          Very truly yours,


                                          LAZARD FRERES & CO. LLC


                                          By /s/ J. ROBERT LOVEJOY
                                            ------------------------------------
                                                 J. Robert Lovejoy
                                                 Managing Director

                                                                      APPENDIX D



                                SPX CORPORATION


                          1992 STOCK COMPENSATION PLAN

                                SPX CORPORATION


                          1992 STOCK COMPENSATION PLAN


               (AMENDED AND RESTATED EFFECTIVE DECEMBER 10, 1997)


                 (AS FURTHER AMENDED EFFECTIVE AUGUST 26, 1998)



SECTION 1. ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN



     1.1. Establishment. SPX Corporation, a Delaware corporation, has established the "1992 Stock Compensation Plan" (the "Plan"). The Plan, which originally amended and restated the prior "Stock Compensation Plan," permits the awarding of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units.



     1.2. Purposes. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Key Employees, thereby increasing the stake in the future growth and prosperity of the Company, and furthering Key Employees' identity of interest with those of the Company's shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Key Employees.



     1.3. Effective Dates. On April 28, 1993, the Company's shareholders approved the adoption of the Plan effective as of December 15, 1992. On December 11, 1996, the Board adopted certain amendments to the Plan, which were approved by the Company's shareholders on April 23, 1997. Effective December 10, 1997, the Plan is amended and restated, as set forth herein and as approved by the Board on December 10, 1997. On August 26, 1998, the Board adopted an amendment
to the Plan, which was approved by the Company's shareholders on               ,
1998.



SECTION 2. DEFINITIONS



     2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:



          (a) "Board" means the Board of Directors of the Company.



          (b) "Code" means the Internal Revenue Code of 1986, as amended.



          (c) "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries or divisions. The Committee shall administer the Plan pursuant to the provisions of Section 4.



          (d) "Common Stock" means the Common Stock, par value $10.00, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.



          (e) "Company" means SPX Corporation, a Delaware corporation.



          (f) "Fair Market Value" means, as to any date, the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee or, if not otherwise determined, fair market value means the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted).



          (g) "Key Employee" means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

          (h) "Mature Common Stock" means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company and held for at least six months.



          (i) "Options" means the right to purchase stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (a) an "incentive stock option" within the meaning of Code Section 422, or (b) a "nonqualified stock option" which is intended not to fall under the provisions of Code Section 422.



          (j) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.



          (k) "Participant" means any individual designated by the Committee to participate in this Plan pursuant to Subsection 3.1.



          (1) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.



          (m) "Restricted Stock" means the Common Stock granted to a Participant pursuant to Section 9.



          (n) "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.



          (o) "Subsidiary" means a corporation at least 50% or more of the voting power of which is owned, directly or indirectly, by the Company.



     2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.



SECTION 3. ELIGIBILITY AND PARTICIPATION



     Participants in the Plan shall be selected by the Committee from among those employees of the Company who are considered Key Employees.



SECTION 4. ADMINISTRATION



     4.1. Administration. The Plan shall be administered by a Committee to be known as the "Compensation Committee," which shall consist of not less than three directors of the Company designated by the Board; provided, however, that no director who is an employee of the Company, a Subsidiary or a division shall be appointed to the Committee. For purposes of any award granted under the Plan by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), the Committee shall consist only of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Act. For purposes of any award granted under the Plan by the Committee that is intended to qualify for the performance-based compensation exemption to the $1 million deductibility limit under Code Section 162(m), the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members.



     The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.



SECTION 5. STOCK SUBJECT TO PLAN



     5.1. Number. The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, may not exceed 3,000,000. Of this total number, up to 200,000 shares of Common Stock may be granted to Participants in the form of Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 100,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3.



     5.2. Unused Stock. In the event any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for issuance under the Plan. Any shares of Common Stock withheld or tendered to pay withholding taxes pursuant to Subsection 15.2 or withheld or tendered in full or partial payment of the exercise price of an Option pursuant to Subsection 7.6 shall again become available for issuance under the Plan. In addition, all shares which reverted back to the Stock Compensation Plan due to the expiration or termination of an award under the terms of the Stock Compensation Plan or the 1982 Stock Option Plan have been carried forward and are considered available for issuance under the terms of this Plan.



     5.3. Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding Option, and its stated Option Price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. The Committee also shall make appropriate adjustments in the number of outstanding Stock Appreciation Rights and Performance Units and the related grant values.



SECTION 6. DURATION OF PLAN



     The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Common Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. However, no Option, Stock Appreciation Right, Restricted Stock or Performance Unit may be granted under the Plan on or after December 15, 2002, which is the tenth anniversary of the Plan's effective date.



SECTION 7. STOCK OPTIONS



     7.1. Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock option shall be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this
Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.



     7.2. Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422.



     7.3. Option Price. The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.



     7.4. Duration of Options. Each option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.



     7.5. Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.



     7.6. Method of Exercise and Payment of Option Price. Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.



     7.7. Restrictions on Common Stock Transferability. The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.



     7.8. Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant's death as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option, by such person or persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of retirement or disability (as such terms are defined under the applicable rules of the Company), any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of employment as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option.



     7.9. Termination of Employment Other Than for Death, Disability or Retirement. If the employment of the Participant terminates for any reason other than death, disability or retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of employment. Regardless of the reasons for termination of employment, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.



     7.10. Nontransferability of Options. Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.



     7.11. Non-Qualified Replacement Options. The Committee may grant to any Key Employee a replacement Option to purchase additional shares of Common Stock equal to the number of shares delivered by the Key Employee and/or withheld by the Company in satisfaction of the exercise price and/or tax withholding obligations with respect to an Option. The terms of a replacement Option shall be identical to the terms of the exercised Option, except that the exercise price shall be not less than the Fair Market Value on the grant date of the replacement Option. At the discretion of the Committee, the Option Agreement for any Option under the Plan (including any previously granted and outstanding nonqualified stock option, where the applicable Option Agreement is appropriately amended) may provide for the automatic grant of such a replacement Option or for the automatic grants of multiple replacement Options over the term of the initial Option.



SECTION 8. STOCK APPRECIATION RIGHTS



     8.1. Grant of Stock Appreciation Rights. Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.



     8.2. Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option. Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at any time during the life of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.



     8.3. Exercise of Stock Appreciation Rights Granted Independent of Options. Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on the Stock Appreciation Right including, but not limited to, a corresponding proportional reduction in previously granted Options.



     8.4. Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment of an amount (subject to Subsection 8.5 below) determined by multiplying:



          (a) The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

          (b) The number of shares with respect to which the Stock Appreciation Right is exercised.



     8.5. Form of Payment. Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash.



     8.6. Limit on Appreciation. The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.



     8.7. Term of Stock Appreciation Right. The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years.



     8.8. Termination of Employment. In the event that the employment of a Participant is terminated by reason of death, disability or retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9.



     8.9. Nontransferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.



SECTION 9. RESTRICTED STOCK



     9.1. Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine. It is contemplated that Restricted Stock grants will be made only in extraordinary situations of performance, promotion, retention or recruitment.



     9.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.



     9.3. Transferability. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.



     9.4. Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.



     9.5. Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.4, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:



          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 1992 Stock Compensation Plan of SPX Corporation, rules and administration adopted
     pursuant to such Plan, and a Restricted Stock grant dated                .
     A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX Corporation."



     9.6. Removal of Restrictions. Except as otherwise provided in this Section, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the

Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 9.5 removed from his Common Stock certificate.



     9.7. Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.



     9.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.



     9.9. Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 9.3 and add such new restrictions to those shares of Restricted Stock as it deems appropriate.



     9.10. Termination of Employment Due to Death or Disability. In the event a Participant's employment is terminated because of death or disability (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.



     9.11. Termination of Employment for Reasons Other Than Death, Disability or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Subsections 9.9 and 9.10 during the Period of Restrictions, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock as it deems appropriate.



SECTION 10. PERFORMANCE UNITS



     Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance units may be granted either in the form of cash units or in share units which are equal in value to one share of Common Stock or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.



SECTION 11. BENEFICIARY DESIGNATION



     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.



SECTION 12. RIGHTS OF EMPLOYEES



     12.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.



     12.2. Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.



SECTION 13. MERGER OR CONSOLIDATION



     13.1. Treatment of Options and Stock Appreciation Rights. Upon a dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised Options or Stock Appreciation Rights, whether or not then exercisable, subject to the provisions of the Plan immediately prior to such dissolution or liquidation. If not exercised within a reasonable time period, of not less than 30 days from the date of such dissolution or liquidation, as determined by the Committee, all outstanding Options and Stock Appreciation Rights shall terminate. In the event of a merger or consolidation in which the Company is not the surviving corporation, each Participant shall be offered a firm commitment whereby the resulting or surviving corporation will tender to the Participant new Options and Stock Appreciation Rights in the surviving corporation, with terms and conditions, both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Options and Stock Appreciation Rights outstanding hereunder.



     13.2. Treatment of Restricted Stock. In the event of a dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, all restrictions shall lapse on the shares of Restricted Stock granted under the Plan and thereafter such shares shall be freely transferable by the Participant, subject to applicable Federal or state securities laws.



SECTION 14. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN



     The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:



          (a) Increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3.



          (b) Change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3.



          (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.



          (d) Extend the period during which Options, Stock Appreciation Rights, Restricted Stock or Performance Units may be granted.



          (e) Extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised.



No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights or Restricted Stock previously granted under the Plan, without the consent of the Participants.



SECTION 15. TAX WITHHOLDING



     15.1. Tax Withholding. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

     15.2. Stock Withholding. With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by having the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. Participants may also elect to satisfy all or a portion of the tax withholding (up to the maximum legally permissible withholding amount) by (a) tendering shares of previously acquired Common Stock having a value equal to the amount of tax to be withheld or (b) by directing the Company to withhold shares of Common Stock, including attesting to the ownership of Mature Common Stock having a value equal to the amount of tax to be withheld (in the manner provided in Subsection 7.6). The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.



SECTION 16. INDEMNIFICATION



     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.



SECTION 17. REQUIREMENTS OF LAW



     17.1. Requirements of Law. The granting of Options, Stock Appreciation Rights, Restricted Stock or Performance Units, and the issuance of shares of Common Stock with respect to an Option exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.



     17.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers SPX to indemnify the directors, officers, employees and agents of SPX against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with SPX, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of SPX in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     SPX's Certificate of Incorporation provides that directors and officers of SPX and those serving at the request of SPX as a director, officer, employee or agent of another corporation or entity will be indemnified by SPX to the fullest extent authorized by Delaware law. The indemnification right includes the right to be paid by SPX the expenses incurred in defending any proceeding in advance of its final disposition. The indemnification rights conferred by SPX's Certificate of Incorporation are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. SPX is authorized to purchase and maintain insurance on behalf of its directors and officers.

     In the Merger Agreement, SPX and MergerSub have agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of General Signal or any of its subsidiaries as provided in General Signal's Certificate of Incorporation or By-Laws or in any agreement will survive the Merger and continue in full force and effect. For six years from the Effective Time, SPX will indemnify such persons to the fullest extent permitted by applicable law and will use its reasonable best efforts to obtain and maintain in effect, or cause the Surviving Corporation to obtain and maintain in effect, General Signal's current directors' and officers' liability insurance covering those persons who are currently covered by General Signal's insurance policy, provided that SPX will not be required to pay an annual premium for such insurance in excess of 200% of the annual premiums currently paid by General Signal, but in that case must purchase as much coverage as possible for that amount.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     Set forth below is a list of the exhibits included as part of this Registration Statement.


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
   2*        Agreement and Plan of Merger, dated as of July 19, 1997,
             among SPX, MergerSub and General Signal (included as
             Appendix A to the Joint Proxy Statement/Prospectus).
   3(i)      Restated Certificate of Incorporation, incorporated herein by reference from the Registrant's Quarterly Report on Form
             10-Q, file No. 1-6948, for the quarter ended June 30, 1998.
    (ii)     Certificate of Ownership and Merger dated April 25, 1988,
             incorporated herein by reference from the Registrant's
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1988.
    (iii)    By-Laws as amended through October 25, 1995, incorporated
             herein by reference from the Registrant's Quarterly Report on Form 10-Q, file No. 1-6948, for the quarter ended
             September 30, 1995.
   4(i)      11 3/4% Senior Subordinated Notes due 2002, incorporated
             herein by reference from the Registrant's Amendment No. 2 to
             Form S-3 Registration Statement 33-52833, filed on May 27,
             1994.
    (ii)     Indenture, dated as of June 6, 1994, between the Registrant and The Bank of New York, as trustee, relating to the
             11 3/4% Senior Subordinated Notes due 2002, incorporated
             herein by reference from the Registrant's Amendment No. 2 to
             Form S-3 Registration Statement 33-52833, filed on May 27,
             1994.
    (iii)    Rights Agreement, dated as of June 25, 1996 between the
             Registrant and The Bank of New York, as Rights Agent,
             relating to Rights to purchase preferred stock under certain circumstances, incorporated herein by reference from the
             Registrant's Registration Statement on Form 8-A, filed on
             June 26, 1996.
    (iv)     Amendment No. 1 to Rights Agreement, effective October 22,
             1997, between the Registrant and The Bank of New York,
             incorporated herein by reference from the Registrant's
             Registration Statement on Form 8-A/A, filed on January 9,
             1998.
    (v)      Credit Agreement between the Registrant and The First
             National Bank of Chicago, as agent for the banks named
             therein, dated as of May 7, 1997, incorporated herein by
             reference from the Registrant's Quarterly Report on Form
             10-Q, file No. 1-6948, for the quarter ended March 31, 1997.
    (vi)     Amendment No. 1 and Waiver to Credit Agreement between SPX
             Corporation and The First National Bank of Chicago, as agent for the banks named therein, dated as of December 19, 1997, incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, file No. 1-6948, for the year ended
             December 31, 1997.
   5*        Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
             the legality of the shares of common stock being offered.
   8*        Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
             certain tax matters.
  10(i)      Sealed Power Corporation Executive Performance Unit Plan,
             incorporated herein by reference from the Registrant's
             Amendment No. 1 on Form 8 to the Annual Report on Form 10-K,
             file No. 1-6948, for the year ended December 31, 1988.
    (ii)     SPX Corporation Retirement Plan for Directors, as amended
             and restated, incorporated herein by reference from the
             Registrant's Amendment No. 1 on Form 8 to the Annual Report
             on Form 10-K, file No. 1-6948, for the year ended December
             31, 1988.

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
    (iii)    SPX Corporation Supplemental Retirement Plan for Top
             Management, as amended and restated, incorporated herein by reference from the Registrant's Amendment No. 1 on Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the
             year ended December 31, 1988.
    (iv)     SPX Corporation Excess Benefit Plan No. 3, as amended and
             restated, incorporated herein by reference from the
             Registrant's Amendment No. 1 on Form 8 to the Annual Report
             on Form 10-K, file No. 1-6948, for the year ended December
             31, 1988.
    (v)      SPX Corporation Executive Severance Agreement, incorporated herein by reference from the Registrant's Amendment No. 1 on
             Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the year ended December 31, 1988.
    (vi)     SPX Corporation Trust Agreement for Supplemental Retirement
             Plan for Top Management, Excess Benefit Plan No. 3, and
             Retirement Plan for Directors, incorporated herein by
             reference from the Registrant's Amendment No. 1 on Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the
             year ended December 31, 1988.
    (vii)    SPX Corporation Trust Agreement for Participants in
             Executive Severance Agreements, Special Separation Pay Plan
             for Corporate Staff Executive Personnel Agreements and
             Special Separation Pay Plan for Corporate Staff Management
             and Administrative Personnel Agreements, incorporated herein by reference from the Registrant's Amendment No. 1 on Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the year ended December 31, 1988.
    (viii)   SPX Corporation Stock Compensation Plan Limited Stock
             Appreciation Rights Award, incorporated herein by reference from the Registrant's Amendment No. 1 on Form 8 to the
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1988.
    (ix)     SPX Corporation Stock Ownership Plan, incorporated herein by reference from the Registrant's Current Report on Form 8-K, file No. 1-6948, filed on July 26, 1989.
    (x)      SPX Corporation Stock Ownership Trust, incorporated herein by reference from the Registrant's Current Report on Form
             8-K, file No. 1-6948, filed on July 26, 1989.
    (xi)     SPX Corporation 1992 Stock Compensation Plan (included as
             Appendix D to the Joint Proxy Statement/Prospectus).
    (xii)    SPX Corporation Supplemental Employee Stock Ownership Plan,
             incorporated herein by reference from the Registrant's
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1990.
    (xiii)   Employment agreement, and related Nonqualified Stock Option
             Agreement and Restricted Shares Agreement, between the
             Registrant and John B. Blystone dated as of November 24,
             1995, incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1995.
    (xiv)    Employment agreement between the Registrant and John B.
             Blystone dated as of January 1, 1997, incorporated herein by reference to the Registrant's Annual Report on Form 10-K,
             file No. 1-6948, for the year ended December 31, 1996.
    (xv)     SPX Corporation 1997 Non-Employee Director's Compensation
             Plan, incorporated herein by reference from Exhibit A to the
             Proxy Statement contained in Registrant's Schedule 14A, file
             No. 1-6948, filed on March 25, 1997.
    (xvi)*   SPX Corporation Supplemental Retirement Savings Plan for Top
             Management.
  21         Subsidiaries of the Registrant incorporated herein by
             reference to the Registrant's Annual Report on Form 10-K,
             file No. 1-6948, for the year ended December 31, 1997
  23(i)*     Consent of Arthur Andersen LLP, independent public
             accountants for SPX Corporation.
    (ii)*    Consent of Ernst & Young LLP, independent auditors for
             General Signal Corporation.
    (iii)*   Consent of Wachtell, Lipton, Rosen & Katz.

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
    (iv)*    Consent of Fried, Frank, Harris, Shriver & Jacobson
             (included in Exhibits 5 and 8).
    (v)**    Consent of Lazard Freres & Co. LLC.
    (vi)**   Consent of Stern Stewart & Co.
  24**       Powers of Attorney.
  99(i)*     SPX Proxy Card.
    (ii)*    General Signal Proxy Card.
    (iii)*   Form of Election.
    (iv)*    Opinion of Stern Stewart & Co., financial advisor of SPX
             (included as Appendix B to the Joint Proxy
             Statement/Prospectus).
    (v)*     Opinion of Lazard Freres & Co. LLC, investment banker of
             General Signal (included as Appendix C to the Joint Proxy
             Statement/Prospectus).
    (vi)**   Consent of Emerson U. Fullwood.
    (vii)*   Consent of H. Kent Bowen.


---------------
 * Filed herewith.

** Previously filed.


     (b) Financial Statement Schedules

     All the schedules are omitted because they are not required, are not applicable or the information is included in the selected consolidated financial data or notes thereto contained herein.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference to provide such interim financial information.

          (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (7) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on September 3, 1998.


                                          SPX Corporation

                                          By: /s/ CHRISTOPHER J. KEARNEY

                                            ------------------------------------
                                                 Christopher J. Kearney
                                               Vice President, Secretary
                                               and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons (who include all members of the Board of Directors) in the capacities indicated on September 3, 1998.



                     SIGNATURE                                         TITLE
                     ---------                                         -----
                         *                       Chairman, President and Chief Executive Officer
     ------------------------------------------  and Director (Principal Executive Officer)
                  John B. Blystone

                         *                       Director
     ------------------------------------------
                 J. Kermit Campbell

                         *                       Director
     ------------------------------------------
                  Frank A. Ehmann

                         *                       Director
     ------------------------------------------
               Charles E. Johnson II

                         *                       Director
     ------------------------------------------
                  Peter H. Merlin

                         *                       Director
     ------------------------------------------
                  Sarah R. Coffin

                         *                       Director
     ------------------------------------------
                  Ronald L. Kerber

                         *                       Director
     ------------------------------------------
                 David P. Williams

                         *                       Vice President-Finance, Treasurer and Chief
     ------------------------------------------  Financial Officer (Principal Financial Officer)
                 Patrick J. O'Leary

                         *                       Controller (Principal Accounting Officer)
     ------------------------------------------
                   Kenneth C. Dow

*By          /s/ CHRISTOPHER J. KEARNEY
     ------------------------------------------
               Christopher J. Kearney
                As Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION                           PAGE NO.
-------                              -----------                           --------
   2*        Agreement and Plan of Merger, dated as of July 19, 1997,
             among SPX, MergerSub and General Signal (included as
             Appendix A to the Joint Proxy Statement/Prospectus).
   3(i)      Restated Certificate of Incorporation, incorporated herein by reference from the Registrant's Quarterly Report on Form
             10-Q, file No. 1-6948, for the quarter ended June 30, 1998.
    (ii)     Certificate of Ownership and Merger dated April 25, 1988,
             incorporated herein by reference from the Registrant's
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1988.
    (iii)    By-Laws as amended through October 25, 1995, incorporated
             herein by reference from the Registrant's Quarterly Report on Form 10-Q, file No. 1-6948, for the quarter ended
             September 30, 1995.
   4(i)      11 3/4% Senior Subordinated Notes due 2002, incorporated
             herein by reference from the Registrant's Amendment No. 2 to
             Form S-3 Registration Statement 33-52833, filed on May 27,
             1994.
    (ii)     Indenture, dated as of June 6, 1994, between the Registrant and The Bank of New York, as trustee, relating to the
             11 3/4% Senior Subordinated Notes due 2002, incorporated
             herein by reference from the Registrant's Amendment No. 2 to
             Form S-3 Registration Statement 33-52833, filed on May 27,
             1994.
    (iii)    Rights Agreement, dated as of June 25, 1996 between the
             Registrant and The Bank of New York, as Rights Agent,
             relating to Rights to purchase preferred stock under certain circumstances, incorporated herein by reference from the
             Registrant's Registration Statement on Form 8-A, filed on
             June 26, 1996.
    (iv)     Amendment No. 1 to Rights Agreement, effective October 22,
             1997, between the Registrant and The Bank of New York,
             incorporated herein by reference from the Registrant's
             Registration Statement on Form 8-A/A, filed on January 9,
             1998.
    (v)      Credit Agreement between the Registrant and The First
             National Bank of Chicago, as agent for the banks named
             therein, dated as of May 7, 1997, incorporated herein by
             reference from the Registrant's Quarterly Report on Form
             10-Q, file No. 1-6948, for the quarter ended March 31, 1997.
    (vi)     Amendment No. 1 and Waiver to Credit Agreement between SPX
             Corporation and The First National Bank of Chicago, as agent for the banks named therein, dated as of December 19, 1997, incorporated herein by reference to the Registrant's Annual
             Report on Form 10-K, file No. 1-6948, for the year ended
             December 31, 1997.
   5*        Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
             the legality of the shares of common stock being offered.
   8*        Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
             certain tax matters.
  10(i)      Sealed Power Corporation Executive Performance Unit Plan,
             incorporated herein by reference from the Registrant's
             Amendment No. 1 on Form 8 to the Annual Report on Form 10-K,
             file No. 1-6948, for the year ended December 31, 1988.

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
EXHIBIT
NUMBER                               DESCRIPTION                           PAGE NO.
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
    (ii)     SPX Corporation Retirement Plan for Directors, as amended
             and restated, incorporated herein by reference from the
             Registrant's Amendment No. 1 on Form 8 to the Annual Report
             on Form 10-K, file No. 1-6948, for the year ended December
             31, 1988.
    (iii)    SPX Corporation Supplemental Retirement Plan for Top
             Management, as amended and restated, incorporated herein by reference from the Registrant's Amendment No. 1 on Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the
             year ended December 31, 1988.
    (iv)     SPX Corporation Excess Benefit Plan No. 3, as amended and
             restated, incorporated herein by reference from the
             Registrant's Amendment No. 1 on Form 8 to the Annual Report
             on Form 10-K, file No. 1-6948, for the year ended December
             31, 1988.
    (v)      SPX Corporation Executive Severance Agreement, incorporated herein by reference from the Registrant's Amendment No. 1 on
             Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the year ended December 31, 1988.
    (vi)     SPX Corporation Trust Agreement for Supplemental Retirement
             Plan for Top Management, Excess Benefit Plan No. 3, and
             Retirement Plan for Directors, incorporated herein by
             reference from the Registrant's Amendment No. 1 on Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the
             year ended December 31, 1988.
    (vii)    SPX Corporation Trust Agreement for Participants in
             Executive Severance Agreements, Special Separation Pay Plan
             for Corporate Staff Executive Personnel Agreements and
             Special Separation Pay Plan for Corporate Staff Management
             and Administrative Personnel Agreements, incorporated herein by reference from the Registrant's Amendment No. 1 on Form 8 to the Annual Report on Form 10-K, file No. 1-6948, for the year ended December 31, 1988.
    (viii)   SPX Corporation Stock Compensation Plan Limited Stock
             Appreciation Rights Award, incorporated herein by reference from the Registrant's Amendment No. 1 on Form 8 to the
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1988.
    (ix)     SPX Corporation Stock Ownership Plan, incorporated herein by reference from the Registrant's Current Report on Form 8-K, file No. 1-6948, filed on July 26, 1989.
    (x)      SPX Corporation Stock Ownership Trust, incorporated herein by reference from the Registrant's Current Report on Form
             8-K, file No. 1-6948, filed on July 26, 1989.
    (xi)     SPX Corporation 1992 Stock Compensation Plan (included as
             Appendix D to the Joint Proxy Statement/Prospectus).
    (xii)    SPX Corporation Supplemental Employee Stock Ownership Plan,
             incorporated herein by reference from the Registrant's
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1990.
    (xiii)   Employment agreement, and related Nonqualified Stock Option
             Agreement and Restricted Shares Agreement, between the
             Registrant and John B. Blystone dated as of November 24,
             1995, incorporated herein by reference to the Registrant's
             Annual Report on Form 10-K, file No. 1-6948, for the year
             ended December 31, 1995.
    (xiv)    Employment agreement between the Registrant and John B.
             Blystone dated as of January 1, 1997, incorporated herein by reference to the Registrant's Annual Report on Form 10-K,
             file No. 1-6948, for the year ended December 31, 1996.
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


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
EXHIBIT
NUMBER                               DESCRIPTION                           PAGE NO.
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
    (xv)     SPX Corporation 1997 Non-Employee Director's Compensation
             Plan, incorporated herein by reference from Exhibit A to the
             Proxy Statement contained in Registrant's Schedule 14A, file
             No. 1-6948, filed on March 25, 1997.
    (xvi)*   SPX Corporation Supplemental Retirement Savings Plan for Top
             Management.
  21         Subsidiaries of the Registrant incorporated herein by
             reference to the Registrant's Annual Report on Form 10-K,
             file No. 1-6948, for the year ended December 31, 1997
  23(i)*     Consent of Arthur Andersen LLP, independent public
             accountants for SPX Corporation.
    (ii)*    Consent of Ernst & Young LLP, independent auditors for
             General Signal Corporation.
    (iii)*   Consent of Wachtell, Lipton, Rosen & Katz.
    (iv)*    Consent of Fried, Frank, Harris, Shriver & Jacobson
             (included in Exhibits 5 and 8).
    (v)**    Consent of Lazard Freres & Co. LLC.
    (vi)**   Consent of Stern Stewart & Co.
  24**       Powers of Attorney.
  99(i)*     SPX Proxy Card.
    (ii)*    General Signal Proxy Card.
    (iii)*   Form of Election.
    (iv)*    Opinion of Stern Stewart & Co., financial advisor of SPX
             (included as Appendix B to the Joint Proxy
             Statement/Prospectus).
    (v)*     Opinion of Lazard Freres & Co. LLC, investment banker of
             General Signal (included as Appendix C to the Joint Proxy
             Statement/Prospectus).
    (vi)**   Consent of Emerson U. Fullwood.
    (vii)*   Consent of H. Kent Bowen.


---------------
 * Filed herewith.


** Previously filed.